                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-66805

                             Prospectus Supplement
                    (To Prospectus dated September 14, 2000)

                           $693,084,792 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
              (FORMERLY KNOWN AS NATIONSLINK FUNDING CORPORATION)
                                   DEPOSITOR

                          MIDLAND LOAN SERVICES, INC.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-1

 ---------------------------------
                                        The Series 2000-1 Commercial Mortgage Pass-Through
   CONSIDER CAREFULLY THE RISK          Certificates will consist of the following classes:
   FACTORS BEGINNING ON PAGE S-18
   IN THIS PROSPECTUS SUPPLEMENT        - senior certificates consisting of the Class A-1A, Class
   AND PAGE 10 IN THE ACCOMPANYING      A-2A, Class A-1B, Class A-2B, Class A-3B and Class X
   PROSPECTUS.                            Certificates;

   Neither the certificates nor the     - junior certificates consisting of the Class B, Class C,
   underlying mortgage loans are        Class D, Class E, Class F, Class G, Class H, Class K, Class
   insured or guaranteed by any           L, Class M and Class N Certificates; and
   governmental agency.
                                        - the residual certificates consisting of the Class R-I,
   The certificates will represent      Class R-II, Class R-III, Class R-IIIU and Class R-IV
   interests only in the trust and        Certificates.
   will not represent interests in
   or obligations of Banc of            Only the Class A-1A, Class A-2A, Class A-1B, Class A-2B,
   America Commercial Mortgage Inc.     Class A-3B, Class X, Class B, Class C, Class D, Class E and
   or any of its affiliates,            Class F Certificates are offered hereby.
   including Bank of America
   Corporation.                         The trust's assets will consist primarily of 159 mortgage
                                        loans and other property described in this prospectus
                                        supplement and the accompanying prospectus. The mortgage
                                        loans are secured by first liens on commercial and
                                        multifamily properties. This prospectus supplement more
                                        fully describes the offered certificates, as well as the
                                        characteristics of the mortgage loans and the related
                                        mortgaged properties.
----------------------------------

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                         CERTIFICATE BALANCE OR                           ASSUMED FINAL
                            NOTIONAL AMOUNT       PASS-THROUGH RATE        DISTRIBUTION             RATINGS
         CLASS           AS OF DELIVERY DATE(1)  AS OF DELIVERY DATE         DATE(3)            MOODY'S/S&P(4)
-------------------------------------------------------------------------------------------------------------------
Class A-1A..............      $153,230,577              7.1090%         November 15, 2008           Aaa/AAA
Class A-2A..............      $299,000,640              7.3330%(2)       October 15, 2009           Aaa/AAA
Class A-1B..............      $ 55,591,451              6.8010%           July 15, 2004             Aaa/AAA
Class A-2B..............      $ 38,390,866              7.2570%(2)       October 15, 2007           Aaa/AAA
Class A-3B..............      $ 19,967,220              7.4180%(2)       October 15, 2009           Aaa/AAA
Class X.................      $771,179,585(6)           0.5466%(7)      December 15, 2013           Aaa/AAA
Class B.................      $ 40,999,766              7.5120%(2)       October 15, 2009           Aa2/AA
Class C.................      $ 35,142,657              7.6510%(2)      November 15, 2009            A2/A
Class D.................      $ 11,714,219              7.6463%(8)      November 15, 2009            A3/A-
Class E.................      $ 27,333,177              7.7488%(9)      November 15, 2009          Baa2/BBB
Class F.................      $ 11,714,219              7.7488%(9)      November 15, 2009          Baa3/BBB-
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

------------------------  --------------------
------------------------  --------------------
                              RATED FINAL
                              DISTRIBUTION
         CLASS                  DATE(5)
------------------------  --------------------
Class A-1A..............   November 15, 2031
Class A-2A..............   November 15, 2031
Class A-1B..............   November 15, 2031
Class A-2B..............   November 15, 2031
Class A-3B..............   November 15, 2031
Class X.................   November 15, 2031
Class B.................   November 15, 2031
Class C.................   November 15, 2031
Class D.................   November 15, 2031
Class E.................   November 15, 2031
Class F.................   November 15, 2031
-------------------------------------------------------------------
----------------------------------------------------------------------------------------

                                                (Footnotes to table on page S-4)
--------------------------------------------------------------------------------

     The underwriter, Banc of America Securities LLC, will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC expects to deliver the offered certificates to purchasers on or about September 27, 2000. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 103.53% of the initial principal amount of the offered certificates, plus accrued interest from September 1, 2000, before deducting expenses payable by Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC

                               September 14, 2000

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2000-1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA...................      46         $  184,857,856          23.9%
TX...................      23             90,120,768          11.7%
WA...................      16             60,340,829           7.8%
NV...................       7             55,067,535           7.1%
AZ...................      11             48,345,756           6.3%
FL...................       4             41,702,241           5.4%
SC...................       7             34,677,882           4.5%
NC...................       6             32,020,565           4.1%
NJ...................       3             30,278,306           3.9%
OR...................       8             29,600,408           3.8%
IL...................       5             27,589,480           3.6%
VA...................       5             25,223,557           3.3%
GA...................       8             20,619,799           2.7%
NY...................       7             14,954,554           1.9%
MD...................       3             14,897,516           1.9%
MI...................       1             10,594,358           1.4%
AK...................       2              7,617,960           1.0%
PA...................       1              7,570,819           1.0%
LA...................       3              7,257,928           0.9%
IN...................       2              6,070,800           0.8%
MA...................       1              4,290,570           0.6%
IA...................       2              4,079,136           0.5%
DE...................       1              3,966,443           0.5%
MO...................       1              2,369,494           0.3%
ID...................       1              2,096,962           0.3%
AL...................       1              1,725,206           0.2%
MS...................       1              2,080,395           0.3%
UT...................       1              1,109,663           0.1%
MN...................       1                795,656           0.1%


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Retail...............     34.4%        [ ] 1.1% - 5.0% of Initial Pool Balance
Multifamily..........     26.6%        [ ] 5.1% - 10.0% of Initial Pool Balance
Office...............     12.5%        [ ] > 10.0% of Initial Pool Balance
Hotel................     11.6%
Health Care..........      5.8%
Industrial...........      3.9%
Mobile Home..........      2.0%
Special Purpose......      1.8%
Mini Storage.........      1.4%

 FOR MORE INFORMATION

 Banc of America Commercial
 Mortgage Inc. (formerly known
 as NationsLink Funding
 Corporation) has filed with
 the SEC additional
 registration materials
 relating to the certificates.
 You may read and copy any of
 these materials at the SEC's
 Public Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

 You may obtain information on
 the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

 You may also contact Banc of
 America Commercial Mortgage
 Inc. in writing at Bank of
 America Corporate Center, 100
 North Tryon Street,
 Charlotte, North Carolina
 28255, or by telephone at
 (704) 386-2400.

 See also the sections
 captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of the
 accompanying prospectus.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                                                  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS.....................................    S-5
                                                EXECUTIVE SUMMARY................................    S-6
                                                SUMMARY OF PROSPECTUS SUPPLEMENT.................    S-8
                                                RISK FACTORS.....................................   S-18
                                                  Risks Related to the Certificates..............   S-18
                                                    Lack of Control Over Trust Fund..............   S-18
                                                    Potential Conflicts of Interest..............   S-18
                                                    Yield Considerations.........................   S-18
                                                    Prepayments and Repurchases..................   S-19
                                                    Borrower Default.............................   S-20
                                                    Bankruptcy Proceedings.......................   S-20
                                                    Advance Interest and Other Payments..........   S-22
                                                    Limited Liquidity and Market Value...........   S-22
                                                    Different Timing of Mortgage Loan
                                                       Amortization..............................   S-22
                                                    Subordination of Subordinate Offered
                                                       Certificates..............................   S-22
                                                  Risks Related to the Mortgage Loans............   S-22
                                                    Nature of the Mortgaged Properties...........   S-22
                                                    Seasoning of the Portfolio Mortgage Loans....   S-23
                                                    Management...................................   S-24
                                                    Balloon Payments.............................   S-24
                                                    Risks Particular to Multifamily Properties...   S-24
                                                    Risks Particular to Retail Properties........   S-25
                                                    Risks Particular to Skilled Nursing/Assisted
                                                       Living Properties.........................   S-25
                                                    Risks Particular to Office Properties........   S-27
                                                    Risks Particular to Hotels...................   S-27
                                                    Risks Particular to Mobile Home Park
                                                       Properties................................   S-27
                                                    Risks Particular to Mini-Storage
                                                       Facilities................................   S-28
                                                    Risks of Subordinate Financing...............   S-28
                                                    Limited Recourse.............................   S-28
                                                    Environmental Considerations.................   S-29
                                                    Limitations on Enforceability of Cross-
                                                       Collateralization.........................   S-29
                                                    Related Parties..............................   S-30
                                                    Geographic Concentration.....................   S-30
                                                    Seismic Risks................................   S-31
                                                    Other Concentrations.........................   S-31
                                                    Changes in Concentrations....................   S-31
                                                    Prepayment Premiums..........................   S-31
                                                    Tax Considerations Related to Foreclosure....   S-33
                                                    Leasehold Risks..............................   S-33
                                                    Zoning and Building Code Compliance..........   S-33
                                                    Limited Information..........................   S-33
                                                    Litigation...................................   S-34
                                                  Other Risks....................................   S-34
                                                DESCRIPTION OF THE MORTGAGE POOL.................   S-35
                                                  General........................................   S-35
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans........................................   S-36
                                                    Due Dates....................................   S-36
                                                    Mortgage Rates; Calculations of Interest.....   S-36
                                                    Recourse.....................................   S-36
                                                    Amortization of Principal....................   S-37
                                                    Prepayment Provisions........................   S-37
                                                    Defeasance...................................   S-38
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                       Provisions................................   S-38

                                                  Significant Mortgage Loans.....................   S-39
                                                  Additional Mortgage Loan Information...........   S-46
                                                    General......................................   S-46
                                                    Delinquencies................................   S-46
                                                    Tenant Matters...............................   S-46
                                                    Ground Leases................................   S-46
                                                    Subordinate Financing........................   S-46
                                                       Conduit Mortgage Loans....................   S-46
                                                       Portfolio Mortgage Loans..................   S-46
                                                       Generally.................................   S-46
                                                    Health Care Properties.......................   S-46
                                                    Lender/Borrower Relationships................   S-47
                                                  Certain Underwriting Matters...................   S-47
                                                    Environmental Assessments....................   S-47
                                                       Conduit Mortgage Loans....................   S-47
                                                       Portfolio Mortgage Loans..................   S-47
                                                       Generally.................................   S-47
                                                    Property Condition Assessments...............   S-49
                                                       Conduit Mortgage Loans....................   S-49
                                                       Portfolio Mortgage Loans..................   S-49
                                                    Appraisals and Market Studies................   S-49
                                                       Conduit Mortgage Loans....................   S-49
                                                       Portfolio Mortgage Loans..................   S-49
                                                    Seismic Reviews..............................   S-50
                                                    Conduit Mortgage Loans.......................   S-50
                                                    Portfolio Mortgage Loans.....................   S-50
                                                    Zoning and Building Code Compliance..........   S-50
                                                    Hazard, Liability and Other Insurance........   S-51
                                                  The Mortgage Loan Seller.......................   S-51
                                                  Assignment of the Mortgage Loans;
                                                    Repurchases..................................   S-52
                                                  Representations and Warranties; Repurchases....   S-54
                                                    Conduit Mortgage Loans.......................   S-54
                                                    Portfolio Mortgage Loans.....................   S-56
                                                  Changes in Mortgage Pool Characteristics.......   S-58
                                                  Portfolio Loan Environmental Policy............   S-58
                                                SERVICING OF THE MORTGAGE LOANS..................   S-59
                                                  General........................................   S-59
                                                  The Master Servicer............................   S-63
                                                  The Special Servicer...........................   S-63
                                                  Sub-Servicers..................................   S-63
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses.....................................   S-64
                                                  Evidence as to Compliance......................   S-67
                                                  Modifications, Waivers, Amendments and
                                                    Consents.....................................   S-67
                                                  Sale of Defaulted Mortgage Loans...............   S-69
                                                  REO Properties.................................   S-70
                                                  Inspections; Collection of Operating
                                                    Information..................................   S-70
                                                  Termination of the Special Servicer............   S-71
                                                DESCRIPTION OF THE CERTIFICATES..................   S-72
                                                  General........................................   S-72
                                                  Registration and Denominations.................   S-72
                                                  Certificate Balances and Notional Amount.......   S-73
                                                  Pass-Through Rates.............................   S-74
                                                  Distributions..................................   S-75
                                                    General......................................   S-75
                                                    The Available Distribution Amount............   S-76
                                                    Application of the Available Distribution
                                                       Amount....................................   S-76
                                                    Distributable Certificate Interest...........   S-80
                                                    Principal Distribution Amount................   S-80
                                                    Distributions of Prepayment Premiums.........   S-81
                                                    Treatment of REO Properties..................   S-82

                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses.....................................   S-82
                                                  Interest Reserve Account.......................   S-84
                                                  P&I Advances...................................   S-84
                                                  Appraisal Reductions...........................   S-85
                                                  Reports to Certificateholders; Certain
                                                    Available Information........................   S-86
                                                    Trustee Reports..............................   S-86
                                                    Servicer Reports.............................   S-87
                                                    Other Information............................   S-89
                                                  Voting Rights..................................   S-90
                                                  Termination....................................   S-90
                                                  The Trustee....................................   S-90
                                                YIELD AND MATURITY CONSIDERATIONS................   S-91
                                                  Yield Considerations...........................   S-91
                                                    General......................................   S-91
                                                    Class X Certificate Pass-Through Rate........   S-91
                                                    Rate and Timing of Principal Payments........   S-92
                                                    Losses and Shortfalls........................   S-93
                                                    Certain Relevant Factors.....................   S-93
                                                  Weighted Average Lives.........................   S-94
                                                  Yield Sensitivity of the Class X
                                                    Certificates.................................  S-100
                                                USE OF PROCEEDS..................................  S-101
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........  S-101
                                                  General........................................  S-101
                                                  Discount and Premium; Prepayment Premiums......  S-101
                                                  Characterization of Investments in Offered
                                                    Certificates.................................  S-102
                                                  Possible Taxes on Income From Foreclosure
                                                    Property.....................................  S-102
                                                  Reporting and Other Administrative Matters.....  S-103
                                                CERTAIN ERISA CONSIDERATIONS.....................  S-103
                                                LEGAL INVESTMENT.................................  S-106
                                                METHOD OF DISTRIBUTION...........................  S-106
                                                LEGAL MATTERS....................................  S-107
                                                RATINGS..........................................  S-107
                                                INDEX OF PRINCIPAL DEFINITIONS...................  S-109
                                                ANNEX A..........................................    A-1
                                                ANNEX B..........................................    B-1
                                                ANNEX C..........................................    C-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) Approximate Pass-Through Rate as of the Delivery Date. The Pass-Through Rate for any Class A-2A, Class A-2B, Class A-3B, Class B and Class C Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (3) As of the Commencement Date, the "Assumed Final Distribution Date" with respect to any class of Sequential Pay Certificates is the Distribution Date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no prepayments are made on any Mortgage Loan, except that 6% CPR was assumed in the case of the Group B Mortgage Loans after the expiration of the applicable Lock-Out Period, if any. As of the Commencement Date, the Assumed Final Distribution Date with respect to the Class X Certificates is the Distribution Date on which the final distribution would occur for such class of certificates based on the assumptions, among others, that there are no prepayments on the Mortgage Loans through their Lock-Out and Yield Maintenance Periods, and prepayments occur at 100% CPR thereafter except that in the case of the Group B Mortgage Loans, 6% CPR was assumed after the expiration of any applicable Lock-Out Periods through Yield Maintenance Periods, and 100% CPR thereafter. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (4) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; and together with Moody's, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).
 (5) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
 (6) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates outstanding from time to time.
 (7) Approximate Pass-Through Rate as of the Delivery Date. The Pass-Through Rate for the Class X Certificates will equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates from time to time. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (8) Pass-Through Rate as of the Delivery Date. The Pass-Through Rate for any Class D Certificate will, in general, equal the weighted average of the interest rates (net of fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans minus 0.1025% per annum.
 (9) Pass-Through Rate as of the Delivery Date. The Pass-Through Rate for any Class E and Class F Certificate will, in general, equal the weighted average of the interest rates (net of fee rate payable to the Master Servicer, Special Servicer and the Trustee) borne by the mortgage loans.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2000-1 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 2000-1 and the mortgage loans; and

          Risk Factors, which begins on page S-18 of this prospectus supplement and describes risks that apply to Series 2000-1 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-109 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 101 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, Banc of America Commercial Mortgage Inc., and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until December 20, 2000 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

-------------------------------------------------------------------------------------------------------------------
                                             APPROXI-
                          CERTIFICATE          MATE       APPROXI-                       PASS-THROUGH     WEIGHTED
                           BALANCE OR       PERCENTAGE      MATE                            RATE AS       AVERAGE
                            NOTIONAL         OF POOL       CREDIT                         OF DELIVERY       LIFE
  CLASS     RATINGS(1)     AMOUNT(2)        BALANCE(7)   SUPPORT(7)      RATE TYPE           DATE        (YEARS)(4)
-------------------------------------------------------------------------------------------------------------------
                                               Offered Certificates
-------------------------------------------------------------------------------------------------------------------
  A-1A       Aaa/AAA      $153,230,577        19.87%       26.58%        Fixed Rate         7.1090%         5.50
-------------------------------------------------------------------------------------------------------------------
  A-2A       Aaa/AAA      $299,000,640        38.77%       26.58%      Fixed Rate(3)        7.3330%(3)      8.79
-------------------------------------------------------------------------------------------------------------------
  A-1B       Aaa/AAA      $ 55,591,451         7.21%       26.58%        Fixed Rate         6.8010%         2.00
-------------------------------------------------------------------------------------------------------------------
  A-2B       Aaa/AAA      $ 38,390,866         4.98%       26.58%      Fixed Rate(3)        7.2570%(3)      5.50
-------------------------------------------------------------------------------------------------------------------
  A-3B       Aaa/AAA      $ 19,967,220         2.59%       26.58%      Fixed Rate(3)        7.4180%(3)      7.66
-------------------------------------------------------------------------------------------------------------------
    X        Aaa/AAA      $771,179,585(5)        N/A          N/A     Variable Rate(6)      0.5466%(6)      7.56
-------------------------------------------------------------------------------------------------------------------
    B         Aa2/AA      $ 40,999,766         5.32%       21.27%      Fixed Rate(3)        7.5120%(3)      9.05
-------------------------------------------------------------------------------------------------------------------
    C          A2/A       $ 35,142,657         4.56%       16.71%      Fixed Rate(3)        7.6510%(3)      9.07
-------------------------------------------------------------------------------------------------------------------
    D         A3/A-       $ 11,714,219         1.52%       15.19%          WAC(8)           7.6463%(8)      9.13
-------------------------------------------------------------------------------------------------------------------
    E        Baa2/BBB     $ 27,333,177         3.54%       11.65%          WAC(9)           7.7488%(9)      9.13
-------------------------------------------------------------------------------------------------------------------
    F       Baa3/BBB-     $ 11,714,219         1.52%       10.13%          WAC(9)           7.7488%(9)      9.13
-------------------------------------------------------------------------------------------------------------------
                                    Private Certificates -- Not Offered Hereby
-------------------------------------------------------------------------------------------------------------------
               (Not
    G        Offered)     $ 11,714,219         1.52%        8.61%        Fixed Rate         6.8500%         9.13
-------------------------------------------------------------------------------------------------------------------
               (Not
    H        Offered)     $ 19,523,698         2.53%        6.08%        Fixed Rate         6.8500%         9.13
-------------------------------------------------------------------------------------------------------------------
               (Not
    K        Offered)     $  3,904,740         0.51%        5.57%        Fixed Rate         6.8500%         9.13
-------------------------------------------------------------------------------------------------------------------
               (Not
    L        Offered)     $ 15,618,958         2.03%        3.54%        Fixed Rate         6.0000%        10.14
-------------------------------------------------------------------------------------------------------------------
               (Not
    M        Offered)     $  7,809,479         1.01%        2.53%        Fixed Rate         6.0000%        11.38
-------------------------------------------------------------------------------------------------------------------
               (Not
    N        Offered)     $ 19,523,699         2.53%          N/A        Fixed Rate         6.0000%        13.50
-------------------------------------------------------------------------------------------------------------------

---------  -------------------

                PRINCIPAL
  CLASS         WINDOW(4)
---------  -------------------
                 Offered
              Certificates
--------------------------------------------------------------------------------------------------------------------------------
  A-1A      10/15/00-11/15/08
-------------------------------------------------------------------------------------------------------------------
  A-2A      11/15/08-10/15/09
-------------------------------------------------------------------------------------------------------------------
  A-1B      10/15/00-07/15/04
-------------------------------------------------------------------------------------------------------------------
  A-2B      07/15/04-10/15/07
-------------------------------------------------------------------------------------------------------------------
  A-3B      10/15/07-10/15/09
-------------------------------------------------------------------------------------------------------------------
    X              N/A
-------------------------------------------------------------------------------------------------------------------
    B       10/15/09-10/15/09
-------------------------------------------------------------------------------------------------------------------
    C       10/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    D       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    E       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    F       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
                 Private
              Certificates --
                Not Offered
                  Hereby
-------------------------------------------------------------------------------------------------------------------
    G       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    H       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    K       11/15/09-11/15/09
-------------------------------------------------------------------------------------------------------------------
    L       11/15/09-2/15/12
-------------------------------------------------------------------------------------------------------------------
    M        2/15/12-2/15/12
-------------------------------------------------------------------------------------------------------------------
    N        2/15/12-4/15/18
-------------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of Moody's and S&P, respectively.
(2) As of the Delivery Date (assuming receipt of all scheduled payments through the Commencement Date and there are no prepayments other than those actually received prior to the Commencement Date). Subject to a variance of plus or minus 5%.
(3) The Pass-Through Rate for any Class A-2A, Class A-2B, Class A-3B, Class B and Class C Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. The rate shown in the "Pass-Through Rate as of Delivery Date" column is the approximate Pass-Through Rate as of the Delivery Date for such Classes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(4) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the Commencement Date, the calculations for the Sequential Pay Certificate assumed no prepayments on the Mortgage Loans, except that 6% CPR was assumed in the case of the Group B Mortgage Loans after the expiration of the applicable Lock-Out Period, if any. As of the Commencement Date, calculations for the Class X Certificates assumed no prepayments on the Mortgage Loans through Lock-Out and Yield Maintenance Periods and prepayments at 100% CPR thereafter, except that in the case of the Group B Mortgage Loans, 6% CPR was assumed after the expiration of the applicable Lock-Out Periods, if any, through Yield Maintenance Periods, and 100% CPR thereafter. The Class X Certificates are subject to a 1% clean up call.
(5) Notional Amount.

(6) The Pass-Through Rate for the Class X Certificates for any Distribution Date will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates for such Distribution Date.
(7) As of the Delivery Date (assuming receipt of all scheduled payments through the Commencement Date and there are no prepayments other than those actually received prior to the Commencement Date).
(8) The Pass-Through Rate for any Class D Certificate will, in general, equal the weighted average interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans minus 0.1025% per annum. The rate shown in the "Pass-Through Rate as of the Delivery Date" column is the approximate Pass-Through Rate for such Class as of the Delivery Date. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(9) The Pass-Through Rate for any Class E and Class F Certificate will, in general, equal the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. The rate shown in the "Pass-Through Rate as of the Delivery Date" column is the Pass-Through Rate as of the Delivery Date on the Class E and Class F Certificates.

     Below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date. All weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans. Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                   (APPROXIMATE)
---------------                                --------------------
Initial Pool Balance.........................      $771,922,444
Number of Mortgage Loans.....................               159
Number of Mortgaged Properties...............               178
Average Cut-off Date Balance.................      $  4,854,858
Weighted Average Mortgage Rate...............             7.892%
Weighted Average Remaining Lock-Out Period...                83 months
Weighted Average Remaining Term to
  Maturity...................................               102 months
Weighted Average Underwriting Debt Service
  Coverage Ratio.............................              1.43x
Weighted Average Cut-off Date Loan-to-Value
  Ratio......................................              66.2%

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc. (formerly known as NationsLink Funding Corporation). The Depositor, a Delaware corporation, is a subsidiary of the Mortgage Loan Seller. The Depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, National Association). The Trustee will also act as REMIC Administrator. See "Description of the Certificates -- The Trustee" in this prospectus supplement.

MASTER SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A. (the "Mortgage Loan Seller"). The Mortgage Loan Seller is a national banking association. The Mortgage Loan Seller is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. The Mortgage Loan Seller maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

ORIGINAL CUT-OFF DATE

     December 1, 1999

CUT-OFF DATE

     August 1, 2000.

TRUST FORMATION DATE

     December 21, 1999.

COMMENCEMENT DATE

     September 1, 2000.

DELIVERY DATE

     On or about September 27, 2000.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in October 2000.

DETERMINATION DATE

     With respect to any Distribution Date, the fifth business day prior to such date.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Determination Date in September 2000 and end on the Determination Date in October 2000.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans (the "Mortgage Pool") consists of 111 conventional, multifamily and commercial mortgage loans originated prior to the Merger by Bank of America, N.A. (formerly known as NationsBank, N.A.) or its conduit participants (the "Conduit Mortgage Loans") representing approximately 80.5% of the Mortgage Pool and 48 conventional, multifamily and commercial mortgage loans originated prior to the Merger by Bank of America NT&SA (or predecessor institutions) (the "Portfolio Mortgage Loans"; together with the Conduit Loans, the "Mortgage Loans") representing approximately 19.5% of the Mortgage Pool. The Mortgage Loans have an aggregate Cut-off Date Balance of approximately $771,922,444 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The Mortgage Loans comprise two separate groups, Group A and Group B (each, a "Group"). Group A will consist of all of the Conduit Mortgage Loans and 12 Portfolio Mortgage Loans, which collectively represent approximately 85.2% of the Initial Pool Balance. Group B will consist of the 36 remaining Mortgage Loans, which collectively represent approximately 14.8% of the Initial Pool Balance. Payments of principal on the Mortgage Loans in Group A will be paid first to the Class A-1A and Class A-2A in that order, until the Certificate Balance of each such Class is reduced to zero. All remaining payments in respect of principal will be paid sequentially to each Class of Certificates as and to the extent described in this prospectus supplement. See "Description of the Certificates -- Distributions."

     All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $456,316 to $58,000,000, and the average Cut-off Date Balance is $4,854,858.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates..................  6.770% per annum to 9.750% per annum
Weighted Average Mortgage Rate...........  7.892% per annum
Range of Remaining Terms to Stated
  Maturity...............................  2 months to 212 months
Weighted Average Remaining Term to Stated
  Maturity...............................  102 months
Range of Remaining Amortization Terms....  41 months to 351 months
Weighted Average Remaining Amortization
  Term...................................  302 months
Range of Cut-off Date Loan-to-Value
  Ratios.................................  27.0% to 86.3%
Weighted Average Cut-off Date
  Loan-to-Value Ratio....................  66.2%
Range of Maturity Date Loan-to-Value
  Ratios of Balloon Loans................  16.8% to 76.7%
Weighted Average Maturity Date Loan-to-
  Value Ratio of Balloon Loans...........  57.8%
Range of Underwriting Debt Service
  Coverage Ratios........................  1.10x to 2.69x
Weighted Average Underwriting Debt
  Service Coverage Ratio.................  1.43x

     "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A to this prospectus supplement.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................      46           23.9%
Texas.......................................................      23           11.7
Washington..................................................      16            7.8
Nevada......................................................       7            7.1
Arizona.....................................................      11            6.3

     The remaining Mortgaged Properties are located throughout 24 other states, with no more than 5.4% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Retail......................................................      57           34.4%
Multifamily.................................................      59           26.6
Office......................................................      20           12.5
Hotel.......................................................      14           11.6
Health Care.................................................       6            5.8
Industrial..................................................       9            3.9
Mobile Home.................................................       5            2.0
Special Purpose.............................................       2            1.8
Mini Storage................................................       6            1.4

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On the Trust Formation Date, the Mortgage Loan Seller, at the direction of the Depositor, transferred all of the Conduit Mortgage Loans and all of the Portfolio Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). In connection with such transfer, the Mortgage Loan Seller made certain representations and warranties regarding the characteristics of the Mortgage Loans so transferred by the Mortgage Loan Seller. As described in more detail later in this prospectus supplement, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to its Mortgage Loans or repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus supplement.

     The Mortgage Loan Seller has sold its respective Mortgage Loans without recourse and will have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer and, if circumstances require, the Special Servicer, will service and administer the Mortgage Loans pursuant to the Pooling Agreement (as defined below). See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage
Loans -- Servicing and Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering eleven classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") as part of Series 2000-1, namely the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class X, Class B, Class C, Class D, Class E and Class F Certificates. As of the Delivery Date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates (including the Class X Certificates) will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2000-1 consists of a total of twenty-two classes of Certificates, the following eleven of which are not being offered through this prospectus supplement and the accompanying prospectus: Class G, Class H, Class K, Class L, Class M, Class N, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV (collectively, the "Private Certificates"). The Pass-Through Rates applicable to each of the Class G, Class H, Class K, Class L, Class M and Class N Certificates for each Distribution Date are set forth on page S-74 hereof. None of the Class R-I, Class R-II, Class R-III, Class R-IIIU nor Class R-IV Certificates (the "REMIC Residual Certificates") will have a Certificate Balance or a Notional Amount.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 159 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to the aggregate of the Certificate Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates (the "Sequential Pay Certificates") outstanding from time to time. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date). The Pass-Through Rate on the Class X Certificates will be calculated without regard to any modification of the terms of any Mortgage Loan subsequent to the Trust Formation Date.

     See "Description of the Certificates -- Pass-Through Rates" and "-- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (but excluding Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. The Available Distribution Amount for either Group for any Distribution Date generally is the total of all such payments or other collections on or in respect of the Mortgage Loans in such Group that are available for distribution on the Certificates on such date. The "Group A Senior Certificate Principal Distribution Amount" will be, with respect to Group A and any Distribution Date, the portion of the Principal Distribution Amount for Group A for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds, and REO Income on the Mortgage Loans in Group A. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A and Class X: Concurrently, from the Available Distribution Amount, pro rata, to interest on the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B and Class X Certificates.

     Second, Class A: Sequentially, to the Class A-1A and Class A-2A Certificates, in that order, the Group A Senior Certificate Principal Distribution Amount, until each such class is reduced to zero.

     Third, Class A: Sequentially, to the Class A-1B, Class A-2B, Class A-3B, Class A-1A and Class A-2A Certificates, in that order and without regard to Group, the remaining funds available for distribution of principal, until each such class is reduced to zero.

     Fourth, Class A: To reimburse the Class A-1A, Class A-2A, Class A-1B, Class A2B and Class A3B Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fifth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Sixth, Class C: To Class C in a manner analogous to the Class B allocations of the fifth step.

     Seventh, Class D: To Class D in a manner analogous to the Class B allocations of the fifth step.

     Eighth, Class E: To Class E in a manner analogous to the Class B allocations of the fifth step.

     Ninth, Class F: To Class F in a manner analogous to the Class B allocations of the fifth step.

     Finally, Class G, Class H, Class K, Class L, Class M, Class N, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second and Third above, in the aggregate, will be made pro rata among the Class A-1A, Class A-2A, Class A-1B, Class A2B and Class A-3B Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each Class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular Collection Period will be allocated to one or more of the classes of Offered Certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the Notional Amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of Certificates, the principal balances of which correspond to the Notional Amount of the Class X Certificates.

(FLOW CHART)

     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the Master Servicer or Special Servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the Master
            Servicer or the Trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate. The Master Servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee and the Special Servicer's standby fee.

  B. Property Protection Advances

     The Master Servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances").

  C. Interest on Advances

     The Master Servicer and the Trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class X Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C, Class D, Class E and Class F Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase, and if such holder or holders fail to purchase, the Master Servicer may purchase, and if the Master Servicer fails to purchase, the Special Servicer may purchase, all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections have been made or will be made to treat portions of the Trust as five separate REMICs -- REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC
IV -- for federal income tax purposes. In the opinion of counsel, such portions of the Trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

          - The Class X Certificates will, and one or more other classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Class A and Class X Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     UNDER CURRENT LAW, THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER SECTIONS I AND III OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Class A, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those certificates are rated in one of the two highest rating categories by one or more rating agencies. The other classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from Moody's and S&P (together, the "Rating Agencies"):

                                                              MOODY'S   S&P
                                                              -------   ---
Class A-1A..................................................    Aaa     AAA
Class A-2A..................................................    Aaa     AAA
Class A-1B..................................................    Aaa     AAA
Class A-2B..................................................    Aaa     AAA
Class A-3B..................................................    Aaa     AAA
Class X.....................................................    Aaa     AAA
Class B.....................................................    Aa2      AA
Class C.....................................................     A2       A
Class D.....................................................     A3      A-
Class E.....................................................   Baa2     BBB
Class F.....................................................   Baa3     BBB-

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. In this regard, we note that S&P considered the claims-paying ratings of the Environmental Insurer in assigning its ratings to the Offered Certificates; accordingly, the downgrade, withdrawal or qualification of the ratings applicable to the Environmental Insurer could have a corresponding effect upon the ratings assigned to one or more classes of the Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the Private Certificates (including the Controlling Class discussed in this prospectus supplement under "Servicing of the Mortgage Loans -- General"). This could cause a conflict between the Special Servicer's duties to the Trust under the Pooling Agreement and its interest as a holder of a certificate. However, the Pooling Agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

        - the Pass-Through Rate for such certificate;

        - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the class of certificates to which such certificate belongs;

        - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the class of certificates to which such certificate belongs;

        - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the class of certificates to which such certificate belongs; and

        - the extent to which Prepayment Premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to investors in the Class A-1A and Class A-2A Certificates will be sensitive to the rate and timing of receipt of principal in respect of the Group A Mortgage Loans, and the yield to investors in the Class A-1B, Class A-2B and Class A-3B Certificates will be sensitive to the rate and timing of receipt of principal in respect of the Group B Mortgage Loans.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to the aggregate of the Certificate Balances of the Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other class of offered certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other classes of offered certificates, may not be sufficient to offset fully any loss in yield on such class or classes of certificates attributable to the related prepayments of the Mortgage Loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Certificate Balances of the certificates with principal balances, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a Prepayment Premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the length of any prepayment lockout period;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if the Mortgage Loan Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     The bankruptcy of a major tenant may also adversely affect a borrower's ability to make its mortgage loan payments. The Depositor is aware from published reports that Edwards Theaters Circuit Inc. ("Edwards"), the tenant with respect to the movie theater (the "Movie Theater") constituting the Mortgaged Property securing one of the Conduit Mortgage Loans, representing 2.8% of the Initial Pool Balance (the "Movie Theater Loan"), has filed for bankruptcy protection. Although no payment default has occurred under the Movie Theater Loan as of the Cut-off Date, the Depositor can make no assurance regarding the tenant's future plans or financial condition.

     The Movie Theater was built in 1998 using a megaplex format with 21 screens, an IMAX theater, stadium seating, and surround and digital sound technology. It is located near a busy intersection on an outparcel in the Ontario Mills Mall. According to information provided by Edwards, the Movie Theater is the third highest grossing theater in the Edwards chain. As of the Cut-off Date, the loan amount represents approximately 78.4% loan-to-cost, and there is approximately $6.02 million cash equity. Based on the appraised value (completed 9/14/99) of $29,250,000, the Cut-Off Date Balance represents a 74.9% Loan to Value and market equity of approximately $7.354 million. The Borrower under the Movie Theater Loan is a joint venture between Starwood Capital (Starwood Opportunity Fund V) and Wasserman, Inc. Principals in the Borrower have been developing, rehabilitating, purchasing, and maintaining a portfolio of commercial real estate for approximately 35 years.

     Subject to the limitations noted below, Bank of America has agreed to indemnify the Trust for the benefit of the holders of the Offered Certificates, per their respective entitlements, if any (as determined as described under "Description of the Certificates --Distributions --Distributions of Prepayment Premiums" in this prospectus supplement), for any Prepayment Premiums due, but not received, in the event of a payment default relating to Edwards under the Movie Theater Loan, and for the amount of the ultimate loss to any Offered Certificateholder, if any, realized on the Movie Theater Loan following any liquidation of such Mortgage Loan that results from such a default (regardless when such loss is realized by such Offered Certificateholder). Bank of America's indemnification obligation is subject to certain limitations. Amounts paid by Bank of America pursuant to such indemnification obligation will be applied first in respect of Prepayment Premiums and second to principal. The indemnification obligation will expire upon the earlier to occur of (i) the date that is three years after the date the property securing the Movie Theater Loan is no longer included in the bankruptcy estate of Edwards and (ii) the date the Movie Theater is leased to a tenant having a rating of "B" or better or the equivalent from any nationally recognized rating agency. In addition, and in all events, the total amount of the indemnification is limited to 10% of the aggregate then outstanding principal balance of the Movie Theater Loan.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriter currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

                      RISKS RELATED TO THE MORTGAGE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because multifamily and commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

          - the age, design and construction quality of the property;

          - perceptions regarding the safety, convenience and attractiveness of the property;

          - the proximity and attractiveness of competing properties;

          - the adequacy of the property's management and maintenance;

          - increases in operating expenses;

          - an increase in the capital expenditures needed to maintain the property or make improvements;

          - a decline in the financial condition of a major tenant;

          - an increase in vacancy rates; and

          - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a multifamily or commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as the imposition of rent control or stabilization laws in the case of multifamily rental properties, changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Commercial properties represent security for 71.4% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Senior Housing/Health Care Properties", "-- Risks Particular to Hotels",
"-- Risks Particular to Office Properties" and "-- Risks Particular to Mini-Storage Facilities" below.

SEASONING OF THE PORTFOLIO MORTGAGE LOANS

     Many of the Portfolio Mortgage Loans are "seasoned" mortgage loans, having been outstanding between 20 months and 85 months. The weighted average time that the term Portfolio Mortgage Loans have been outstanding is 50 months. While seasoned mortgage loans have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example:

        - property values and the surrounding neighborhood may have changed dramatically since origination;

        - for most properties, no recent site inspections have been conducted to verify the condition of the mortgaged property;

        - origination standards may have been significantly different;

        - the market for any related businesses may have changed significantly from the time the mortgage loan was originated;

        - the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be significantly different than at origination, and debt service coverage ratios and tests established at origination may no longer by meaningful.

     Among other things, such factors make it difficult to estimate the current value on the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

     Further, some of the mortgage loans have experienced delinquencies, or been modified, since origination and accordingly have not been current during the full seasoning term.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

     There are 18 groups of Mortgaged Properties that have the same or related management. No such group represents security for more than 7.5% of the Initial Pool Balance.

BALLOON PAYMENTS

     One hundred fifty-three of the Mortgage Loans, which represent 97.9% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. Ninety-two of the Balloon Loans, representing in the aggregate 70.0% of the Initial Pool Balance, will have Balloon Payments due during the period from November 2008 through November 2009.

     Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

          - the level of available mortgage rates;

          - the fair market value of the property;

          - the borrower's equity in the related property;

          - the financial condition of the borrower and operating history of the property;

          - tax laws;

          - prevailing economic conditions; and

          - the availability of credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 57 of the Mortgage Loans, representing 26.6% of the Initial Pool Balance. All of the Mortgage Loans secured by Multifamily Properties are contained in Group A.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

          - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

          - the location of the property (e.g., a change in the neighborhood over time);

          - the ability and willingness of management to provide adequate maintenance and insurance;

          - the types of services the property provides;

          - the property's reputation;

          - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          - the presence of competing properties;

          - adverse local or national economic conditions; and

          - state and local regulations.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 51 of the Mortgage Loans, representing 34.4% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

          - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

          - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

          - the quality and philosophy of management;

          - the attractiveness of the property to tenants and their customers or clients;

          - the public perception of the safety of customers at shopping malls and shopping centers; and

          - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO SKILLED NURSING/ASSISTED LIVING PROPERTIES

     Properties operated as skilled nursing facilities or assisted living facilities secure 4 of the Mortgage Loans, which represent approximately 4.0% of the Initial Pool Balance. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. To the extent dependent on patients whose fees are reimbursed by private insurers, such providers are also subject to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided may be subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.

     In addition to risks generally associated with commercial real estate, the following are some of the other conditions that can adversely impact the performance of healthcare-related facilities:

         - most healthcare-related facilities (including hospitals and nursing facilities) receive significant revenues from government reimbursement programs, primarily Medicaid and Medicare, and payments under these programs are subject to reductions as a result of statutory and regulatory changes, changes in reimbursement methodologies, retroactive rate adjustments, administrative rulings, policy interpretations, delays by payment intermediaries and government funding restrictions;

         - governmental payors have employed cost-containment measures that limit payments to healthcare providers;

         - legislative efforts to further decrease government healthcare expenditures are expected to continue and could have a material adverse impact upon the healthcare-related facilities;

         - non-government payors have sought to transfer the financial risk of treating patients to providers and healthcare-related facilities, which has created profitability pressures in the healthcare industry;

         - the care delivery, billing and reimbursement processes may be particularly affected by any year 2000 computer problems experienced by payors or the healthcare-related facilities;

         - healthcare-related facilities are highly regulated by federal, state, commonwealth and local law, and these regulations could increase the cost of operation and limit growth;

         - failure to comply with any of the numerous laws and regulations applicable to healthcare-related facilities could also result in monetary penalties, civil or criminal sanctions or appointment of a receiver or temporary manager, the suspension or termination of the operator from government payment programs, termination of payments or other actions that could severely impair the ability to make payments on a mortgage loan; and

         - continued focus by government authorities on abuses by healthcare-related facilities and providers for billing processes, filings, and relationships among providers, suppliers, and facilities could increase the possibility that a healthcare facility's operations are found to be violative of the law.

     Federal and state laws and regulations generally prohibit Medicare and Medicaid reimbursements to any person other than the provider of the related medical goods and services. Accordingly, after a foreclosure on a healthcare-related facility, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the mortgaged property would receive directly any federal or state government reimbursement payments for services furnished at the facility prior to foreclosure. This would increase the risk of loss on a healthcare-related facility after foreclosure. Furthermore, if there is a foreclosure or other proposed transfer of a healthcare-related facility, the trustee (or special servicer) or a purchaser in a foreclosure sale or other transferee may have no rights under any required licenses and regulatory approvals and may have to apply in its own right for those licenses and approvals, which may be impossible to obtain. In addition, healthcare-related facilities are generally "special purpose" properties that cannot be readily converted to a new use. Transfers of healthcare-related facilities are subject to regulatory approvals under state, commonwealth and in some cases federal law not required for transfers of other types of commercial operations and other types of real estate. All of these factors may adversely affect the liquidation value of healthcare-related properties upon foreclosure.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 18 of the Mortgage Loans, representing approximately 12.5% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 7 of the Mortgage Loans, representing approximately 11.6% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties ("Mobile Home Properties") secure 5 of the Mortgage Loans representing 2.0% of the Initial Pool Balance. Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

RISKS PARTICULAR TO MINI-STORAGE FACILITIES

     Properties operated as mini-storage facilities secure 4 of the Mortgage Loans, representing security for approximately 1.4% of the Initial Pool Balance. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the mini-storage Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mini-storage Mortgaged Property may be substantially less, relative to the amount owning on the Mortgage Loan, than would be the case if the mini-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Mortgaged Property included an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties. We cannot assure you that all of the units included in the mini-storage Mortgaged Properties are free from hazardous substances, or that they will remain so in the future.

RISKS OF SUBORDINATE FINANCING

     The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed.

     Conduit Mortgage Loans. We are aware that 4 of the mortgaged properties relating to the Conduit Mortgage Loans, representing 3.5% of the Initial Pool Balance, were encumbered by subordinate debt as of the Cut-off Date. Although the Conduit Mortgage Loans generally either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. Ten of the mortgage loans, representing 15.3% of the Initial Pool Balance, permit unsecured indebtedness subject to certain conditions. See "Certain Legal Aspects of Mortgage
Loans -- Subordinate Financing" in the accompanying prospectus.

     Portfolio Mortgage Loans. We are aware that 4 of the mortgaged properties relating to the Portfolio Mortgage Loans, representing 1.2% of the Initial Pool Balance, were encumbered by subordinate debt as of the Cut-off Date. However, several of the Portfolio Mortgage Loans do not prohibit the related mortgagor from incurring subordinate debt in the future. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

LIMITED RECOURSE

     If a default occurs under any Conduit Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. Even in the case of the Portfolio Mortgage Loans, of which 92.5% (by Cut-off Date principal balance) are recourse loans, and the very limited cases where recourse to a borrower is permitted by the loan documents relating to a Conduit Mortgage Loan, the Depositor has not undertaken an evaluation of the financial condition of such person.

ENVIRONMENTAL CONSIDERATIONS

     Conduit Mortgage Loans. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties relating to a Conduit Mortgage Loan during or after May 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except such potentially material adverse conditions or circumstances as described under "Description of the Mortgage
Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks. Nor can we assure you that all recommended operations and maintenance plans recommended in environmental assessments have been or will continue to be implemented.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has represented and warranted in the Pooling Agreement with respect to each mortgaged property relating to a Portfolio Mortgage Loan that there are no material adverse environmental conditions existing at such mortgaged property at the Trust Formation Date. Any breach of such warranty will result in an obligation to repurchase the affected Portfolio Mortgage Loans, subject to a cure right as described under "-- Representations and Warranties; Repurchases". Although we are not aware of any such material adverse environmental conditions at the Trust Formation Date, we otherwise cannot assure you that no such conditions that would create a cure or repurchase obligation exist. Many of the Portfolio Mortgage Loans are seasoned loans originated during a time when it was not common practice for the originator of such loans to conduct environmental assessments in connection with the origination of mortgage loans.

     With respect to any material adverse conditions arising at such Mortgaged Property after the Trust Formation Date, the Trust Fund will have the limited benefit of an environmental insurance policy as described under Description of the Mortgage Pool -- Portfolio Loan Environmental Policy".

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes 4 sets of Cross-Collateralized Mortgage Loans, which represent 12.8% of the Initial Pool Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans (or any such Mortgage Loan with multiple Mortgaged Properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          (1) such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

          (2) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          (1) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          (2) recover payments made under that mortgage loan; or

          (3) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RELATED PARTIES

     Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 4.6% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

GEOGRAPHIC CONCENTRATION

     A concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

         - 46 of the Mortgaged Properties, which constitute security for 23.9% of the Initial Pool Balance, are located in California.

         - 23 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in Texas.

         - 16 of the Mortgaged Properties, which constitute security for 7.8% of the Initial Pool Balance, are located in Washington.

         - 7 of the Mortgaged Properties, which constitute security for 7.1% of the Initial Pool Balance, are located in Nevada.

         - 11 of the Mortgaged Properties, which constitute security for 6.3% of the Initial Pool Balance, are located in Arizona.

     No more than 6.1% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California.

SEISMIC RISKS

     The mortgaged properties relating to 22 of the Portfolio Mortgage Loans, representing 8.7% of the Initial Pool Balance, are located in California. In general, the Portfolio Mortgage Loans do not require earthquake insurance. Accordingly, the occurrence of an earthquake in California could result in losses for which there would be no insurance or other form of recovery. Seismic evaluations generally were not conducted in connection with the origination of the Portfolio Mortgage Loans. However, the Mortgage Loan Seller has obtained a seismic analysis as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Seismic Reviews."

OTHER CONCENTRATIONS

     Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

         - 46 Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance.

         - The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 7.5% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans, by Cut-off Date Balances, represents in the aggregate approximately 4.4% of the Initial Pool Balance.

         - The ten largest Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date
           Balances that represent in the aggregate approximately 34.4% of the Initial Pool Balance.

CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS

     Conduit Mortgage Loans. Approximately 94.7% of the Conduit Mortgage Loans (by Cut-off Date principal balance) generally permit defeasance only, and prohibit any voluntary principal prepayment until two or three months prior to the maturity date of the Mortgage Loan. The remaining approximately 5.4% of the Conduit Mortgage Loans permit voluntary principal prepayments during certain periods only upon the payment of a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" in this prospectus supplement. Any Prepayment Premiums actually collected on the remaining Conduit Mortgage Loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a Prepayment Premium with such prepayment, will be distributed among the respective Classes of the REMIC Regular Certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any Prepayment Premium.

     Portfolio Mortgage Loans. Most of the Portfolio Mortgage Loans do not effectively prohibit principal prepayments either because they do not contain any prohibition or because the related Lock-Out Period has expired. However, all of the Portfolio Mortgage Loans, representing 19.5% of the Initial Pool Balance, require that any voluntary principal prepayment be accompanied by a Prepayment Premium (except during the Open Period, if any). The formulas for determining the applicable Prepayment Premium differ widely among the mortgage loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Prepayment Premiums actually collected on the mortgage loans will be distributed as described under "Description of the Certificates -- Distributions -- Prepayment Premiums" in this prospectus supplement.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
"-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

     Generally. Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to Prepayment Premiums:

         - Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding Advances prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan.

         - The Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan.

         - No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller for a material breach of representation or warranty on the part of the Mortgage Loan Seller or any failure to deliver documentation relating thereto.

         - No Prepayment Premium will be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust.

         - No Prepayment Premium will be payable in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the Trust Fund were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code")), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

LEASEHOLD RISKS

     Seven mortgage loans, representing approximately 7.9% of the Initial Pool Balance, are secured primarily by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

ZONING AND BUILDING CODE COMPLIANCE

     The Mortgage Loan Seller has not examined whether the use and operation of the mortgaged properties related to the Portfolio Mortgage Loans were in compliance with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such mortgaged properties at the time such mortgage loans were originated.

LIMITED INFORMATION

     Conduit Mortgage Loans. The information set forth in this prospectus supplement with respect to the Conduit Mortgage Loans is derived principally from one or more of the following sources:

         - A review of the available credit and legal files relating to the Mortgage Loans.

         - Inspections of the Mortgaged Properties related to the Conduit Mortgage Loans undertaken by or on behalf of the Mortgage Loan Seller.

         - Unaudited operating statements for the Mortgaged Properties related to the Conduit Mortgage Loans supplied by the borrowers.

         - Appraisals for the Mortgaged Properties related to the Conduit Mortgage Loans that generally were performed at origination (which appraisals were used in presenting information regarding the values of such Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Conduit Mortgage Loans.

     Also, several Conduit Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. All of the Conduit Mortgage Loans were originated during the preceding 36 months.

     Portfolio Mortgage Loans. The information set forth in this prospectus supplement with respect to the Portfolio Mortgage Loans is derived principally from one or more of the following sources:

         - A partial review of the available credit and legal files relating to the Portfolio Mortgage Loans.

         - Inspections of the Mortgaged Properties related to the Portfolio Mortgage Loans undertaken by or on behalf of the originators of the Portfolio Mortgage Loans, and inspections of a sampling of the mortgaged properties conducted on behalf of the Mortgage Loan Seller.

         - Appraisals of the Mortgaged Properties related to the Portfolio Mortgage Loans that generally were performed at origination or other source documents or information provided by the Mortgage Loan Seller (appraisal values and compilations based on appraisals used in this prospectus supplement are based on such appraisals, documents and/or information).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Portfolio Mortgage Loans.

         - Broker price opinions.

     Because many of the Portfolio Mortgage Loans are seasoned loans, the information from many of these sources may be out of date and we cannot assure you that it is accurate or complete with respect to the Portfolio Mortgage Loans as they exist on the date hereof. We note that delinquency data on the Portfolio Mortgage Loans generally has been compiled only since approximately January 1, 1994. In addition, with only very limited exceptions, the Mortgage Loan Seller has not undertaken any inspection or other form of assessment of any Mortgaged Property. In particular, it has made no attempt to determine whether any Mortgaged Property related to the Portfolio Mortgage Loans is in compliance with applicable laws.

     As described in this prospectus supplement under "Representations and Warranties; Repurchases," the Mortgage Loan Seller has made certain representations and warranties about the Portfolio Mortgage Loans. While the Mortgage Loan Seller has no reason to believe that there is breach of representations or warranties with respect to any Portfolio Mortgage Loans, or that information in this prospectus supplement with respect to such mortgage loans is incorrect, a more complete review of mortgage files might have revealed such a breach or inaccuracy. Any material breach of representation or warranty, if not cured by the Mortgage Loan Seller, may require the Mortgage Loan Seller to repurchase the applicable Portfolio Mortgage Loan, having the same impact on certificateholders as a prepayment.

LITIGATION

     Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL
GENERAL

     The Mortgage Pool consists of 111 conventional, multifamily and commercial mortgage loans originated by Bank of America, N.A. (or its predecessor, NationsBank, N.A., or its conduit participants) (the "Conduit Mortgage Loans"), representing approximately 80.5% of the Mortgage Pool, and 48 conventional, multifamily and commercial loans originated prior to the Merger by Bank of America NT&SA (or its predecessor institutions) (the "Portfolio Mortgage Loans" and, together with the Conduit Mortgage Loans, the "Mortgage Loans"), representing approximately 19.5% of the Mortgage Pool. The Mortgage Loans have an aggregate Cut-off Date Balance of $771,922,444 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the prospectus. The Mortgage Loans comprise two separate groups, Group A and Group B (each, a "Group"). Group A will consist of all 111 Conduit Mortgage Loans and 12 Portfolio Mortgage Loans, and Group B will consist of the remaining 36 Mortgage Loans. The Group A Certificate Principal Distribution Amount first will be paid to the Class A-1A, and Class A-2A Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of August 1, 2000 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (62 Mortgage Loans, representing 28.6% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a theater (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (97 Mortgage Loans, representing 71.4% of the Initial Pool Balance).

     Four sets of Mortgage Loans contain Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The 4 sets of related Cross-Collateralized Mortgage Loans represent 12.8% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     In general, with limited exception, the Conduit Mortgage Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in the case of the Portfolio Mortgage Loans (which generally do permit recourse to a borrower or a guarantor) and in the case of certain Conduit Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     Forty-six of the Mortgaged Properties, which constitute security for approximately 23.9% of the Initial Pool Balance, are located in California; 23 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in Texas; 16 of the Mortgaged Properties, which constitute security for 7.8% of the Initial Pool Balance, are located in Washington; 7 of the Mortgaged Properties, which constitute security for 7.1% of the Initial Pool Balance, are located in Nevada; and 11 of the Mortgaged Properties, which constitute security for 6.3% of the Initial Pool Balance, are located in Arizona. The remaining Mortgaged Properties are located throughout 24 other states, with no more than 5.4% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. With the exception of 3 Portfolio Mortgage Loans, representing approximately 1.3% of the Initial Pool Balance, each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date").

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.770% per annum to 9.750% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.892%. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     One hundred and thirteen Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 81.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Forty-five Mortgage Loans (the "30/360 Mortgage Loans"), which represent 18.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). One Mortgage Loan, which represents 0.23% of the Initial Pool Balance, accrues interest on the actual number of days in the relevant month of accrual and a 360-day year, except that during any year February will accrue interest based upon 28 days in such month ("Actual 365/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan and Actual 365/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis or Actual 365/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Recourse. The Conduit Mortgage Loans are generally non-recourse loans, while the Portfolio Mortgage Loans are generally recourse loans.

     Most of the Portfolio Mortgage Loans, representing approximately 92.5% of such Mortgage Loans (by Cut-off Date principal balance) are recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Portfolio Mortgage Loan, the holder thereof may look to other assets of the borrower in addition to the related Mortgaged Property or Properties for satisfaction of any deficiency. Although most of the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken current evaluation of the financial condition of any such person. None of the Portfolio Mortgage Loans (or Conduit Mortgage Loans) is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Portfolio Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Portfolio Mortgage Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

              RECOURSE TO THE BORROWER -- PORTFOLIO MORTGAGE LOANS

                                                                           % OF       WEIGHTED       WEIGHTED     WEIGHTED
                                             % OF                         INITIAL     AVERAGE        AVERAGED     AVERAGE
                            NUMBER OF      MORTGAGE   AGGREGATE CUT-OFF    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
RECOURSE TO THE BORROWER  MORTGAGE LOANS    LOANS       DATE BALANCE      BALANCE       DSCR        LTV RATIO       RATE
------------------------  --------------   --------   -----------------   -------   ------------   ------------   --------
Full...................         46           95.8%      $139,459,381        92.5%       1.37           60.1%       8.158%
Partial(1).............          2            4.2%        11,363,809         7.5%       1.28           59.1%       8.003%
                               ---          -----       ------------       -----        ----           ----        -----
Total/Wtd. Avg. .......         48          100.0%      $150,823,190       100.0%       1.36           60.0%       8.146%
                               ===          =====       ============       =====        ====           ====        =====

     One of the partial recourse Portfolio Mortgage Loans representing 0.6% of the aggregate initial balance of Group A is in Group A; the other partial recourse Portfolio Mortgage Loan is in Group B and represents 6.6% of the aggregate principal balance of Group B.

     Amortization of Principal. 153 Mortgage Loans, which represent 97.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Six Mortgage Loans, which represent 2.1% of the Initial Pool Balance, are fully amortizing loans.

     The original term to stated maturity of each Mortgage Loan was between 60 and 223 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 and Actual 365/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 120 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 2 to 212 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 102 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 41 to 351 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 302 months. See "Risk Factors -- Risks Related to the Mortgage
Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. All of the Conduit Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally two or three months before the final payment date of such Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods for the Conduit Mortgage Loans ranged from 13 months to 166 months, with a weighted average remaining Lock-out Period of 103 months. As of the Cut-off Date, the Open Period for each Conduit Mortgage Loan ranged from 2 months to 7 months prior to stated maturity with a weighted average Open Period of 3 months. Prepayment Premiums on the Conduit Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Conduit Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     Any Lock-Out Periods once applicable to the Portfolio Mortgage Loans have expired. Approximately 4 Portfolio Mortgage Loans have Open Periods that have not expired, which range from 2 to 4 months. Prepayment Premiums, to the extent applicable with respect to Portfolio Mortgage Loans, are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred one Conduit Mortgage Loans, representing 76.2% of the Initial Pool Balance and 94.7% of the Cut-off Date principal balance of the Conduit Mortgage Loans, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Trust Formation Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). None of the Portfolio Mortgage Loans provide for defeasance. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See
"-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (1) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) exceeds the applicable threshold amount for such Rating Agency; and (2) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, with the Special Servicer. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage
Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

THE 411 NORTH AKARD LOAN

     The Loan. The Mortgage Loan (the "411 North Akard Loan") is secured by a first mortgage encumbering a 9-story office building located in the central business district of Dallas, Texas. The building sits on a 1.23-acre parcel of land and contain 349,810 square feet of net rentable area and a six-level garage containing 805 parking spaces. The buildout consists of 347,526 square feet of office space (99.35% of net rentable area) that is entirely occupied by Bank of America and 2,284 square feet of retail space (0.65% of net rentable area). Bank of America's lease term expires on December 31, 2009 and it is co-terminous with the loan term. Bank of America is AA- rated by S&P, Aa1 rated by Moody's, and AA rated by Fitch. Originated in November 1999, the 411 North Akard Loan has a principal balance as of the Cut-off Date of $26,313,039, representing 3.4% of the Initial Pool Balance.

     The 411 North Akard Loan was made to a new single-asset entity created by the principals to receive the transfer of the collateral at closing from the existing owner, SCI-ROEV Texas Partners, L.P., a Texas limited partnership. The ultimate owners of the SCI and ROEV interest in the United States are various foreign families; the Pirelli Family, Gemina, and Bozzo Group are major stockholders in SCI S.p.A. SCI S.p.A. owns 99% of the stock of SCI/USA S.p.A., which owns 100% of stock of SCI Real Estate Development Limited, LTD, a New York Corporation. Normal & customary carve-outs apply for the borrower and the borrower principals, ROEV General, Inc., a Delaware Corporation and SCI Real Estate Development, LTD, a New York corporation.

     The 411 North Akard Loan has a remaining term of 111 months and matures on November 1, 2009. The 411 North Akard may not be prepaid before October 1, 2009. However, the 411 North Akard Loan is subject to defeasance with United States Treasury obligations beginning twenty five months from the Trust Formation Date. (The 411 North Akard Loan may be prepaid without the payment of a prepayment penalty on the final two (2) scheduled payment dates.) The 411 North Akard Loan is a ten-year loan on a 25-year amortization.

     Additional terms and escrows for the 411 North Akard Loan are set forth in Annex A.

     The Property. 99.35% of the net rentable area of the building on the property is occupied by Bank of America. The building was constructed in 1964 and contains a 6-level underground garage. Bank of America uses the building to conduct activities relating to online banking, retail loans and customer service. The building is located near the new Dart rail system that runs through the heart of downtown Dallas.

     Lock Box Account. A hard lock box was established at closing. All revenue from the tenants in excess of the amount necessary to pay debt service and required reserves will accrue for the benefit to the borrower and, provided no event of default shall have occurred, the excess will be returned to the borrower at the end of each month. If at any time the debt service coverage ratio falls below 1.20x over a three month trailing period, the lender will require a cash sweep of all cash flow, after debt service, escrow reserves and all related operating expenses, as additional collateral for the loan, up to an amount equaling 9-months of debt service. In the event the debt service falls below a 1.10x for any month(s), the lender may review and terminate the property manager.

     Ground Lease. An escrow totaling approximately thirty-six (36) months advance ground rent for all eligible properties with ground leases will be held at all times in an interest bearing account accruing for the benefit of borrower and will serve as additional collateral for the loan. At the loan closing, the Borrower deposited twelve (12) months advance ground rent (totaling $12,000) in an interest bearing account and twenty-four (24) months advance ground rent totaling approximately $24,000 allocated from the tenant improvement and leasing commission escrow to the escrow account.

     Property Management. 411 North Akard is managed by SCI ROEV Realty Group LP, a management company that is related to borrower through common principals. SCI ROEV Realty Group LP manages all the space owned by the borrower and it is controlled by SCI Real Estate Development and ROEV General. The principals behind SCI Real Estate Development and ROEV General have extensive backgrounds is managing large commercial real estate. SCI ROEV Realty Group L.P. has 1,551,000 square feet under management, with 1,214,00 square feet of that space being in the Dallas and Fort Worth markets.

     Operating History.

                                  1997          1998          1999       APPRAISER'S    ORIGINATOR'S
                                 ACTUAL        ACTUAL        ACTUAL       ESTIMATE      UNDERWRITTEN
                               ----------    ----------    ----------    -----------    ------------
EGI..........................  $5,623,803    $5,697,577    $5,983,147    $6,232,948      $6,157,782
Expenses.....................  $1,676,682    $1,640,285    $1,620,452    $2,145,992      $1,928,098
                               ----------    ----------    ----------    ----------      ----------
NOI..........................  $3,947,121    $4,057,292    $4,362,696    $4,086,956      $4,229,684
Cash Flow....................  $3,947,121    $4,057,292    $4,004,823    $3,999,503      $3,636,581
                               ==========    ==========    ==========    ==========      ==========
Occupancy....................                                   100.0%         99.0%           99.9%
DSCR based on NOI............        1.52x         1.56x         1.68x         1.57x           1.63x
DSCR based on Cash Flow......        1.52x         1.56x         1.54x         1.54x           1.40x

ELEVATORS:              The property contains five passenger car elevators (3,500
                        lbs/300 fpm), two garage car elevators (2,500 lbs/150 fpm), and one freight car elevator (4,000 lbs/100 fpm).

HVAC:                   The 2nd through 9th floors of the building are heated and
                        cooled by a high velocity dual duct system which delivers
                        conditioned air to mixing boxes located in the ceiling
                        plenum space. The first floor is heated and cooled by
                        ceiling mounted fan units. The primary air units and the fan coil units are supplied with hot and chilled water from a
                        central system. The central system has two Kewanee oil/gas fired hot water boilers. These boilers are original and were retubbed in 1994 and 1995. Chilled water is supplied by
                        three centrifugal chillers.

MAJOR TENANT:           Bank of America (AA- by S&P, Aa1 rating Moody's rating and
                        AA Fitch rating), the Mortgage Loan Seller and the parent of the Depositor, occupies 99.35% of net rentable area.

THE 224-246 WORTH AVENUE LOAN AND THE 256 WORTH AVENUE LOAN

     The Loans. The Mortgage Loans (the "224-246 Worth Avenue Loan" and the "256 Worth Avenue Loan"), which are each secured by a first deed of trust encumbering a retail building in Palm Beach, Florida, represent approximately 2.3% and 1.5% of the Initial Pool Balance, respectively. The 224-246 Worth Avenue and the 256 Worth Avenue Loans are cross-defaulted and cross-collateralized with each other and have principal balances as of the Cut-off Date of $17,582,614 and $11,850,805, respectively. The 224-246 Worth Avenue Loan was made to Palm V Associates, LP, a single asset limited partnership which is owned by Regent Associates, LP (89.91%), Chauncey Lane Investments (9.09%) and Palm Management Associates (1%). Each of the three entities is controlled by the borrower principal, Burton Handelsman. The 256 Worth Avenue Loan was made to Power-Love Associates, a Florida General Partnership which is owned by Chauncy Lane Investment Co. (78.57%) and Worth Avenue Realty Associates (21.43%). Each of the two entities is controlled by the borrower principal, Burton Handelsman. Counsel to each borrower has provided both a satisfactory non-consolidation opinion and an opinion that each related borrower is a bankruptcy remote, special purpose entity.

     The 224-246 Worth Avenue Loan and the 256 Worth Avenue Loan were originated on July 19, 1999 and mature August 1, 2009. The 224-246 Worth Avenue and the 256 Worth Avenue Loan have a remaining term of 108 months. The anticipated Maturity Date loan-to-value ratio for each loan is 68.1% and 63.6%, respectively. The 224-246 Worth Avenue Loan and the 256 Worth Avenue Loan may not be prepaid prior to, and including, May 1, 2009. However, both loans are subject to defeasance with United States Treasury obligations beginning two years from the Trust Formation Date. The 224-246 Worth Avenue Loan and the 256 Worth Avenue Loan may be prepaid without a prepayment penalty (but including a full month's interest) during the three (3) months preceding the maturity date. The 224-246 Worth Avenue Loan and The 256 Worth Avenue Loan are ten-year loans on 30-year amortizations.

     Additional terms and escrows for the 224-246 Worth Avenue Loan and the 256 Worth Avenue Loan are set forth in Annex A.

     The Properties. The property securing the 224-246 Worth Avenue Loan is a combination of one and two-story Spanish Colonial stucco buildings totaling 37,210 square feet of net leasable area. The property uses are retail, office and apartments, with 26,654 square feet of retail space fronting on Worth Avenue, 3,501 square feet exists in the Via's (internal courtyards), 1,611 square feet comprises second floor office space and 5,444 square feet is currently being used for apartments. Portions of the property were constructed in 1931, 1936, 1950 and 1958. Renovations have been on-going as new tenants built-out their bays and current tenants remodel their existing spaces. All of the buildings are well maintained and in good repair. The estimated remaining useful life is 50 years. Tenants at the property include Malo, Mondi and Georgio's, as well as internationally owned jewelers, galleries and clothing boutiques.

     The property securing the 256 Worth Avenue Loan consists of two three-story Spanish Colonial stucco buildings totaling 29,088 square feet. Of the 29,088 square feet, 14,400 square feet of the space is occupied by Worth Avenue tenants, Gucci and Halpern, 4,173 square feet exists in the Via's (internal courtyards), 5,465 square feet comprises second and third floor office space and 5,200 square feet is currently being used for an apartment. Constructed in 1930, the property's buildings have been well maintained with renovations of the tenant spaces taking place primarily during tenant changeover and upgrades. All of the buildings are of good repair and have an estimated remaining useful life of 50 years. The building fronting Worth Avenue is occupied by retailers Gucci and St. John Knits on the first floor, with offices for each of the retailers located on the second and third floors. Other office tenants occupy the second and third floors as well. The second building at the subject is located on a courtyard directly behind the Worth Avenue frontage. The first floor space on the courtyard houses five more retail tenants. Office space is located on the second and third floors with tenants including Margaritaville Holdings, Jimmy Buffet's personal office.

     Both properties are located in a unique, 100% occupied, retail district, comprising three blocks, which caters to the residents and visitors of Palm Beach, and offers exclusive retailers including Saks Fifth Avenue, Gucci, Tiffany's, Ralph Lauren, Cartier, Hermes, Bally, Valentino and Chanel. Within this district lies Worth Avenue, an area of fine boutiques with a number of tasteful eateries, clothiers, jewelers and galleries. The

Worth Avenue "submarket" has remained fully occupied for many years and is expected to remain occupied going forward due to significant barriers to entry and demand for any available space. Worth Avenue has an international reputation as one of the top six retail avenues along with Fifth Avenue, Rodeo Dr., Michigan Avenue, Union Square (San Francisco) and Newburry Street (Boston). New competition in the market is hindered due to the complete build-out of the three block corridor that makes up Worth Avenue. Worth Avenue is bordered by water to the east and west, by the Everglades Golf Course to the south and by an upscale residential development to the north.

     Property Management. Both properties are managed by an affiliate of Love Realty of the Palm Beaches, Inc. an entity that is affiliated to the borrowing entity through common ownership. Love Management Corporation manages approximately 250,000 square feet of retail space in 25 properties located in Palm Beach, Florida and on Fifth Avenue in New York. Within the Palm Beach submarket, Love Management Corporation and its affiliates manage approximately 100,000 square feet of retail space in 7 properties.

     Operating History -- 224-246 Worth Avenue.

                                                            1998          1999       ORIGINATOR'S
                                                           ACTUAL        ACTUAL      UNDERWRITTEN
                                                         ----------    ----------    ------------
EGI....................................................  $2,651,971    $3,589,261     $2,721,902
Expenses...............................................  $  609,609    $1,066,345     $  625,403
                                                         ----------    ----------     ----------
NOI....................................................  $2,042,362    $2,522,916     $2,096,499
Cash Flow..............................................  $2,029,214    $2,513,974     $2,024,142
                                                         ==========    ==========     ==========
Occupancy..............................................         100%          100%          94.5%
DSCR based on NOI......................................        1.31x         1.62x          1.34x
DSCR based on Cash Flow................................        1.30x         1.61x          1.30x

     Operating History -- 256 Worth Avenue.

                                                            1998          1999       ORIGINATOR'S
                                                           ACTUAL        ACTUAL      UNDERWRITTEN
                                                         ----------    ----------    ------------
EGI....................................................  $1,842,528    $2,162,504     $1,812,888
Expenses...............................................  $  449,076    $  635,912     $  470,211
                                                         ----------    ----------     ----------
NOI....................................................  $1,393,452    $1,526,593     $1,342,677
Cash Flow..............................................  $1,366,730    $1,523,979     $1,314,742
                                                         ==========    ==========     ==========
Occupancy..............................................         100%          100%          96.4%
DSCR based on NOI......................................        1.32x         1.45x          1.28x
DSCR based on Cash Flow................................        1.30x         1.45x          1.25x

     Operating History -- Combined Loans.

                                                            1998          1999       ORIGINATOR'S
                                                           ACTUAL        ACTUAL      UNDERWRITTEN
                                                         ----------    ----------    ------------
EGI....................................................  $4,494,499    $5,751,766     $4,534,790
Expenses...............................................  $1,058,685    $1,702,257     $1,095,614
                                                         ----------    ----------     ----------
NOI....................................................  $3,435,814    $4,049,509     $3,439,176
Cash Flow..............................................  $3,395,944    $4,037,954     $3,338,884
                                                         ==========    ==========     ==========
Occupancy..............................................         100%          100%          95.3%
DSCR based on NOI......................................        1.32x         1.55x          1.32x
DSCR based on Cash Flow................................        1.30x         1.55x          1.28x

THE INNKEEPERS LOAN

     The Loan. The mortgage loan (the "Innkeepers Loan") is secured by a first mortgage lien on eight upper-tier, extended-stay hotels and represents 7.5% of the Initial Pool Balance. The Innkeepers Loan was originated by the Mortgage Loan Seller on September 24, 1999. The Innkeepers Loan has a $58,000,000 outstanding principal balance as of the Cut-Off Date.

     The Innkeepers Loan has a term of 120 months (10 years) and amortizes over 264 months (22 years). The Innkeepers Loan is interest-only for the first three years of the loan term. The loan may not be prepaid before September 1, 2009. The Innkeepers Loan is subject to defeasance with U.S. Treasury obligations beginning the earlier of 25 months from the Trust Formation Date or 49 months from loan funding. On the final two scheduled payment dates, the Innkeepers Loan may be prepaid without penalty.

     Additional terms and escrows for the Innkeepers Loan are set forth in Annex A.

     The properties. The collateral for the Innkeepers Loan consists of eight upper-tier extended-stay hotels. The hotels operate under two of the top national franchises in the United States and are located in Washington, Oregon, California and Texas. The hotels have 1,005 rooms and are operated by two operating lessees under two separate lease agreements (collectively, the "Lease Agreements").

                                                              NUMBER OF               YR. BUILT/
                                                                ROOMS     OCCUPANCY   RENOVATED
                                                              ---------   ---------   ----------
Residence Inn -- Bellevue, WA...............................     120        83.7%      1984/97
Residence Inn -- Vancouver, WA..............................     120        86.7%      1987/99
Residence Inn -- Seattle, WA................................     144        91.1%      1985/98
Residence Inn -- Lynnwood, WA...............................     120        85.5%      1987/98
Residence Inn -- Lake Oswego, OR............................     112        74.0%      1985/98
Summerfield Suites -- Belmont, CA...........................     132        81.8%         1995
Summerfield Suites -- West Hollywood, CA....................     109        80.7%      1973/93
Summerfield Suites -- Irving, TX............................     148        77.8%         1996

     Lease Agreements. The five Residence Inns are operated by Innkeepers Hospitality VII, Inc., an affiliate of the borrower. The three Summerfield Suites are operated by Summerfield KPA Lessee, L.P., an affiliate of Wyndham International, Inc. Both lessees are newly-formed, bankruptcy-remote, single-purpose entities. Each operating lease is subordinate to the Innkeepers Loan and can be terminated for non-performance without penalty. Leases provide for a base rent, increased annually by the consumer price index, with percentage rent after certain revenue targets are achieved. The landlord is obligated to pay real estate taxes, insurance (Residence Inns only), and 4% of revenues for capital expenditures. The Summerfield Suites lease obligation is secured by a pledge of $5 million of a letter of credit provided by Chase Manhattan Bank.

     Debt Service Coverage Ratio. The DSCR is predicated on several levels of cash flow and is structured to address the cash flow of the underlying property operations and the contractual payments under the lease agreements. The DSCR is calculated based on full principal and interest payments beginning in year four of the loan term. The underwritten DSCR is 2.49x on property operations and 2.41x on lease payments.

     Loan to Value Ratio.  The loan-to-value ratio is 44.2% as of the Cut-Off
Date.

     Cash Management Account. A cash management account was established at closing and all revenue payable to the borrower from the lessees is deposited directly into the account. Principal, interest and all escrows due under the loan are paid from the cash management account. One month of debt service and all reserve deposits are required to remain in the account at all times. In the event that the DSCR based aggregate operations ever falls below 1.75x, the borrower will deposit funds sufficient to pay three months of debt service into the cash management account.

     Substitution of Collateral. Substitution of collateral will be allowed, but total substitution over the loan term will be limited to no more than 25% of the original principal amount of each loan. Further, after giving effect to the substitution, the debt service coverage ratios (on operations and lease payments) for the applicable loan (s) will be at least equal to the greater of
(1) the debt service coverage ratios at closing; or (2) the debt service coverage ratios immediately prior to such substitution. Moreover, substitution of collateral is subject, among other things, to (a) written confirmation from each Rating Agency that such substitution will not result in a withdrawal, downgrade or qualification of the rating of any certificate and (b) documentation subject to review and approval of lender counsel.

     Sponsorship. Innkeepers USA Trust ("Innkeepers") is a self-administered and self-managed REIT that specializes in the ownership of upscale, extended stay hotels. As of December 31, 1998, Innkeepers owns 63 hotels in 23 states with an aggregate of 7,639 rooms through its interests in Innkeepers USA Limited Partnership. Residence Inn, the dominant brand in the extended-stay segment, represents the majority of Innkeepers' portfolio. All of the company's hotels are managed under operating leases. A majority of the hotels are leased to an affiliate, Innkeepers Hospitality, Inc.

     Operating History.

                                                         1998           1999        ORIGINATOR'S
                                                        ACTUAL         ACTUAL       UNDERWRITTEN
                                                      -----------    -----------    ------------
EGI.................................................  $35,494,380    $35,735,579    $33,634,257
Expenses............................................  $17,829,853    $17,494,846    $18,879,459
                                                      -----------    -----------    -----------
NOI.................................................  $17,664,527    $18,240,733    $14,754,798
Cash Flow...........................................  $17,496,542    $16,819,745    $13,073,085
                                                      ===========    ===========    ===========
Occupancy...........................................         81.9%          84.4%          77.2%
DSCR based on NOI...................................         3.37x          3.48x          2.81x
DSCR based on Cash Flow.............................         3.34x          3.21x          2.49x

THE FIEGA LOANS

     The Loans. The Mortgage Loans secured by the Tiburon Apartments, Farmstead Apartments and Cimarron Apartments (collectively, the "Fiega Loans") represent 2.1%, 1.4% and 0.8% of the Initial Pool Balance, respectively. Each loan is cross-collateralized and cross-defaulted with the others and each is held in a single asset entity with common borrower principals. The Fiega Loans are secured by a first deed of trust on three separate apartment buildings all located in Mesa, Arizona representing in the aggregate approximately 4.4% of the Initial Pool Balance. Originated on October 20, 1999, the Fiega Loans had an aggregate principal balance as of the Cut-off Date of $33,700,222. Counsel to each borrower under the Fiega Loans has provided both a non-consolidation opinion and an opinion that each borrower is a bankruptcy remote, special purpose entity.

     The Fiega Loans have a remaining term of 111 months and mature on November 1, 2009. The Fiega Loans may not be prepaid before September 1, 2009. However, the Fiega Loans are subject to defeasance with United States Treasury obligations beginning two years from the Trust Formation Date. (The Fiega Loans may be prepaid without the payment of a prepayment penalty on the final three
(3) scheduled payment dates.) The Fiega Loans are all ten-year loans on 30 year amortizations.

     Additional terms and escrows for the Fiega Loans are set forth in Annex A.

     The Properties. All three properties under the Fiega Loans are located within a three mile radius in Mesa, Arizona.

     Tiburon Apartments is a 582 unit, garden-style apartment complex. The property was constructed in 1987 and consists of 28 buildings including a two-story clubhouse building containing the leasing and administrative offices, fitness center, social room with kitchen, two racquetball courts and laundry facilities. Common area amenities, include a swimming pool, lap pool, spa, two tennis courts, two volleyball courts, one basketball court, barbecues, landscaped courtyards and a paved jogging path through the community.

     Farmstead Apartments is a 348 unit, garden-style apartment complex constructed in 1985. The complex consists of 16 buildings including a two-story clubhouse building containing the leasing and administrative offices, fitness center, social room with kitchen, one racquetball court and laundry facilities. Common area amenities include a swimming pool, spa, two tennis courts, two volleyball courts, barbecues, and landscaped courtyards throughout the community.

     Cimmaron Apartments is a 210 unit, garden-style apartment complex. Constructed in 1985, the complex consists of 11 buildings, including the two-story clubhouse building containing the leasing and administrative offices, fitness center, social room with kitchen, two racquetball courts, and laundry facilities. Common area amenities include a swimming pool, spa, tennis court, barbecues, and landscaped courtyards.

     Crossed Structure. Tiburon Apartments, Farmstead Apartment and Cimarron Apartments are all cross-collateralized and cross-defaulted with related borrower principals. The loans have a combined LTV and underwritten DSC of 79% and 1.20x, respectively. In event that any of the Fiega Loans are paid-in-full or assumed, the lender may, under certain circumstances, release the cross-collateralization and cross-default provisions upon the related borrower's payment of an amount equal to 25% of the remaining outstanding principal balance of any of the loans, immediately preceding the full repayment or on the date of assumption of the related loan. The 25% payment will be applied, without premium or penalty, on a pro-rata basis against the then remaining outstanding principal balances of the remaining loans.

     Property Management. The properties relating to the Fiega Loans are managed by Bernard/Finney Management Services, Inc. They have been in business for over twenty-five years and, in total, manage 55 properties with 14,126 units and in the submarket, 8 properties with 2,278 units.

     Tiburon Operating History:

                                                                1998         1999      ORIGINATOR'S
                                                               ACTUAL       ACTUAL     UNDERWRITTEN
                                                             ----------   ----------   ------------
EGI........................................................  $3,153,530   $3,179,495    $3,153,174
Expenses...................................................  $1,248,849   $1,318,303    $1,287,666
                                                             ----------   ----------    ----------
NOI........................................................  $1,904,681   $1,861,192    $1,865,508
Cash Flow..................................................  $1,904,681   $1,768,654    $1,740,989
                                                             ==========   ==========    ==========
Occupancy..................................................        94.0%        95.4%         85.7%
DSCR Based on NOI..........................................        1.31x        1.28x         1.29x
DSCR based on Cash Flow....................................        1.31x        1.22x         1.20x

     Farmstead Operating History:

                                                                1998         1999      ORIGINATOR'S
                                                               ACTUAL       ACTUAL     UNDERWRITTEN
                                                             ----------   ----------   ------------
EGI........................................................  $1,980,352   $1,992,080    $2,032,695
Expenses...................................................  $  735,233   $  765,332    $  772,063
                                                             ----------   ----------    ----------
NOI........................................................  $1,245,119   $1,226,747    $1,260,632
Cash Flow..................................................  $1,187,699   $1,161,599    $1,186,682
                                                             ==========   ==========    ==========
Occupancy..................................................        94.0%        93.7%         92.0%
DSCR Based on NOI..........................................        1.27x        1.25x         1.28x
DSCR based on Cash Flow....................................        1.21x        1.18x         1.21x

     Cimarron Operating History:

                                                                1998         1999      ORIGINATOR'S
                                                               ACTUAL       ACTUAL     UNDERWRITTEN
                                                             ----------   ----------   ------------
EGI........................................................  $1,212,780   $1,195,076    $1,215,817
Expenses...................................................  $  514,868   $  518,209    $  522,151
                                                             ----------   ----------    ----------
NOI........................................................  $  697,912   $  676,868    $  693,666
Cash Flow..................................................  $  697,912   $  641,168    $  648,736
                                                             ==========   ==========    ==========
Occupancy..................................................        93.4%        95.7%         90.8%
DSCR Based on NOI..........................................        1.29x        1.25x         1.28x
DSCR based on Cash Flow....................................        1.29x        1.19x         1.20x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. As of the Cut-off Date, no Mortgage Loan will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 86 months prior to the Cut-off Date.

     Tenant Matters. Sixty-seven of the retail, office, special purpose and industrial Mortgaged Properties, which represent security for 41.7% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 1.8%, 2.9% and 4.8% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Seven Mortgage Loans, which represent 7.9% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing

     Conduit Mortgage Loans. We are aware that 4 of the mortgaged properties relating to the Conduit Mortgage Loans, representing 3.5% of the Initial Pool Balance, were encumbered by subordinate debt as of the Cut-off Date. The Conduit Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property.

     Portfolio Mortgage Loans. We are aware that 4 of the mortgaged properties relating to the Portfolio Mortgage Loans, representing security for 1.2% of the Initial Pool Balance, are presently encumbered by subordinate debt. However, several of the Portfolio Mortgage Loans do not prohibit the related mortgagor from incurring such subordinate debt in the future.

     Generally. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Health Care Properties. Six Mortgage Loans, which represent 5.8% of the Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Lender/Borrower Relationships. The Mortgage Loan Seller or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Conduit Mortgage Loans. Each of the Mortgaged Properties related to a Conduit Mortgage Loan was subject to an environmental site assessment consisting of a "Phase I" or, in the case of certain Conduit Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, during or after May 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except the potentially materially adverse conditions or circumstances as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in third-party clean-up agreements or the related Mortgage Loan documents.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has represented and warranted in the Pooling Agreement with respect to each Mortgaged Property relating to a Portfolio Mortgage Loan that there are no material adverse environmental conditions existing at such Mortgaged Property at the Trust Formation Date. Any breach of such warranty will result in an obligation to repurchase the affected Mortgage Loans, subject to a cure right as described under "-- Representations and Warranties; Repurchases". Although we are not aware of any material adverse environmental conditions with respect to the Portfolio Mortgage Loans, we otherwise cannot assure you that any such conditions do not exist. Some of the Portfolio Mortgage Loans are seasoned loans originated during a time when it was not required to conduct environmental assessments in connection with the origination of mortgage loans. As a result, in such cases no environmental assessments have been conducted.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Trust Formation Date, and will not be obligated to repurchase any Mortgage Loan due to any such condition. However, the Trust Fund will have the benefit of an environmental insurance policy as described under "-- Portfolio Loan Environmental Policy".

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable(i.e., not easily crumbled). In a few instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In the case of several of the Mortgaged Properties where the environmental site assessment recommended the repair or removal of ACM in poor condition, such repair or removal was not required in the related Mortgage Loan documents. In a few instances where related Mortgage Loan documents required ACM repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The environmental assessments revealed other adverse environmental conditions such as the existence of old or abandoned USTs needing replacement or removal, possible polychlorinated byphenyl materials in equipment on-site, and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. At certain Mortgaged Properties, a leaking UST has been, or is in the process of being, removed and cleanup is being undertaken with state oversight. In at least one such case, response costs are expected to be reimbursed by a state UST cleanup fund.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Conduit Mortgage Loans. Inspections of each of the Mortgaged Properties relating to the Conduit Mortgage Loans were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Conduit Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Conduit Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has inspected, or caused to have been inspected, each of the Mortgaged Properties relating to the Portfolio Mortgage Loans at least once since March 1999, except for one loan last inspected in November 1997. Such inspections were performed by employees or third-party contractors of the Mortgage Loan Seller and did not include all the procedures that would be performed by a licensed engineer. While we cannot assure you that such scope was adequate to identify every possible defect, no such inspection revealed any condition existing at any Mortgaged Property relating to a Portfolio Mortgage Loan which would materially and adversely impair the value of such Mortgaged Property.

     Appraisals and Market Studies

     Conduit Mortgage Loans. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Conduit Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan. Such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Portfolio Mortgage Loans. Most of the Portfolio Mortgage Loans are seasoned loans. At the time the Portfolio Mortgage Loans were originated it was the practice of the Mortgage Loan Seller for an independent appraiser or an appraiser then in its employ which, in either case, was either MAI or state certified, to perform an appraisal (or update an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America).

     Seismic Reviews.

     Conduit Mortgage Loans. With respect to any Conduit Mortgage Loan originated in California, a seismic study was performed in connection with the origination of such Conduit Mortgage Loan. Based on a portion of such Conduit Mortgage Loan equal to approximately such studies, 5 Conduit Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, can expect at least one event that will cause at least a total property loss greater than 20% of the appraised value over the next 475 years. In addition, one Conduit Mortgage Loan, which is secured by eight properties and represents approximately 7.5% of the Initial Pool Balance, is secured in part by two properties, representing security for 2.6% of the Initial Pool Balance, that can similarly expect at least one event that will cause at least a total property loss greater than 20% of the appraised value over the next 475 years.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has, however, contracted with Risk Management Solutions, Inc. ("RMS") to perform a review of the Portfolio Mortgage Loans.

     RMS conducted an analysis of the potential property and default losses due to earthquakes for Mortgage Loans in the states of California, Oregon, and Washington. From this analysis, RMS concluded that 1 Mortgage Loan representing 0.7% of the pool can expect at least one event that will cause at least a total property loss greater than 20% of the appraised value over the next 475 years. Mobile Home Properties were not included in this analysis.

     The results are based on data provided by the Mortgage Loan Seller and compiled using IRAS(TM) (Insurance and Investment Risk Assessment System), a proprietary RMS computer risk assessment system. The system is based on scientific data, mathematical and empirical models, and the encoded experience of earthquake engineers, structural engineers, geologists, seismologists, and geotechnical specialists. As with any model of complex physical systems, particularly those with low frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic events may differ from the results of simulation analyses. Furthermore, the accuracy of the loss estimations presented above is largely dependent on the accuracy and quality of the information and data supplied to RMS by Bank of America NT&SA.

       Zoning and Building Code Compliance. The Mortgage Loan Seller has examined whether the use and operation of the Mortgaged Properties related to the Conduit Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller has made no such examination of the Mortgaged Properties related to the Portfolio Mortgage Loans. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but the Mortgage Loan Seller does not consider them to be material.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full,

          (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan, or

          (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Conduit Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Conduit Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property not having an elevator, for at least a six month period).

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is a national banking association. The principal office of the Mortgage Loan Seller is in Charlotte, North Carolina. The Mortgage Loan Seller was formed by the merger on July 23, 1999 of Bank of America, N.A. (known prior to July 5, 1999 as NationsBank, N.A.) and Bank of America NT&SA (the "Merger"). The Mortgage Loan Seller is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning the Mortgage Loan Seller has been provided by the Mortgage Loan Seller. Neither the Depositor nor Banc of America Securities LLC (the "Underwriter") makes any representation or warranty as to the accuracy or completeness of such information.

     The table below reflects accounting losses and recoveries for Bank of America NT&SA's commercial term real estate mortgage portfolio while the assets were recorded as loans. The loans in this pool were selected from this category of loans. The commercial term mortgage portfolio is a subset of a larger real estate category and as such is not separately disclosed. The numbers shown have been extracted from the larger portfolio using methods believed to be accurate.

            BANK OF AMERICA NT&SA COMMERCIAL TERM MORTGAGE PORTFOLIO
                         LOAN LOSS HISTORY (PRE-MERGER)

                                                                LOSS      RECOVERY    NET LOSS
                                                                % OF        % OF        % OF
                                                              PRINCIPAL   PRINCIPAL   PRINCIPAL
YEAR                                                           BALANCE     BALANCE     BALANCE
----                                                          ---------   ---------   ---------
1989........................................................    0.66%       0.82%       (0.16)%
1990........................................................    0.90%       0.28%        0.62%
1991........................................................    0.87%       0.15%        0.72%
1992........................................................    0.55%       0.11%        0.44%
1993........................................................    0.98%       0.35%        0.63%
1994........................................................    0.51%       0.27%        0.25%
1995........................................................    0.46%       0.15%        0.31%
1996........................................................    0.18%       0.11%        0.07%
1997........................................................    0.19%       0.06%        0.12%
1998........................................................    0.03%       0.04%       (0.01)%
3 Year Average..............................................    0.13%       0.07%        0.06%
5 Year Average..............................................    0.27%       0.13%        0.15%
10 Year Average.............................................    0.53%       0.23%        0.30%

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Trust Formation Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) assigned, sold and transferred the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller was required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan so assigned by the Mortgage Loan Seller:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

          (8) in those cases where applicable, the original or a copy of the related ground lease.

     Some or all of the Mortgage Loans were instead transferred to the Trustee by a Delaware business trust wholly owned by the Mortgage Loan Seller (the "NB Owner Trust"). With respect to such Mortgage Loans, the Mortgage Loan Seller has nevertheless made the representations and warranties described below under "-- Representations and Warranties; Repurchases" and, at the direction of such business trust, has been required to deliver the documents listed above.

     The Trustee is required to review the documents delivered thereto by the Mortgage Loan Seller (regardless whether so delivered at the direction of the Depositor or the NB Owner Trust) with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein) and any interest on any Advances. However, with respect to Non-Specially Serviced Mortgage Loans only, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, then the Mortgage Loan Seller, shall have, with respect to Non-Specially Serviced Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     With respect to any Cross-Collateralized Mortgage Loan, the repurchase obligations of the Mortgage Loan Seller shall apply to any other Mortgage Loan with which such Mortgage Loan is cross-collateralized or cross-defaulted, but only if such other Mortgage Loans are materially and adversely affected by the default under, or breach of, the repurchased Mortgage Loan, or the removal of such Mortgage Loan from the Trust.

     The cure/repurchase obligations of the Mortgage Loan Seller will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage

Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     The Pooling Agreement required that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Trust Formation Date at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Conduit Mortgage Loans. In the Pooling Agreement, the Mortgage Loan Seller represented and warranted with respect to the Conduit Mortgage Loans, as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) the information set forth in the schedule of Conduit Mortgage Loans (the "Conduit Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of December 1, 1999 (the "Original Cut-off Date");

          (2) each Mortgage securing a Conduit Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Conduit Mortgage Loan and (e) if such Conduit Mortgage Loan is cross-collateralized with any other Conduit Mortgage Loan, the lien of the Mortgage for such other Conduit Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Conduit Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Conduit Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Conduit Mortgage Loan was as of the Original Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Conduit Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Conduit Mortgage Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Conduit Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Conduit Mortgage Loan;

          (10) in connection with or subsequent to the origination of the related Conduit Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Conduit Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Conduit Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (12) the proceeds of each Conduit Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Mortgage Note and Mortgage(s) for each Conduit Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Conduit Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) the related borrower's interest in each Mortgaged Property securing a Conduit Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Conduit Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Conduit Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller has also made representations, among other things, concerning the priority and certain terms of ground leases securing Conduit Mortgage Loans, and certain terms of the mortgage loan documents and other characteristics relating to Mortgaged Properties that are health care facilities. The Mortgage Loan Seller has also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Conduit Mortgage Loans to the Trustee, the Mortgage Loan Seller or the NB Owner Trust had good and marketable title to, and was the sole owner of, each Conduit Mortgage Loan and had full right and authority to sell, assign and transfer such Conduit Mortgage Loan. The Mortgage Loan Seller has also represented with respect to each Conduit Mortgage Loan that the related Mortgage File contains an appraisal of the Mortgaged Property, and that such appraisal and the related appraisal satisfy the requirements of Title XI of the Federal Financial Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Conduit Mortgage Loan and such breach materially and adversely affects the value of such Conduit Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Conduit Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Conduit Mortgage Loan (such possible additional cure period shall not apply on the event of a defect that causes the Conduit Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Conduit Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Conduit Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

     Portfolio Mortgage Loans. In the Pooling Agreement, the Mortgage Loan Seller represented and warranted with respect to the Portfolio Mortgage Loans, as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) The information set forth in the schedule of Portfolio Mortgage Loans (the "Portfolio Mortgage Loan Schedule") attached to the Pooling Agreement is true and correct in all material respects as of the Original Cut-off Date.

          (2) No Portfolio Mortgage Loan was as of the Original Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Mortgage Loan Seller.

          (3) Each Mortgage securing a Portfolio Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of delinquent real estate taxes and assessments or current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
     (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect to such Portfolio Mortgage Loan and (e) if such Portfolio Mortgage Loan is cross-collateralized with any other Portfolio Mortgage Loan, the lien of the Mortgage for such other Portfolio Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related borrower to timely pay in full the principal and interest on the Portfolio Mortgage Loan. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in personal property.

          (4) The lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Portfolio Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances. The premiums under such title insurance policy have been paid, and to the Mortgage Loan Seller's actual knowledge, each title insurance policy is in full force and effect and no claims have been made under any title insurance policy.

          (5) To the best of the Mortgage Loan Seller's knowledge, it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note.

          (6) There is no valid offset, defense or counterclaim to any Portfolio Mortgage Loan.

          (7) It has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          (8) At origination, each Portfolio Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Portfolio Mortgage Loan.

          (9) The proceeds of each Portfolio Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

          (10) The Mortgage(s) and Mortgage Note for each Portfolio Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Portfolio Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state antideficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles if equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (11) There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property.

          (12) Except as contained in the related Mortgage File, the terms of the Mortgage Note and Mortgage(s) for each Portfolio Mortgage Loan have not been impaired, waived, altered or modified in any material respect.

          (13) Except as identified in the Pooling Agreement, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

          (14) The related borrower's interest in each Mortgaged Property securing a Portfolio Mortgage Loan consist of a fee simple and/or leasehold estate or interest in real property.

          (15) All escrow deposits (including capital improvements and environmental remediation reserves) relating to each Portfolio Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller has also made representations concerning, among other things, the priority and certain terms of ground leases securing Portfolio Mortgage Loans, and certain terms of the mortgage loan documents and characteristics of the Mortgaged Properties. The Mortgage Loan Seller has also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Portfolio Mortgage Loan and had full right and authority to sell, assign and transfer such Portfolio Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the representations and warranties contained in the Pooling Agreement with respect to any Portfolio Mortgage Loan and such breach materially and adversely affects the value of such Portfolio Mortgage Loan or the interests of Certificate-holders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Portfolio Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding to cure such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Portfolio Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Portfolio Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, permissible index or customary prepayment penalties). In the event of discovery of a breach of the representation and warranty with respect to environmental conditions, the Mortgage Loan Seller will similarly have an opportunity to cure such breach. However, the breach will be deemed to have been cured if and only if the Special Servicer (or if the Mortgage Loan Seller shall be the Special Servicer, an independent party designated by the Master Servicer) shall have determined in good faith that (a) the Mortgage Loan Seller has either caused the condition that was the cause of such breach to be eliminated, or has established a reserve for the costs of remediating the condition that was the cause of such breach and has instituted a program which was reasonably expected to remediate such condition within two years after the program was instituted; (b) the estimated cost to cure is less than 50% of the then-outstanding principal balance of the loan (or 25% if such balance is greater than $3,000,000); and (c) retention of such Portfolio Mortgage Loan in the Mortgage Pool would not violate the Servicing Standard. None of the Master Servicer, the Special Servicer or the Trustee will be entitled to interest from the Trust on Advances made by it with respect to such Portfolio Mortgage Loan until any such environmental breach is cured or such loan is repurchased.

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Portfolio Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Portfolio Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller has been made as of the Trust Formation Date or such earlier date specifically provided for in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan due to the breach arising from events subsequent to the date which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted on the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

PORTFOLIO LOAN ENVIRONMENTAL POLICY

     As described above under "Representations and Warranties;
Repurchases -- Portfolio Mortgage Loans," with respect to each Portfolio Mortgage Loan, the Mortgage Loan Seller has represented and warranted that there are no material adverse environmental conditions on the related Mortgaged Properties as of the Trust Formation Date, and except to the extent such condition is covered by the Environmental Policy described below, the repurchase obligation described above (subject to the cure obligation also described above) is the sole remedy available to Certificateholders with respect to any such environmental condition arising on or prior to the Trust Formation Date.

     The Mortgage Loan Seller, in pursuing a cure or following its repurchase of a Portfolio Mortgage Loan with respect to any related Mortgaged Property as to which such an environmental condition arose prior to the Trust Formation Date, may have the benefit of an environmental insurance policy (the "Environmental Policy") issued by Steadfast Insurance Company (the "Environmental Insurer"). The Trust Fund may also have the benefit of the Environmental Policy with respect to any such environmental condition covered by such Environmental Policy arising prior to or after the Trust Formation Date. If there is a default with respect to the related Mortgage Loan, the Environmental Policy provides coverage for adverse environmental conditions in an amount generally equal to the lesser of the outstanding principal balance of such Mortgage Loan or the estimated cleanup costs. The Environmental Policy is subject to coverage limits of $10,000,000 per occurrence and $50,000,000 in the aggregate. Because each of the Mortgage Loan Seller and the Trustee are named insureds under the Environmental Policy, claims paid to the Mortgage Loan Seller in respect of environmental conditions arising on or prior to the Trust Formation Date will reduce the remaining coverage available for claims by the Trustee (or the Servicer on its behalf), and vice versa.

     The Environmental Insurer is a member of the Zurich U.S. group of pooled companies, which has been assigned an "AA+" rating from S&P and an "A+" rating from A.M. Best.

     The Environmental Policy relates only to Portfolio Mortgage Loans, and provides no coverage in respect of any mortgaged property relating to any Conduit Mortgage Loan.

                        SERVICING OF THE MORTGAGE LOANS
GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for third parties or generally services and administers comparable mortgage loans or assets, as applicable, owned by it, whichever servicing procedure is of a higher standard;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (1) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (2) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Master Servicer's obligation to make Advances (as defined herein); (4) the Special Servicer's obligation to make Emergency Advances (as defined herein) or to direct the Master Servicer to make Servicing Advances (as defined herein); and
(5) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred

(each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days and such borrower has not delivered to the Master Servicer a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, a Servicing Transfer Event will be deemed to have occurred); (2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (3) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days and such borrower has not delivered to the Master Servicer a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such payment (provided that if such refinancing does not occur during such time, a Servicing Transfer Event will be deemed to have occurred); (4) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (6) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (7) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (3), (5),
     (6) and (7) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (8) of the preceding paragraph, such proceedings are terminated.

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions. In addition, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified in writing thereof and having been provided with all reasonably requested information with respect thereto --

     - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those Specially Serviced Mortgage Loans as come into and continue in default;

     - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

     - any proposed sale of a defaulted Mortgage Loan or any related REO Property, other than in connection with the termination of the trust as described under "Description of the Certificates -- Termination" in this prospectus supplement, for less than the Purchase Price;

     - any acceptance of a discounted payoff;

     - any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     - any release of collateral for a Mortgage Loan, other than in accordance with the terms of, or upon satisfaction of, that Mortgage Loan;

     - any acceptance of substitute or additional collateral for a Mortgage Loan, other than in accordance with the terms of that Mortgage Loan;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     - any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, except as otherwise described below, that Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such actions as the Directing Certificateholder may consider advisable or as to which provision is otherwise made in the Pooling Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the Directing Certificateholder, as contemplated by either of the two preceding paragraphs, may --

     - require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC;

     - result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions;

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     - expose the Master Servicer, the Special Servicer, the Depositor, the
       Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability; or

     - materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities under the Pooling Agreement.

     The Special Servicer is to disregard any such advice, direction or objection that does so. Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder for any action to be taken by the Special Servicer with respect to any particular Specially Serviced Mortgage Loan if --

     - the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Mortgage Loan, and

     - for 60 days following the first such notice, the Directing
       Certificateholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     The Directing Certificateholder will have no liability to the Certificateholders for taking any action, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgement. The Directing Certificateholder may, and is permitted under the Pooling Agreement to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then lowest principal payment priority with at least two percent of the initial Class principal balance outstanding). The Controlling Class as of the Delivery Date will be the Class N Certificates.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

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THE MASTER SERVICER

     Midland Loan Services, Inc. ("Midland"), a wholly-owned subsidiary of PNC Bank, National Association, is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of August 31, 2000, Midland was responsible for the servicing of approximately 13,938 commercial and multifamily loans with a principal balance of approximately $48.8 billion. The collateral for these loans is located in all 50 states, Puerto Rico, Canada and the District of Columbia. Approximately 9,948 loans with a total principal balance of approximately $39.3 billion pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hotel/motel and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P and Moody's. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     The Master Servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insight(sm), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(sm) through the Master Servicer's website, www.midlandls.com. The Master Servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(sm). Specific questions about portfolio, loan and property performance may be sent to the Master Servicer via e-mail at askmidland@midlandls.com.

     The information set forth herein concerning the Master Servicer has been provided by Midland and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will act as the special servicer (the "Special Servicer") pursuant to the Pooling Agreement. GMACCM is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is in turn a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     As of June 30, 2000, GMACCM was the special servicer of a portfolio of multifamily and commercial loans totaling approximately $43 billion in aggregate outstanding principal amount.

     The information set forth herein concerning the Special Servicer has been provided by GMACCM and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the

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Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See " -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The "Master Servicing Fee Rate" will range from 0.09075% to 0.29075% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.13798% per annum as of the Cut-off Date. In the event that Midland shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to Certificateholders. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan other than a Specially-Serviced Mortgage Loan (a "Non-Specially Serviced Mortgage Loan"), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Non-Specially Serviced Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at 0.01% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby
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Fee" will accrue with respect to each Mortgage Loan (including a Specially
Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received with respect to such Mortgage Loan (or be advanced if such fees are insufficient). The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any defaulted Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees (except that with respect to Portfolio Mortgage Loans that are not Specially Serviced Mortgage Loans, the

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Master Servicer and the Special Servicer may choose to divide such fees as they see fit), "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Conduit Mortgage Loan that is primary serviced by the Mortgage Loan Seller, a Portfolio Mortgage Loan or a Specially Serviced Mortgage Loan (if, but only if, such Default Interest is allocable to the period such Mortgage Loan was a Specially Serviced Mortgage Loan)), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Conduit Mortgage Loan that is primary serviced by the Mortgage Loan Seller or any Portfolio Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. Additionally, Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will only be required to make Servicing Advances if such a Servicing Advance must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (each such Servicing Advance, an "Emergency Advance"). The Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made as an Emergency Advance thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Servicing Advances other than Emergency Advances will be made by the Master Servicer. However, the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance). The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request.

     If (i) the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but does not make such Servicing Advance within two business days after the Special Servicer receives notice from the Trustee or the Master Servicer of failure to make such Servicing Advance, the Master Servicer will, if it has actual knowledge of such failure on the part of the Special Servicer, make such Servicing Advance, and if the Master Servicer fails to make such Servicing Advance, then within one business day after the Master Servicer receives notice from the Trustee of its failure to make such Servicing Advance, and/or
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(ii) the Master Servicer is required under the Pooling Agreement to make a
Servicing Advance, but does not make such Servicing Advance within one business day after the Master Servicer receives notice from the Trustee of failure to make such Servicing Advance, then if the Trustee has actual knowledge of such failure on the part of the Master Servicer in either of clause (i) or (ii) above, it will be required to make such Servicing Advance.

     Notwithstanding the foregoing, the Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2000, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2000, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Special Servicer (as to Specially Serviced Mortgage Loans, and, where applicable, as to consents to actions of the Master Servicer) and, to a limited extent, the Master Servicer (as to Non-Specially Serviced
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Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception, the Master Servicer shall not agree to any modification, waiver or amendment of any term of, with respect to, any Mortgage Loan without the consent of the Special Servicer (which shall decide whether to withhold or grant such consent in accordance with the Servicing Standard) and neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) the Special Servicer shall not, in the case of Specially Serviced Mortgage Loans, permit (or, in the case of Non-Specially Serviced Mortgage Loans, consent to the Master Servicer's permitting) any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) if required by a Rating Agency, the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from such Rating Agency that such addition or substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates;

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the mortgage loans in effect on the Trust Formation Date, the Special Servicer shall not, in the case of Specially Serviced Mortgage Loans, release (or, in the case of Non-Specially Serviced Mortgage Loans, consent to the Master Servicer's releasing) release any collateral securing an outstanding Mortgage Loan; and

          (vi) except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other foregoing actions, with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Servicing Standard.

In addition, assumptions of Non-Specially Serviced Mortgage Loans will also require the consent of the Special Servicer (which consent shall be granted or withheld in accordance with the Servicing Standard). Notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Master Servicer will not be required to seek the consent of the Special Servicer or any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 5 business days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 5 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would maximize the recovery of such Mortgage Loan on a present value basis. Such offer is to be made in a commercially reasonable manner. Unless the Special Servicer determines that acceptance of any offer would not be in the best interest of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such

Mortgage Loan. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     Subject to the foregoing and other requirements of the Code for maintaining the status of "foreclosure property", however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2001, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000 or greater than or equal to 2% of the then current aggregate principal balance of the Mortgage Pool, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, as described in the following sentence, the Special Servicer. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property within 60 days after servicing of the related Mortgage Loan is transferred thereto and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Depositor originally issued its Commercial Mortgage Pass-Through Certificates, Series 2000-1 (the "Certificates") on December 21, 1999 (the "Trust Formation Date"), pursuant to a Pooling and Servicing Agreement, dated as of the Original Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller (the "Original Pooling Agreement"). Interests in the trust established by the Original Pooling Agreement corresponding to the Offered Certificates and the Class G, Class H and Class K Certificates were issued to the Mortgage Loan Seller in partial consideration for the Mortgage Loans. On February 16, 2000 (the "First Amendment Date"), the Mortgage Loan Seller transferred interests corresponding to the Class X, Class G, Class H and Class K Certificates to the Depositor, the Depositor transferred such interests to the Trustee in exchange for the newly structured Class X, Class G, Class H and Class K Certificates (the Original Pooling Agreement, as so amended and restated, is referred to in this prospectus supplement as the "First Amended Pooling Agreement"). On and as of September 27, 2000 (the "Delivery Date"), the Mortgage Loan Seller will transfer interests corresponding to the Offered Certificates to the Depositor, the Depositor will transfer such interests to the Trustee in exchange for the Offered Certificates, and the First Amended Pooling Agreement will be amended and restated in accordance with its terms to enable the issuance of the Offered Certificates. The First Amended Pooling Agreement, as so amended and restated, is referred to in this prospectus supplement as the "Pooling Agreement". On or about the Delivery Date, the Certificates will be collectively redesignated as the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-1.

     The Offered Certificates, together with the Non-Offered Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Commencement Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Commencement Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of twenty-two classes (each, a "Class") to be designated as: (i) the Class A-1A Certificates, the Class A-2A Certificates, the Class A-1B Certificates, the Class A-2B Certificates and the Class A-3B Certificates (collectively, the "Class A Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates, the Class R-IIIU Certificates and the Class R-IV Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class G, Class H, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Non-Offered Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, and Class A-3B Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Sequential Pay Certificates will have the following Certificate Balances or Notional Amount, as the case may be, (in each case, subject to a variance of plus or minus 5%):

                                                                  APPROXIMATE
                                               CERTIFICATE          PERCENT      APPROXIMATE
                                                BALANCE OR          OF POOL        CREDIT
                  CLASS                     NOTIONAL AMOUNT(1)    BALANCE(1)     SUPPORT(1)
                  -----                     ------------------    -----------    -----------
Class A-1A................................     $153,230,577          19.87%         26.58%
Class A-2A................................     $299,000,640          38.77%         26.58%
Class A-1B................................     $ 55,591,451           7.21%         26.58%
Class A-2B................................     $ 38,390,866           4.98%         26.58%
Class A-3B................................     $ 19,967,220           2.59%         26.58%
Class X...................................     $771,179,585            N/A            N/A
Class B...................................     $ 40,999,766           5.32%         21.27%
Class C...................................     $ 35,142,657           4.56%         16.71%
Class D...................................     $ 11,714,219           1.52%         15.19%
Class E...................................     $ 27,333,177           3.54%         11.65%
Class F...................................     $ 11,714,219           1.52%         10.13%
Class G...................................     $ 11,714,219           1.52%          8.61%
Class H...................................     $ 19,523,698           2.53%          6.08%
Class K...................................     $  3,904,740           0.51%          5.57%
Class L...................................     $ 15,618,958           2.03%          3.54%
Class M...................................     $  7,809,479           1.01%          2.53%
Class N...................................     $ 19,523,699           2.53%           N/A

---------------------

(1) As of the Delivery Date (assuming receipt of all scheduled payments through the Commencement Date and there are no prepayments other than those actually received prior to the Commencement Date).

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each

Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount ("Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B and Class C Certificates will, for any Distribution Date, at all times, be equal to the rate set forth on the cover of this prospectus supplement. However, the Pass-Through Rates of the Class A-2A, Class A-2B, Class A-3B, Class B and Class C Certificates will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Pass-Through Rate for the Class D Certificates for the October 2000 Distribution Date will equal approximately 7.6463% per annum. The Pass-Through Rate applicable to the Class D Certificates for each subsequent Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate minus 0.1025% per annum. The Pass-Through Rates for the Class E and Class F Certificates for the October 2000 Distribution Date will equal approximately 7.7488%, and 7.7488% per annum, respectively. The Pass-Through Rates applicable to the Class E and Class F Certificates for each subsequent Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate.

     The Pass-Through Rate applicable to the Class X Certificates for the October 2000 Distribution Date will equal approximately 0.5466% per annum. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date), such that the interest accrued at such Pass-Through Rate on the Notional Amount of the Class X Certificates will, in general, equal the sum of the amounts by which interest accrued at the Weighted Average Net Mortgage Rate on an amount equal to the Certificate Balance of each Class of Sequential Pay Certificates exceeds the interest accrued at the applicable Pass-Through Rate on such Class.

     The Pass-Through Rate applicable to the Class G, Class H, Class K, Class L, Class M and Class N Certificates will, for any Distribution Date, be equal to 6.85%, 6.85%, 6.85%, 6.00%, 6.00% and 6.00% per annum, respectively.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Trust Formation Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (2) prior to the due date in March, will be the per annum rate stated in the related Mortgage Note. As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans ranged from 6.626% per annum to 9.606% per annum, with a weighted average Net Mortgage Rate of 7.750% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ends on the Determination Date in the calendar month in which such Distribution Date occurs; provided, however, that with respect to one Mortgage Loan (Mortgage Loan number 3018413 (Apple Apartments)), the Collection Period for any Distribution Date will be the period commencing on and including the eleventh day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Commencement Date) and ending on and including the tenth day in the calendar month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in October 2000. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (v) amounts deposited in the Certificate Account in error; and

          (vi) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year other than in the case of the Actual 365/360 Mortgage Loan), an amount equal to the related Withheld Amount.

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently from the Available Distribution Amount, pro rata, to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to the Class A-1A, and Class A-2A Certificates, in that order, in reduction of the Certificate Balances thereof until the Certificate Balances thereof have been reduced to zero, an amount up to the Group A Senior Certificate Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) sequentially, to the Class A-1B, Class A-2B, Class A-3B, Class A-1A and Class A-2A Certificates, in reduction of the Certificate Balances thereof, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (2) until the Certificate Balance of each such Class is reduced to zero;

          (4) to reimburse the holders of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, and Class A-3B Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (5) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) and (3) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class K

     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class M Certificates, up to any amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holder of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (34) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29) and (32) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at 0.01% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date pro rata to each Class of Certificates, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Group A Senior Certificate Principal Distribution Amount" will be, with respect to Group A, and any Distribution Date, the portion of the Principal Distribution Amount for Group A for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds, and income received in connection with the operation of an REO Property ("REO Income").

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Group A during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1A, Class A-2A, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-2A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Group A collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Mortgage Loans in Group A collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Group B during the related Collection Period will be distributed by the Trustee to the Class A-1B, Class A-2B and Class A-3B Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Mortgage Loans in Group B, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and
(c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Group B collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Mortgage Loans in Group B collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which

(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and
(b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and
(y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class G, Class H, Class K, Class L, Class M or Class N Certificates. Instead, after the Certificate Balances of the Class A-1A, Class A-2A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans in Group A will be distributed to the holders of the Class X Certificates. Similarly, after the Certificate Balances of the Class A-1B, Class A-2B and Class A-3B Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans in Group B will be distributed to holders of the Class X Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of

Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class N, Class M, Class L, Class K, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences --
REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospec-

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tus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an "Interest Reserve Account" in the name of the Master Servicer for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan (other than the Actual 365/360 Mortgage Loan) which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and remit such amount to the Trustee for distribution to the Certificateholders. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Master Servicer will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (other than the portion thereof corresponding to the Standby Fee), Liquidation Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the

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Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan, but only if such Mortgage Loan is a Portfolio Mortgage Loan, a Conduit Mortgage Loan primary serviced by the Mortgage Loan Seller, or a Specially Serviced Mortgage Loan (to the extent such items accrued after such Mortgage Loan became a Specially Serviced Mortgage Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Special Servicer is diligently and in good faith proceeding to obtain such appraisal) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months; provided, however, an appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of $2,000,000 or less, only, consist solely of an internal valuation performed by the Special Servicer. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined by the Special Servicer and verified by the Master Servicer as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date and as of each Determination Date thereafter) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated,
(iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item and net of
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

any reserves for debt service coverage, capital expenditures and replacement reserves), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the time period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for three consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and, subject to verification by the Master Servicer, report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties); (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal
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     balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day prior to each Distribution Date (beginning in April 2000), and the Trustee is to provide or make available, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically to any interested party including the Rating Agencies, the underwriters of the Certificates and any party to the Pooling Agreement via the Trustee's Website:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the end of the Collection Period for the related Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property, or as to which the related borrower has filed for bankruptcy.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer; provided however, that such information may be shown as part of the reports described above and other Commercial Mortgage Securities Association ("CMSA") form reports in lieu of in a separate report.

     In addition, on the second Business Day prior to each Distribution Date (beginning in April 2000), the Master Servicer will deliver to the Trustee, the Special Servicer and the Rating Agencies a list of all Mortgage Loans the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans based on criteria described in the Pooling Agreement.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will, based upon such operating statements or rent rolls prepare (or, if previously prepared, update) the written analysis of the operations (the "Operating Statement Analysis Report"), and the Special Servicer will remit each Operating Statement Analysis Report prepared by it or the related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. Certain information in each Operating Statement Analysis Report will be normalized using standard CMSA methodology as modified from time to time. All Operating Statement Analysis Reports and worksheets showing computations made to normalize annual net cash flow and debt service coverage numbers ("Operating Statement Analysis Worksheets") will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward copies thereof to the Trustee, the Directing Certificateholder, each Rating Agency requesting such copies and, upon written request any Certificateholder, or to the extent the Trustee or a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports on the
                                      S-88
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Trustee's Website. The Trustee's Website will initially be located at
"www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file and CMSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other Interested Party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for Interested Parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Trust Formation Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as
                                      S-89
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applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and
(b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 97.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 3.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus. GMAC Commercial Mortgage Corporation is the initial holder of one or more classes of the Non-Offered Certificates, and continues to be the holder of one or more classes of Non-Offered Certificates, and as such, is entitled to Voting Rights.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, National Association ("Wells Fargo Bank")) will act as Trustee pursuant to the Pooling Agreement. Wells Fargo Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank's principal office is located at Wells Fargo, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Wells Fargo Bank's offices in Minneapolis. Wells Fargo Bank otherwise conducts its trustee and securities administration services, including administration of the Trust

Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Wells Fargo Bank maintains a trust office in New York City located at 45 Broadway, 12th Floor, New York, New York 10004. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than "AA" by Moody's and "AA" by S&P (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). See "The Pooling and Servicing Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and
"-- Resignation and Removal of the Trustee" in the accompanying prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. The yield to maturity on the Class A-1A and Class A-2A Certificates is sensitive to the rate and timing of Principal Prepayments and other unscheduled collections on the Mortgage Loans in Group A (including collections made in connection with liquidations of such Mortgage Loans due to defaults, casualties or condemnations affecting such Mortgage Loans and purchases of such Mortgage Loans out of the Trust Fund). Similarly, the yield to maturity on the Class A-1B, Class A-2B and Class A-3B Certificates is sensitive to the rate and timing of Principal Prepayments and other unscheduled collections on the Mortgage Loans in Group B (including collections made in connection with liquidations of such Mortgage Loans due to defaults, casualties, or condemnations affecting such Mortgage Loans and purchases of such Mortgage Loans out of the Trust Fund).

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) pro rata in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay out of certain net cash flow from the related Mortgaged Property.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). The columns headed "Scenario 1," "Scenario 2," "Scenario 3," "Scenario 4," "Scenario 5" and "Scenario 6" in the following tables assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, and, in the case of the Group A Mortgage Loans only, during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the following CPRs:

                                      SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                                      ----------   ----------   ----------   ----------   ----------   ----------
Group A Mortgage Loans..............     0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
Group B Mortgage Loans..............     0.00%        3.00%        4.50%        6.00%        7.50%         9.00%

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E and Class F Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date but with balances adjusted to reflect their actual balances as of the Commencement Date, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein,
(iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Mortgage

Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account") and further that the Mortgage Loan that accrues interest on an Actual 365/360 Basis (Loan Number 3041985) accrues interest instead on an Actual/360 Basis, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, commencing in October 2000, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, in the case of the Group A Mortgage Loans, yield maintenance period ("YMP"), if any, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein,
(viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and all Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 15th day of each month, commencing in October 2000, (xii) the Offered Certificates are settled on September 27, 2000 (the "Settlement Date") and (xiii) there are no prepayments other than those actually received prior to the Commencement Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-1A CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................     89.81        89.81        89.81        89.81        89.81        89.81
September 15, 2002..................     85.41        85.41        85.41        85.41        85.41        85.41
September 15, 2003..................     80.01        80.01        80.01        80.01        80.01        80.01
September 15, 2004..................     72.26        72.26        72.26        72.26        72.26        72.26
September 15, 2005..................     66.03        66.03        66.03        66.03        66.03        66.03
September 15, 2006..................     54.17        54.17        54.17        54.17        54.17        54.17
September 15, 2007..................     40.23        40.23        40.23        40.23        40.23        40.23
September 15, 2008..................      9.93         9.93         9.93         9.93         9.93         9.93
September 15, 2009..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      5.50         5.50         5.50         5.50         5.50         5.50

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-2A CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................      9.88         9.88         9.88         9.88         9.88         9.88
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      8.79         8.79         8.79         8.79         8.79         8.79

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-1B CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................     82.66        77.03        74.22        71.41        68.59        65.78
September 15, 2002..................     70.26        59.90        54.84        49.86        44.96        40.14
September 15, 2003..................     53.84        39.97        33.35        26.93        20.72        14.70
September 15, 2004..................     26.46        11.39         4.35         0.00         0.00         0.00
September 15, 2005..................     10.78         0.00         0.00         0.00         0.00         0.00
September 15, 2006..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      2.91         2.38         2.18         2.00         1.85         1.71

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-2B CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00        96.59        87.33        78.51
September 15, 2005..................    100.00        91.93        81.14        71.01        61.50        52.59
September 15, 2006..................     78.02        56.31        46.64        37.70        29.44        21.83
September 15, 2007..................     36.07        19.16        11.80         5.11         0.00         0.00
September 15, 2008..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      6.46         6.03         5.77         5.50         5.21         4.96

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-3B CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00        98.12        87.51
September 15, 2008..................     36.23        28.39        25.06        22.08        19.42        17.04
September 15, 2009..................     18.81        14.30        12.43        10.78         9.33         8.05
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      8.03         7.83         7.74         7.66         7.59         7.49

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS B CERTIFICATES UNDER THE SPECIFIED SCENARIOS
           (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      9.05         9.05         9.05         9.05         9.05         9.05

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER THE SPECIFIED SCENARIOS
           (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      9.07         9.07         9.07         9.07         9.07         9.07

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS D CERTIFICATES UNDER THE SPECIFIED SCENARIOS
           (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      9.13         9.13         9.13         9.13         9.13         9.13

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS E CERTIFICATES UNDER THE SPECIFIED SCENARIOS
           (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      9.13         9.13         9.13         9.13         9.13         9.13

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS F CERTIFICATES UNDER THE SPECIFIED SCENARIOS
           (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS
                       AND YMP ON GROUP A MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Initial Percentage..................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
September 15, 2001..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2002..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2003..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2004..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2005..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2006..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2007..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2008..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2009..................    100.00       100.00       100.00       100.00       100.00       100.00
September 15, 2010..................      0.00         0.00         0.00         0.00         0.00         0.00
Weighted Average Life (years).......      9.13         9.13         9.13         9.13         9.13         9.13

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the CPRs specified for each Scenario below based on the Maturity Assumptions, except that with respect to the collection of Prepayment Premiums it was assumed, as specifically indicated in a particular table, that 0% or 100% of any Prepayment Premium is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

                                               SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                                               ----------   ----------   ----------   ----------   ----------
Group A Mortgage Loans
     During YMP..............................     0.00%        0.00%        0.00%        0.00%        0.00%
     During Fixed Penalty/Open Period........     0.00%       25.00%       50.00%       75.00%      100.00%
Group B Mortgage Loans
     During YMP..............................     6.00%        6.00%        6.00%        6.00%        6.00%
     During Fixed Penalty/Open Period........     0.00%       25.00%       50.00%       75.00%      100.00%

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
       OF THE CLASS X CERTIFICATES (0% COLLECTION OF PREPAYMENT PREMIUMS) (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON GROUP A
                                MORTGAGE LOANS)

ASSUMED                       CPR PREPAYMENT SCENARIO
PURCHASE   --------------------------------------------------------------
 PRICE     SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
--------   ----------   ----------   ----------   ----------   ----------
3.15237%      9.51%        9.50%        9.49%        9.47%        9.30%

                        PRE-TAX YIELD TO MATURITY (CBE)
      OF THE CLASS X CERTIFICATES (100% COLLECTION OF PREPAYMENT PREMIUMS) (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON GROUP A
                                MORTGAGE LOANS)

ASSUMED                       CPR PREPAYMENT SCENARIO
PURCHASE   --------------------------------------------------------------
 PRICE     SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
--------   ----------   ----------   ----------   ----------   ----------
3.15237%     10.26%       10.25%       10.24%       10.23%       10.06%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase interests in the Trust from the Mortgage Loan Seller as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, five separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I," "REMIC II," "REMIC III," "REMIC IIIU," and "REMIC IV", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II, REMIC III, REMIC IIIU and REMIC IV consist of certain uncertificated "regular interests" in a numerically preceding REMIC and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the Offered Certificates evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC IV, and (ii) the REMIC Residual Certificates represent the sole class of "residual interests" in the related REMICs. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will continue to qualify as a REMIC and REMIC IIIU and REMIC IV will qualify as REMICs under the Code. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The Startup Day of REMIC I and REMIC II is the Trust Formation Date. The Startup Day of REMIC III is February 16, 2000. The Startup Day of REMIC IIIU and REMIC IV is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and
"-- Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Sequential Pay Certificates the Prepayment Assumption will be

0% CPR as to the Conduit Mortgage Loans and 6% CPR as to the Group B Loans. See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay. For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Class X Certificates, the Prepayment Assumption will be 0% on the Mortgage Loans through Lock-Out and Yield Maintenance Periods and prepayments at 100% CPR thereafter, except that in the case of the Group B Mortgage Loans, 6% CPR was assumed after the expiration of the applicable Lock-Out Periods, if any, through Yield Maintenance Periods, and 100% CPR thereafter.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 26.6%, 2.0% and 5.8% of the Initial Pool Balance were Mortgage Loans secured by multifamily properties, mobile home community properties and health care properties, respectively. None of the foregoing characterizations will apply to the extent the Mortgage Loans have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. Furthermore, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax
Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring information relating to original issue discount on REMIC Regular Certificates to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation (predecessor in interest to Bank of America Corporation) an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager with respect to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B and Class X Certificates (collectively, the "Senior Certificates").

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch, Inc. ("Fitch"), Moody's and S&P. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "AAA" by S&P, and "Aaa" by Moody's. As of the Trust Formation Date, the fourth general condition set forth above was satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Offered Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     The characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the current requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Sections I and III of PTCE 95-60 or Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the accompanying prospectus.

     The Department of Labor has proposed amendments (the "Proposed Amendments") to the Exemption that, if finalized in current form, generally will be effective as of August 23, 2000. Among other changes, it is anticipated that the amended Exemption would permit Plans to purchase subordinated Certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A, Class X and the Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies. None of the other Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Banc of America Securities LLC (the "Underwriter") (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 103.53% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating Agencies"):

CLASS                                                           MOODY'S    S&P
-----                                                           -------    ----
Class A-1A..................................................      Aaa      AAA
Class A-2A..................................................      Aaa      AAA
Class A-1B..................................................      Aaa      AAA
Class A-2B..................................................      Aaa      AAA
Class A-3B..................................................      Aaa      AAA
Class X.....................................................      Aaa      AAA
Class B.....................................................      Aa2       AA
Class C.....................................................      A2        A
Class D.....................................................      A3        A-
Class E.....................................................     Baa2      BBB
Class F.....................................................     Baa3      BBB-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date is November 15, 2031 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, we note that S&P considered the claims-paying ratings of the Environmental Insurer in assigning its ratings to the Offered Certificates; accordingly, the downgrade, withdrawal or qualification of the ratings applicable to the Environmental Insurer could have a corresponding effect on the ratings assigned to one or more Classes of the Offered Certificates. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                      ----
224-246 Worth Avenue Loan........         S-41
256 Worth Avenue Loan............         S-41
30/360 Basis.....................   S-36, S-94
30/360 Mortgage Loans............         S-36
411 North Akard Loan.............         S-39
Accrued Certificate Interest.....         S-80
ACMs.............................         S-47
Actual/360 Basis.................         S-36
Actual/360 Mortgage Loans........         S-36
Additional Trust Fund Expenses...         S-83
Administrative Fee Rate..........    S-74, A-1
Administrative Fees..............         S-91
Advances.........................   S-15, S-66
Annual Debt Service..............          A-1
Appraisal Reduction Amount.......         S-85
Appraisal Value..................          A-1
Assumed Monthly Payment..........         S-81
Available Distribution Amount....   S-12, S-76
Balloon..........................          A-1
Balloon Loan.....................         S-37
Balloon Payment..................         S-37
Base Interest Fraction...........         S-81
Beds.............................          A-4
Cash Flow........................          A-1
CBE..............................        S-100
Certificate Balance..............         S-73
Certificate Owner................         S-73
Certificate Registrar............         S-73
Certificateholders...............         S-11
Certificates.....................         S-72
Class............................         S-72
Class A Certificates.............         S-72
Class X Certificates.............         S-72
CMSA.............................         S-88
Code.............................         S-33
Collateral Substitution
  Deposit........................         S-38
Collection Period................         S-75
Commencement Date................          S-8
Commercial Loan..................         S-35
Commercial Mortgaged Property....         S-35
Conduit Mortgage Loan Schedule...         S-54
Conduit Mortgage Loans...........    S-9, S-35
Controlling Class................         S-62
Controlling Class
  Certificateholder..............         S-62
Corrected Mortgage Loan..........         S-60
Cross-Collateralized Mortgage
  Loans..........................         S-35
Cut-off Date.....................         S-35
Cut-off Date Balance.............    S-9, S-35

                                      PAGE
                                      ----
Cut-off Date Loan-to-Value
  Ratio..........................          A-2
Cut-off Date LTV.................          A-2
Cut-off Date LTV Ratio...........          A-2
Default Interest.................         S-66
DEF..............................          A-2
Defeasance Lock-Out Period.......         S-38
Defeasance Option................         S-38
Definitive Certificate...........         S-73
Delinquent Loan Status Report....         S-87
Depositor........................          S-8
Delivery Date....................         S-72
Determination Date...............    S-9, S-75
Directing Certificateholder......         S-62
Discount Rate....................          A-2
Distributable Certificate
  Interest.......................         S-80
Distribution Date................         S-75
Distribution Date Statement......         S-86
DTC..............................   S-16, S-73
Due Date.........................         S-36
Edwards..........................         S-21
Emergency Advance................         S-66
Environmental Insurer............         S-59
Environmental Policy.............         S-59
ERISA............................        S-103
Excluded Plan....................        S-105
Exemption-Favored Party..........        S-103
Exemption........................        S-103
Expenses.........................          A-1
Fiega Loans......................         S-44
FIRREA...........................         S-49
First Amendment Date.............         S-72
First Amended Pooling
  Agreement......................         S-72
Fitch............................        S-104
Form 8-K.........................         S-58
Fully Amortizing.................          A-2
GAAP.............................          A-2
GMACCM...........................         S-63
Group............................    S-9, S-35
Group A Senior Certificate
  Principal Distribution
  Amount.........................   S-12, S-81
Historical Loan Modification
  Report.........................         S-87
Historical Loss Report...........         S-87
Initial Pool Balance.............    S-9, S-35
Innkeepers.......................         S-44
Innkeepers Loan..................         S-42
Int. Rate Diff...................          A-2
Interest Reserve Account.........         S-84
Interested Person................         S-69

                                      PAGE
                                      ----
Leasable Square Footage..........          A-3
Lease Agreements.................         S-43
Liquidation Fee..................         S-65
Liquidation Fee Rate.............         S-65
Lock-out Period..................         S-37
LOP..............................         S-95
MAI..............................         S-49
Major Tenants....................         S-46
Master Servicer..................          S-8
Master Servicer Remittance
  Date...........................         S-84
Master Servicing Fee.............         S-64
Master Servicing Fee Rate........         S-64
Maturity.........................          A-3
Maturity Assumptions.............         S-94
Maturity Date....................          A-3
Maturity Date Balance............          A-3
Maturity Date Loan-to-Value
  Ratio..........................          A-2
Maturity Date LTV................          A-2
Merger...........................         S-52
Midland..........................         S-63
Mobile Home Properties...........         S-27
Modified Mortgage Loan...........         S-86
Money Market Rate................          A-3
Monthly Discount Rate............          A-3
Monthly Payments.................         S-36
Moody's..........................        S-107
Mortgage.........................         S-35
Mortgage Loan Seller.............          S-8
Mortgage Loans...................    S-9, S-35
Mortgage Note....................         S-35
Mortgage Pool....................          S-9
Mortgage Rate....................         S-36
Mortgaged Property...............         S-35
Most Recent DSCR.................          A-4
Most Recent End Date.............          A-4
Most Recent Expenses.............          A-4
Most Recent Cash Flow............          A-4
Most Recent Revenues.............          A-4
Movie Theater....................         S-21
Multifamily Loan.................         S-35
Multifamily Mortgaged Property...         S-35
NB Owner Trust...................         S-53
Net Aggregate Prepayment Interest
  Shortfall......................         S-80
Net Mortgage Rate................         S-74
Net Rentable Area(SF)............          A-3
Non-Offered Certificates.........         S-72
Nonrecoverable Advances..........         S-85
Nonrecoverable P&I Advance.......         S-85
Nonrecoverable Servicing
  Advance........................         S-67

                                      PAGE
                                      ----
Non-Specially Serviced Mortgage
  Loan...........................         S-64
Notional Amount..................         S-74
Occupancy Percent................          A-4
Occupancy %......................          A-4
Offered Certificates.............   S-11, S-72
Open Period......................         S-37
Operating Statement Analysis
  Report.........................         S-88
Operating Statement Analysis
  Worksheets.....................         S-88
Original Pooling Agreement.......         S-72
Participants.....................         S-73
Party in Interest................        S-104
Pass-Through Rate................         S-12
Permitted Encumbrances...........   S-54, S-56
Permitted Investments............         S-64
P&I Advance......................   S-15, S-84
Plan.............................        S-103
Plan Assets......................        S-103
Pooling Agreement................         S-72
Portfolio Mortgage Loan
  Schedule.......................         S-56
Portfolio Mortgage Loans.........    S-9, S-35
Prepayment Interest Excess.......         S-64
Prepayment Interest Shortfall....         S-64
Prepayment Premium...............         S-37
Prepayment Premium Period........         S-37
Principal Distribution Amount....         S-80
Proposed Amendments..............        S-105
PTE..............................        S-103
Purchase Price...................         S-53
Rated Final Distribution Date....        S-107
Rating Agencies..................  S-17, S-107
Realized Losses..................         S-83
Record Date......................         S-76
Reimbursement Rate...............         S-85
Related Loans....................          A-4
Related Proceeds.................         S-66
Release Date.....................         S-38
REMIC............................        S-101
REMIC Administrator..............         S-91
REMIC I..........................        S-101
REMIC II.........................        S-101
REMIC III........................        S-101
REMIC IIIU.......................        S-101
REMIC IV.........................        S-101
REMIC Regular Certificates.......         S-72
REMIC Residual Certificates......   S-12, S-72
REO Extension....................         S-70
REO Income.......................         S-81
REO Property.....................         S-60
REO Status Report................         S-88

                                      PAGE
                                      ----
REO Tax..........................        S-102
Required Appraisal Date..........         S-85
Required Appraisal Loan..........         S-85
Restricted Group.................        S-104
Revenues.........................          A-1
RMS..............................         S-50
Rooms............................          A-4
Senior Certificates..............  S-72, S-103
Sequential Pay Certificates......   S-12, S-72
Servicer Reports.................         S-87
Servicing Advances...............   S-15, S-66
Servicing Standard...............         S-59
Servicing Transfer Event.........         S-60
Settlement Date..................         S-95
Similar Law......................        S-106
SMMEA............................         S-17
S&P..............................   S-4, S-107
Special Servicer.................    S-8, S-63
Special Servicer Loan Status
  Report.........................         S-88
Special Servicing Fee............         S-64
Special Servicing Fee Rate.......         S-64
Specially Serviced Mortgage
  Loan...........................         S-60
Standby Fee......................         S-64
Stated Principal Balance.........         S-75
Subordinate Certificates.........         S-77
Sub-Servicer.....................         S-63
Sub-Servicing Agreement..........         S-63
Sub-Servicing Fee Rate...........          A-1

                                      PAGE
                                      ----
Successor Servicer Retained
  Fee............................         S-64
Trust............................         S-72
Trust Formation Date.............         S-72
Trust Fund.......................         S-72
Trustee Fee......................         S-91
Underwriter......................         S-52
Underwriting Cash Flow...........          A-5
Underwriting Debt Service
  Coverage Ratio.................          A-4
Underwriting DSCR................          A-4
Units............................          A-4
UPB..............................          A-4
UST..............................         S-48
U/W Cash Flow....................          A-5
U/W DSCR.........................          A-4
U/W Expenses.....................          A-5
U/W Reserves.....................          A-5
U/W Reserves Per Unit............          A-6
U/W Revenues.....................          A-5
Voting Rights....................         S-90
Weighted Average Net Mortgage
  Rate...........................         S-74
Wells Fargo Bank.................         S-90
Withheld Amount..................         S-84
Workout Fee......................         S-65
Workout Fee Rate.................         S-65
YM...............................          A-6
YMP..............................         S-95

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from operating statements and other information furnished by or on behalf of the respective borrowers, or was derived from information provided by the primary servicers. In any event, such information was generally unaudited and has not been independently verified by the Depositor or by the Underwriter, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (C) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; (D) for the hotel and Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

          In certain cases, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

          6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          7. "DEF" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

          8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

          9 "Fully Amortizing" means fully amortizing Mortgage Loan.

          10. "Int. Rate Diff." refers to the Interest Rate Differential method of calculation of a yield maintenance premium (or, in the case of Type 4, refers to a present value method of calculation as described below). The various types of methods applicable to the Mortgage Loans are described below. For purposes of the Maturity Assumptions, it has been assumed for all cases that the prepaid amount constitutes a full prepayment.

          Prepayment premiums under Type 1A and Type 1B Interest Rate Differential methods are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid, times (b) the difference obtained by (i) in the case of Type 1A, subtracting from the Mortgage Rate the Discount Rate or (ii) in the case of Type 1B, subtracting from the Initial Reference Rate set forth on page A-7 the Money Market Rate, times (c) the present value factor calculated using the following formula:

                                           -n
                                    1-(1+r)
                                ----------------
                                       r

     where r is equal to the Discount Rate or the Money Market Rate, as the case may be (depending on the type of Mortgage Loan as described above), and n is equal to the number of years (or fraction thereof) remaining between the prepayment date and the maturity date. (In the case of Loan Number 3018256, the difference described in clause (b) above is obtained by subtracting from the Mortgage Rate the Money Market Rate.)

          Prepayment premiums under Type 2A and Type 2B Interest Rate Differential methods are generally calculated as the difference between the Initial Reference Rate and the Discount Rate times the applicable Prepayment Fee Factor, times the principal amount of the loan being prepaid to the extent that the Initial Reference Rate set forth on Page A-7 is greater than the Discount Rate.

          The Prepayment Factors applicable during particular periods during the term of a Mortgage Loan are set forth below for each of Type 2A and Type 2B (linear interpolation should be used for months falling in between the factor schedules):

          INT. RATE DIFF. (TYPE
            2A)
          Period...............     0     3     6     9    12    24    36    48    60    84   120    240    360
                                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----
          Rate.................  0.00  0.26  0.49  0.71  0.94  1.80  2.70  3.40  4.20  5.60  7.40  11.60  14.00
          INT. RATE DIFF. (TYPE
            2B)
          Period...............     0    12    24    36    48    60    84   120   240   360
                                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
          Rate.................  0.00  0.90  1.70  2.40  3.10  3.70  4.70  5.90  7.90  8.60

          Prepayment Premiums under Type 3 Interest Rate Differential methods are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid, times (b) the difference obtained by subtracting from the Mortgage Rate either (A) the Discount Rate, if the remaining term is more than 5 years, or (B) the Money Market Rate, if the remaining term of the Mortgage Loan is 5 years or less, times (c) the present value factor calculated using the following formula:

                                             -n
                                  1-(1+(r+k))
                               -----------------
                                      r+k

     where r is equal to the Discount Rate or the Money Market Rate, as the case may be (depending on the remaining term of the Mortgage Loan as described above), n is equal to the number of years (or fraction thereof) remaining between the prepayment date and the maturity date and k is equal to zero basis points, if the Money Market Rate is used, and 25 basis points if the Discount Rate is used.

          Prepayment Premiums under Type 4 are generally equal to the product of
     (a) the amount of principal being prepaid (expressed as a percentage of the principal balance outstanding assuming no prepayments have been made) and
     (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the "Monthly Discount Rate", in the case of Type 4, the treasury rate plus 25 basis points (except in the case of Mortgage Loan number 2006963, the treasury rate only) if the remaining term of the Mortgage Loan is more than 5 years, or the Money Market Rate, if the remaining term of the Mortgage Loan is 5 years or less, less the amount of principal being prepaid. The term "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the Discount Rate or the Money Market Rate, as applicable.

          In all cases, a Prepayment Premium will be collected only to the extent the Interest Rate Differential is positive.

          Further, it has been assumed that no Prepayment Premium will be collected at all with respect to Loan Number 3057650.

          11. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

          12. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

          13. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, assuming no prepayments, defaults or extensions.

          14. "Money Market Rate" means, with respect to a Mortgage Loan and for purposes of the Maturity Assumptions, (a) if the remaining term of the Mortgage Loan is more than 5 years, the Discount Rate and (b) if the remaining term of the Mortgage Loan is 5 years or less, the money market rate quoted by Bank of America, N.A., in its principal office in San Francisco for certificates of deposit of $100,000. This definition is solely for purposes for the Maturity Assumptions; the money market rate applicable to the calculation of a Prepayment Premium for any particular Mortgage Loan will be determined as required by the applicable loan documents.

          15. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          16. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          17. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          18. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          19. "OPEN" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          20. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          21. "Type 1A", "Type 1B", "Type 2A", "Type 2B", "Type 3", "Type 4":
     See "Int. Rate Diff." above in this Annex A.

          22. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          23. "Units" "Rooms" and "Beds" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

          24. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

          25. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          26. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          27. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms or Beds, as applicable.

          28. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

The table below sets forth the Initial Reference Rate associated with Mortgage Loans that require an Initial Reference Rate for the computation of prepayment premiums.

LOAN NUMBER                                                   INITIAL REFERENCE RATE
-----------                                                   ----------------------
1795152.....................................................          5.790%
3032166.....................................................          6.030%
3032679.....................................................          5.570%
3041985.....................................................          5.540%
3054319.....................................................          5.520%
3057650.....................................................          5.535%
4537841.....................................................          5.360%
4541876.....................................................          5.370%
4542254.....................................................          5.530%
4542437.....................................................          6.080%
4548590.....................................................          6.050%
4548707.....................................................          6.350%

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  SE-     ORIGINATION       LOAN
QUENCE       GROUP         NUMBER                    PROPERTY NAME                    PROPERTY ADDRESS
------    -----------      ------        ----------------------------------------   --------------------
  A1          C            51545         224-246 Worth Avenue (Palm V)              224-246 Worth Avenue
  A2          C            51546         256 Worth Avenue (Power-Love Associates)   256 Worth Avenue
                                         SUB-TOTAL CROSSED LOANS

  A3          C            51447         Dutch Square Center                        800 Bush River Road
  A4          C            51828         Edwards Megaplex Theater                   4900 East 4th Street
  A5          C            51022         Huffman Mill Plaza                         Huffman Mill Road

A6.1          C            51671         Wal-Mart - Harvey, LA                      2100 Alex Kornmam Blvd
A6.2          C            51671         Wal-Mart - Denham Springs, LA              904 S. Range Ave
A6.3          C            51671         Wal-Mart - Hattiesburg, MS                 4600 Hardy St
A6.4          C            51671         Wal-Mart - Griffin, GA                     643 N. Expressway
A6.5          C            51671         Wal-Mart - Daphne, AL                      28810 US Highway 98
A6.6          C            51671         Wal-Mart - Fort Dodge, IA                  301 S. 29th St
  A6          C            51671         WAL-MART STORES PORTFOLIO 2 (ROLL-UP)


A7.1          C            51670         Wal-Mart - White Settlement, TX            1401 S. Cherry Lane
A7.2          C            51670         Wal-Mart - El Paso, TX                     201 S. Americas Ave
  A7          C            51670         WAL-MART STORES PORTFOLIO 1 (ROLL-UP)
                                         SUB-TOTAL CROSSED LOANS

  A8          C            51573         Golden Triangle Mall                       2201 I-35E South
  A9          C            51521         Mansfield Plaza                            State Route 57
 A10          C            51524         Raintree Towne Shopping Center             Smithburg Road (Route 537)
 A11          C            51547         175 Worth Avenue (Hals Realty Associates)  175 Worth Avenue and 411 South Country Road
 A12          C            51605         Tinseltown Theater Complex                 320 South Lincoln Way
 A13          C            51606         Lucky Center                               923-965 E. Las Tunas Drive
 B14          P          3018223         2739-2741 Taylor 211-229 Jefferson         2739-2741 Taylor & 211-229 Jefferson
 A15          C            50592         Huntersville Square S/C                    NE Corner of Gilead Road and Statesville Rd.
 A16          C            51625         Orange Village Shopping Center             541-591 North Madison Road (U.S. Route 15)
 A17          C            50889         Barnes & Noble/Chili's Land Lease          98-108 Middlesex Turnpike
 A18          C            50998         Southside Shopping Center                  32 Mill Creek Drive and Avon Street Extended
 B19          P          2021590         Almond Orchard Shopping Center             11753 Fair Oaks Boulevard
 A20          C            50740         Laurel Square Shopping Center              US 13 and State Route 468
 B21          P          3101680         South Lake Center                          NEC of Interstate 5 and Lower Boones Ferry Road
 A22          C            51223         Wayman Court Shopping Center               23120-23130 Lyons Ave.
 A23          C            51126         New Lake Hill Shopping Center              901-927 Hillside Ave.
 B24          P          3018256         Gateway Crossing Entertainment Complex     1919 Verdugo Boulevard
 A25          C            51062         Bainbridge Market Place                    2600 Bainbridge Blvd.
 A26          C            51611         Franconia Center                           6110-6122 Franconia Road
 B27          P          2021699         Olivewood Shopping Center                  1200-1390 West Olive Avenue
 B28          P          3045150         Bancroft Center                            2546-2580 Bancroft Way
 A29          C            51561         Southside Commons                          2108 S. Irby Street
 B30          P          1201524         Plaza Bel Air                              4751 East Sunrise Drive
 B31          P          3101847         Allen Business Park                        6110-6190 Southwest Arctic Dr., et al.
 A32          C            51578         Mt. Paran Shopping Center                  5290 Roswell Road
 A33          C            51562         White Horse Commons                        6134 White Horse Road
 B34          P          2006195         Comp USA & Mens Warehouse                  6400 Owensmouth Avenue
 B35          P          3048386         Harbor / 91 Freeway Shopping Center        1604 - 1620 South Harbor Blvd
 A36          C            51572         Town Center Mall Shoppes                   390 Ernest W. Barrett Parkway
 A37          C            51551         Pecos Wigwam Commercial                    2599 Wigwam Parkway
 A38          C            50814         Town Center                                3286 US Hwy 17 S
 B39          P          3018165         Venetian Gardens Shopping Center           1401-1465 West March Lane
 A40          C            50874         Cinco Village Shopping Center              23144 Cinco Ranch Blvd.
 B41          P          3012895         Orchard Supply Hardware                    300 Foresta Boulvard
 A42          C            50917         Cantrell Shopping Center                   SC Hwy. 9 @ Old Furnace Rd.
 B43          P          3027125         2132-2154 Center Street                    2132-2154 Center Street
 A44          C            51564         Huffines Plaza                             229 Huffines Plaza
 A45          C            51522         Town East Center                           1100 Homer Road
 B46          P          3028172         South Point Plaza                          2700 West Baseline Road
 A47          C            51518         Centre Stage at Jonestown Shopping Center  381 Jonestown Road
 B48          P          2092138         Brookhurst Shopping Center                 614-658 South Brookhurst Street
 A49          C            51588         Windy Hill Crossing                        2311-2343 Windy Hill  Road
 A50          C            51534         Harrison Ridge                             417-435 Ridge Road
 A51          C            51589         Zaragosa Retail Center                     835 Zaragosa Road
 A52          C            51842         Tiburon Apartments                         901 South Country Club Drive
 A53          C            51841         Farmstead Apartments                       1415 North Country Club Drive
 A54          C            51840         Cimarron Apartments                        151 East First Street
                                         SUB-TOTAL CROSSED LOANS

 A55          C            50927         Wellington Meadows Apartments              9550 West Sahara Avenue

  SE-     ORIGINATION       LOAN                                                          ZIP            PROPERTY
QUENCE      GROUP          NUMBER         COUNTY              CITY            STATE       CODE             TYPE
------    -----------      ------       ----------        ----------          -----       ----           --------
  A1          C            51545        Palm Beach        Palm Beach            FL        33480            Retail
  A2          C            51546        Palm Beach        Palm Beach            FL        33480            Retail


  A3          C            51447        Richland          Columbia              SC        29210            Retail
  A4          C            51828        San Bernardino    Ontario               CA        91764            Retail
  A5          C            51022        Alamance          Burlington            NC        27215            Retail

A6.1          C            51671        Jefferson         Harvey                LA        70058            Retail
A6.2          C            51671        Livingston        Denham Springs        LA        70726            Retail
A6.3          C            51671        Lamar             Hattiesburg           MS        39402            Retail
A6.4          C            51671        Spalding          Griffin               GA        30223            Retail
A6.5          C            51671        Baldwin           Daphne                AL        36526            Retail
A6.6          C            51671        Webster           Fort Dodge            IA        50501            Retail
  A6          C            51671                                                                           Retail


A7.1          C            51670        Tarrant           White Settlement      TX        76108            Retail
A7.2          C            51670        El Paso           El Paso               TX        79907            Retail
  A7          C            51670                                                                           Retail


  A8          C            51573        Denton            Denton                TX        76205            Retail
  A9          C            51521        Warren            Hackettstown          NJ        07840            Retail
 A10          C            51524        Monmouth          Freehold              NJ        07728            Retail
 A11          C            51547        Palm Beach        Palm Beach            FL        33480            Retail
 A12          C            51605        Kane              North Aurora          IL        60542            Retail
 A13          C            51606        Los Angeles       San Gabriel           CA        91776            Retail
 B14          P          3018223        San Francisco     San Francisco         CA        94133            Retail
 A15          C            50592        Mecklenburg       Huntersville          NC        28078            Retail
 A16          C            51625        Orange            Orange                VA        22960            Retail
 A17          C            50889        Middlesex         Burlington            MA        01803            Retail
 A18          C            50998        Albemarle         Charlottesville       VA        22902            Retail
 B19          P          2021590        Sacramento        Citrus Heights        CA        95610            Retail
 A20          C            50740        Sussex            Laurel                DE        19956            Retail
 B21          P          3101680        Washington        Tualatin              OR        97062            Retail
 A22          C            51223        Los Angeles       Santa Clarita         CA        91321            Retail
 A23          C            51126        Nassau            New Hyde Park         NY        11040            Retail
 B24          P          3018256        Los Angeles       La Canada Flintridge  CA        91011            Retail
 A25          C            51062        Chesapeake        Chesapeake            VA        23324            Retail
 A26          C            51611        Fairfax           Alexandria            VA        22310            Retail
 B27          P          2021699        Merced            Merced                CA        95340            Retail
 B28          P          3045150        Alameda           Berkeley              CA        94704            Retail
 A29          C            51561        Florence          Florence              SC        29505            Retail
 B30          P          1201524        Pima              Tucson                AZ        85718            Retail
 B31          P          3101847        Washington        Beaverton             OR        97005            Retail
 A32          C            51578        Fulton            Atlanta               GA        30342            Retail
 A33          C            51562        Greenville        Greenville            SC        29611            Retail
 B34          P          2006195        Los Angeles       Woodland Hills        CA        91367            Retail
 B35          P          3048386        Orange            Fullerton             CA        92832            Retail
 A36          C            51572        Cobb              Kennesaw              GA        30144            Retail
 A37          C            51551        Clark             Henderson             NV        89014            Retail
 A38          C            50814        Beaufort          Chocowinity           NC        27817            Retail
 B39          P          3018165        San Joaquin       Stockton              CA        95207            Retail
 A40          C            50874        Fort Bend         Katy                  TX        77494            Retail
 B41          P          3012895        Alameda           San Leandro           CA        94578            Retail
 A42          C            50917        Spartanburg       Boiling Springs       SC        29316            Retail
 B43          P          3027125        Alameda           Berkeley              CA        94704            Retail
 A44          C            51564        Denton            Lewisville            TX        75057            Retail
 A45          C            51522        Webster           Minden                LA        71055            Retail
 B46          P          3028172        Maricopa          Tempe                 AZ        85282            Retail
 A47          C            51518        Forsyth           Winston-Salem         NC        27104            Retail
 B48          P          2092138        Orange            Anaheim               CA        92804            Retail
 A49          C            51588        Cobb              Marietta              GA        30067            Retail
 A50          C            51534        Lake              Munster               IN        46321            Retail
 A51          C            51589        El Paso           El Paso               TX        79907            Retail
 A52          C            51842        Maricopa          Mesa                  AZ        85210         Multifamily
 A53          C            51841        Maricopa          Mesa                  AZ        85201         Multifamily
 A54          C            51840        Maricopa          Mesa                  AZ        85201         Multifamily


 A55          C            50927        Clark             Las Vegas             NV        89117         Multifamily

                                                             CUT-OFF            MATURITY
  SE-     ORIGINATION       LOAN            ORIGINAL           DATE              DATE                 LOAN
QUENCE      GROUP          NUMBER            BALANCE         BALANCE            BALANCE               TYPE
------    -----------      ------          ----------      -----------        -----------            -------
  A1          C            51545           17,705,750      $17,582,614        $15,863,955             Balloon
  A2          C            51546           11,933,800       11,850,805         10,692,418             Balloon
                                           ----------      -----------        -----------
                                           29,639,550       29,433,419         26,556,373

  A3          C            51447           23,800,000       23,513,186         21,248,370             Balloon
  A4          C            51828           22,000,000       21,895,906         19,898,662             Balloon
  A5          C            51022           18,400,000       18,253,463         16,145,270             Balloon

A6.1          C            51671
A6.2          C            51671
A6.3          C            51671
A6.4          C            51671
A6.5          C            51671
A6.6          C            51671
  A6          C            51671           12,600,000       12,533,113         10,804,994             Balloon


A7.1          C            51670
A7.2          C            51670
  A7          C            51670            4,400,000        4,376,643          3,773,173             Balloon
                                           ----------      -----------        -----------
                                           17,000,000       16,909,756         14,578,166

  A8          C            51573           17,000,000       16,888,821         15,313,547             Balloon
  A9          C            51521            8,500,000        8,436,912          7,570,403             Balloon
 A10          C            51524            8,222,000        8,159,555          7,306,775             Balloon
 A11          C            51547            6,253,000        6,209,513          5,602,547             Balloon
 A12          C            51605            5,484,022        5,459,909          4,990,053             Balloon
 A13          C            51606            5,442,000        5,403,248          4,865,512             Balloon
 B14          P          3018223            6,045,000        5,070,756                            Fully Amortizing
 A15          C            50592            4,451,249        4,392,581          1,889,245             Balloon
 A16          C            51625            4,400,000        4,370,033          3,922,843             Balloon
 A17          C            50889            4,500,000        4,290,570          1,599,969             Balloon
 A18          C            50998            4,103,086        4,076,151          3,631,711             Balloon
 B19          P          2021590            4,500,000        3,993,906          3,677,691             Balloon
 A20          C            50740            4,000,000        3,966,443          3,545,840             Balloon
 B21          P          3101680            4,000,000        3,676,344          3,321,605             Balloon
 A22          C            51223            3,675,000        3,571,357          2,971,054             Balloon
 A23          C            51126            3,600,000        3,540,855          3,144,591             Balloon
 B24          P          3018256            4,000,000        3,395,176          3,240,591             Balloon
 A25          C            51062            3,400,000        3,376,254          2,638,728             Balloon
 A26          C            51611            3,309,789        3,290,083          2,987,007             Balloon
 B27          P          2021699            3,750,000        2,973,679          2,447,286             Balloon
 B28          P          3045150            3,060,000        2,958,854          2,513,832             Balloon
 A29          C            51561            2,872,000        2,838,810          2,378,598             Balloon
 B30          P          1201524            3,000,000        2,717,648          2,667,458             Balloon
 B31          P          3101847            2,855,000        2,658,308          2,397,322             Balloon
 A32          C            51578            2,694,000        2,676,429          2,427,306             Balloon
 A33          C            51562            2,517,000        2,487,912          2,084,586             Balloon
 B34          P          2006195            3,000,000        2,437,826          2,079,450             Balloon
 B35          P          3048386            2,650,000        2,415,111                            Fully Amortizing
 A36          C            51572            2,450,000        2,434,493          2,213,026             Balloon
 A37          C            51551            2,400,000        2,382,193          2,151,728             Balloon
 A38          C            50814            2,400,000        2,373,051          1,887,118             Balloon
 B39          P          3018165            2,450,000        2,259,730          2,185,817             Balloon
 A40          C            50874            2,235,000        2,197,213          1,966,992             Balloon
 B41          P          3012895            2,350,000        2,089,289          1,635,107             Balloon
 A42          C            50917            2,093,559        2,072,179          1,853,625             Balloon
 B43          P          3027125            2,080,000        1,995,428          1,730,364             Balloon
 A44          C            51564            1,971,000        1,938,246          1,427,933             Balloon
 A45          C            51522            1,900,000        1,828,604            958,376             Balloon
 B46          P          3028172            2,000,000        1,761,588                            Fully Amortizing
 A47          C            51518            1,714,700        1,689,977          1,421,606             Balloon
 B48          P          2092138            1,700,000        1,426,765          1,187,426             Balloon
 A49          C            51588            1,400,000        1,353,004            698,452             Balloon
 A50          C            51534            1,125,000        1,114,849            971,432             Balloon
 A51          C            51589              992,250          977,367            735,814             Balloon
 A52          C            51842           16,524,000       16,435,833         14,787,839             Balloon
 A53          C            51841           11,200,000       11,140,240         10,023,227             Balloon
 A54          C            51840            6,157,000        6,124,148          5,510,089             Balloon
                                            ---------        ---------          ---------
                                           33,881,000       33,700,222         30,321,154

 A55          C            50927           19,040,000       18,873,500         16,679,082             Balloon

                                                             ADMINI-
                                                            STRATIVE       SUB-           NET
  SE-     ORIGINATION       LOAN             MORTGAGE         FEE        SERVICING      MORTGAGE         NOTE
QUENCE      GROUP          NUMBER              RATE         RATE (i)     FEE RATE         RATE           DATE
------    -----------      ------            --------       --------     ---------      --------        -------
  A1          C            51545              8.010%         0.144%        0.100%        7.866%         7/19/99
  A2          C            51546              8.010%         0.144%        0.100%        7.866%         7/19/99


  A3          C            51447              7.875%         0.144%        0.100%        7.731%        12/21/98
  A4          C            51828              8.430%         0.144%        0.100%        8.286%         10/8/99
  A5          C            51022              7.170%         0.144%        0.100%        7.026%         8/11/99

A6.1          C            51671
A6.2          C            51671
A6.3          C            51671
A6.4          C            51671
A6.5          C            51671
A6.6          C            51671
  A6          C            51671              7.990%         0.144%        0.100%        7.846%        10/28/99


A7.1          C            51670
A7.2          C            51670
  A7          C            51670              7.990%         0.144%        0.100%        7.846%        10/28/99


  A8          C            51573              8.240%         0.144%        0.100%        8.096%         7/1/99
  A9          C            51521              7.760%         0.144%        0.100%        7.616%         7/15/99
 A10          C            51524              7.670%         0.144%        0.100%        7.526%         7/15/99
 A11          C            51547              8.010%         0.144%        0.100%        7.866%         7/19/99
 A12          C            51605              8.700%         0.144%        0.100%        8.556%        10/25/99
 A13          C            51606              7.920%         0.144%        0.100%        7.776%         7/19/99
 B14          P          3018223              8.355%         0.144%        0.100%        8.211%         7/1/96
 A15          C            50592              7.694%         0.144%        0.100%        7.550%         9/27/99
 A16          C            51625              7.810%         0.124%        0.080%        7.686%         8/19/99
 A17          C            50889              7.090%         0.144%        0.100%        6.946%         7/29/98
 A18          C            50998              7.500%         0.144%        0.100%        7.356%         9/30/99
 B19          P          2021590              8.250%         0.144%        0.100%        8.106%         7/8/93
 A20          C            50740              7.553%         0.144%        0.100%        7.409%         6/4/99
 B21          P          3101680              9.200%         0.144%        0.100%        9.056%         9/19/94
 A22          C            51223              7.250%         0.144%        0.100%        7.106%         7/30/98
 A23          C            51126              7.000%         0.144%        0.100%        6.856%        10/27/98
 B24          P          3018256              9.430%         0.144%        0.100%        9.286%         6/26/95
 A25          C            51062              7.250%         0.144%        0.100%        7.106%         9/14/99
 A26          C            51611              8.330%         0.144%        0.100%        8.186%         8/11/99
 B27          P          2021699              7.625%         0.144%        0.100%        7.481%         9/24/93
 B28          P          3045150              8.580%         0.144%        0.100%        8.436%        12/17/97
 A29          C            51561              8.070%         0.144%        0.100%        7.926%         7/15/99
 B30          P          1201524              7.750%         0.144%        0.100%        7.606%         8/4/94
 B31          P          3101847              9.550%         0.144%        0.100%        9.406%         2/10/95
 A32          C            51578              8.250%         0.144%        0.100%        8.106%         7/8/99
 A33          C            51562              8.070%         0.144%        0.100%        7.926%         7/15/99
 B34          P          2006195              8.000%         0.144%        0.100%        7.856%         7/1/93
 B35          P          3048386              8.000%         0.144%        0.100%        7.856%         3/6/98
 A36          C            51572              8.360%         0.144%        0.100%        8.216%         7/1/99
 A37          C            51551              8.020%         0.144%        0.100%        7.876%         6/18/99
 A38          C            50814              7.525%         0.144%        0.100%        7.381%         2/24/99
 B39          P          3018165              9.250%         0.144%        0.100%        9.106%         9/26/96
 A40          C            50874              7.290%         0.144%        0.100%        7.146%         8/21/98
 B41          P          3012895              8.125%         0.144%        0.100%        7.981%        12/21/95
 A42          C            50917              7.350%         0.144%        0.100%        7.206%         6/1/99
 B43          P          3027125              9.125%         0.144%        0.100%        8.981%         3/21/97
 A44          C            51564              8.650%         0.144%        0.100%        8.506%         8/4/99
 A45          C            51522              7.980%         0.144%        0.100%        7.836%         6/25/99
 B46          P          3028172              9.000%         0.144%        0.100%        8.856%         3/27/97
 A47          C            51518              8.090%         0.144%        0.100%        7.946%         4/14/99
 B48          P          2092138              8.400%         0.144%        0.100%        8.256%         3/17/94
 A49          C            51588              8.330%         0.244%        0.200%        8.086%         7/30/99
 A50          C            51534              9.610%         0.144%        0.100%        9.466%         6/15/99
 A51          C            51589              9.370%         0.144%        0.100%        9.226%         8/13/99
 A52          C            51842              7.970%         0.144%        0.100%        7.826%        10/20/99
 A53          C            51841              7.970%         0.144%        0.100%        7.826%        10/20/99
 A54          C            51840              7.970%         0.144%        0.100%        7.826%        10/20/99


 A55          C            50927              7.100%         0.144%        0.100%        6.956%         7/30/99

                                                                                         ORIGINAL        ORIGINAL
                                             FIRST          INTEREST                     TERM TO       AMORTIZATION
  SE-     ORIGINATION       LOAN            PAYMENT          ACCRUAL         MONTHLY     MATURITY           TERM
QUENCE      GROUP          NUMBER             DATE           METHOD          PAYMENT     (MONTHS)      (MONTHS) (ii)
------    -----------      ------           -------         --------        --------     --------      -------------
  A1          C            51545             9/1/99          ACT/360        $130,042        120             360
  A2          C            51546             9/1/99          ACT/360          87,649        120             360


  A3          C            51447             2/1/99          ACT/360         172,567        120             360
  A4          C            51828             12/1/99         ACT/360         168,071        120             360
  A5          C            51022             10/1/99         ACT/360         124,524        120             360

A6.1          C            51671
A6.2          C            51671
A6.3          C            51671
A6.4          C            51671
A6.5          C            51671
A6.6          C            51671
  A6          C            51671             12/1/99         ACT/360          92,367        147             360


A7.1          C            51670
A7.2          C            51670
  A7          C            51670             12/1/99         ACT/360          32,255        147             360


  A8          C            51573             9/1/99          ACT/360         127,596        120             360
  A9          C            51521             9/1/99          ACT/360          60,954        120             360
 A10          C            51524             9/1/99          ACT/360          58,450        120             360
 A11          C            51547             9/1/99          ACT/360          45,926        120             360
 A12          C            51605             12/1/99         ACT/360          42,947        120             360
 A13          C            51606             9/1/99          ACT/360          39,628        120             360
 B14          P          3018223             9/1/96          30/360           58,859        180             180
 A15          C            50592             10/1/99         ACT/360          34,133        223             283
 A16          C            51625             10/1/99         ACT/360          31,705        120             360
 A17          C            50889             9/1/98          ACT/360          35,132        192             240
 A18          C            50998             11/1/99         ACT/360          28,689        120             360
 B19          P          2021590             9/1/93          30/360           35,480        120             300
 A20          C            50740             8/1/99          ACT/360          28,114        120             360
 B21          P          3101680             11/1/94         30/360           34,177        120             298
 A22          C            51223             9/1/98          ACT/360          26,563        120             300
 A23          C            51126             12/1/98         ACT/360          23,951        120             360
 B24          P          3018256             7/1/95          30/360           41,600        73              180
 A25          C            51062             11/1/99         ACT/360          23,194        180             360
 A26          C            51611             10/1/99         ACT/360          25,052        120             360
 B27          P          2021699             12/1/93         30/360           31,186        120             228
 B28          P          3045150             2/1/98          30/360           24,805        120             300
 A29          C            51561             9/1/99          ACT/360          22,300        120             300
 B30          P          1201524             10/1/94         ACT/360          22,660        82              300
 B31          P          3101847             4/1/95          30/360           25,043        120             300
 A32          C            51578             9/1/99          ACT/360          20,239        120             360
 A33          C            51562             9/1/99          ACT/360          19,543        120             300
 B34          P          2006195             10/1/93         30/360           25,093        120             240
 B35          P          3048386             5/1/98          30/360           25,325        180             180
 A36          C            51572             9/1/99          ACT/360          18,596        120             360
 A37          C            51551             8/1/99          ACT/360          17,644        120             360
 A38          C            50814             4/1/99          ACT/360          16,822        180             360
 B39          P          3018165             12/1/96         30/360           22,439        60              240
 A40          C            50874             10/1/98         ACT/360          15,307        120             360
 B41          P          3012895             2/1/96          30/360           19,840        120             240
 A42          C            50917             7/1/99          ACT/360          14,503        113             353
 B43          P          3027125             5/1/97          30/360           17,634        120             300
 A44          C            51564             10/1/99         ACT/360          17,292        120             240
 A45          C            51522             8/1/99          ACT/360          18,135        118             180
 B46          P          3028172             6/1/97          30/360           20,285        180             180
 A47          C            51518             6/1/99          ACT/360          13,337        120             300
 B48          P          2092138             6/1/94          30/360           14,651        120             240
 A49          C            51588             9/1/99          ACT/360          13,647        120             180
 A50          C            51534             8/1/99          ACT/360           9,915        120             300
 A51          C            51589             10/1/99         ACT/360           9,165        120             240
 A52          C            51842             12/1/99         ACT/360        $120,902        120             360
 A53          C            51841             12/1/99         ACT/360          81,948        120             360
 A54          C            51840             12/1/99         ACT/360          45,049        120             360


 A55          C            50927             9/1/99          ACT/360         127,955        120             360

                                                  REMAINING
                                                   TERM TO                        CROSS-                      LOCKOUT
  SE-     ORIGINATION       LOAN      SEASONING    MATURITY     MATURITY      COLLATERALIZED     RELATED     EXPIRATION
QUENCE      GROUP          NUMBER      (MONTHS)    (MONTHS)       DATE            LOANS           LOANS         DATE
------    -----------      ------     ---------   ---------     --------      --------------     -------     ----------
  A1          C            51545          12          108        8/1/09           Yes(1)          Yes(A)       5/1/09
  A2          C            51546          12          108        8/1/09           Yes(1)          Yes(A)       5/1/09


  A3          C            51447          19          101        1/1/09             No              No         10/2/08
  A4          C            51828           9          111        11/1/09            No              No         8/31/09
  A5          C            51022          11          109        9/1/09             No              No         6/1/09

A6.1          C            51671
A6.2          C            51671
A6.3          C            51671
A6.4          C            51671
A6.5          C            51671
A6.6          C            51671
  A6          C            51671           9          138        2/1/12           Yes(2)          Yes(B)       12/1/11


A7.1          C            51670
A7.2          C            51670
  A7          C            51670           9          138        2/1/12           Yes(2)          Yes(B)       12/1/11


  A8          C            51573          12          108        8/1/09             No              No         5/1/09
  A9          C            51521          12          108        8/1/09             No            Yes(C)       5/1/09
 A10          C            51524          12          108        8/1/09             No            Yes(C)       5/1/09
 A11          C            51547          12          108        8/1/09             No            Yes(A)       5/1/09
 A12          C            51605           9          111        11/1/09            No              No         9/1/09
 A13          C            51606          12          108        8/1/09             No              No         6/1/09
 B14          P          3018223          48          132        8/1/11             No              No
 A15          C            50592          11          212        4/1/18             No              No         3/31/08
 A16          C            51625          11          109        9/1/09             No              No         7/1/09
 A17          C            50889          24          168        8/1/14             No              No         3/31/14
 A18          C            50998          10          110        10/1/09            No              No         6/1/09
 B19          P          2021590          84           36        8/1/03             No              No
 A20          C            50740          13          107        7/1/09             No              No         6/30/03
 B21          P          3101680          70           50        10/1/04            No            Yes(D)
 A22          C            51223          24           96        8/1/08             No              No         6/1/08
 A23          C            51126          21           99        11/1/08            No              No         6/30/08
 B24          P          3018256          62           11        6/28/01            No              No
 A25          C            51062          10          170        10/1/14            No              No         6/1/14
 A26          C            51611          11          109        9/1/09             No              No         6/1/09
 B27          P          2021699          81           39        11/1/03            No              No
 B28          P          3045150          31           89        1/1/08             No              No
 A29          C            51561          12          108        8/1/09             No            Yes(E)       6/1/09
 B30          P          1201524          71           11        7/1/01             No              No
 B31          P          3101847          65           55        3/1/05             No            Yes(D)
 A32          C            51578          12          108        8/1/09             No              No         5/1/09
 A33          C            51562          12          108        8/1/09             No            Yes(E)       6/1/09
 B34          P          2006195          83           37        9/1/03             No              No
 B35          P          3048386          28          152        4/1/13             No              No
 A36          C            51572          12          108        8/1/09             No              No         5/1/09
 A37          C            51551          13          107        7/1/09             No              No         4/1/09
 A38          C            50814          17          163        3/1/14             No              No         11/1/13
 B39          P          3018165          45           15        11/1/01            No              No
 A40          C            50874          23           97        9/1/08             No              No         8/31/01
 B41          P          3012895          55           65        1/1/06             No              No
 A42          C            50917          14           99        11/1/08            No              No         7/1/08
 B43          P          3027125          40           80        4/1/07             No              No
 A44          C            51564          11          109        9/1/09             No              No         6/1/09
 A45          C            51522          13          105        5/1/09             No              No         2/1/09
 B46          P          3028172          39          141        5/1/12             No              No
 A47          C            51518          15          105        5/1/09             No              No         2/1/09
 B48          P          2092138          75           45        5/1/04             No              No
 A49          C            51588          12          108        8/1/09             No              No         5/1/09
 A50          C            51534          13          107        7/1/09             No              No         4/1/99
 A51          C            51589          11          109        9/1/09             No              No         6/1/09
 A52          C            51842           9          111        11/1/09          Yes(3)          Yes(F)       8/1/09
 A53          C            51841           9          111        11/1/09          Yes(3)          Yes(F)       8/1/09
 A54          C            51840           9          111        11/1/09          Yes(3)          Yes(F)       8/1/09


 A55          C            50927          12          108        8/1/09             No              No         6/1/09

  SE-     ORIGINATION       LOAN
QUENCE      GROUP          NUMBER        PREPAYMENT PENALTY DESCRIPTION (MONTHS)                   YIELD MAINTENANCE TYPE
------    -----------      ------        ---------------------------------------                   ----------------------
  A1          C            51545         LO(117)/OPEN(3)/DEF                                        NAP
  A2          C            51546         LO(117)/OPEN(3)/DEF                                        NAP


  A3          C            51447         LO(117)/OPEN(3)/DEF                                        NAP
  A4          C            51828         LO(117)/OPEN(3)/DEF                                        NAP
  A5          C            51022         LO(117)/OPEN(3)/DEF                                        NAP

A6.1          C            51671
A6.2          C            51671
A6.3          C            51671
A6.4          C            51671
A6.5          C            51671
A6.6          C            51671
  A6          C            51671         LO(145)/OPEN(2)/DEF                                        NAP


A7.1          C            51670
A7.2          C            51670
  A7          C            51670         LO(145)/OPEN(2)/DEF                                        NAP


  A8          C            51573         LO(117)/OPEN(3)/DEF                                        NAP
  A9          C            51521         LO(117)/OPEN(3)/DEF                                        NAP
 A10          C            51524         LO(117)/OPEN(3)/DEF                                        NAP
 A11          C            51547         LO(117)/OPEN(3)/DEF                                        NAP
 A12          C            51605         LO(118)/OPEN(2)/DEF                                        NAP
 A13          C            51606         LO(118)/OPEN(2)/DEF                                        NAP
 B14          P          3018223         YM(180)                                                    Int. Rate Diff. (Type 4)
 A15          C            50592         LO(102)/GRTR1%PPMTorYM(114)/OPEN(7)                        Int. Rate Diff. (Type 1A)
 A16          C            51625         LO(118)/OPEN(2)/DEF                                        NAP
 A17          C            50889         LO(187)/OPEN(5)/DEF                                        NAP
 A18          C            50998         LO(116)/OPEN(4)/DEF                                        NAP
 B19          P          2021590         YM(120)                                                    Int. Rate Diff. (Type 3)
 A20          C            50740         LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)                          Int. Rate Diff. (Type 1A)
 B21          P          3101680         YM(120)                                                    Int. Rate Diff. (Type 3)
 A22          C            51223         LO(118)/OPEN(2)/DEF                                        NAP
 A23          C            51126         LO(115)/OPEN(5)/DEF                                        NAP
 B24          P          3018256         OPEN(13)/YM(60)                                            Int. Rate Diff. (Type 1A)
 A25          C            51062         LO(176)/OPEN(4)/DEF                                        NAP
 A26          C            51611         LO(117)/OPEN(3)/DEF                                        NAP
 B27          P          2021699         YM(120)                                                    Int. Rate Diff. (Type 3)
 B28          P          3045150         YM(120)                                                    Int. Rate Diff. (Type 3)
 A29          C            51561         LO(118)/OPEN(2)/DEF                                        NAP
 B30          P          1201524         YM(82)                                                     Int. Rate Diff. (Type 3)
 B31          P          3101847         YM(120)                                                    Int. Rate Diff. (Type 3)
 A32          C            51578         LO(117)/OPEN(3)/DEF                                        NAP
 A33          C            51562         LO(118)/OPEN(2)/DEF                                        NAP
 B34          P          2006195         YM(120)                                                    Int. Rate Diff. (Type 3)
 B35          P          3048386         YM(180)                                                    Int. Rate Diff. (Type 4)
 A36          C            51572         LO(117)/OPEN(3)/DEF                                        NAP
 A37          C            51551         LO(117)/OPEN(3)/DEF                                        NAP
 A38          C            50814         LO(176)/OPEN(4)/DEF                                        NAP
 B39          P          3018165         $250+YM(60)                                                Int. Rate Diff. (Type 1A)
 A40          C            50874         LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(6)      Int. Rate Diff. (Type 1A)
 B41          P          3012895         $250+YM(120)                                               Int. Rate Diff. (Type 1A)
 A42          C            50917         LO(109)/OPEN(4)/DEF                                        NAP
 B43          P          3027125         $250+YM(120)                                               Int. Rate Diff. (Type 1A)
 A44          C            51564         LO(117)/OPEN(3)/DEF                                        NAP
 A45          C            51522         LO(115)/OPEN(3)/DEF                                        NAP
 B46          P          3028172         YM(180)                                                    Int. Rate Diff. (Type 4)
 A47          C            51518         LO(117)/OPEN(3)/DEF                                        NAP
 B48          P          2092138         YM(120)                                                    Int. Rate Diff. (Type 3)
 A49          C            51588         LO(117)/OPEN(3)/DEF                                        NAP
 A50          C            51534         LO(117)/OPEN(3)/DEF                                        NAP
 A51          C            51589         LO(117)/OPEN(3)/DEF                                        NAP
 A52          C            51842         LO(117)/OPEN(3)/DEF                                        NAP
 A53          C            51841         LO(117)/OPEN(3)/DEF                                        NAP
 A54          C            51840         LO(117)/OPEN(3)/DEF                                        NAP


 A55          C            50927         LO(118)/OPEN(2)/DEF                                        NAP

                                                                                                             CUT-OFF
                                                                                                             DATE
            ORIGINATION    LOAN                                                 APPRAISAL      APPRAISAL     LTV        YEAR BUILT/
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                             VALUE           DATE       RATIO      RENOVATED
--------       -----       ------       -------------                             -----           ----       -----      ---------
   A1            C         51545    224-246 Worth Avenue (Palm V)              $23,300,000     11/19/98      75%        1931/1958
   A2            C         51546    256 Worth Avenue (Power-Love Associates)    16,825,000     11/19/98      70%           1930
                                                                                ----------
                                    SUB-TOTAL CROSSED LOANS                     40,125,000

   A3            C         51447    Dutch Square Center                         33,300,000      11/9/98      71%        1969/1997
   A4            C         51828    Edwards Megaplex Theater                    29,250,000      9/14/99      75%           1998
   A5            C         51022    Huffman Mill Plaza                          23,220,000       9/1/99      79%        1988/1999

  A6.1           C         51671    Wal-Mart - Harvey, LA                                                                  1986
  A6.2           C         51671    Wal-Mart - Denham Springs, LA                                                       1986/1998
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS                                                          1983/1995
  A6.4           C         51671    Wal-Mart - Griffin, GA                                                                 1986
  A6.5           C         51671    Wal-Mart - Daphne, AL                                                               1984/1999
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA                                                              1986
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)       24,700,000      8/30/99      51%


  A7.1           C         51670    Wal-Mart - White Settlement, TX                                                     1986/1992
  A7.2           C         51670    Wal-Mart - El Paso, TX                                                                 1986
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)        8,600,000      8/26/99      51%
                                                                               -----------
                                    SUB-TOTAL CROSSED LOANS                     33,300,000

   A8            C         51573    Golden Triangle Mall                        30,700,000       6/4/99      55%           1980
   A9            C         51521    Mansfield Plaza                             14,100,000      1/20/99      60%        1972/1998
  A10            C         51524    Raintree Towne Shopping Center              15,300,000      3/13/99      53%        1986/1997
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)    8,100,000     11/19/98      77%        1945/1980
  A12            C         51605    Tinseltown Theater Complex                   7,900,000      6/15/99      69%           1998
  A13            C         51606    Lucky Center                                 7,300,000      3/22/99      74%        1960/1999
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson          11,425,000      2/21/96      44%        1940/1953
  A15            C         50592    Huntersville Square S/C                      6,550,000       9/1/99      67%        1974/1995
  A16            C         51625    Orange Village Shopping Center               5,500,000      6/22/99      79%        1987/1998
  A17            C         50889    Barnes & Noble/Chili's Land Lease            8,300,000       7/1/98      52%        1968/1999
  A18            C         50998    Southside Shopping Center                    5,190,000      12/1/99      79%           1999
  B19            P       2021590    Almond Orchard Shopping Center               8,350,000      5/19/93      48%           1978
  A20            C         50740    Laurel Square Shopping Center                5,000,000      3/16/99      79%           1999
  B21            P       3101680    South Lake Center                            6,400,000      6/10/94      57%           1986
  A22            C         51223    Wayman Court Shopping Center                 4,900,000      6/15/98      73%           1989
  A23            C         51126    New Lake Hill Shopping Center                5,015,000       8/3/98      71%        1987/1994
  B24            P       3018256    Gateway Crossing Entertainment Complex       6,280,000      11/1/95      54%           1995
  A25            C         51062    Bainbridge Market Place                      4,350,000      8/18/99      78%           1999
  A26            C         51611    Franconia Center                             4,500,000      6/29/99      73%        1975/1998
  B27            P       2021699    Olivewood Shopping Center                    5,500,000       8/1/93      54%           1983
  B28            P       3045150    Bancroft Center                              6,300,000     11/19/97      47%        1934/1964
  A29            C         51561    Southside Commons                            4,000,000      4/12/99      71%           1999
  B30            P       1201524    Plaza Bel Air                                4,600,000      5/16/94      59%        1975/1986
  B31            P       3101847    Allen Business Park                          3,925,000       1/6/95      68%           1994
  A32            C         51578    Mt. Paran Shopping Center                    3,700,000      6/14/99      72%        1989/1998
  A33            C         51562    White Horse Commons                          3,475,000      4/13/99      72%           1999
  B34            P       2006195    Comp USA & Mens Warehouse                    4,900,000      4/12/93      50%           1993
  B35            P       3048386    Harbor / 91 Freeway Shopping Center          4,400,000      9/29/97      55%        1949/1995
  A36            C         51572    Town Center Mall Shoppes                     3,325,000       5/5/99      73%           1987
  A37            C         51551    Pecos Wigwam Commercial                      5,750,000       5/1/99      41%        1991/1999
  A38            C         50814    Town Center                                  3,000,000       7/1/98      79%           1998
  B39            P       3018165    Venetian Gardens Shopping Center             3,940,000      7/17/96      57%           1976
  A40            C         50874    Cinco Village Shopping Center                3,000,000      3/24/98      73%           1998
  B41            P       3012895    Orchard Supply Hardware                      3,430,000     12/14/95      61%           1983
  A42            C         50917    Cantrell Shopping Center                     2,700,000      4/12/99      77%           1998
  B43            P       3027125    2132-2154 Center Street                      3,200,000       2/7/97      62%        1927/1994
  A44            C         51564    Huffines Plaza                               3,310,000      3/24/99      59%           1962
  A45            C         51522    Town East Center                             5,700,000      2/23/99      32%           1989
  B46            P       3028172    South Point Plaza                            3,225,000      3/12/97      55%           1987
  A47            C         51518    Centre Stage at Jonestown Shopping Center    2,450,000      2/22/99      69%           1987
  B48            P       2092138    Brookhurst Shopping Center                   2,380,000     12/21/93      60%           1977
  A49            C         51588    Windy Hill Crossing                          2,750,000      3/23/99      49%           1985
  A50            C         51534    Harrison Ridge                               1,500,000      3/23/99      74%           1973
  A51            C         51589    Zaragosa Retail Center                       1,410,000      5/15/99      69%        1996/1998
  A52            C         51842    Tiburon Apartments                          21,000,000      8/13/99      78%           1987
  A53            C         51841    Farmstead Apartments                        13,500,000      8/13/99      83%           1985
  A54            C         51840    Cimarron Apartments                          8,000,000      8/13/99      77%           1985
                                                                                ----------
                                    SUB-TOTAL CROSSED LOANS                     42,500,000

  A55            C         50927    Wellington Meadows Apartments               23,800,000      4/14/99      79%           1998


                                                                                  TOTAL       SF/                        LOAN
                                                                                  UNITS/      UNIT/       NET           BALANCE
            ORIGINATION    LOAN                                                   ROOM/       ROOM/     RENTABLE        S/F/UNIT/
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                             BED         BED       AREA (SF)       ROOM/BED
--------       -----       ------       -------------                             ---         ---       ---------       --------
   A1            C         51545    224-246 Worth Avenue (Palm V)               $  37,210      SF         37,210           473
   A2            C         51546    256 Worth Avenue (Power-Love Associates)       29,088      SF         29,088           407

                                    SUB-TOTAL CROSSED LOANS

   A3            C         51447    Dutch Square Center                           540,070      SF        540,070            44
   A4            C         51828    Edwards Megaplex Theater                      124,614      SF        124,614           176
   A5            C         51022    Huffman Mill Plaza                            295,300      SF        295,300            62

  A6.1           C         51671    Wal-Mart - Harvey, LA                         111,000      SF        111,000
  A6.2           C         51671    Wal-Mart - Denham Springs, LA                 228,000      SF        228,000
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS                    104,365      SF        104,365
  A6.4           C         51671    Wal-Mart - Griffin, GA                        115,000      SF        115,000
  A6.5           C         51671    Wal-Mart - Daphne, AL                          81,922      SF         81,922
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA                      81,922      SF         81,922
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)         722,209      SF        722,209            17


  A7.1           C         51670    Wal-Mart - White Settlement, TX               120,000      SF        120,000
  A7.2           C         51670    Wal-Mart - El Paso, TX                         81,922      SF         81,922
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)         201,922      SF        201,922            22
                                                                               -
                                    SUB-TOTAL CROSSED LOANS

   A8            C         51573    Golden Triangle Mall                          262,648      SF        262,648            64
   A9            C         51521    Mansfield Plaza                               154,398      SF        154,398            55
  A10            C         51524    Raintree Towne Shopping Center                124,218      SF        124,218            66
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)      19,740      SF         19,740           315
  A12            C         51605    Tinseltown Theater Complex                     60,560      SF         60,560            90
  A13            C         51606    Lucky Center                                   67,538      SF         67,538            80
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson             24,435      SF         24,435           208
  A15            C         50592    Huntersville Square S/C                        84,098      SF         84,098            52
  A16            C         51625    Orange Village Shopping Center                100,882      SF        100,882            43
  A17            C         50889    Barnes & Noble/Chili's Land Lease              47,000      SF         47,000            91
  A18            C         50998    Southside Shopping Center                      45,891      SF         45,891            89
  B19            P       2021590    Almond Orchard Shopping Center                 84,527      SF         84,527            47
  A20            C         50740    Laurel Square Shopping Center                  56,200      SF         56,200            71
  B21            P       3101680    South Lake Center                              41,760      SF         41,760            88
  A22            C         51223    Wayman Court Shopping Center                   31,080      SF         31,080           115
  A23            C         51126    New Lake Hill Shopping Center                  27,567      SF         27,567           128
  B24            P       3018256    Gateway Crossing Entertainment Complex         37,793      SF         37,793            90
  A25            C         51062    Bainbridge Market Place                        46,444      SF         46,444            73
  A26            C         51611    Franconia Center                               45,663      SF         45,663            72
  B27            P       2021699    Olivewood Shopping Center                      53,222      SF         53,222            56
  B28            P       3045150    Bancroft Center                                22,655      SF         22,655           131
  A29            C         51561    Southside Commons                              37,410      SF         37,410            76
  B30            P       1201524    Plaza Bel Air                                  65,911      SF         65,911            41
  B31            P       3101847    Allen Business Park                            79,698      SF         79,698            33
  A32            C         51578    Mt. Paran Shopping Center                      33,593      SF         33,593            80
  A33            C         51562    White Horse Commons                            33,620      SF         33,620            74
  B34            P       2006195    Comp USA & Mens Warehouse                      30,000      SF         30,000            81
  B35            P       3048386    Harbor / 91 Freeway Shopping Center            32,831      SF         32,831            74
  A36            C         51572    Town Center Mall Shoppes                       24,261      SF         24,261           100
  A37            C         51551    Pecos Wigwam Commercial                        35,640      SF         35,640            67
  A38            C         50814    Town Center                                    45,978      SF         45,978            52
  B39            P       3018165    Venetian Gardens Shopping Center               52,304      SF         52,304            43
  A40            C         50874    Cinco Village Shopping Center                  20,000      SF         20,000           110
  B41            P       3012895    Orchard Supply Hardware                        42,024      SF         42,024            50
  A42            C         50917    Cantrell Shopping Center                       25,425      SF         25,425            82
  B43            P       3027125    2132-2154 Center Street                        19,348      SF         19,348           103
  A44            C         51564    Huffines Plaza                                 57,885      SF         57,885            33
  A45            C         51522    Town East Center                              152,511      SF        152,511            12
  B46            P       3028172    South Point Plaza                              49,332      SF         49,332            36
  A47            C         51518    Centre Stage at Jonestown Shopping Center      25,200      SF         25,200            67
  B48            P       2092138    Brookhurst Shopping Center                     31,500      SF         31,500            45
  A49            C         51588    Windy Hill Crossing                            32,000      SF         32,000            42
  A50            C         51534    Harrison Ridge                                 28,285      SF         28,285            39
  A51            C         51589    Zaragosa Retail Center                         16,660      SF         16,660            59
  A52            C         51842    Tiburon Apartments                                582    Units       317,910        28,240
  A53            C         51841    Farmstead Apartments                              348    Units       187,908        32,012
  A54            C         51840    Cimarron Apartments                               210    Units       113,499        29,163
                                    SUB-TOTAL CROSSED LOANS

  A55            C         50927    Wellington Meadows Apartments                     332    Units       310,236        56,848



                                                                                                OCCUPANCY
            ORIGINATION    LOAN                                                  OCCUPANCY        AS OF         U/W          U/W
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                             PERCENT         DATE        REVENUES     EXPENSES
--------       -----       ------       -------------                             -------         ----        --------     --------
   A1            C         51545    224-246 Worth Avenue (Palm V)                   100%         7/10/99     $2,721,902  $  625,403
   A2            C         51546    256 Worth Avenue (Power-Love Associates)        100%         7/10/99      1,812,888     470,211

                                    SUB-TOTAL CROSSED LOANS

   A3            C         51447    Dutch Square Center                              90%          7/2/99      5,096,201   2,121,641
   A4            C         51828    Edwards Megaplex Theater                        100%         10/5/99      2,884,200      92,757
   A5            C         51022    Huffman Mill Plaza                              100%         7/30/99      2,341,855     263,587

  A6.1           C         51671    Wal-Mart - Harvey, LA                           100%         9/30/99
  A6.2           C         51671    Wal-Mart - Denham Springs, LA                   100%         9/30/99
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS                      100%         9/30/99
  A6.4           C         51671    Wal-Mart - Griffin, GA                          100%         9/30/99
  A6.5           C         51671    Wal-Mart - Daphne, AL                           100%         9/30/99
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA                       100%         9/30/99
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)           100%         9/30/99      3,219,772     926,126


  A7.1           C         51670    Wal-Mart - White Settlement, TX                 100%         9/30/99
  A7.2           C         51670    Wal-Mart - El Paso, TX                          100%         9/30/99
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)           100%         9/30/99      1,128,761     265,113
                                                                               -
                                    SUB-TOTAL CROSSED LOANS

   A8            C         51573    Golden Triangle Mall                             93%         6/30/99      5,210,054   2,811,349
   A9            C         51521    Mansfield Plaza                                 100%         7/31/99      1,570,256     462,810
  A10            C         51524    Raintree Towne Shopping Center                   95%         8/30/99      1,801,159     683,301
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)       100%         7/10/99        922,697     250,835
  A12            C         51605    Tinseltown Theater Complex                      100%        10/19/99        719,150      17,411
  A13            C         51606    Lucky Center                                     99%         7/12/99        795,456     160,760
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson              100%          4/1/99      1,355,772     347,263
  A15            C         50592    Huntersville Square S/C                          99%         8/15/99        682,573     117,178
  A16            C         51625    Orange Village Shopping Center                   94%          6/8/99        591,843     104,539
  A17            C         50889    Barnes & Noble/Chili's Land Lease               100%         5/31/99        866,293     154,339
  A18            C         50998    Southside Shopping Center                        96%         8/31/99        518,629      93,348
  B19            P       2021590    Almond Orchard Shopping Center                   85%          5/6/99      1,029,289     289,329
  A20            C         50740    Laurel Square Shopping Center                   100%          8/6/99        540,866     112,679
  B21            P       3101680    South Lake Center                               100%         9/21/99        885,888     176,832
  A22            C         51223    Wayman Court Shopping Center                    100%         7/26/99        575,259     150,409
  A23            C         51126    New Lake Hill Shopping Center                   100%         8/24/99        688,427     296,886
  B24            P       3018256    Gateway Crossing Entertainment Complex          100%         9/15/99        945,931     317,855
  A25            C         51062    Bainbridge Market Place                         100%         8/11/99        490,067     112,190
  A26            C         51611    Franconia Center                                 98%         6/30/99        621,144     197,433
  B27            P       2021699    Olivewood Shopping Center                       100%        12/31/98        599,170     149,818
  B28            P       3045150    Bancroft Center                                 100%         9/20/99        841,432     269,409
  A29            C         51561    Southside Commons                               100%         8/20/99        428,417      73,125
  B30            P       1201524    Plaza Bel Air                                   100%         9/15/99        911,020     350,137
  B31            P       3101847    Allen Business Park                             100%         9/20/99        590,886     181,748
  A32            C         51578    Mt. Paran Shopping Center                       100%         6/22/99        434,032     101,117
  A33            C         51562    White Horse Commons                             100%         8/20/99        388,786      77,793
  B34            P       2006195    Comp USA & Mens Warehouse                       100%         9/12/99        492,480      24,624
  B35            P       3048386    Harbor / 91 Freeway Shopping Center             100%         9/15/99        583,553      85,727
  A36            C         51572    Town Center Mall Shoppes                        100%         6/15/99        388,151      83,763
  A37            C         51551    Pecos Wigwam Commercial                          91%         6/30/99        630,300     184,015
  A38            C         50814    Town Center                                     100%         8/23/99        337,438      70,050
  B39            P       3018165    Venetian Gardens Shopping Center                 96%         5/28/99        583,936     119,860
  A40            C         50874    Cinco Village Shopping Center                   100%          9/1/99        354,635      84,211
  B41            P       3012895    Orchard Supply Hardware                         100%         9/18/99        297,251      14,863
  A42            C         50917    Cantrell Shopping Center                        100%          9/2/99        287,376      48,091
  B43            P       3027125    2132-2154 Center Street                         100%          2/1/98        384,673     122,599
  A44            C         51564    Huffines Plaza                                  100%         7/16/99        438,875     103,920
  A45            C         51522    Town East Center                                 95%         5/26/99        661,268     106,251
  B46            P       3028172    South Point Plaza                                95%         9/21/99        633,646     237,325
  A47            C         51518    Centre Stage at Jonestown Shopping Center       100%         8/17/99        351,561     134,115
  B48            P       2092138    Brookhurst Shopping Center                      100%         9/15/99        345,830      83,817
  A49            C         51588    Windy Hill Crossing                             100%         8/19/99        393,266     143,472
  A50            C         51534    Harrison Ridge                                  100%         6/30/99        277,744      95,689
  A51            C         51589    Zaragosa Retail Center                          100%          7/1/99        213,411      61,316
  A52            C         51842    Tiburon Apartments                               95%        10/15/99      3,153,174   1,287,666
  A53            C         51841    Farmstead Apartments                             94%        10/15/99      2,032,695     772,063
  A54            C         51840    Cimarron Apartments                              96%        10/15/99      1,215,817     522,151
                                    SUB-TOTAL CROSSED LOANS

  A55            C         50927    Wellington Meadows Apartments                    95%          7/8/99      3,130,026   1,122,801


                                                                                             U/W                             MOST
                                                                                             CASH                            RECENT
            ORIGINATION    LOAN                                                   U/W        FLOW     U/W       RESERVES     END
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                          CASH FLOW     DSCR   RESERVES    PER UNIT     DATE
--------       -----       ------       -------------                          ---------     ----   --------    --------     ----
   A1            C         51545    224-246 Worth Avenue (Palm V)              $2,024,142    1.30   $  8,942      $0.24     12/31/99
   A2            C         51546    256 Worth Avenue (Power-Love Associates)    1,314,742    1.25      6,208       0.21     12/31/99

                                    SUB-TOTAL CROSSED LOANS

   A3            C         51447    Dutch Square Center                         2,591,971    1.25     83,189       0.15     12/31/99
   A4            C         51828    Edwards Megaplex Theater                    2,626,301    1.30     27,415       0.22
   A5            C         51022    Huffman Mill Plaza                          1,995,043    1.34     43,943       0.15     12/31/99

  A6.1           C         51671    Wal-Mart - Harvey, LA
  A6.2           C         51671    Wal-Mart - Denham Springs, LA
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS
  A6.4           C         51671    Wal-Mart - Griffin, GA
  A6.5           C         51671    Wal-Mart - Daphne, AL
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)       2,039,388    1.84    134,984       0.19     12/31/99


  A7.1           C         51670    Wal-Mart - White Settlement, TX
  A7.2           C         51670    Wal-Mart - El Paso, TX
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)         792,768    2.05     37,630       0.19     12/31/99

                                    SUB-TOTAL CROSSED LOANS

   A8            C         51573    Golden Triangle Mall                        1,933,907    1.26    151,746       0.58     12/31/99
   A9            C         51521    Mansfield Plaza                               990,871    1.35     27,792       0.18     12/31/99
  A10            C         51524    Raintree Towne Shopping Center              1,017,051    1.45     32,296       0.26     12/31/99
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)     661,372    1.20      4,935       0.25     12/31/99
  A12            C         51605    Tinseltown Theater Complex                    644,207    1.25                           12/31/99
  A13            C         51606    Lucky Center                                  594,502    1.25     13,508       0.20     12/31/98
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson            955,496    1.35      6,109       0.25     12/31/99
  A15            C         50592    Huntersville Square S/C                       533,107    1.30     13,029       0.15     12/31/99
  A16            C         51625    Orange Village Shopping Center                456,780    1.20     16,141       0.16     12/31/98
  A17            C         50889    Barnes & Noble/Chili's Land Lease             696,209    1.65      2,350       0.05
  A18            C         50998    Southside Shopping Center                     413,127    1.20      6,884       0.15
  B19            P       2021590    Almond Orchard Shopping Center                634,912    1.49     21,132       0.25     12/31/99
  A20            C         50740    Laurel Square Shopping Center                 409,661    1.21      5,620       0.10     12/31/99
  B21            P       3101680    South Lake Center                             672,390    1.64     10,440       0.25     12/31/99
  A22            C         51223    Wayman Court Shopping Center                  399,185    1.25     10,221       0.33     12/31/99
  A23            C         51126    New Lake Hill Shopping Center                 368,546    1.28      4,686       0.17     12/31/99
  B24            P       3018256    Gateway Crossing Entertainment Complex        593,278    1.19      7,559       0.20     12/31/99
  A25            C         51062    Bainbridge Market Place                       363,923    1.31      6,967       0.15     12/31/99
  A26            C         51611    Franconia Center                              375,777    1.25      6,849       0.15     12/31/99
  B27            P       2021699    Olivewood Shopping Center                     413,629    1.11     13,306       0.25     12/31/99
  B28            P       3045150    Bancroft Center                               544,257    1.83      5,664       0.25     12/31/99
  A29            C         51561    Southside Commons                             334,558    1.25      5,612       0.15
  B30            P       1201524    Plaza Bel Air                                 518,658    1.91     16,478       0.25     12/31/99
  B31            P       3101847    Allen Business Park                           369,407    1.23     15,940       0.20     12/31/99
  A32            C         51578    Mt. Paran Shopping Center                     303,649    1.25      8,398       0.25     12/31/99
  A33            C         51562    White Horse Commons                           293,268    1.25      5,043       0.15
  B34            P       2006195    Comp USA & Mens Warehouse                     441,682    1.47      6,000       0.20     12/31/99
  B35            P       3048386    Harbor / 91 Freeway Shopping Center           468,105    1.54      8,208       0.25     12/31/99
  A36            C         51572    Town Center Mall Shoppes                      279,011    1.25      4,852       0.20     12/31/98
  A37            C         51551    Pecos Wigwam Commercial                       417,105    1.97      7,128       0.20     12/31/99
  A38            C         50814    Town Center                                   255,467    1.27      6,897       0.15     12/31/99
  B39            P       3018165    Venetian Gardens Shopping Center              428,864    1.59     13,076       0.25     12/31/99
  A40            C         50874    Cinco Village Shopping Center                 249,959    1.36      3,000       0.15     12/31/99
  B41            P       3012895    Orchard Supply Hardware                       261,754    1.10     10,506       0.25     12/31/99
  A42            C         50917    Cantrell Shopping Center                      227,314    1.31      3,812       0.15     12/31/99
  B43            P       3027125    2132-2154 Center Street                       252,076    1.19      6,497       0.34     12/31/99
  A44            C         51564    Huffines Plaza                                259,488    1.25     15,629       0.27     12/31/98
  A45            C         51522    Town East Center                              463,979    2.13     30,502       0.20     12/31/99
  B46            P       3028172    South Point Plaza                             363,831    1.49     12,333       0.25     12/31/99
  A47            C         51518    Centre Stage at Jonestown Shopping Center     200,055    1.25      5,100       0.20     12/31/99
  B48            P       2092138    Brookhurst Shopping Center                    240,870    1.37      7,875       0.25     12/31/99
  A49            C         51588    Windy Hill Crossing                           225,066    1.37      7,360       0.23     12/31/99
  A50            C         51534    Harrison Ridge                                154,053    1.29      7,071       0.25     12/31/99
  A51            C         51589    Zaragosa Retail Center                        137,477    1.25      4,165       0.25     12/31/99
  A52            C         51842    Tiburon Apartments                          1,740,989    1.20    124,519     213.95     12/31/99
  A53            C         51841    Farmstead Apartments                        1,186,682    1.21     73,950     212.50     12/31/99
  A54            C         51840    Cimarron Apartments                           648,736    1.20     44,930     213.95     12/31/99
                                    SUB-TOTAL CROSSED LOANS

  A55            C         50927    Wellington Meadows Apartments               1,940,825    1.26     66,400     200.00


                                                                                                                           MOST
                                                                                                                           RECENT
                                                                                   MOST          MOST         MOST         CASH
            ORIGINATION    LOAN                                                   RECENT        RECENT       RECENT        FLOW
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                            REVENUES      EXPENSES     CASH FLOW      DSCR
--------       -----       ------       -------------                            --------      --------     ---------      ----
   A1            C         51545    224-246 Worth Avenue (Palm V)                3,589,261     1,066,345    2,513,974      1.61
   A2            C         51546    256 Worth Avenue (Power-Love Associates)     2,162,504       635,912    1,523,979      1.45

                                    SUB-TOTAL CROSSED LOANS

   A3            C         51447    Dutch Square Center                          5,219,320     2,297,113    2,814,895      1.36
   A4            C         51828    Edwards Megaplex Theater
   A5            C         51022    Huffman Mill Plaza                           1,786,638       226,753    1,340,617      0.90

  A6.1           C         51671    Wal-Mart - Harvey, LA
  A6.2           C         51671    Wal-Mart - Denham Springs, LA
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS
  A6.4           C         51671    Wal-Mart - Griffin, GA
  A6.5           C         51671    Wal-Mart - Daphne, AL
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)        2,738,738                  2,738,738      2.47


  A7.1           C         51670    Wal-Mart - White Settlement, TX
  A7.2           C         51670    Wal-Mart - El Paso, TX
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)          882,311                    882,311      2.28

                                    SUB-TOTAL CROSSED LOANS

   A8            C         51573    Golden Triangle Mall                         6,501,833     2,924,039    2,238,645      1.46
   A9            C         51521    Mansfield Plaza                              1,727,248       614,619    1,070,922      1.46
  A10            C         51524    Raintree Towne Shopping Center               2,181,253       736,811    1,343,060      1.91
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)      903,820       222,452      666,180      1.21
  A12            C         51605    Tinseltown Theater Complex                     842,452        86,506      755,946      1.47
  A13            C         51606    Lucky Center                                   707,366       112,755      592,681      1.25
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson           1,514,385       324,215    1,190,170      1.69
  A15            C         50592    Huntersville Square S/C                        529,710        71,368      448,070      1.09
  A16            C         51625    Orange Village Shopping Center                 567,368        69,358      478,171      1.26
  A17            C         50889    Barnes & Noble/Chili's Land Lease
  A18            C         50998    Southside Shopping Center
  B19            P       2021590    Almond Orchard Shopping Center                 959,836       254,377      567,064      1.33
  A20            C         50740    Laurel Square Shopping Center                  499,017        91,239      407,778      1.21
  B21            P       3101680    South Lake Center                              986,587       173,953      794,739      1.94
  A22            C         51223    Wayman Court Shopping Center                   665,604       128,999      499,379      1.57
  A23            C         51126    New Lake Hill Shopping Center                  778,735       275,949      498,100      1.73
  B24            P       3018256    Gateway Crossing Entertainment Complex         948,397       319,569      628,828      1.26
  A25            C         51062    Bainbridge Market Place                        446,849        98,932      343,274      1.23
  A26            C         51611    Franconia Center                               660,650       274,325      307,647      1.02
  B27            P       2021699    Olivewood Shopping Center                      801,037       201,899      599,138      1.60
  B28            P       3045150    Bancroft Center                                879,330       297,269      582,061      1.96
  A29            C         51561    Southside Commons
  B30            P       1201524    Plaza Bel Air                                1,061,472       270,208      779,770      2.87
  B31            P       3101847    Allen Business Park                            686,922       167,343      446,675      1.49
  A32            C         51578    Mt. Paran Shopping Center                      518,430       109,255      400,776      1.65
  A33            C         51562    White Horse Commons
  B34            P       2006195    Comp USA & Mens Warehouse                      560,950                    560,950      1.86
  B35            P       3048386    Harbor / 91 Freeway Shopping Center            473,279        58,420      414,859      1.37
  A36            C         51572    Town Center Mall Shoppes                       372,757        74,795      279,786      1.25
  A37            C         51551    Pecos Wigwam Commercial                        747,025       220,326      497,897      2.35
  A38            C         50814    Town Center                                    335,211        67,005      262,229      1.30
  B39            P       3018165    Venetian Gardens Shopping Center               547,639       130,601      328,626      1.22
  A40            C         50874    Cinco Village Shopping Center                  387,488        81,024      303,464      1.65
  B41            P       3012895    Orchard Supply Hardware                        312,894                    312,894      1.31
  A42            C         50917    Cantrell Shopping Center                       302,801        44,590      250,712      1.44
  B43            P       3027125    2132-2154 Center Street                        458,699       186,768      271,931      1.29
  A44            C         51564    Huffines Plaza                                 392,130        83,537      203,447      0.98
  A45            C         51522    Town East Center                               658,204        71,480      562,322      2.58
  B46            P       3028172    South Point Plaza                              651,607       250,747      362,826      1.49
  A47            C         51518    Centre Stage at Jonestown Shopping Center      410,179       158,546      232,634      1.45
  B48            P       2092138    Brookhurst Shopping Center                     353,619        66,381      285,942      1.63
  A49            C         51588    Windy Hill Crossing                            396,740       121,546      251,991      1.54
  A50            C         51534    Harrison Ridge                                 303,171        79,701      215,749      1.81
  A51            C         51589    Zaragosa Retail Center                         230,600        44,504      181,932      1.65
  A52            C         51842    Tiburon Apartments                           3,179,495     1,318,303    1,768,654      1.22
  A53            C         51841    Farmstead Apartments                         1,992,080       765,332    1,161,599      1.18
  A54            C         51840    Cimarron Apartments                          1,195,076       518,209      641,168      1.19
                                    SUB-TOTAL CROSSED LOANS

  A55            C         50927    Wellington Meadows Apartments

                                                                                                                              2ND
                                                                                2ND                                           MOST
                                                                                MOST        2ND          2ND        2ND      RECENT
                                                                               RECENT       MOST         MOST       MOST      CASH
            ORIGINATION    LOAN                                                 END        RECENT       RECENT     RECENT     FLOW
SEQUENCE       GROUP       NUMBER       PROPERTY NAME                           DATE      REVENUES     EXPENSES   CASH FLOW   DSCR
--------       -----       ------       -------------                           ----      --------     --------   ---------   ----
   A1            C         51545    224-246 Worth Avenue (Palm V)              12/31/98   2,651,971     609,609   2,029,214   1.30
   A2            C         51546    256 Worth Avenue (Power-Love Associates)   12/31/98   1,842,528     449,076   1,366,730   1.30

                                    SUB-TOTAL CROSSED LOANS

   A3            C         51447    Dutch Square Center                        12/31/98   5,138,165   1,878,219   3,259,946   1.57
   A4            C         51828    Edwards Megaplex Theater
   A5            C         51022    Huffman Mill Plaza

  A6.1           C         51671    Wal-Mart - Harvey, LA
  A6.2           C         51671    Wal-Mart - Denham Springs, LA
  A6.3           C         51671    Wal-Mart - Hattiesburg, MS
  A6.4           C         51671    Wal-Mart - Griffin, GA
  A6.5           C         51671    Wal-Mart - Daphne, AL
  A6.6           C         51671    Wal-Mart - Fort Dodge, IA
   A6            C         51671    WAL-MART STORES PORTFOLIO 2 (ROLL-UP)


  A7.1           C         51670    Wal-Mart - White Settlement, TX
  A7.2           C         51670    Wal-Mart - El Paso, TX
   A7            C         51670    WAL-MART STORES PORTFOLIO 1 (ROLL-UP)      12/31/98     855,322                 855,322   2.21

                                    SUB-TOTAL CROSSED LOANS

   A8            C         51573    Golden Triangle Mall                       12/31/98   6,519,015   2,855,974   3,100,684   2.03
   A9            C         51521    Mansfield Plaza                            12/31/98   1,249,355     356,715     867,640   1.19
  A10            C         51524    Raintree Towne Shopping Center             12/31/98   1,916,808     624,445   1,002,563   1.43
  A11            C         51547    175 Worth Avenue (Hals Realty Associates)  12/31/98     935,275     243,000     692,275   1.26
  A12            C         51605    Tinseltown Theater Complex
  A13            C         51606    Lucky Center                               12/31/97     696,665     129,707     565,207   1.19
  B14            P       3018223    2739-2741 Taylor 211-229 Jefferson         12/31/98   1,506,413     292,989   1,213,424   1.72
  A15            C         50592    Huntersville Square S/C                    12/31/98     398,684      76,011     322,038   0.79
  A16            C         51625    Orange Village Shopping Center             12/31/97     647,950      65,857     560,593   1.47
  A17            C         50889    Barnes & Noble/Chili's Land Lease
  A18            C         50998    Southside Shopping Center
  B19            P       2021590    Almond Orchard Shopping Center             12/31/98   1,032,478     289,027     694,754   1.63
  A20            C         50740    Laurel Square Shopping Center
  B21            P       3101680    South Lake Center                          12/31/98     953,139     170,905     724,684   1.77
  A22            C         51223    Wayman Court Shopping Center               12/31/97     499,473     141,978     351,302   1.10
  A23            C         51126    New Lake Hill Shopping Center              12/31/98     692,231     258,954     413,277   1.44
  B24            P       3018256    Gateway Crossing Entertainment Complex     12/31/98   1,046,909     244,726     802,183   1.61
  A25            C         51062    Bainbridge Market Place
  A26            C         51611    Franconia Center                           12/31/98     546,204     205,367      38,907   0.13
  B27            P       2021699    Olivewood Shopping Center                  12/31/98     864,281     119,859     744,422   1.99
  B28            P       3045150    Bancroft Center                            12/31/98     827,922     269,337     555,903   1.87
  A29            C         51561    Southside Commons
  B30            P       1201524    Plaza Bel Air                              12/31/98   1,009,570     343,377     666,193   2.45
  B31            P       3101847    Allen Business Park                        12/31/98     594,950     178,243     390,352   1.30
  A32            C         51578    Mt. Paran Shopping Center                  12/31/98     530,734      81,518     449,216   1.85
  A33            C         51562    White Horse Commons
  B34            P       2006195    Comp USA & Mens Warehouse
  B35            P       3048386    Harbor / 91 Freeway Shopping Center
  A36            C         51572    Town Center Mall Shoppes                   12/31/97     350,946      76,235     272,211   1.22
  A37            C         51551    Pecos Wigwam Commercial                    12/31/98     700,973     163,796     516,709   2.44
  A38            C         50814    Town Center
  B39            P       3018165    Venetian Gardens Shopping Center           12/31/98     556,129     109,910     446,219   1.66
  A40            C         50874    Cinco Village Shopping Center
  B41            P       3012895    Orchard Supply Hardware                    12/31/97     312,896                 312,896   1.31
  A42            C         50917    Cantrell Shopping Center
  B43            P       3027125    2132-2154 Center Street                    12/31/98     384,673     123,122     261,551   1.24
  A44            C         51564    Huffines Plaza                             12/31/97     472,114      67,664     404,450   1.95
  A45            C         51522    Town East Center                           12/31/98     746,906      50,329     696,077   3.20
  B46            P       3028172    South Point Plaza                          12/31/98     633,699     206,886     424,190   1.74
  A47            C         51518    Centre Stage at Jonestown Shopping Center  12/31/98     373,726     132,245     235,404   1.47
  B48            P       2092138    Brookhurst Shopping Center                 12/31/98     349,814      59,401     290,413   1.65
  A49            C         51588    Windy Hill Crossing                        12/31/98     392,661     131,728     250,670   1.53
  A50            C         51534    Harrison Ridge                             12/31/98     295,383      84,747     206,495   1.74
  A51            C         51589    Zaragosa Retail Center                     12/31/98     230,600      44,504     185,908   1.69
  A52            C         51842    Tiburon Apartments                         12/31/98   3,153,530   1,248,849   1,904,681   1.31
  A53            C         51841    Farmstead Apartments                       12/31/98   1,980,352     735,233   1,187,699   1.21
  A54            C         51840    Cimarron Apartments                        12/31/98   1,212,780     514,868     697,912   1.29
                                    SUB-TOTAL CROSSED LOANS

  A55            C         50927    Wellington Meadows Apartments

                                                                                                                   SECOND   SECOND
                                                      LARGEST   LARGEST                                  SECOND    LARGEST  LARGEST
                                          LARGEST     TENANT    TENANT                                   LARGEST   TENANT   TENANT
                                          TENANT       % OF     LEASE                                    TENANT    % OF     LEASE
                                          LEASED       TOTAL    EXPIRA-      SECOND LARGEST              LEASED    TOTAL   EXPIRA-
SEQUENCE      LARGEST TENANT                SF          SF       ION             TENANT                    SF       S/F      ION
--------      --------------                --          --       ---             ------                    --       ---      ---
   A1       Giorgio's of Palm Beach         4,100       11%     9/30/06     Rangoni                       2,600      7%     6/30/09
   A2       Gucci                           9,200       32%    10/31/11     Halpern                       5,200     18%    11/14/07



   A3       Belks-Simpson Group           203,459       38%     1/31/08     Burlington Coat Factory      84,434     16%     8/31/07
   A4       Edwards Cinemas               124,614      100%     7/31/19
   A5       Wal-Mart                      201,074       68%     3/26/19     Tractor Supply               24,271      8%     4/30/08

  A6.1      Wal-Mart                      111,000      100%     1/31/12
  A6.2      Wal-Mart                      228,000      100%     1/31/12
  A6.3      Wal-Mart                      104,365      100%     1/31/12
  A6.4      Wal-Mart                      115,000      100%     1/31/12
  A6.5      Wal-Mart                       81,922      100%     1/31/12
  A6.6      Wal-Mart                       81,922      100%     1/31/12
   A6       Wal-Mart                      228,000       32%     1/31/12     Wal-Mart                    115,000     16%     1/31/12


  A7.1      Wal-Mart                      120,000      100%     1/31/12
  A7.2      Wal-Mart                       81,922      100%     1/31/12
   A7       Wal-Mart                      120,000       59%     1/31/12     Wal-Mart                     81,922     41%     1/31/12



   A8       Ross Dress For Less            26,506       10%     8/31/09     Old Navy                     23,000      9%     1/31/04
   A9       Shoprite                       69,132       45%    10/11/12     Clearview Cinema             35,653     23%     4/30/18
  A10       Foodtown                       40,139       32%     4/30/11     CVS                           9,800      8%     7/15/09
  A11       First Union                    10,540       53%     9/30/11     US Post Office                6,700     34%     2/22/18
  A12       Cinemark                       60,560      100%    10/31/18
  A13       Lucky Stores, Inc.             34,693       51%     2/28/06     American Drug Stores, Inc.   11,060     16%     6/30/05
  B14       The Bay Company                10,042       41%       NAV       Tokyo Sukiyaki Restaurant     7,168     29%     9/30/00
  A15       Food Lion                      44,000       52%     8/15/24     Hancock Fabrics               8,000     10%     6/30/01
  A16       Food Lion                      43,070       43%     2/28/17     Specialty Retailers Inc.     14,093     14%     1/31/09
  A17       Barnes & Noble                 40,000       85%     4/30/14     Chili's Restaurant            7,000     15%     5/15/08
  A18       Food Lion                      33,000       72%    12/31/19     Blackstone's                  1,913      4%     6/12/02
  B19       Beverly Fabrics                14,230       17%    10/31/02     Merryhill School              8,310     10%    10/31/00
  A20       Food Lion                      33,000       59%      3/9/19     Happy Harrys Drug            10,200     18%     3/31/19
  B21       Fuddruckers                     6,600       16%    10/31/01     The Sleep Train               6,270     15%     3/31/03
  A22       Western Dental Services         4,900       16%     9/30/07     The Cat Doctor                3,250     10%      NAV
  A23       Marty's Shoe                    8,813       32%     5/31/03     United Retail                 4,517     16%     1/31/03
  B24       United Artists Theatre         29,951       79%     1/28/14     Goldstein's Bagels            2,815      7%     8/31/15
  A25       Food Lion                      37,944       82%     2/23/19     Dollar Tree Stores            4,200      9%     2/28/09
  A26       Applied Career Training        10,171       22%     2/28/05     Fairfax County                7,043     15%    12/31/00
  B27       Wherehouse                      6,300       12%     1/31/03     Dollar Tree                   5,600     11%      NAV
  B28       Copy Central                    6,194       27%     8/31/08     Limited                       3,358     15%      1/1/05
  A29       Dollar Tree                     4,500       12%     3/31/04     JD's Fashion                  4,500     12%     3/31/02
  B30       Wild Oats Market               29,760       45%     8/31/00     Ace Hardware                  8,210     12%     3/31/01
  B31       Anixter Bros. Inc.             14,292       18%     5/31/01     Comark Instruments            7,276      9%     7/31/02
  A32       Jenny Pruitt Realty            11,975       36%    12/31/09     Imperatori Karate             7,780     23%     3/30/04
  A33       Catos                           4,720       14%     1/31/04     Dollar Tree                   4,500     13%     3/31/04
  B34       CompUSA, Inc.                  30,000      100%     9/19/07
  B35       Shoe City                      12,613       38%     1/17/05     Pet City                      5,000     15%      NAV
  A36       Golf Warehouse                  8,287       34%     5/30/04     Dinette Showroom              4,543     19%     4/30/03
  A37       Rae's Restaurant                5,640       16%    10/31/03     Henderson Public Library      3,960     11%      NAV
  A38       Food Lion                      29,000       63%     1/12/19     Dollar General                7,500     16%     5/31/08
  B39       Jo-Ann Fabrics                 24,650       47%     6/30/01     New Cambodian Supermarket     5,913     11%      NAV
  A40       The Cottage Schools             5,170       26%     7/31/03     Keller Williams               3,640     18%     6/30/03
  B41       Orchard Hardware Supply Corp.  42,024      100%     4/20/03
  A42       Dollar General                  8,000       31%     11/1/08     Blockbuster Video             5,525     22%     8/14/08
  B43       Sante Fe Bistro                 2,000       10%       NAV       Cafe Rio                      1,200      6%      NAV
  A44       Thrift Store                   10,236       18%     4/30/05     Dollar General                8,430     15%     6/30/02
  A45       Wal-Mart                       73,493       48%     5/16/09     Minden Market                34,107     22%    11/30/10
  B46       Sheplers Western               18,615       38%    12/31/13     Blockbuster Video             3,390      7%    12/31/03
  A47       Action Video                    3,300       13%     3/31/01     Bernardin's                   3,300     13%     6/30/02
  B48       Movie Town                      6,050       19%      6/1/03     Super Duper 99 Cent Store     6,050     19%      NAV
  A49       Kinkos                          7,200       23%     9/30/00     LensCrafters                  5,400     17%     4/30/01
  A50       Bruce Clark                     4,860       17%       NAV       Bridal Collections            4,800     17%      NAV
  A51       Eunice Fashions                 2,400       14%     7/31/01     Dollar Store                  1,360      8%      NAV
  A52
  A53
  A54


  A55

           ORIGI-
  SE-      NATION    LOAN
QUENCE     GROUP    NUMBER            PROPERTY NAME                                       PROPERTY ADDRESS
------     -----    ------            -------------                                       ----------------
A56          C        50156    Mariner Shores Apartments                              2201 N. Buffalo Drive
A57          C        51520    The Mark at Salem Station                              11132-A Sunburst Lane
A58          C        51816    Oasis Vista Apartments                                 3300 Needles Highway
A59          C        51519    Hickory Hills Townhouses                               22501 Iverson Dr.
A60          C        50787    1121 Morrison Ave                                      1121-1175 Morrison Ave.
A61          C        51669    North Decatur Manor Apartments                         3799-F North Decatur Road
A62          P      3102092    Alder Creek Apartments                                 11716 NE 49th
A63          C        50130    Grassy Creek Apartments                                1331 Panama Ave.
A64          C        50295    Oakridge Apartments                                    633 Rushcreek Drive
A65          P      3018413    Apple Apartments                                       764 East Twain Avenue
A66          P      2006617    Kingswood Gardens Apartments                           540 South Winery Avenue
A67          P      3012945    Golf Course Square Apartments                          1082 Golf Course Drive
A68          P      3012952    Woodgate Oaks Apartments                               290 Harvest Lane
A69          C        51663    Seasons Apartments                                     819 Robin Hood Trail
A70          C        51460    Bath Street Apartments                                 215 Bath Street
A71          P      3016946    Park Brighton Apartments                               1229 Brighton Avenue
A72          P      4542254    Sunrise Village Apartments                             15615 East 4th Avenue
A73          P      3009552    Ashton Park Apartments                                 4441 South Escondido Road
A74          C        51533    Clearbrook Apartments                                  4000 West 34th Street
A75          P      3032679    First Place Apartments                                 13008 NE 199th Street
A76          C        51568    Sunchase Square Apartments                             7317 Holly Hill Drive
A77          C        51511    Casa Verde Apartments                                  700-810 San Pedro & 701-811 Navarro
A78          C        51078    Venbury Trail Apartments                               900 8th Street Southwest
A79          P      3103140    Gallery Park Apartment                                 1436 SW Park Avenue
A80          C        51630    Summit Crossing Apartments                             3440 Boulder Park Drive
A81          C        51614    Timber Ridge Apartments                                1342 North Garden Drive
A82          C        51526    Shadowbrook Apartments                                 145 Navajo Drive
A83          P      4541876    Glennbrook Apartments                                  3717 148th Street SW
A84          C        50550    Embassy Square Apartments                              11230 Otsego Street
A85          C        51525    Seashore Apartments                                    19822 Brookhurst Street
A86          C        50395    2304 Sedgwick Ave                                      2304 Sedgwick Ave.
A87          C        51624    Imperial Courtyard Apartments                          430 West 6th St.


A88.1        C        51164    Power Properties 3-5908 Gaston                         5908 Gaston Ave
A88.2        C        51164    Power Properties 3-5808 Gaston                         5808 Gaston Ave
A88.3        C        51164    Power Properties 3-4935 Junius                         4935 Junius St
A88          C        51164    POWER PROPERTIES 3 (ROLL-UP)


A89          C        51532    West Oaks Club Apartments                              43120 30th Street West
A90          C        51515    5400 Live Oak Apartments                               5400 Live Oak St.
A91          C        51550    Buffalo Avenue Apartments                              5914 Buffalo Avenue and 13545 Califa Street
A92          C        51465    Ladera Apartments                                      203 Ladera Street
A93          C        51629    Anderson Park Apartments                               251 Anderson Ave.
A94          P      3020062    Villeurbanne Apartments                                2821 Lou Ann Drive
A95          C        51195    Pelican Cove Apartments                                707-709 Eaton St.
A96          C        51512    Oakley Lofts                                           1855 North Oakley
A97          C        51234    Del Nido Apartments                                    2100 South Avenue A
A98          C        51513    Balcones Apartments                                    1000 Balcones Drive
A99          C        51595    Bonnie Brae                                            236 South Bonnie Brae Street
A100         C        51535    Westwood Apts.                                         519 West 940 North
A101         C        50374    1065 Jerome Ave                                        1065 Jerome Avenue
A102         C        51379    Bethany Biltmore Apartments                            1350 E. Bethany Home Road
A103         C        51596    Casa Manana Apartments                                 227-235 Cypress Drive
A104         C        51473    Bayshore Apartments                                    3224-3254 Burke Road
A105         C        50599    610 West 143rd St.                                     610 West 143rd St
A106         C        51539    Central Manor Apartments                               2611 Central Avenue NE
A107         C        50600    213-217 West 238th St                                  213-217 West 238th St.
A108         C        50789    511 West 147th St.                                     511- 519 West 147th St.
A109         C        51667    SCI Portfolio-411 N. Akard St                          411 N. Akard St
A110         C        51626    Lahser Medical Complex Buildings II, III & IV          27207-27211 Lahser Road
B111         P      3024965    75 Willow Road                                         75 Willow Road
A112         C        51088    Kaiser Foundation Health Plan Building                 1033 Third Street
A113         C        51114    Corporate Pointe II                                    26901 Agoura Rd.
A114         C        50943    Brand Village                                          1111 N. Brand Blvd.
A115         C        51549    Harold Poll Building                                   110 S. Union Street
A116         C        51594    Dorsey Hall Medical Center                             9501 Old Annapolis Road


A117.1       C        51627    Plantation Business Park-12 Plantation Park Dr         12 Plantation Park Dr
A117.2       C        51627    Plantation Business Park-10 Plantation Park Dr         10 Plantation Park Dr
A117.3       C        51627    Plantation Business Park-12 Sheridan Park Cir          12 Sheridan Park Cir
A117         C        51627    PLANTATION BUSINESS PARK & SHERIDAN PARK (ROLL-UP)


              ORIGI-
  SE-         NATION       LOAN                                                                      ZIP           PROPERTY
QUENCE        GROUP       NUMBER           COUNTY                  CITY                STATE        CODE             TYPE
------        ------      ------           ------                  ----                -----        ----           --------
A56             C           50156         Clark                 Las Vegas                NV         89128         Multifamily
A57             C           51520         Spotsylvania          Fredericksburg           VA         22407         Multifamily
A58             C           51816         Clark                 Laughlin                 NV         89029         Multifamily
A59             C           51519         St. Mary's            Great Mills              MD         20634         Multifamily
A60             C           50787         Bronx                 Bronx                    NY         10472         Multifamily
A61             C           51669         Dekalb                Decatur                  GA         30032         Multifamily
A62             P         3102092         Clark                 Vancouver                WA         98682         Multifamily
A63             C           50130         Marion                Indianapolis             IN         46241         Multifamily
A64             C           50295         Harris                Houston                  TX         77067         Multifamily
A65             P         3018413         Clark                 Las Vegas                NV         89109         Multifamily
A66             P         2006617         Fresno                Fresno                   CA         93727         Multifamily
A67             P         3012945         Sonoma                Rohnert Park             CA         94928         Multifamily
A68             P         3012952         Sonoma                Santa Rosa               CA         95403         Multifamily
A69             C           51663         Bulloch               Statesboro               GA         30458         Multifamily
A70             C           51460         Santa Barbara         Santa Barbara            CA         93101         Multifamily
A71             P         3016946         Stanislaus            Modesto                  CA         95355         Multifamily
A72             P         4542254         Spokane               Spokane                  WA         99216         Multifamily
A73             P         3009552         Clark                 Las Vegas                NV         89119         Multifamily
A74             C           51533         Harris                Houston                  TX         77092         Multifamily
A75             P         3032679         Clark                 Battle Ground            WA         98604         Multifamily
A76             C           51568         Dallas                Dallas                   TX         75231         Multifamily
A77             C           51511         Brazos                College Station          TX         77845         Multifamily
A78             C           51078         Polk                  Altoona                  IA         50009         Multifamily
A79             P         3103140         Multnomah             Portland                 OR         97201         Multifamily
A80             C           51630         Fulton                Atlanta                  GA         30331         Multifamily
A81             C           51614         St. Louis             St. Louis                MO         63138         Multifamily
A82             C           51526         Yavapai               Sedona                   AZ         86336         Multifamily
A83             P         4541876         Snohomish             Lynnwood                 WA         98037         Multifamily
A84             C           50550         Los Angeles           North Hollywood          CA         91601         Multifamily
A85             C           51525         Orange                Huntington Beach         CA         92646         Multifamily
A86             C           50395         Bronx                 Bronx                    NY         10468         Multifamily
A87             C           51624         Dallas                Irving                   TX         75060         Multifamily


A88.1           C           51164         Dallas                Dallas                   TX         75214         Multifamily
A88.2           C           51164         Dallas                Dallas                   TX         75214         Multifamily
A88.3           C           51164         Dallas                Dallas                   TX         75214         Multifamily
A88             C           51164         Multifamily


A89             C           51532         Los Angeles           Lancaster                CA         93536         Multifamily
A90             C           51515         Dallas                Dallas                   TX         75214         Multifamily
A91             C           51550         Los Angeles           Van Nuys                 CA         91401         Multifamily
A92             C           51465         Santa Barbara         Santa Barbara            CA         93101         Multifamily
A93             C           51629         Fulton                Atlanta                  GA         30314         Multifamily
A94             P         3020062         Stanislaus            Modesto                  CA         95350         Multifamily
A95             C           51195         San Diego             Oceanside                CA         92054         Multifamily
A96             C           51512         Cook                  Chicago                  IL         60647         Multifamily
A97             C           51234         Yuma                  Yuma                     AZ         85364         Multifamily
A98             C           51513         Brazos                College Station          TX         77845         Multifamily
A99             C           51595         Los Angeles           Los Angeles              CA         90057         Multifamily
A100            C           51535         Utah                  Provo                    UT         84604         Multifamily
A101            C           50374         Bronx                 Bronx                    NY         10452         Multifamily
A102            C           51379         Maricopa              Phoenix                  AZ         85014         Multifamily
A103            C           51596         San Diego             San Ysidro               CA         92173         Multifamily
A104            C           51473         Harris                Pasedena                 TX         77504         Multifamily
A105            C           50599         New York              New York                 NY         10031         Multifamily
A106            C           51539         Hennepin              Minneapolis              MN         55418         Multifamily
A107            C           50600         Bronx                 Bronx                    NY         10463         Multifamily
A108            C           50789         Bronx                 Bronx                    NY         10031         Multifamily
A109            C           51667         Dallas                Dallas                   TX         75201         Office
A110            C           51626         Oakland               Southfield               MI         48034         Office
B111            P         3024965         San Mateo             Menlo Park               CA         94025         Office
A112            C           51088         Marin                 San Rafael               CA         94901         Office
A113            C           51114         Los Angeles           Calabasas                CA         91301         Office
A114            C           50943         Los Angeles           Glendale                 CA         91202         Office
A115            C           51549         King                  Seattle                  WA         98101         Office
A116            C           51594         Howard                Ellicott City            MD         21043         Office


A117.1          C           51627         Beaufort              Bluffton                 SC         29910         Office
A117.2          C           51627         Beaufort              Bluffton                 SC         29910         Office
A117.3          C           51627         Beaufort              Bluffton                 SC         29910         Office
A117            C           51627         Office


              ORIGI-                                             CUT-OFF            MATURITY
  SE-         NATION       LOAN             ORIGINAL               DATE               DATE              LOAN          MORTGAGE
QUENCE        GROUP       NUMBER             BALANCE             BALANCE             BALANCE            TYPE            RATE
------        -----       ------            --------             -------            --------            ----         ---------
A56             C           50156          10,900,000          10,669,448           9,505,548         Balloon         8.380%
A57             C           51520          10,200,000          10,111,037           9,007,313         Balloon         7.400%
A58             C           51816           8,940,000           8,884,640           7,957,896         Balloon         7.730%
A59             C           51519           7,300,000           7,221,407           6,407,164         Balloon         7.160%
A60             C           50787           5,985,900           5,871,356           5,271,171         Balloon         7.310%
A61             C           51669           5,225,000           5,195,184           4,685,981         Balloon         8.043%
A62             P         3102092           5,300,000           5,043,966           4,081,106         Balloon         8.000%
A63             C           50130           5,075,000           4,955,950           4,528,293         Balloon         7.860%
A64             C           50295           4,900,000           4,869,188           4,355,328         Balloon         7.670%
A65             P         3018413           4,000,000           3,780,675           3,269,549         Balloon         8.370%
A66             P         2006617           4,500,000           3,706,640           3,133,424         Balloon         8.150%
A67             P         3012945           3,700,000           3,428,683           3,405,019         Balloon         7.620%
A68             P         3012952           3,450,000           3,197,016           3,174,951         Balloon         7.620%
A69             C           51663           3,212,795           3,193,104           2,862,631         Balloon         7.770%
A70             C           51460           3,000,000           2,955,729           2,621,438         Balloon         7.015%
A71             P         3016946           3,000,000           2,878,769           2,634,124         Balloon         8.000%
A72             P         4542254           3,000,000           2,812,908           2,377,485         Balloon         7.110%
A73             P         3009552           3,000,000           2,769,936           2,765,167         Balloon         7.755%
A74             C           51533           2,735,271           2,713,273           2,454,293         Balloon         8.070%
A75             P         3032679           2,700,000           2,631,720           2,337,840         Balloon         7.310%
A76             C           51568           2,600,000           2,571,815           2,147,977         Balloon         7.990%
A77             C           51511           2,600,000           2,575,249           2,295,801         Balloon         7.410%
A78             C           51078           2,600,000           2,556,896           1,990,474         Balloon         6.960%
A79             P         3103140           2,587,500           2,499,366           2,267,868         Balloon         7.875%
A80             C           51630           2,472,000           2,461,101           2,248,843         Balloon         8.690%
A81             C           51614           2,386,000           2,369,494           2,138,811         Balloon         8.030%
A82             C           51526           2,356,000           2,338,378           2,110,779         Balloon         7.990%
A83             P         4541876           2,455,000           2,298,335           1,998,667         Balloon         8.250%
A84             C           50550           2,300,000           2,249,339           1,999,398         Balloon         7.040%
A85             C           51525           2,180,000           2,162,186           1,937,359         Balloon         7.655%
A86             C           50395           2,131,800           2,085,721           1,898,633         Balloon         7.770%
A87             C           51624           2,100,000           2,085,357           1,881,108         Balloon         8.000%


A88.1           C           51164
A88.2           C           51164
A88.3           C           51164
A88             C           51164           2,050,000           2,020,003           1,802,857         Balloon         7.250%


A89             C           51532           1,950,000           1,930,506           1,713,117         Balloon         7.210%
A90             C           51515           1,800,000           1,782,818           1,599,116         Balloon         7.640%
A91             C           51550           1,746,000           1,732,371           1,558,292         Balloon         7.830%
A92             C           51465           1,600,000           1,576,974           1,402,103         Balloon         7.125%
A93             C           51629           1,542,554           1,530,537           1,297,532         Balloon         8.640%
A94             P         3020062           1,575,000           1,524,085           1,400,448         Balloon         8.625%
A95             C           51195           1,500,000           1,472,954           1,316,553         Balloon         7.178%
A96             C           51512           1,450,000           1,436,934           1,287,373         Balloon         7.630%
A97             C           51234           1,440,000           1,414,721           1,262,040         Balloon         7.127%
A98             C           51513           1,400,000           1,387,161           1,240,836         Balloon         7.560%
A99             C           51595           1,300,000           1,291,778           1,167,015         Balloon         8.100%
A100            C           51535           1,119,000           1,109,663           1,000,734         Balloon         7.930%
A101            C           50374           1,071,000           1,048,400             956,152         Balloon         7.870%
A102            C           51379           1,025,000           1,012,382             917,393         Balloon         7.963%
A103            C           51596           1,000,000             993,967             901,446         Balloon         8.280%
A104            C           51473           1,000,000             981,974             828,953         Balloon         8.125%
A105            C           50599             868,000             852,162             752,972         Balloon         7.490%
A106            C           51539             805,000             795,656             673,579         Balloon         8.420%
A107            C           50600             813,000             796,120             715,482         Balloon         7.280%
A108            C           50789             771,000             759,940             673,775         Balloon         7.750%
A109            C           51667          26,518,000          26,313,039          22,329,960         Balloon         8.680%
A110            C           51626          10,649,600          10,594,358           9,710,438         Balloon         8.080%
B111            P         3024965           8,000,000           7,583,134           6,450,062         Balloon         7.820%
A112            C           51088           7,520,000           7,399,942           6,071,108         Balloon         7.200%
A113            C           51114         $ 6,400,000         $ 6,292,452         $ 5,575,680         Balloon         6.900%
A114            C           50943           5,313,000           5,212,960           4,640,480         Balloon         6.990%
A115            C           51549           4,919,000           4,859,032           4,041,328         Balloon         7.790%
A116            C           51594           4,247,290           4,196,290           3,497,550         Balloon         7.870%


A117.1          C           51627
A117.2          C           51627
A117.3          C           51627
A117            C           51627           3,800,000           3,765,795           3,175,223         Balloon         8.380%


               ORIGI-                          ADMINI-            SUB-             NET
  SE-          NATION        LOAN             STRATIVE         SERVICING         MORTGAGE            NOTE
QUENCE         GROUP        NUMBER           FEE RATE(i)        FEE RATE           RATE              DATE
------         -----        ------           -----------       ---------         --------            ----
A56              C            50156            0.269%            0.225%            8.111%           7/25/97
A57              C            51520            0.144%            0.100%            7.256%           6/21/99
A58              C            51816            0.144%            0.100%            7.586%           9/30/99
A59              C            51519            0.144%            0.100%            7.016%           4/27/99
A60              C            50787            0.144%            0.100%            7.166%          10/29/99
A61              C            51669            0.144%            0.100%            7.899%           9/30/99
A62              P          3102092            0.144%            0.100%            7.856%           8/11/95
A63              C            50130            0.194%            0.150%            7.666%           8/28/97
A64              C            50295            0.144%            0.100%            7.526%           10/7/99
A65              P          3018413            0.144%            0.100%            8.226%           7/12/96
A66              P          2006617            0.144%            0.100%            8.006%           11/1/93
A67              P          3012945            0.144%            0.100%          7.47625%           12/8/95
A68              P          3012952            0.144%            0.100%            7.476%           12/8/95
A69              C            51663            0.144%            0.100%            7.626%           9/24/99
A70              C            51460            0.144%            0.100%            6.871%          12/21/98
A71              P          3016946            0.144%            0.100%            7.856%           5/21/96
A72              P          4542254            0.144%            0.100%            6.966%           8/12/96
A73              P          3009552            0.144%            0.100%            7.611%            9/1/95
A74              C            51533            0.144%            0.100%            7.926%           5/27/99
A75              P          3032679            0.144%            0.100%            7.166%           1/26/98
A76              C            51568            0.144%            0.100%            7.846%           8/30/99
A77              C            51511            0.144%            0.100%            7.266%           5/17/99
A78              C            51078            0.144%            0.100%            6.816%          10/16/98
A79              P          3103140            0.144%            0.100%            7.731%          12/12/96
A80              C            51630            0.144%            0.100%            8.546%          10/15/99
A81              C            51614            0.144%            0.100%            7.886%           7/26/99
A82              C            51526            0.144%            0.100%            7.846%           6/28/99
A83              P          4541876            0.144%            0.100%            8.106%           3/20/96
A84              C            50550            0.144%            0.100%            6.896%          10/22/98
A85              C            51525            0.144%            0.100%            7.511%            6/1/99
A86              C            50395            0.244%            0.200%            7.526%          11/21/97
A87              C            51624            0.144%            0.100%            7.856%           7/19/99


A88.1            C            51164
A88.2            C            51164
A88.3            C            51164
A88              C            51164            0.144%            0.100%            7.106%          11/18/98


A89              C            51532            0.144%            0.100%            7.066%          5/3/99
A90              C            51515            0.144%            0.100%            7.496%          4/26/99
A91              C            51550            0.144%            0.100%            7.686%          6/7/99
A92              C            51465            0.144%            0.100%            6.981%          12/21/98
A93              C            51629            0.144%            0.100%            8.496%          10/15/99
A94              P          3020062            0.144%            0.100%            8.481%          9/17/96
A95              C            51195            0.144%            0.100%            7.034%          7/14/98
A96              C            51512            0.144%            0.100%            7.486%          5/19/99
A97              C            51234            0.144%            0.100%            6.983%          8/12/98
A98              C            51513            0.144%            0.100%            7.416%          5/17/99
A99              C            51595            0.144%            0.100%            7.956%          8/2/99
A100             C            51535            0.144%            0.100%            7.786%          5/17/99
A101             C            50374            0.294%            0.250%            7.576%          11/21/97
A102             C            51379            0.144%            0.100%            7.819%          11/4/98
A103             C            51596            0.144%            0.100%            8.136%          8/2/99
A104             C            51473            0.144%            0.100%            7.981%          1/12/99
A105             C            50599            0.294%            0.250%            7.196%          5/18/98
A106             C            51539            0.144%            0.100%            8.276%          6/23/99
A107             C            50600            0.294%            0.250%            6.986%          3/26/98
A108             C            50789            0.294%            0.250%            7.456%          9/16/98
A109             C            51667            0.144%            0.100%            8.536%          11/1/99
A110             C            51626            0.144%            0.100%            7.936%          10/13/99
B111             P          3024965            0.144%            0.100%            7.676%          12/30/96
A112             C            51088            0.144%            0.100%            7.056%          5/12/99
A113             C            51114            0.144%            0.100%            6.756%          10/29/98
A114             C            50943            0.144%            0.100%            6.846%          7/24/98
A115             C            51549            0.144%            0.100%            7.646%          7/14/99
A116             C            51594            0.144%            0.100%            7.726%          7/30/99


A117.1           C            51627
A117.2           C            51627
A117.3           C            51627
A117             C            51627            0.144%            0.100%            8.236%          9/23/99


                                                                                               ORIGINAL           ORIGINAL
              ORIGI-                        FIRST         INTEREST                              TERM TO         AMORTIZATION
  SE-         NATION       LOAN            PAYMENT         ACCRUAL           MONTHLY           MATURITY             TERM
QUENCE        GROUP       NUMBER            DATE           METHOD            PAYMENT           (MONTHS)         (MONTHS) (ii)
------        ------      ------           -------        --------           -------           --------         -------------
A56             C           50156          9/1/97         ACT/360             82,886              144                360
A57             C           51520          8/1/99         ACT/360             70,623              120                360
A58             C           51816         11/1/99         ACT/360             63,924              120                360
A59             C           51519          6/1/99         ACT/360             49,354              120                360
A60             C           50787         11/1/99         ACT/360             41,212              102                342
A61             C           51669         11/1/99         ACT/360             38,496              120                360
A62             P         3102092         10/1/95         30/360              38,890              180                360
A63             C           50130         10/1/97         ACT/360             36,744              120                360
A64             C           50295         11/1/99         ACT/360             34,834              120                360
A65             P         3018413         9/10/96         30/360              31,859              120                300
A66             P         2006617          1/1/94         30/360              38,061              120                240
A67             P         3012945          2/1/96         30/360              27,632               60                300
A68             P         3012952          2/1/96         30/360              25,765               60                300
A69             C           51663         11/1/99         ACT/360             23,061              120                360
A70             C           51460          2/1/99         ACT/360             19,989              120                360
A71             P         3016946          7/1/96         30/360              21,996              120                360
A72             P         4542254         11/1/96         30/360              21,451              120                300
A73             P         3009552         11/1/95         30/360              22,670               60                300
A74             C           51533          7/1/99         ACT/360             20,204              120                360
A75             P         3032679          3/1/98         30/360              18,529              120                360
A76             C           51568         10/1/99         ACT/360             20,050              120                300
A77             C           51511          7/1/99         ACT/360             18,020              120                360
A78             C           51078         12/1/98         ACT/360             17,228              180                360
A79             P         3103140          2/1/97         30/360              18,761              120                360
A80             C           51630         12/1/99         ACT/360             19,341              120                360
A81             C           51614          9/1/99         ACT/360             17,558              120                360
A82             C           51526          8/1/99         ACT/360             17,271              120                360
A83             P         4541876          5/1/96         30/360              19,337              120                300
A84             C           50550         12/1/98         ACT/360             15,274              120                360
A85             C           51525          8/1/99         ACT/360             15,475              120                360
A86             C           50395          1/1/98         ACT/360             15,302              120                360
A87             C           51624          9/1/99         ACT/360             15,409              120                360


A88.1           C           51164
A88.2           C           51164
A88.3           C           51164
A88             C           51164          1/1/99         ACT/360             13,985              120                360


A89             C           51532          7/1/99         ACT/360             13,250              120                360
A90             C           51515          6/1/99         ACT/360             12,759              120                360
A91             C           51550          8/1/99         ACT/360             12,605              120                360
A92             C           51465          2/1/99         ACT/360             10,780              120                360
A93             C           51629         12/1/99         ACT/360             12,567              120                300
A94             P         3020062         11/1/96         30/360              12,248              120                360
A95             C           51195          9/1/98         ACT/360             10,159              120                360
A96             C           51512          7/1/99         ACT/360             10,268              120                360
A97             C           51234         10/1/98         ACT/360              9,703              120                360
A98             C           51513          7/1/99         ACT/360              9,847              120                360
A99             C           51595         10/1/99         ACT/360              9,630              120                360
A100            C           51535          7/1/99         ACT/360              8,156              120                360
A101            C           50374          1/1/98         ACT/360              7,762              120                360
A102            C           51379          1/1/99         ACT/360              7,495              120                360
A103            C           51596         10/1/99         ACT/360              7,534              120                360
A104            C           51473          3/1/99         ACT/360              7,801              120                300
A105            C           50599          7/1/98         ACT/360              6,063              132                360
A106            C           51539          8/1/99         ACT/360              6,439              120                300
A107            C           50600          5/1/98         ACT/360              5,563              120                360
A108            C           50789         11/1/98         ACT/360              5,524              132                360
A109            C           51667         12/1/99         ACT/360            216,756              120                300
A110            C           51626         12/1/99         ACT/360             78,738              108                360
B111            P         3024965          3/1/97         30/360              60,794              120                300
A112            C           51088          7/1/99         ACT/360             54,113              120                300
A113            C           51114         12/1/98         ACT/360           $ 42,150              120                360
A114            C           50943          9/1/98         ACT/360             35,312              120                360
A115            C           51549          9/1/99         ACT/360             37,284              120                300
A116            C           51594          9/1/99         ACT/360             32,416              120                300


A117.1          C           51627
A117.2          C           51627
A117.3          C           51627
A117            C           51627         11/1/99         ACT/360             30,292              120                300


                                                               REMAINING
               ORIGI-                                           TERM TO                             CROSS-
  SE-          NATION        LOAN             SEASONING        MATURITY       MATURITY         COLLATERALIZED      RELATED
QUENCE         GROUP        NUMBER             (MONTHS)        (MONTHS)         DATE                LOANS           LOANS
------         ------       ------            ---------        ---------      --------         --------------      -------
A56              C            50156               36              108           8/1/09               No               No
A57              C            51520               13              107           7/1/09               No               No
A58              C            51816               10              110          10/1/09               No               No
A59              C            51519               15              105           5/1/09               No               No
A60              C            50787               10               92           4/1/08               No              Yes(G)
A61              C            51669               10              110          10/1/09               No               No
A62              P          3102092               59              121           9/1/10               No               No
A63              C            50130               35               85           9/1/07               No               No
A64              C            50295               10              110          10/1/09               No               No
A65              P          3018413               47               73          8/10/06               No               No
A66              P          2006617               80               40          12/1/03               No               No
A67              P          3012945               55                5           1/1/01               No              Yes(H)
A68              P          3012952               55                5           1/1/01               No              Yes(H)
A69              C            51663               10              110          10/1/09               No               No
A70              C            51460               19              101           1/1/09               No              Yes(I)
A71              P          3016946               50               70           6/1/06               No               No
A72              P          4542254               46               74          10/1/06               No               No
A73              P          3009552               58                2          10/1/00               No               No
A74              C            51533               14              106           6/1/09               No              Yes(J)
A75              P          3032679               30               90           2/1/08               No               No
A76              C            51568               11              109           9/1/09               No               No
A77              C            51511               14              106           6/1/09               No              Yes(K)
A78              C            51078               21              159          11/1/13               No               No
A79              P          3103140               43               77           1/1/07               No               No
A80              C            51630                9              111          11/1/09               No              Yes(L)
A81              C            51614               12              108           8/1/09               No              Yes(J)
A82              C            51526               13              107           7/1/09               No               No
A83              P          4541876               52               68           4/1/06               No               No
A84              C            50550               21               99          11/1/08               No               No
A85              C            51525               13              107           7/1/09               No               No
A86              C            50395               32               88          12/1/07               No              Yes(G)
A87              C            51624               12              108           8/1/09               No               No


A88.1            C            51164
A88.2            C            51164
A88.3            C            51164
A88              C            51164               20              100          12/1/08               No              Yes(M)


A89              C            51532               14              106           6/1/09               No               No
A90              C            51515               15              105           5/1/09               No              Yes(M)
A91              C            51550               13              107           7/1/09               No               No
A92              C            51465               19              101           1/1/09               No              Yes(I)
A93              C            51629                9              111          11/1/09               No              Yes(L)
A94              P          3020062               46               74          10/1/06               No               No
A95              C            51195               24               96           8/1/08               No               No
A96              C            51512               14              106           6/1/09               No               No
A97              C            51234               23               97           9/1/08               No               No
A98              C            51513               14              106           6/1/09               No              Yes(K)
A99              C            51595               11              109           9/1/09               No               No
A100             C            51535               14              106           6/1/09               No               No
A101             C            50374               32               88          12/1/07               No              Yes(G)
A102             C            51379               20              100          12/1/08               No               No
A103             C            51596               11              109           9/1/09               No               No
A104             C            51473               18              102           2/1/09               No               No
A105             C            50599               26              106           6/1/09               No              Yes(G)
A106             C            51539               13              107           7/1/09               No               No
A107             C            50600               28               92           4/1/08               No              Yes(G)
A108             C            50789               22              110          10/1/09               No              Yes(G)
A109             C            51667                9              111          11/1/09               No               No
A110             C            51626                9               99          11/1/08               No               No
B111             P          3024965               42               78           2/1/07               No               No
A112             C            51088               14              106           6/1/09               No               No
A113             C            51114               21               99          11/1/08               No               No
A114             C            50943               24               96           8/1/08               No               No
A115             C            51549               12              108           8/1/09               No               No
A116             C            51594               12              108           8/1/09               No               No


A117.1           C            51627
A117.2           C            51627
A117.3           C            51627
A117             C            51627               10              110          10/1/09               No               No


           ORIGI-                      LOCKOUT
  SE-      NATION      LOAN          EXPIRATION
QUENCE     GROUP      NUMBER            DATE         PREPAYMENT PENALTY DESCRIPTION (MONTHS)       YIELD MAINTENANCE TYPE
------     ------     ------         ----------      ---------------------------------------       ----------------------
A56          C         50156           7/31/03       LO(72)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A57          C         51520           3/31/09       LO(116)/OPEN(4)/DEF                           NAP
A58          C         51816            8/1/09       LO(118)/OPEN(2)/DEF                           NAP
A59          C         51519            2/1/09       LO(117)/OPEN(3)/DEF                           NAP
A60          C         50787            1/1/08       LO(99)/OPEN(3)/DEF                            NAP
A61          C         51669            8/1/09       LO(118)/OPEN(2)/DEF                           NAP
A62          P       3102092                         $250+YM(180)                                  Int. Rate Diff. (Type 1A)
A63          C         50130           8/31/01       LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A64          C         50295            8/1/09       LO(118)/OPEN(2)/DEF                           NAP
A65          P       3018413                         YM(120)                                       Int. Rate Diff. (Type 3)
A66          P       2006617                         YM(120)                                       Int. Rate Diff. (Type 3)
A67          P       3012945                         $250+YM(58)/OPEN(2)                           Int. Rate Diff. (Type 1A)
A68          P       3012952                         $250+YM(58)/OPEN(2)                           Int. Rate Diff. (Type 1A)
A69          C         51663            8/1/09       LO(118)/OPEN(2)/DEF                           NAP
A70          C         51460           11/1/08       LO(118)/OPEN(2)/DEF                           NAP
A71          P       3016946                         $250+YM(120)                                  Int. Rate Diff. (Type 1A)
A72          P       4542254                         YM(120)                                       Int. Rate Diff. (Type 2A)
A73          P       3009552                         YM(60)                                        Int. Rate Diff. (Type 3)
A74          C         51533            3/1/09       LO(117)/OPEN(3)/DEF                           NAP
A75          P       3032679                         YM(120)                                       Int. Rate Diff. (Type 2A)
A76          C         51568            7/1/09       LO(118)/OPEN(2)/DEF                           NAP
A77          C         51511            3/1/09       LO(117)/OPEN(3)/DEF                           NAP
A78          C         51078            7/1/13       LO(176)/OPEN(4)/DEF                           NAP
A79          P       3103140                         $250+YM(120)                                  Int. Rate Diff. (Type 1A)
A80          C         51630            9/1/09       LO(118)/OPEN(2)/DEF                           NAP
A81          C         51614            6/1/09       LO(118)/OPEN(2)/DEF                           NAP
A82          C         51526            5/1/09       LO(118)/OPEN(2)/DEF                           NAP
A83          P       4541876                         YM(120)                                       Int. Rate Diff. (Type 2A)
A84          C         50550          10/31/02       LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A85          C         51525            4/1/09       LO(117)/OPEN(3)/DEF                           NAP
A86          C         50395          11/30/01       LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A87          C         51624            6/1/09       LO(118)/OPEN(2)/DEF                           NAP


A88.1        C         51164
A88.2        C         51164
A88.3        C         51164
A88          C         51164            9/1/08       LO(117)/OPEN(3)/DEF                           NAP


A89          C         51532            4/1/09       LO(118)/OPEN(2)/DEF                           NAP
A90          C         51515            2/1/09       LO(117)/OPEN(3)/DEF                           NAP
A91          C         51550            5/1/09       LO(118)/OPEN(2)/DEF                           NAP
A92          C         51465           11/1/08       LO(118)/OPEN(2)/DEF                           NAP
A93          C         51629            9/1/09       LO(118)/OPEN(2)/DEF                           NAP
A94          P       3020062                         $250+YM(120)                                  Int. Rate Diff. (Type 1A)
A95          C         51195            6/1/08       LO(118)/OPEN(2)/DEF                           NAP
A96          C         51512            3/1/09       LO(117)/OPEN(3)/DEF                           NAP
A97          C         51234            7/2/08       LO(118)/OPEN(2)/DEF                           NAP
A98          C         51513            3/1/09       LO(117)/OPEN(3)/DEF                           NAP
A99          C         51595            6/1/09       LO(117)/OPEN(3)/DEF                           NAP
A100         C         51535            4/1/09       LO(118)/OPEN(2)/DEF                           NAP
A101         C         50374          11/30/01       LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A102         C         51379           10/1/08       LO(118)/OPEN(2)/DEF                           NAP
A103         C         51596            7/1/09       LO(118)/OPEN(2)/DEF                           NAP
A104         C         51473           12/2/08       LO(118)/OPEN(2)/DEF                           NAP
A105         C         50599           5/31/03       LO(60)/GRTR1%PPMTorYM(66)/OPEN(6)             Int. Rate Diff. (Type 1A)
A106         C         51539            5/1/09       LO(118)/OPEN(2)/DEF                           NAP
A107         C         50600           3/31/02       LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)             Int. Rate Diff. (Type 1A)
A108         C         50789           5/31/09       LO(127)/OPEN(5)/DEF                           NAP
A109         C         51667            9/1/09       LO(118)/OPEN(2)/DEF                           NAP
A110         C         51626            9/1/08       LO(106)/OPEN(2)/DEF                           NAP
B111         P       3024965                         YM(120)                                       Int. Rate Diff. (Type 3)
A112         C         51088            4/1/09       LO(118)/OPEN(2)/DEF                           NAP
A113         C         51114            7/1/08       LO(116)/OPEN(4)/DEF                           NAP
A114         C         50943           3/31/08       LO(115)/OPEN(5)/DEF                           NAP
A115         C         51549            6/1/09       LO(118)/OPEN(2)/DEF                           NAP
A116         C         51594            6/1/09       LO(118)/OPEN(2)/DEF                           NAP


A117.1       C         51627
A117.2       C         51627
A117.3       C         51627
A117         C         51627            8/1/09       LO(118)/OPEN(2)/DEF                           NAP

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                                CUT-OFF
           ORIGI-                                                                                                DATE
           NATION   LOAN                                                              APPRAISAL     APPRAISAL     LTV    YEAR BUILT/
SEQUENCE   GROUP    NUMBER     PROPERTY NAME                                           VALUE          DATE      RATIO    RENOVATED
--------   -----  --------    ---------------                                        -----------    ---------   -------  ----------
A56         C       50156     Mariner Shores Apartments                               13,700,000     5/21/97      78%          1996
A57         C       51520     The Mark at Salem Station                               13,000,000     3/11/99      78%     1988/1996
A58         C       51816     Oasis Vista Apartments                                  11,175,000     8/5/99       80%          1985
A59         C       51519     Hickory Hills Townhouses                                 9,125,000     3/2/99       79%          1994
A60         C       50787     1121 Morrison Ave                                        9,709,000     8/20/99      60%     1929/1998
A61         C       51669     North Decatur Manor Apartments                           6,600,000     5/20/99      79%     1965/1999
A62         P     3102092     Alder Creek Apartments                                   7,000,000     6/21/95      72%          1987
A63         C       50130     Grassy Creek Apartments                                  6,900,000     6/24/97      72%     1972/1998
A64         C       50295     Oakridge Apartments                                      6,350,000     8/31/99      77%     1982/1999
A65         P     3018413     Apple Apartments                                         6,600,000     4/30/96      57%     1973/1995
A66         P     2006617     Kingswood Gardens Apartments                             6,920,000     8/13/93      54%     1985/1996
A67         P     3012945     Golf Course Square Apartments                            5,800,000     9/8/95       59%          1985
A68         P     3012952     Woodgate Oaks Apartments                                 4,700,000     10/2/95      68%          1985
A69         C       51663     Seasons Apartments                                       4,400,000     8/23/99      73%     1994/1997
A70         C       51460     Bath Street Apartments                                   4,500,000     10/28/98     66%     1930/1998
A71         P     3016946     Park Brighton Apartments                                 4,500,000     4/22/96      64%          1973
A72         P     4542254     Sunrise Village Apartments                               4,000,000     1/23/96      70%          1992
A73         P     3009552     Ashton Park Apartments                                   5,250,000     8/11/95      53%     1977/1992
A74         C       51533     Clearbrook Apartments                                    4,000,000     3/4/99       68%     1971/1998
A75         P     3032679     First Place Apartments                                   3,050,000     8/1/97       86%          1997
A76         C       51568     Sunchase Square Apartments                               4,950,000     5/20/99      52%          1978
A77         C       51511     Casa Verde Apartments                                    3,500,000     2/23/99      74%     1981/1995
A78         C       51078     Venbury Trail Apartments                                 4,250,000     7/7/98       60%          1998
A79         P     3103140     Gallery Park Apartment                                   3,450,000     11/4/96      72%          1989
A80         C       51630     Summit Crossing Apartments                               3,400,000     8/10/99      72%     1970/1994
A81         C       51614     Timber Ridge Apartments                                  3,300,000     5/10/99      72%          1975
A82         C       51526     Shadowbrook Apartments                                   3,150,000     2/9/99       74%          1988
A83         P     4541876     Glennbrook Apartments                                    3,575,000     2/5/96       64%          1988
A84         C       50550     Embassy Square Apartments                                2,790,000     10/31/97     81%          1987
A85         C       51525     Seashore Apartments                                      4,350,000     2/2/99       50%          1969
A86         C       50395     2304 Sedgwick Ave                                        2,742,000     9/5/97       76%          1927
A87         C       51624     Imperial Courtyard Apartments                            2,800,000     6/14/99      74%          1964


A88.1       C       51164     Power Properties 3-5908 Gaston                                                              1960/1998
A88.2       C       51164     Power Properties 3-5808 Gaston                                                              1960/1998
A88.3       C       51164     Power Properties 3-4935 Junius                                                              1960/1998
A88         C       51164     Power Properties 3 (Roll-Up)                             2,800,000     9/18/98      72%


A89         C       51532     West Oaks Club Apartments                                2,580,000     1/26/99      75%          1986
A90         C       51515     5400 Live Oak Apartments                                 2,600,000     2/12/99      69%     1967/1998
A91         C       51550     Buffalo Avenue Apartments                                2,300,000     3/31/99      75%          1963
A92         C       51465     Ladera Apartments                                        2,160,000     10/28/98     73%     1963/1998
A93         C       51629     Anderson Park Apartments                                 2,300,000     8/10/99      67%     1974/1997
A94         P     3020062     Villeurbanne Apartments                                  2,150,000     11/17/95     71%          1985
A95         C       51195     Pelican Cove Apartments                                  2,075,000     6/12/98      71%     1963/1974
A96         C       51512     Oakley Lofts                                             2,200,000     2/19/99      65%     1900/1997
A97         C       51234     Del Nido Apartments                                      1,800,000     7/20/98      79%          1971
A98         C       51513     Balcones Apartments                                      1,900,000     2/23/99      73%          1981
A99         C       51595     Bonnie Brae                                              2,400,000     5/26/99      54%          1991
A100        C       51535     Westwood Apts.                                           1,630,000     10/21/98     68%          1969
A101        C       50374     1065 Jerome Ave                                          1,398,000     9/5/97       75%          1929
A102        C       51379     Bethany Biltmore Apartments                              1,430,000     7/21/98      71%          1964
A103        C       51596     Casa Manana Apartments                                   1,265,000     7/8/99       79%          1978
A104        C       51473     Bayshore Apartments                                      1,720,000     10/15/98     57%          1974
A105        C       50599     610 West 143rd St.                                       1,085,000     10/20/97     79%          1924
A106        C       51539     Central Manor Apartments                                 1,100,000     3/19/99      72%          1965
A107        C       50600     213-217 West 238th St                                    1,575,000     7/7/99       51%     1930/1998
A108        C       50789     511 West 147th St.                                       1,120,000     5/29/98      68%          1900
A109        C       51667     SCI Portfolio-411 N. Akard St                           38,300,000     8/18/99      69%          1964
A110        C       51626     Lahser Medical Complex Buildings II, III & IV           14,300,000     7/30/99      74%     1987/1993
B111        P     3024965     75 Willow Road                                          12,632,000     11/27/96     60%          1985
A112        C       51088     Kaiser Foundation Health Plan Building                   9,400,000     4/1/99       79%          1999
A113        C       51114     Corporate Pointe II                                    $ 8,900,000     8/1/98       71%          1998
A114        C       50943     Brand Village                                            7,600,000     4/16/98      69%          1989
A115        C       51549     Harold Poll Building                                     9,900,000     2/24/99      49%     1907/1991
A116        C       51594     Dorsey Hall Medical Center                               5,900,000     6/21/99      71%          1987


A117.1      C       51627     Plantation Business Park-12 Plantation Park Dr                                                   1998
A117.2      C       51627     Plantation Business Park-10 Plantation Park Dr                                                   1998
A117.3      C       51627     Plantation Business Park-12 Sheridan Park Cir                                                    1996
A117        C       51627     Plantation Business Park & Sheridan Park (Roll-Up)       5,340,000     4/20/99      71%

                                    TOTAL       SF/                      LOAN
           ORIGI-                   UNITS/      UNIT/       NET       BALANCE PER
           NATION   LOAN            ROOM/       ROOM/    RENTABLE     SF/UNIT
SEQUENCE   GROUP    NUMBER           BED        BED      AREA(SF)     ROOM/BED
--------   ------   ------         -------    -------    --------     -----------
A56          C        50156          192      Units      189,776       55,570
A57          C        51520          223      Units      206,674       45,341
A58          C        51816          408      Units      366,972       21,776
A59          C        51519          168      Units      120,508       42,985
A60          C        50787          305      Units      187,400       19,250
A61          C        51669          164      Units      172,000       31,678
A62          P      3102092          152      Units      149,230       33,184
A63          C        50130          198      Units      176,568       25,030
A64          C        50295          228      Units      182,513       21,356
A65          P      3018413          208      Units      184,000       18,176
A66          P      2006617          390      Units      381,252        9,504
A67          P      3012945           96      Units       80,576       35,715
A68          P      3012952           96      Units       77,424       33,302
A69          C        51663           96      Units       76,774       33,261
A70          C        51460           51      Units       25,970       57,955
A71          P      3016946          133      Units      104,650       21,645
A72          P      4542254           85      Units       83,109       33,093
A73          P      3009552          125      Units      109,308       22,159
A74          C        51533          177      Units      196,839       15,329
A75          P      3032679           60      Units       54,140       43,862
A76          C        51568          192      Units      137,640       13,395
A77          C        51511           84      Units       94,920       30,658
A78          C        51078           96      Units       81,720       26,634
A79          P      3103140           31      Units       30,554       80,625
A80          C        51630          120      Units       86,400       20,509
A81          C        51614          144      Units       90,000       16,455
A82          C        51526           54      Units       44,952       43,303
A83          P      4541876           80      Units       62,736       28,729
A84          C        50550           50      Units       37,953       44,987
A85          C        51525           64      Units       53,200       33,784
A86          C        50395           57      Units       40,350       36,592
A87          C        51624           91      Units       90,505       22,916


A88.1        C        51164           22      Units       16,700
A88.2        C        51164           18      Units       11,450
A88.3        C        51164           14      Units       10,400
A88          C        51164           54      Units       38,850       37,407


A89          C        51532           72      Units       66,480       26,813
A90          C        51515           45      Units       35,800       39,618
A91          C        51550           44      Units       39,950       39,372
A92          C        51465           28      Units       16,430       56,320
A93          C        51629           96      Units       81,600       15,943
A94          P      3020062           42      Units       43,596       36,288
A95          C        51195           24      Units       23,444       61,373
A96          C        51512           10      Units       12,600      143,693
A97          C        51234           95      Units       56,399       14,892
A98          C        51513           66      Units       50,288       21,018
A99          C        51595           65      Units       40,980       19,874
A100         C        51535           24      Units       24,880       46,236
A101         C        50374           58      Units       39,250       18,076
A102         C        51379           32      Units       28,356       31,637
A103         C        51596           31      Units       23,250       32,063
A104         C        51473           60      Units       53,235       16,366
A105         C        50599           49      Units       33,100       17,391
A106         C        51539           41      Units       23,374       19,406
A107         C        50600           59      Units       37,150       13,494
A108         C        50789           60      Units       44,600       12,666
A109         C        51667      349,810      SF         349,810           75
A110         C        51626       77,764      SF          77,764          136
B111         P      3024965       43,342      SF          43,342          175
A112         C        51088       34,025      SF          34,025          217
A113         C        51114       59,237      SF          59,237          106
A114         C        50943       54,527      SF          54,527           96
A115         C        51549       55,232      SF          55,232           88
A116         C        51594       38,081      SF          38,081          110


A117.1       C        51627       19,840      SF          19,840
A117.2       C        51627       11,148      SF          11,148
A117.3       C        51627       16,914      SF          16,914
A117         C        51627       47,902      SF          47,902           79

           ORIGI-                          OCCUPANCY
           NATION   LOAN      OCCUPANCY      AS OF          U/W              U/W            U/W
SEQUENCE   GROUP    NUMBER      PERCENT      DATE         REVENUES         EXPENSES      CASH FLOW
--------   -----    ------    ---------    ---------      --------        ---------      ---------
A56          C        50156       95%      7/22/99        1,764,060         546,105       1,189,155
A57          C        51520       99%      6/1/99         1,792,622         682,205       1,059,737
A58          C        51816       88%      8/23/99        2,204,712       1,042,629       1,039,683
A59          C        51519       93%      6/30/99        1,256,455         473,817         744,838
A60          C        50787       90%      8/31/99        1,588,249         894,065         618,184
A61          C        51669       99%      7/13/99        1,080,351         444,346         578,113
A62          P      3102092       96%      3/29/99        1,088,865         527,922         530,543
A63          C        50130       90%      9/1/99         1,255,772         666,951         552,191
A64          C        50295       96%      10/1/99        1,211,847         636,602         523,033
A65          P      3018413       99%      9/14/99        1,204,055         672,453         479,602
A66          P      2006617       72%      3/31/99        1,149,936         462,547         570,389
A67          P      3012945      100%      9/18/99          866,238         353,618         488,620
A68          P      3012952      100%      9/19/99          818,798         312,732         482,066
A69          C        51663      100%      8/26/99          577,805         189,249         359,756
A70          C        51460       92%      11/30/98         481,555         142,126         329,229
A71          P      3016946       98%      4/25/99          713,879         352,242         328,387
A72          P      4542254       87%      9/24/99          516,801         213,080         286,721
A73          P      3009552      100%      9/14/99          825,700         371,134         423,316
A74          C        51533       92%      7/21/99          963,929         609,147         305,832
A75          P      3032679      100%      9/21/99          435,128         152,104         271,024
A76          C        51568       99%      5/12/99        1,018,060         573,825         391,435
A77          C        51511      100%      3/31/99          580,382         243,638         308,772
A78          C        51078       94%      6/30/99          617,339         326,953         271,186
A79          P      3103140      100%      9/20/99          426,616         136,866         278,046
A80          C        51630       98%      6/30/99          663,950         322,178         299,772
A81          C        51614       93%      5/31/99          642,267         357,684         252,903
A82          C        51526       98%      6/30/99          420,767         136,938         269,519
A83          P      4541876       99%      9/25/99          566,740         263,856         286,884
A84          C        50550      100%      6/30/99          475,417         215,199         230,010
A85          C        51525      100%      6/30/99          575,230         245,747         307,083
A86          C        50395       96%      6/30/99          466,224         212,406         239,568
A87          C        51624      100%      5/31/99          621,242         352,010         246,482


A88.1        C        51164      100%      10/26/98               0               0               0
A88.2        C        51164      100%      10/26/98               0               0               0
A88.3        C        51164      100%      10/26/98               0               0               0
A88          C        51164      100%      10/26/98         438,416         179,017         243,793


A89          C        51532      100%      6/30/99          499,389         225,609         255,780
A90          C        51515      100%      8/3/99           418,250         196,468         209,857
A91          C        51550       98%      5/26/99          338,527         142,609         181,618
A92          C        51465      100%      6/30/99          280,735          99,770         175,365
A93          C        51629       96%      6/30/99          497,567         270,662         188,505
A94          P      3020062      100%      9/17/99          328,206         146,072         173,734
A95          C        51195       92%      12/10/98         241,218          74,173         160,205
A96          C        51512      100%      10/1/99          251,293          97,108         152,185
A97          C        51234       97%      8/19/99          405,793         219,386         161,924
A98          C        51513       97%      6/28/99          332,644         149,092         163,752
A99          C        51595       97%      7/23/99          377,950         210,227         154,344
A100         C        51535       96%      4/1/99           223,097          88,178         127,239
A101         C        50374       98%      6/30/99          326,277         180,482         131,295
A102         C        51379       97%      8/31/98          208,500          87,604         112,896
A103         C        51596      100%      7/6/99           215,859          92,583         113,976
A104         C        51473      100%      6/30/99          332,347         195,092         122,255
A105         C        50599      100%      6/30/99          283,740         171,669          99,821
A106         C        51539      100%      6/30/99          207,378         100,430          96,698
A107         C        50600       98%      6/30/99          273,286         172,415          86,121
A108         C        50789       97%      6/30/99          290,767         192,861          82,906
A109         C        51667      100%      10/18/99       6,157,782       1,928,098       3,636,581
A110         C        51626       95%      5/14/99        2,153,867         818,886       1,181,066
B111         P      3024965      100%      4/9/99         1,594,911         519,816         951,729
A112         C        51088      100%      8/24/99        1,083,045         351,759         726,111
A113         C        51114      100%      6/28/99       $1,173,181      $  411,244      $  641,706
A114         C        50943      100%      7/12/99        1,165,588         544,361         534,703
A115         C        51549      100%      8/19/99        1,073,512         362,865         626,487
A116         C        51594       95%      7/26/99          874,204         312,780         505,699


A117.1       C        51627      100%      8/24/99                0               0               0
A117.2       C        51627      100%      8/24/99                0               0               0
A117.3       C        51627      100%      8/24/99
A117         C        51627      100%      8/24/99          646,810         132,390         454,869

                                   U//W                                 MOST
           ORIGI-                  CASH                       U/W      RECENT          MOST
           NATION   LOAN           FLOW       U/W          RESERVES     END           RECENT
SEQUENCE   GROUP    NUMBER         DSCR     RESERVES       PER UNIT    DATE          REVENUES
--------   -----    -------        ----     --------       --------    ------       ---------
A56          C        50156         1.20     28,800          150.00   12/31/98      1,636,425
A57          C        51520         1.25     50,680          227.26   12/31/98      1,803,978
A58          C        51816         1.36    122,400          300.00   12/31/98      2,301,888
A59          C        51519         1.26     37,800          225.00   12/31/99      1,397,592
A60          C        50787         1.25     76,000          249.18   12/30/99      1,660,043
A61          C        51669         1.25     57,892          353.00                         0
A62          P      3102092         1.14     30,400          200.00   12/31/99      1,140,276
A63          C        50130         1.25     36,630          185.00   12/31/98      1,067,231
A64          C        50295         1.25     52,212          229.00   12/31/99      1,246,634
A65          P      3018413         1.25     52,000          250.00   12/31/99      1,256,263
A66          P      2006617         1.25    117,000          300.00   12/31/99      1,293,379
A67          P      3012945         1.47     24,000          250.00   12/31/99        928,513
A68          P      3012952         1.56     24,000          250.00   12/31/99        861,415
A69          C        51663         1.30     28,800          300.00   12/31/99        571,985
A70          C        51460         1.37     10,200          200.00   12/31/99        530,451
A71          P      3016946         1.24     33,250          250.00   12/31/99        743,733
A72          P      4542254         1.11     17,000          200.00   12/31/99        508,910
A73          P      3009552         1.56     31,250          250.00   12/31/99        874,461
A74          C        51533         1.26     48,950          276.55   12/31/99        941,307
A75          P      3032679         1.22     12,000          200.00   12/31/99        455,644
A76          C        51568         1.63     52,800          275.00   12/31/99      1,130,946
A77          C        51511         1.43     27,972          333.00   12/31/99        667,000
A78          C        51078         1.31     19,200          200.00   12/31/99        483,976
A79          P      3103140         1.24     11,704          377.55   12/31/99        454,959
A80          C        51630         1.29     42,000          350.00   12/31/99        620,524
A81          C        51614         1.20     31,680          220.00   12/31/99        611,226
A82          C        51526         1.30     14,310          265.00   12/31/99        445,412
A83          P      4541876         1.24     16,000          200.00   12/31/99        577,909
A84          C        50550         1.25     30,208          604.16   12/31/99        478,626
A85          C        51525         1.65     22,400          350.00   12/31/99        626,872
A86          C        50395         1.30     14,250          250.00   12/31/99        533,146
A87          C        51624         1.33     22,750          250.00   12/31/99        489,604


A88.1        C        51164                                                  0           0.00
A88.2        C        51164                                                  0           0.00
A88.3        C        51164                                                  0           0.00
A88          C        51164         1.45     15,606          289.00   12/31/99        485,300


A89          C        51532         1.61     18,000          250.00   12/31/99        507,146
A90          C        51515         1.37     11,925          265.00   12/31/99        433,061
A91          C        51550         1.20     14,300          325.00   12/31/98        345,187
A92          C        51465         1.36      5,600          200.00   12/31/99        292,674
A93          C        51629         1.25     38,400          400.00   12/31/99        434,628
A94          P      3020062         1.18      8,400          200.00   12/31/99        346,909
A95          C        51195         1.31      6,840          285.00   12/31/99        269,810
A96          C        51512         1.24      2,000          200.00   12/31/99        252,895
A97          C        51234         1.39     24,483          257.72   12/31/99        492,218
A98          C        51513         1.39     19,800          300.00   12/31/99        340,544
A99          C        51595         1.34     13,379          205.83   12/31/99        365,687
A100         C        51535         1.30      7,680          320.00   12/31/99        212,261
A101         C        50374         1.41     14,500          250.00   12/31/99        350,516
A102         C        51379         1.26      8,000          250.00   12/31/99        196,914
A103         C        51596         1.26      9,300          300.00   12/31/98        201,543
A104         C        51473         1.31     15,000          250.00   12/31/99        313,998
A105         C        50599         1.37     12,250          250.00   12/31/99        298,117
A106         C        51539         1.25     10,250          250.00   12/31/98        209,600
A107         C        50600         1.29     14,750          250.00   12/31/99        327,474
A108         C        50789         1.25     15,000          250.00   12/31/99        302,966
A109         C        51667         1.40     87,453            0.25   12/31/99      5,983,147
A110         C        51626         1.25     15,553            0.20   12/31/99      1,677,506
B111         P      3024965         1.30     10,836            0.25   12/31/99      1,764,560
A112         C        51088         1.12      5,175            0.15
A113         C        51114         1.27   $  6,102      $     0.10   12/31/99      1,320,445
A114         C        50943         1.26     10,317            0.19   12/31/99      1,344,933
A115         C        51549         1.40     14,128            0.26   12/31/99      1,116,109
A116         C        51594         1.30      9,869            0.26   12/31/98        867,312


A117.1       C        51627                                                  0           0.00
A117.2       C        51627                                                  0           0.00
A117.3       C        51627
A117         C        51627         1.25      7,172            0.15   12/31/99        296,366

                                                                 MOST      2ND
                                                                RECENT     MOST          2ND             2ND           2ND
           ORIGI-                   MOST          MOST           CASH     RECENT         MOST            MOST          MOST
           NATION   LOAN            RECENT       RECENT          FLOW      END          RECENT          RECENT        RECENT
SEQUENCE   GROUP    NUMBER         EXPENSES     CASH FLOWS       DSCR      DATE        REVENUES        EXPENSES      CASH FLOW
--------   -----    -------      ----------     ----------       -----   --------      --------       ---------      ---------
A56          C        50156        618,370        994,264         1.00                         0              0              0
A57          C        51520        611,217      1,157,052         1.37   12/31/97      1,798,342        571,020      1,211,682
A58          C        51816      1,039,444      1,262,444         1.65   12/31/97      2,471,700      1,062,095      1,409,605
A59          C        51519        619,329        761,463         1.29   12/31/98      1,254,433        460,446        788,987
A60          C        50787        992,013        668,030         1.35   12/30/98      1,400,212        701,412        654,469
A61          C        51669              0              0         0.00                         0              0              0
A62          P      3102092        464,539        675,737         1.45   12/31/98      1,088,865        527,771        495,569
A63          C        50130        587,053        450,897         1.02   12/31/97        869,573        602,843        219,188
A64          C        50295        618,718        627,916         1.50   12/31/98      1,207,681        629,806        525,663
A65          P      3018413        622,169        634,095         1.66   12/31/98      1,204,055        666,599        537,456
A66          P      2006617        426,815        866,564         1.90   12/31/98      1,149,936        379,470        770,466
A67          P      3012945        389,800        538,713         1.62   12/31/98        866,238        344,754        521,484
A68          P      3012952        337,095        524,320         1.70   12/31/98        818,798        300,330        518,468
A69          C        51663        163,100        380,085         1.37   12/31/98        588,946        162,792        426,154
A70          C        51460        165,928        364,523         1.52   12/31/98        427,183        143,471        283,712
A71          P      3016946        318,391        425,343         1.61   12/31/98        713,879        344,057        369,822
A72          P      4542254        219,039        289,871         1.13   12/31/98        530,863        212,417        258,147
A73          P      3009552        409,197        465,264         1.71   12/31/98        830,044        354,401        412,116
A74          C        51533        613,545        278,811         1.15   12/31/98        809,796        559,055        250,741
A75          P      3032679        140,598        315,047         1.42   12/31/98        428,007        121,627        306,380
A76          C        51568        426,269        675,877         2.81   12/31/98      1,116,865        417,727        677,512
A77          C        51511        264,767        381,515         1.76   12/31/98        589,103        238,518        324,274
A78          C        51078        208,451        256,325         1.24                         0              0              0
A79          P      3103140         96,812        358,147         1.59   12/31/98        426,616         85,659        275,749
A80          C        51630        246,772        334,152         1.44   12/31/98        600,260        211,550        371,710
A81          C        51614        330,295        250,691         1.19   12/31/98        636,633        356,193        280,440
A82          C        51526        146,247        284,855         1.37   12/31/98        416,322        135,334        256,338
A83          P      4541876        268,993        308,916         1.33   12/31/98        550,233        245,575        304,658
A84          C        50550        198,978        272,898         1.49   12/31/98        412,093        194,908        158,763
A85          C        51525        275,238        329,234         1.77   12/31/98        575,373        234,323        306,768
A86          C        50395        185,166        347,980         1.90   12/31/98        518,877        186,157        332,720
A87          C        51624        254,839        234,765         1.27   12/31/98        608,443        295,250        313,193


A88.1        C        51164
A88.2        C        51164
A88.3        C        51164
A88          C        51164        222,352        247,342         1.47                         0              0              0


A89          C        51532        274,720        216,791         1.36   12/31/98        518,009        215,779        283,307
A90          C        51515        194,440        226,696         1.48                         0              0              0
A91          C        51550        117,050        214,084         1.42   12/31/97        332,879        119,745        199,995
A92          C        51465        125,987        166,687         1.29   12/31/98        229,782         88,215       -222,942
A93          C        51629        188,501        208,303         1.38   12/31/98        538,459        188,501        333,531
A94          P      3020062        181,589        165,320         1.12   12/31/98        335,779        133,547        195,764
A95          C        51195        144,222        118,736         0.97   12/31/97        199,437         52,101        137,629
A96          C        51512        103,870        145,755         1.18   12/31/98        237,240         66,224        171,016
A97          C        51234        310,305        157,433         1.35   12/31/98        389,492        248,066         92,299
A98          C        51513        123,915        202,736         1.72   12/31/98        340,776        146,900        187,024
A99          C        51595        195,932        156,755         1.36   12/31/98        377,438        191,374        171,921
A100         C        51535         96,557        108,024         1.10   12/31/98        236,324         86,247        127,524
A101         C        50374        167,855        182,661         1.96   12/31/98        352,663        162,168        178,992
A102         C        51379        102,051         86,863         0.97   12/31/97        186,553         90,128         65,128
A103         C        51596         66,397        124,080         1.37   12/31/97        191,531         60,520        120,454
A104         C        51473        109,963        189,035         2.02   12/31/98        326,047        144,329        181,718
A105         C        50599        172,038        126,079         1.73   12/31/98        292,271        141,932        139,184
A106         C        51539         84,836        124,764         1.61   12/31/97        199,223         90,394        108,829
A107         C        50600        133,936        193,538         2.90   12/31/98        296,708        140,151        156,557
A108         C        50789        193,670        109,297         1.65   12/31/98        281,399        168,129        113,270
A109         C        51667      1,620,452      4,004,823         1.54   12/31/98      5,697,577      1,640,285      4,057,292
A110         C        51626        234,854      1,442,652         1.53   12/31/98      2,059,962        790,510      1,269,452
B111         P      3024965        539,497      1,225,063         1.68   12/31/98      1,744,403        466,216      1,272,081
A112         C        51088              0              0                                                                    0
A113         C        51114        436,100        884,346         1.75                         0              0              0
A114         C        50943        565,092        673,615         1.59   12/31/98      1,313,672        579,760        690,951
A115         C        51549        397,043        711,719         1.59   12/31/98      1,061,764        358,871        702,893
A116         C        51594        285,937        581,375         1.49   12/31/97        870,474        290,862        579,612


A117.1       C        51627
A117.2       C        51627
A117.3       C        51627
A117         C        51627         56,357        228,982         0.63                         0              0              0

                                2ND
                                MOST                                                  LARGEST        LARGEST
                               RECENT                                    LARGEST      TENANT         TENANT
           ORIGI-              CASH                                      TENANT        % OF          LEASE
           NATION   LOAN       FLOW                                      LEASED        TOTAL         EXPIRA-     SECOND LARGEST
SEQUENCE   GROUP    NUMBER     DSCR        LARGEST  TENANT                 SF           SF            TION           TENANT
--------   -----    ------     ----        ---------------               -------      --------     ---------     --------------
A56          C        50156    0.00
A57          C        51520    1.43
A58          C        51816    1.84
A59          C        51519    1.33
A60          C        50787    1.32
A61          C        51669    0.00
A62          P      3102092    1.06
A63          C        50130    0.50
A64          C        50295    1.26
A65          P      3018413    1.41
A66          P      2006617    1.69
A67          P      3012945    1.57
A68          P      3012952    1.68
A69          C        51663    1.54
A70          C        51460    1.18
A71          P      3016946    1.40
A72          P      4542254    1.00
A73          P      3009552    1.51
A74          C        51533    1.03
A75          P      3032679    1.38
A76          C        51568    2.82
A77          C        51511    1.50
A78          C        51078    0.00
A79          P      3103140    1.22
A80          C        51630    1.60
A81          C        51614    1.33
A82          C        51526    1.24
A83          P      4541876    1.31
A84          C        50550    0.87
A85          C        51525    1.65
A86          C        50395    1.81        Food Market                   2,700            7%        10/31/06      Laundromat
A87          C        51624    1.69


A88.1        C        51164
A88.2        C        51164
A88.3        C        51164
A88          C        51164    0.00


A89          C        51532    1.78
A90          C        51515    0.00
A91          C        51550    1.32
A92          C        51465   -1.72
A93          C        51629    2.21
A94          P      3020062    1.33
A95          C        51195    1.13
A96          C        51512    1.39
A97          C        51234    0.79
A98          C        51513    1.58
A99          C        51595    1.49
A100         C        51535    1.30
A101         C        50374    1.92
A102         C        51379    0.72
A103         C        51596    1.33
A104         C        51473    1.94
A105         C        50599    1.91
A106         C        51539    1.41
A107         C        50600    2.35
A108         C        50789    1.71
A109         C        51667    1.56        Bank of America             347,526       99%      12/31/09      Express Grill
A110         C        51626    1.34        Detroit Medical Center       38,853       50%      10/31/08      Detroit Medical Center
B111         P      3024965    1.74        AT&T                         43,342      100%      9/14/06
A112         C        51088    0.00        Kaiser Foundation            34,025      100%      3/31/09
A113         C        51114    0.00        ARCS Comm. Mort. Co.         19,880       34%      4/15/08       Astro Business So1utions
A114         C        50943    1.63        Total Woman                   6,844       13%      2/28/04       Stevenson
A115         C        51549    1.57        PSAPCA                       18,201       33%      3/31/07       Macabe
A116         C        51594    1.49        Medstar                      22,081       58%      2/28/05       Potomac Valley Ort2,733


A117.1       C        51627                Global Auction               19,840      100%      12/31/08
A117.2       C        51627                FedFirst Financial            5,648       51%      10/31/08      Novit, Scarmanich
                                                                                                              & Williams
A117.3       C        51627                Sofa Outlet                   9,695       57%      10/31/02      Siglers
A117         C        51627    0.00        Global Auction               19,840      100%      12/31/08      Sofa Outlet

                                               SECOND      SECOND
                                 SECOND        LARGEST     LARGEST
                                 LARGEST       TENANT      TENANT
           ORIGI-                TENANT         % OF       LEASE
           NATION   LOAN         LEASED         TOTAL      EXPIRA-
SEQUENCE   GROUP    NUMBER        SF             SF         TION
--------   -------  -------      -------       ------     --------
A56          C        50156
A57          C        51520
A58          C        51816
A59          C        51519
A60          C        50787
A61          C        51669
A62          P      3102092
A63          C        50130
A64          C        50295
A65          P      3018413
A66          P      2006617
A67          P      3012945
A68          P      3012952
A69          C        51663
A70          C        51460
A71          P      3016946
A72          P      4542254
A73          P      3009552
A74          C        51533
A75          P      3032679
A76          C        51568
A77          C        51511
A78          C        51078
A79          P      3103140
A80          C        51630
A81          C        51614
A82          C        51526
A83          P      4541876
A84          C        50550
A85          C        51525
A86          C        50395       1,050        3%      10/31/00
A87          C        51624


A88.1        C        51164
A88.2        C        51164
A88.3        C        51164
A88          C        51164


A89          C        51532
A90          C        51515
A91          C        51550
A92          C        51465
A93          C        51629
A94          P      3020062
A95          C        51195
A96          C        51512
A97          C        51234
A98          C        51513
A99          C        51595
A100         C        51535
A101         C        50374
A102         C        51379
A103         C        51596
A104         C        51473
A105         C        50599
A106         C        51539
A107         C        50600
A108         C        50789
A109         C        51667       2,284        1%      12/31/03
A110         C        51626      31,898       41%      10/31/03
B111         P      3024965
A112         C        51088
A113         C        51114      10,070       17%      7/31/03
A114         C        50943       6,025       11%      2/28/01
A115         C        51549      11,664       21%      1/31/01
A116         C        51594           7%               NAV


A117.1       C        51627
A117.2       C        51627       1,875       17%      1/31/04

A117.3       C        51627       4,710       28%      9/30/01
A117         C        51627       9,695       57%      10/31/02

          ORIGI-
  SE-     NATION     LOAN
QUENCE    GROUP     NUMBER                      PROPERTY NAME                                   PROPERTY ADDRESS
------    ------    ------                      -------------                                   ----------------
B118         P     4537841     Lakeside Plaza                                         7900 Green Lake Drive North
B119         P     3054319     Silver Lake Medical Building                           1920 100th ST SE
B120         P     3032737     Sherlock Building                                      320 SW Oak Street
B121         P     2021665     Pacifica Plaza                                         6101 Centinela Avenue
A122         C       51618     1750 Fifth Avenue Building                             1750 Fifth Avenue and 1755 Fourth Avenue
A123         C       51593     Maracay Building                                       15160 North Hayden Road
A124         C       51530     West End Court                                         830 West End Court
B125         P     1795152     Mill Creek Clinic                                      15808 Mill Creek Boulevard
A126         C       51457     Century Plaza                                          1777 N. California Blvd.


A127.1       C       51579     Innkeepers-Summerfield Suites-Belmont                  400 Concourse Drive
A127.2       C       51579     Innkeepers-Residence Inn-Tukwila(Seattle)              16201 West Valley Highway
A127.3       C       51579     Innkeepers-Summerfield Suites-Irving (Los Colinas)     5901 North McArthur Blvd
A127.4       C       51579     Innkeepers-Residence Inn-Bellevue                      14455 NE 29th Place
A127.5       C       51579     Innkeepers-Summerfield Suites-W. Hollywood             1000 Westmount Drive
A127.6       C       51579     Innkeepers-Residence Inn-Lynnwood                      18200 Alderwood Mall Parkway
A127.7       C       51579     Innkeepers-Residence Inn-Vancouver                     8005 NE Parkway Drive
A127.8       C       51579     Innkeepers-Residence Inn-Lake Oswego(Portland)         15200 SW Bangy Road
A127         C       51579     INNKEEPERS PORTFOLIO (ROLL-UP)


A128         C       51635     Radisson Suites - Secaucus, NJ                         350 Route 3 West
A129         C       51153     Hilton Garden Inn                                      705 Currency Circle
A130         C       51587     Biltmore Suites Hotel                                  NC Highway 68 & Regency Drive
B131         P     2088714     Best Western Stovall's Inn                             1110 West Katella Avenue
A132         C       51824     Hawthorn Suites                                        1502 East Central Texas Expressway
B133         P     3041985     The Voyager Hotel                                      501 K Street


A134         C       51637     Rosewood Care Center - Moline                          7300 34th Ave
A135         C       51638     Rosewood Care Center - Peoria                          1500 West Northmoor Rd
                               SUB-TOTAL CROSSED LOANS

B136         P     3032166     Rosewood Park Retirement                               2405 SW 234th Ave
A137         C       51051     Walnut Woods of Boyertown                              35 North Walnut Street
A138         C       51067     Hampshire Retirement                                   3460 R Street
A139         C       51560     Creekwood Care Center                                  830 Tamalpais Avenue
A140         C       50832     Cox Communications Building                            5651 Copley Dr.
B141         P     3022381     Metrocom Building                                      980 University
B142         P     1202613     Koretoff Industrial Complex                            15960-15983 Downey Avenue
B143         P     4548590     Baugh Construction Building                            900 Poplar Place South
B144         P     3032893     SRC Vision Building                                    2067 Commerce Drive
A145         C       51424     C-2 Civic Center Business Park                         920 E. Madison Street
B146         P     4548707     Oakridge Business Park                                 17965 Northeast 65th Street
B147         P     2006963     Rancho Del Oro Commerce Ctr II                         4055-4065 Oceanside Blvd.
A148         C       51414     Career Guidance Foundation Center                      8090 Engineer Road
A149         C       51607     Meadows Mobile Home Park                               1515 Polaris Drive
A150         C       51567     Lord Calvert Mobile Home Park                          21165 Great Mills Rd
B151         P     3059565     The Meadows Mobile Home Park                           12493 State Highway 75
B152         P     3102464     Columbia Vista Manufactured Home Park                  839 Livingston Place
A153         C       51604     Desert Classic Mobile Home Park                        5250 South Campbell Avenue
B154         P     3021391     Int'l Aviation Air Cargo Term.                         5975 & 6075 South Spencer Street
B155         P     3056355     Worthington Ford of Alaska                             1950 Gambell Street


A156.1       C       51576     I-40 Bell-6015 Plains Blvd                             6015 Plains Blvd
A156.2       C       51576     I-40 Bell-2501 Britain Drive                           2501 Britain Drive
A156.3       C       51576     I-40 Bell-6101 Lawrence Blvd                           6101 Lawrence Blvd
A156         C       51576     I-40 BELL (ROLL-UP)


B157         P     4542437     Evergreen Mini-Storage                                 17600 147th Street Southeast
B158         P     3057650     Moss Bay Self Storage                                  333 5th Place South
A159         C       51632     American Store & Lock #1                               13304 E. Independence Blvd. and
                                                                                      101 Seaboard Dr.
--------------------------------------------------------------------------------------------------------------------------
                               TOTALS/WEIGHTED AVERAGE                                159 LOANS
==========================================================================================================================


           ORIGI-
SE-        NATION                                                                                               PROPERTY
QUENCE      GROUP        LOAN NUMBER      COUNTY              CITY                        STATE       ZIP         TYPE
------     ------        -----------      ------              ----                        -----       ---       --------
B118           P            4537841       King               Seattle                        WA       98103       Office
B119           P            3054319       Snohomish          Everett                        WA       98208       Office
B120           P            3032737       Multnomah          Portland                       OR       97204       Office
B121           P            2021665       Los Angeles        Culver City                    CA       90230       Office
A122           C              51618       San Diego          San Diego                      CA       92101       Office
A123           C              51593       Maricopa           Scottsdale                     AZ       85260       Office
A124           C              51530       Lake               Vernon Hills                   IL       60061       Office
B125           P            1795152       Snohomish          Mill Creek                     WA       98012       Office
A126           C              51457       Contra Costa       Walnut Creek                   CA       94596       Office


A127.1         C              51579       San Mateo          Belmont                        CA       94002       Hotel
A127.2         C              51579       King               Tukwila                        WA       98188       Hotel
A127.3         C              51579       Dallas             Irving                         TX       75039       Hotel
A127.4         C              51579       King               Bellevue                       WA       98007       Hotel
A127.5         C              51579       Los Angeles        West Hollywood                 CA       90069       Hotel
A127.6         C              51579       Snohomish          Lynnwood                       WA       98037       Hotel
A127.7         C              51579       Clark              Vancouver                      WA       98662       Hotel
A127.8         C              51579       Clackamas          Lake Oswego                    OR       97035       Hotel
A127           C              51579       Hotel


A128           C              51635       Hudson             Secaucus                       NJ       07094       Hotel
A129           C              51153       Seminole           Lake Mary                      FL       32746       Hotel
A130           C              51587       Guilford           High Point                     NC       27265       Hotel
B131           P            2088714       Orange             Anaheim                        CA       92802       Hotel
A132           C              51824       Bell               Killeen                        TX       76541       Hotel
B133           P            3041985       NAP                Anchorage                      AK       99501       Hotel


A134           C              51637       Rock Island        Moline                         IL       61265       Health Care
A135           C              51638       Peoria             Peoria                         IL       61614       Health Care


B136           P            3032166       Washington         Hillsboro                      OR       97123       Health Care
A137           C              51051       Berks              Boyertown                      PA       19512       Health Care
A138           C              51067       Merced             Merced                         CA       95348       Health Care
A139           C              51560       Marin              Novato                         CA       94947       Health Care
A140           C              50832       San Diego          San Diego                      CA       92111       Industrial
B141           P            3022381       Santa Clara        Los Gatos                      CA       95030       Industrial
B142           P            1202613       Los Angeles        Paramount                      CA       90723       Industrial
B143           P            4548590       King               Seattle                        WA       98144       Industrial
B144           P            3032893       Jackson            Medford                        OR       97504       Industrial
A145           C              51424       Maricopa           Phoenix                        AZ       85034       Industrial
B146           P            4548707       King               Redmond                        WA       98052       Industrial
B147           P            2006963       San Diego          Oceanside                      CA       92054       Industrial
A148           C              51414       San Diego          San Diego                      CA       92111       Industrial
A149           C              51607       Contra Costa       Pittsburg                      CA       94565       Mobile Home
A150           C              51567       St. Marys          Lexington Park                 MD       20653       Mobile Home
B151           P            3059565       Blaine             Ketchum                        ID       83340       Mobile Home
B152           P            3102464       Multnomah          Troutdale                      OR       97060       Mobile Home
A153           C              51604       Pima               Tucson                         AZ       85706       Mobile Home
B154           P            3021391       Clark              Las Vegas                      NV       89119       Special Purpose
B155           P            3056355       NAP                Anchorage                      AK       99501       Special Purpose


A156.1         C              51576       Potter             Amarillo                       TX       79106       Mini Storage
A156.2         C              51576       Potter             Amarillo                       TX       79109       Mini Storage
A156.3         C              51576       Potter             Amarillo                       TX       79106       Mini Storage
A156           C              51576       Mini Storage


B157           P            4542437       Snohomish          Monroe                         WA       98272       Mini Storage
B158           P            3057650       King               Kirkland                       WA       98033       Mini Storage
A159           C              51632       Union              Stallings (Indian Trail)       NC       28079       Mini Storage

          ORIGI-                                         CUT-OFF            MATURITY
  SE-     NATION      LOAN           ORIGINAL              DATE               DATE          LOAN                     MORTGAGE
QUENCE    GROUP      NUMBER          BALANCE             BALANCE            BALANCE         TYPE                       RATE
------    -----      ------          --------            -------            --------        ----                     --------
B118         P       4537841        3,515,000           3,340,042          2,811,640       Balloon                     7.500%
B119         P       3054319        2,950,000           2,861,872          2,363,524       Balloon                     7.690%
B120         P       3032737        3,000,000           2,836,216          2,319,608       Balloon                     7.320%
B121         P       2021665        5,200,000           2,213,015          1,414,022       Balloon                     7.280%
A122         C         51618        2,523,000           2,505,546          2,261,618       Balloon                     8.030%
A123         C         51593        1,987,500           1,976,801          1,791,492       Balloon                     8.260%
A124         C         51530        1,775,430           1,746,621          1,429,422       Balloon                     7.110%
B125         P       1795152        1,925,000           1,605,082          1,359,474       Balloon                     8.625%
A126         C         51457        1,500,000           1,476,043          1,238,339       Balloon                     7.955%


A127.1       C         51579
A127.2       C         51579
A127.3       C         51579
A127.4       C         51579
A127.5       C         51579
A127.6       C         51579
A127.7       C         51579
A127.8       C         51579
A127         C         51579       58,000,000          58,000,000         48,790,647       Balloon                     7.160%


A128         C         51635       13,800,000          13,681,839         11,610,448       Balloon                     8.630%
A129         C         51153        6,300,000           6,059,309          2,728,647       Balloon                     7.550%
A130         C         51587        4,200,000           4,162,417          3,564,630       Balloon                     8.973%
B131         P       2088714        4,350,000           3,413,218          2,829,029       Balloon                     8.250%
A132         C         51824        2,660,000           2,638,490          2,254,860       Balloon                     8.910%
B133         P       3041985        2,000,000           1,779,731          1,403,258       Balloon                     8.550%


A134         C         51637       10,312,500          10,236,059          8,732,758       Balloon                     8.890%
A135         C         51638        8,775,000           8,709,956          7,430,784       Balloon                     8.890%
                                   19,087,500          18,946,015         16,163,542

B136         P       3032166       10,000,000           9,614,821          8,149,990       Balloon                     8.250%
A137         C         51051        7,800,000           7,570,819          6,212,258       Balloon                     6.770%
A138         C         51067        7,100,000           6,891,386          5,654,749       Balloon                     6.770%
A139         C         51560        2,050,000           2,026,300          1,716,276       Balloon                     8.440%
A140         C         50832       12,560,000          12,415,967         10,414,028       Balloon                     8.110%
B141         P       3022381        3,640,000           3,326,721          2,507,201       Balloon                     7.795%
B142         P       1202613        4,000,000           3,108,296                  0       Fully Amortizing            9.750%
B143         P       4548590        3,220,000           3,102,760          2,648,094       Balloon                     8.625%
B144         P       3032893        3,000,000           2,908,683          2,443,310       Balloon                     8.300%
A145         C         51424        1,762,500           1,741,140          1,579,782       Balloon                     8.025%
B146         P       4548707        1,590,000           1,534,257          1,315,240       Balloon                     8.875%
B147         P       2006963        2,000,000           1,434,310                          Fully Amortizing            8.500%
A148         C         51414          465,000             456,316            386,361       Balloon                     8.200%
A149         C         51607        6,400,000           6,361,079          5,706,603       Balloon                     7.800%
A150         C         51567        3,500,000           3,479,819          3,167,259       Balloon                     8.450%
B151         P       3059565        2,150,000           2,096,962          1,713,361       Balloon                     7.375%
B152         P       3102464        2,010,000           1,871,432          1,617,663       Balloon                     7.750%
A153         C         51604        1,700,000           1,682,876          1,397,325       Balloon                     7.800%
B154         P       3021391        8,100,000           7,707,142          7,174,555       Balloon                     8.125%
B155         P       3056355        6,000,000           5,838,229          5,224,461       Balloon                     7.130%


A156.1       C         51576
A156.2       C         51576
A156.3       C         51576
A156         C         51576        5,132,000           5,098,590          4,651,306       Balloon                     8.490%


B157         P       4542437        2,450,000           2,163,381          1,685,145       Balloon                     8.500%
B158         P       3057650        2,250,000           2,081,378                  0       Fully Amortizing            8.000%
A159         C         51632        1,160,000           1,149,076            963,065       Balloon                     8.150%
----------------------------------------------------------------------------------------------------------------------------
                                 $795,202,845        $771,922,444       $654,040,710                                   7.892%
============================================================================================================================

                                                ADMINI-
              ORIGI-                           STRATIVE              SUB-               NET
 SE-          NATION          LOAN                FEE             SERVICING           MORTGAGE            NOTE
QUENCE        GROUP          NUMBER             RATE(i)            FEE RATE             RATE              DATE
------        -----          ------            --------           ---------           --------            ----
B118             P           4537841             0.144%             0.100%             7.356%             7/6/95
B119             P           3054319             0.144%             0.100%             7.546%            6/15/98
B120             P           3032737             0.144%             0.100%             7.176%           10/28/97
B121             P           2021665             0.144%             0.100%             7.136%           11/15/93
A122             C             51618             0.144%             0.100%             7.886%            7/30/99
A123             C             51593             0.144%             0.100%             8.116%            9/27/99
A124             C             51530             0.144%             0.100%             6.966%             5/5/99
B125             P           1795152             0.144%             0.100%             8.481%           12/21/93
A126             C             51457             0.144%             0.100%             7.811%             3/4/99


A127.1           C             51579
A127.2           C             51579
A127.3           C             51579
A127.4           C             51579
A127.5           C             51579
A127.6           C             51579
A127.7           C             51579
A127.8           C             51579
A127             C             51579             0.094%             0.050%             7.066%            9/24/99


A128             C             51635             0.144%             0.100%             8.486%            9/29/99
A129             C             51153             0.144%             0.100%             7.406%           10/28/98
A130             C             51587             0.094%             0.050%             8.879%            8/13/99
B131             P           2088714             0.144%             0.100%             8.106%             6/1/93
A132             C             51824             0.144%             0.100%             8.766%            9/30/99
B133             P           3041985             0.144%             0.100%             8.406%            1/18/96


A134             C             51637             0.144%             0.100%             8.746%           10/26/99
A135             C             51638             0.144%             0.100%             8.746%           10/26/99


B136             P           3032166             0.144%             0.100%             8.106%            9/17/97
A137             C             51051             0.144%             0.100%             6.626%            8/18/98
A138             C             51067             0.144%             0.100%             6.626%            8/20/98
A139             C             51560             0.144%             0.100%             8.296%             6/3/99
A140             C             50832             0.144%             0.100%             7.966%            7/13/99
B141             P           3022381             0.144%             0.100%             7.651%           11/15/96
B142             P           1202613             0.144%             0.100%             9.606%            9/28/94
B143             P           4548590             0.144%             0.100%             8.481%             9/2/97
B144             P           3032893             0.144%             0.100%             8.156%            4/24/98
A145             C             51424             0.144%             0.100%             7.881%           11/20/98
B146             P           4548707             0.144%             0.100%             8.731%            8/27/97
B147             P           2006963             0.144%             0.100%             8.356%            1/31/94
A148             C             51414             0.144%             0.100%             8.056%           12/15/98
A149             C             51607             0.144%             0.100%             7.656%            9/20/99
A150             C             51567             0.144%             0.100%             8.306%            8/31/99
B151             P           3059565             0.144%             0.100%             7.231%           10/26/98
B152             P           3102464             0.144%             0.100%             7.606%             2/9/96
A153             C             51604             0.144%             0.100%             7.656%            9/24/99
B154             P           3021391             0.144%             0.100%             7.981%            1/23/97
B155             P           3056355             0.144%             0.100%             6.986%            9/18/98


A156.1           C             51576
A156.2           C             51576
A156.3           C             51576
A156             C             51576             0.144%             0.100%             8.346%            6/30/99


B157             P           4542437             0.144%             0.100%             8.356%            4/11/96
B158             P           3057650             0.144%             0.100%             7.856%            7/14/98
A159             C             51632             0.144%             0.100%             8.006%            9/30/99
----------------------------------------------------------------------------------------------------------------
                                                                                       7.749%
================================================================================================================

                                                                                                  ORIGINAL        ORIGINAL
              ORIGI-                         FIRST            INTEREST                            TERM TO       AMORTIZATION
 SE-          NATION          LOAN          PAYMENT            ACCRUAL           MONTHLY          MATURITY           TERM
QUENCE        GROUP          NUMBER           DATE             METHOD            PAYMENT          (MONTHS)      (MONTHS) (ii)
------        ------         ------         -------           --------           -------          --------      -------------
B118             P           4537841         8/1/95             30/360            25,986             142             300
B119             P           3054319         8/1/98             30/360            22,166             121             300
B120             P           3032737       12/15/97             30/360            21,820             120             300
B121             P           2021665         2/1/94             30/360            61,129              96             120
A122             C             51618         9/1/99            ACT/360            18,566             120             360
A123             C             51593        11/1/99            ACT/360            14,945             120             360
A124             C             51530         7/1/99            ACT/360            12,673             120             300
B125             P           1795152         2/1/94             30/360            16,858             120             240
A126             C             51457         5/1/99            ACT/360            11,533             120             300


A127.1           C             51579
A127.2           C             51579
A127.3           C             51579
A127.4           C             51579
A127.5           C             51579
A127.6           C             51579
A127.7           C             51579
A127.8           C             51579
A127             C             51579        11/1/99            ACT/360           436,918             120             264


A128             C             51635        11/1/99            ACT/360           112,333             120             300
A129             C             51153        12/1/98            ACT/360            50,945             180             240
A130             C             51587        10/1/99            ACT/360            35,169             120             300
B131             P           2088714         8/1/93             30/360            27,845             181             181
A132             C             51824        11/1/99            ACT/360            22,159             120             300
B133             P           3041985         2/1/96         ACT365/360            17,506             120             237


A134             C             51637        12/1/99            ACT/360            85,767             120             300
A135             C             51638        12/1/99            ACT/360            72,980             120             300


B136             P           3032166        11/1/97             30/360            78,845             120             300
A137             C             51051        10/1/98            ACT/360            53,990             120             300
A138             C             51067        10/1/98            ACT/360            49,144             120             300
A139             C             51560         8/1/99            ACT/360            16,424             120             300
A140             C             50832         9/1/99            ACT/360            97,857             120             300
B141             P           3022381         2/1/97             30/360            29,984             120             240
B142             P           1202613       12/15/94             30/360            42,375             180             180
B143             P           4548590        11/1/97             30/360            26,200             120             300
B144             P           3032893         6/1/98             30/360            23,754             120             300
A145             C             51424         1/1/99            ACT/360            12,963             120             360
B146             P           4548707        11/1/97             30/360            13,207             120             300
B147             P           2006963         3/1/94            ACT/360            19,695             180             180
A148             C             51414         2/1/99            ACT/360             3,651             120             300
A149             C             51607        11/1/99            ACT/360            46,072             120             360
A150             C             51567        10/1/99            ACT/360            26,788             120             360
B151             P           3059565         1/1/99             30/360            15,714             120             300
B152             P           3102464         4/1/96             30/360            15,182             120             300
A153             C             51604        11/1/99            ACT/360            12,896             120             300
B154             P           3021391         4/1/97             30/360            63,189              84             300
B155             P           3056355        12/1/98             30/360            42,906              84             300


A156.1           C             51576
A156.2           C             51576
A156.3           C             51576
A156             C             51576         8/1/99            ACT/360            39,424             120             360


B157             P           4542437         6/1/96             30/360            20,823             120             240
B158             P           3057650         9/1/98             30/360            21,502             180             180
A159             C             51632        11/1/99            ACT/360             9,069             120             300
------------------------------------------------------------------------------------------------------------------------
                                                                              $6,035,036             123             322
========================================================================================================================

                                                          REMAINING
              ORIGI-                                       TERM TO                               CROSS-
 SE-          NATION          LOAN        SEASONING        MATURITY        MATURITY          COLLATERALIZED       RELATED
QUENCE        GROUP          NUMBER        (MONTHS)         MONTHS           DATE                LOANS             LOANS
------        ------         ------       ---------       ---------        --------          --------------       -------
B118             P           4537841           61            81             5/1/07                 No                 No
B119             P           3054319           25            96             8/1/08                 No                Yes(N)
B120             P           3032737           32            88            11/1/07                 No                 No
B121             P           2021665           79            17             1/1/02                 No                 No
A122             C             51618           12           108             8/1/09                 No                 No
A123             C             51593           10           110            10/1/09                 No                 No
A124             C             51530           14           106             6/1/09                 No                 No
B125             P           1795152           79            41             1/1/04                 No                 No
A126             C             51457           16           104             4/1/09                 No                 No


A127.1           C             51579
A127.2           C             51579
A127.3           C             51579
A127.4           C             51579
A127.5           C             51579
A127.6           C             51579
A127.7           C             51579
A127.8           C             51579
A127             C             51579           10           110            10/1/09                 No                 No


A128             C             51635           10           110            10/1/09                 No                 No
A129             C             51153           21           159            11/1/13                 No                 No
A130             C             51587           11           109             9/1/09                 No                 No
B131             P           2088714           85            96             8/1/08                 No                 No
A132             C             51824           10           110            10/1/09                 No                 No
B133             P           3041985           55            65             1/1/06                 No                 No


A134             C             51637            9           111            11/1/09                Yes(4)             Yes(O)
A135             C             51638            9           111            11/1/09                Yes(4)             Yes(O)


B136             P           3032166           34            86            10/1/07                 No                Yes(N)
A137             C             51051           23            97             9/1/08                 No                Yes(P)
A138             C             51067           23            97             9/1/08                 No                Yes(P)
A139             C             51560           13           107             7/1/09                 No                 No
A140             C             50832           12           108             8/1/09                 No                 No
B141             P           3022381           43            77             1/1/07                 No                 No
B142             P           1202613           68           112           11/15/09                 No                 No
B143             P           4548590           34            86            10/1/07                 No                 No
B144             P           3032893           27            93             5/1/08                 No                 No
A145             C             51424           20           100            12/1/08                 No                 No
B146             P           4548707           34            86            10/1/07                 No                 No
B147             P           2006963           78           102             2/1/09                 No                 No
A148             C             51414           19           101             1/1/09                 No                 No
A149             C             51607           10           110            10/1/09                 No                Yes(Q)
A150             C             51567           11           109             9/1/09                 No                 No
B151             P           3059565           20           100            12/1/08                 No                 No
B152             P           3102464           53            67             3/1/06                 No                 No
A153             C             51604           10           110            10/1/09                 No                Yes(Q)
B154             P           3021391           41            43             3/1/04                 No                 No
B155             P           3056355           21            63            11/1/05                 No                 No


A156.1           C             51576
A156.2           C             51576
A156.3           C             51576
A156             C             51576           13           107             7/1/09                 No                 No


B157             P           4542437           51            69             5/1/06                 No                 No
B158             P           3057650           24           156             8/1/13                 No                 No
A159             C             51632           10           110            10/1/09                 No                 No
------------------------------------------------------------------------------------------------------------------------
                                               20           102
========================================================================================================================


           ORIGI-                     LOCKOUT
 SE-       NATION       LOAN        EXPIRATION
QUENCE     NATION      NUMBER          DATE             PREPAYMENT PENALTY DESCRIPTION (MONTHS)      YIELD MAINTENANCE TYPE
------     ------      ------       ----------          ---------------------------------------      ----------------------
B118          P        4537841                          OPEN(22)/YM(120)                             Int. Rate Diff. (Type 2A)
B119          P        3054319                          YM(117)/OPEN(4)                              Int. Rate Diff. (Type 2A)
B120          P        3032737                          $250+YM(120)                                 Int. Rate Diff. (Type 1A)
B121          P        2021665                          YM(96)                                       Int. Rate Diff. (Type 4)
A122          C          51618        5/1/09            LO(117)/OPEN(3)/DEF                          NAP
A123          C          51593        8/1/09            LO(118)/OPEN(2)/DEF                          NAP
A124          C          51530        3/1/09            LO(117)/OPEN(3)/DEF                          NAP
B125          P        1795152                          YM(120)                                      Int. Rate Diff. (Type 2B)
A126          C          51457        1/1/09            LO(117)/OPEN(3)/DEF                          NAP


A127.1        C          51579
A127.2        C          51579
A127.3        C          51579
A127.4        C          51579
A127.5        C          51579
A127.6        C          51579
A127.7        C          51579
A127.8        C          51579
A127          C          51579        8/1/09            LO(118)/OPEN(2)/DEF                          NAP


A128          C          51635        7/1/09            LO(117)/OPEN(3)/DEF                          NAP
A129          C          51153        7/1/13            LO(176)/OPEN(4)/DEF                          NAP
A130          C          51587        7/1/09            LO(118)/OPEN(2)/DEF                          NAP
B131          P        2088714                          YM(181)                                      Int. Rate Diff. (Type 3)
A132          C          51824        8/1/09            LO(118)/OPEN(2)/DEF                          NAP
B133          P        3041985                          YM(120)                                      Int. Rate Diff. (Type 2B)


A134          C          51637        9/1/09            LO(118)/OPEN(2)/DEF                          NAP
A135          C          51638        9/1/09            LO(118)/OPEN(2)/DEF                          NAP


B136          P        3032166                          YM(116)/OPEN(4)                              Int. Rate Diff. (Type 2A)
A137          C          51051        4/30/08           LO(115)/OPEN(5)/DEF                          NAP
A138          C          51067        4/30/08           LO(115)/OPEN(5)/DEF                          NAP
A139          C          51560        4/1/09            LO(117)/OPEN(3)/DEF                          NAP
A140          C          50832        6/1/09            LO(118)/OPEN(2)/DEF                          NAP
B141          P        3022381                          YM(120)                                      Int. Rate Diff. (Type 3)
B142          P        1202613                          YM(180)                                      Int. Rate Diff. (Type 4)
B143          P        4548590                          YM(120)                                      Int. Rate Diff. (Type 2A)
B144          P        3032893                          $250+YM(120)                                 Int. Rate Diff. (Type 1A)
A145          C          51424        10/1/08           LO(118)/OPEN(2)/DEF                          NAP
B146          P        4548707                          YM(120)                                      Int. Rate Diff. (Type 2A)
B147          P        2006963                          $250+YM(180)                                 Int. Rate Diff. (Type 4)
A148          C          51414        11/1/08           LO(118)/OPEN(2)/DEF                          NAP
A149          C          51607        7/1/09            LO(117)/OPEN(3)/DEF                          NAP
A150          C          51567        7/1/09            LO(118)/OPEN(2)/DEF                          NAP
B151          P        3059565                          $500+YM(120)                                 Int. Rate Diff. (Type 1A)
B152          P        3102464                          $250+YM(120)                                 Int. Rate Diff. (Type 1A)
A153          C          51604        7/1/09            LO(117)/OPEN(3)/DEF                          NAP
B154          P        3021391                          $250+YM(84)                                  Int. Rate Diff. (Type 1A)
B155          P        3056355                          YM(84)                                       Int. Rate Diff. (Type 3)


A156.1        C          51576
A156.2        C          51576
A156.3        C          51576
A156          C          51576        5/1/09            LO(118)/OPEN(2)/DEF                          NAP


B157          P        4542437                          YM(120)                                      Int. Rate Diff. (Type 2A)
B158          P        3057650                          $500+YM(180)                                 Int. Rate Diff. (Type 1B)
A159          C          51632        8/1/09            LO(118)/OPEN(2)/DEF                          NAP
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

     SE-    ORIGINATION     LOAN                                                                    APPRAISAL    APPRAISAL
   QUENCE      GROUP       NUMBER             PROPERTY NAME                                           VALUE        DATE
   ------   -----------   -------     ----------------------------                                  ---------    ---------
   B118          P        4537841     Lakeside Plaza                                                5,175,000      4/26/95
   B119          P        3054319     Silver Lake Medical Building                                  3,950,000      5/19/98
   B120          P        3032737     Sherlock Building                                             3,785,000     10/20/97
   B121          P        2021665     Pacifica Plaza                                                8,200,000     10/20/93
   A122          C         51618      1750 Fifth Avenue Building                                    3,700,000       7/1/99
   A123          C         51593      Maracay Building                                              2,970,000       6/3/99
   A124          C         51530      West End Court                                                3,200,000       4/1/99
   B125          P       1795152      Mill Creek Clinic                                             3,280,000       4/7/98
   A126          C         51457      Century Plaza                                                 3,225,000     11/13/98


 A127.1          C         51579      Innkeepers-Summerfield Suites-Belmont
 A127.2          C         51579      Innkeepers-Residence Inn-Tukwila(Seattle)
 A127.3          C         51579      Innkeepers-Summerfield Suites-Irving (Los Colinas)
 A127.4          C         51579      Innkeepers-Residence Inn-Bellevue
 A127.5          C         51579      Innkeepers-Summerfield Suites-W. Hollywood
 A127.6          C         51579      Innkeepers-Residence Inn-Lynnwood
 A127.7          C         51579      Innkeepers-Residence Inn-Vancouver
 A127.8          C         51579      Innkeepers-Residence Inn-Lake Oswego(Portland)
   A127          C         51579      INNKEEPERS PORTFOLIO (ROLL-UP)                              131,250,000       8/2/99


   A128          C         51635      Radisson Suites - Secaucus, NJ                               21,300,000      7/26/99
   A129          C         51153      Hilton Garden Inn                                            10,650,000      8/12/98
   A130          C         51587      Biltmore Suites Hotel                                         6,100,000      7/13/99
   B131          P       2088714      Best Western Stovall's Inn                                    9,500,000      10/1/92
   A132          C         51824      Hawthorn Suites                                               3,800,000       9/1/99
   B133          P       3041985      The Voyager Hotel                                             3,100,000      12/8/95


   A134          C         51637      Rosewood Care Center - Moline                                13,750,000       8/1/99
   A135          C         51638      Rosewood Care Center - Peoria                                11,700,000       8/1/99
                                                                                                   ----------
                                      SUB-TOTAL CROSSED LOANS                                      25,450,000

   B136          P       3032166      Rosewood Park Retirement                                     13,900,000      4/16/97
   A137          C         51051      Walnut Woods of Boyertown                                    10,600,000      6/10/98
   A138          C         51067      Hampshire Retirement                                          9,600,000      6/15/98
   A139          C         51560      Creekwood Care Center                                         3,250,000      5/27/99
   A140          C         50832      Cox Communications Building                                  15,700,000      5/21/99
   B141          P        3022381     Metrocom Building                                             5,200,000      8/22/96
   B142          P        1202613     Koretoff Industrial Complex                                   5,900,000      6/14/94
   B143          P        4548590     Baugh Construction Building                                   4,550,000      5/30/97
   B144          P        3032893     SRC Vision Building                                           4,100,000       3/6/98
   A145          C         51424      C-2 Civic Center Business Park                                2,350,000     10/26/98
   B146          P        4548707     Oakridge Business Park                                        2,600,000      6/16/97
   B147          P        2006963     Rancho Del Oro Commerce Ctr II                                3,375,000      12/1/93
   A148          C         51414      Career Guidance Foundation Center                               620,000      9/22/98
   A149          C         51607      Meadows Mobile Home Park                                     13,080,000      6/14/99
   A150          C         51567      Lord Calvert Mobile Home Park                                 5,450,000      4/27/99
   B151          P        3059565     The Meadows Mobile Home Park                                  4,540,000      9/12/98
   B152          P        3102464     Columbia Vista Manufactured Home Park                         2,725,000      1/13/96
   A153          C         51604      Desert Classic Mobile Home Park                               6,000,000       6/7/99
   B154          P        3021391     Int'l Aviation Air Cargo Term.                               12,285,000     10/11/96
   B155          P        3056355     Worthington Ford of Alaska                                    8,700,000     11/25/97


 A156.1          C         51576      I-40 Bell-6015 Plains Blvd
 A156.2          C         51576      I-40 Bell-2501 Britain Drive
 A156.3          C         51576      I-40 Bell-6101 Lawrence Blvd
   A156          C         51576      I-40 BELL (ROLL-UP)                                           7,535,000      5/13/99


   B157          P       4542437      Evergreen Mini-Storage                                        3,600,000       6/1/96
   B158          P       3057650      Moss Bay Self Storage                                         4,500,000       6/5/98
   A159          C         51632      American Store & Lock #1                                      2,000,000      8/10/99
==========================================================================================================================
                                      TOTALS/WEIGHTED AVERAGE
==========================================================================================================================

                                       CUT-OFF                      TOTAL     SF/                       LOAN
                                        DATE                        UNITS    UNIT       NET          BALANCE PER
     SE-    ORIGINATION     LOAN         LTV       YEAR BUILT/      ROOM     ROOM     RENTABLE        SF/UNIT/
   QUENCE      GROUP       NUMBER       RATIO      RENOVATED        BED      BED      AREA (SF)       ROOM/BED
   ------   -----------   -------      -------     -----------     ------    ----     ---------      -----------
   B118          P        4537841        65%           1996        32,680     SF        32,680           102
   B119          P        3054319        72%           1985        18,541     SF        18,541           154
   B120          P        3032737        75%      1894/1981        55,694     SF        55,694            51
   B121          P        2021665        27%           1981       105,837     SF       105,837            21
   A122          C          51618        68%           1982        30,122     SF        30,122            83
   A123          C          51593        67%           1998        20,433     SF        20,433            97
   A124          C          51530        55%           1990        26,943     SF        26,943            65
   B125          P        1795152        49%           1988        15,017     SF        15,017           107
   A126          C          51457        46%           1979        20,731     SF        20,731            71


 A127.1          C         51579                       1995           132     Rooms      93,432
 A127.2          C         51579                  1985/1998           144     Rooms      89,349
 A127.3          C         51579                       1996           148     Rooms     104,616
 A127.4          C         51579                  1984/1997           120     Rooms      87,000
 A127.5          C         51579                  1973/1993           109     Rooms     127,171
 A127.6          C         51579                  1987/1998           120     Rooms      87,000
 A127.7          C         51579                  1987/1999           120     Rooms      78,500
 A127.8          C         51579                  1985/1998           112     Rooms      75,000
   A127          C         51579         44%                        1,005     Rooms     742,068       57,711


   A128          C         51635         64%           1989           151     Rooms     144,347       90,608
   A129          C         51153         57%           1998           123     Rooms      41,352       49,263
   A130          C         51587         68%           1997            62     Rooms      34,880       67,136
   B131          P       2088714         36%      1969/1993           290     Rooms                   11,770
   A132          C         51824         69%           1998            63     Rooms      35,521       41,881
   B133          P       3041985         57%      1965/1979            38     Rooms      32,500       46,835


   A134          C         51637         74%           1990           120     Beds       39,200       85,300
   A135          C         51638         74%           1989           120     Beds       39,215       72,583



   B136          P       3032166         69%           1995           144     Units      77,623       66,770
   A137          C         51051         71%           1997           112     Units      59,466       67,597
   A138          C         51067         72%           1997           113     Units      62,538       60,986
   A139          C         51560         62%      1963/1998            50     Beds       14,000       40,526
   A140          C         50832         79%      1992/1997       118,264     SF        118,264          105
   B141          P       3022381         64%      1968/1992        66,210     SF         66,210           50
   B142          P       1202613         53%           1977       192,700     SF        192,700           16
   B143          P       4548590         68%      1970/1982        68,881     SF         68,881           45
   B144          P       3032893         71%           1984        84,820     SF         84,820           34
   A145          C         51424         74%      1982/1984        33,214     SF         33,214           52
   B146          P       4548707         59%           1986        41,298     SF         41,298           37
   B147          P       2006963         42%           1991        93,160     SF         93,160           15
   A148          C         51414         74%           1970         8,250     SF          8,250           55
   A149          C         51607         49%           1972           367     Pads                    17,333
   A150          C         51567         64%           1972           300     Pads                    11,599
   B151          P       3059565         46%      1975/1996           157     Pads                    13,356
   B152          P       3102464         69%           1993            77     Pads                    24,304
   A153          C         51604         28%           1972           276     Pads                     6,097
   B154          P       3021391         63%           1994       118,331     SF        118,331           65
   B155          P       3056355         67%      1974/1979        74,923     SF         74,923           78


  A156.1         C         51576                  1958/1996       105,843     SF        105,843
  A156.2         C         51576                       1998        36,076     SF         36,076
  A156.3         C         51576                       1998        51,570     SF         51,570
   A156          C         51576         68%                      193,489     SF        193,489           26


   B157          P       4542437         60%           1985        96,980     SF         96,980           22
   B158          P       3057650         46%           1990        55,375     SF         55,375           38
   A159          C         51632         57%           1972        61,530     SF         61,530           19
============================================================================================================
                                         66%
============================================================================================================

                                                                                                              U/W
                                                    OCCUPANCY                                                 CASH
    SE-     ORIGINATION    LOAN         OCCUPANCY     AS OF            U/W          U/W           U/W         FLOW
  QUENCE       GROUP      NUMBER         PERCENT      DATE           REVENUES     EXPENSES     CASH FLOW      DSCR
  ------    -----------  -------        ---------   ---------        --------     --------     ---------      ----
   B118          P       4537841           95%       4/14/99          665,541      207,543      432,604       1.39
   B119          P       3054319          100%       9/21/99          418,221       77,373      303,077       1.14
   B120          P       3032737          100%       9/20/99          664,903      233,653      326,591       1.25
   B121          P       2021665           98%       9/11/99        2,204,103    1,022,678      965,602       1.32
   A122          C         51618          100%       6/30/99          483,028      158,472      300,874       1.35
   A123          C         51593          100%        9/1/99          398,681      147,355      231,140       1.29
   A124          C         51530          100%        7/1/99          398,691      111,048      243,326       1.60
   B125          P       1795152          100%       9/21/99          405,800      150,943      223,770       1.11
   A126          C         51457          100%       7/21/99          412,245      168,391      194,730       1.41


 A127.1          C         51579           82%       5/31/99
 A127.2          C         51579           91%       5/31/99
 A127.3          C         51579           78%       5/31/99
 A127.4          C         51579           84%       5/31/99
 A127.5          C         51579           81%       5/31/99
 A127.6          C         51579           86%       5/31/99
 A127.7          C         51579           87%       5/31/99
 A127.8          C         51579           74%       5/31/99
   A127          C         51579           84%       5/31/99       33,634,257   18,879,459   13,073,085       2.49


   A128          C         51635           78%       6/30/99        7,568,831    5,297,407    1,968,671       1.46
   A129          C         51153           70%       6/30/99        3,010,385    1,822,352    1,037,514       1.70
   A130          C         51587           77%       6/30/99        1,651,321      996,225      589,043       1.40
   B131          P       2088714           75%        9/1/99        4,621,478    3,858,270      532,134       1.59
   A132          C         51824           75%       8/31/99        1,066,823      602,539      410,943       1.55
   B133          P       3041985           95%       4/20/99        1,118,095      789,851      272,339       1.30


   A134          C         51637           93%       6/30/99        6,276,689    4,543,823    1,702,866       1.65
   A135          C         51638           76%       8/31/99        5,493,679    4,179,552    1,284,127       1.47



   B136          P       3032166            97%       9/20/99       1,447,381       72,369    1,331,812       1.41
   A137          C         51051            94%       6/30/99       1,877,352      988,615      861,737       1.33
   A138          C         51067            98%       1/31/99       1,849,239    1,039,447      781,542       1.33
   A139          C         51560            94%        6/1/99       1,137,148      821,310      301,638       1.53
   A140          C         50832           100%       7/31/99       1,639,995      248,724    1,292,399       1.10
   B141          P       3022381           100%       9/16/99         701,495      243,587      423,006       1.18
   B142          P       1202613           100%       9/12/99         934,537      223,833      628,456       1.24
   B143          P       4548590           100%       9/24/99         472,131       61,513      350,323       1.11
   B144          P       3032893           100%       4/26/99         435,127       13,054      384,209       1.35
   A145          C         51424           100%       6/30/99         328,333      103,691      202,372       1.30
   B146          P       4548707           100%       9/26/99         226,298       25,466      179,449       1.13
   B147          P       2006963            93%       9/12/99         745,128      204,499      499,748       2.11
   A148          C         51414           100%      11/18/99         74,965       13,441        57,044       1.30
   A149          C         51607            91%       9/30/99       2,005,962    1,094,766      892,846       1.62
   A150          C         51567            85%       8/30/99         931,973      492,295      417,178       1.30
   B151          P       3059565           100%       4/18/99         719,247      335,250      362,420       1.92
   B152          P       3102464           100%        4/1/99         385,735      162,737      219,148       1.20
   A153          C         51604            99%       7/19/99         847,198      417,587      415,811       2.69
   B154          P       3021391           100%       4/12/99       1,672,486      554,812    1,047,050       1.38
   B155          P       3056355           100%      11/25/97         810,000       40,500      710,580       1.38


 A156.1          C         51576            99%       6/23/99
 A156.2          C         51576            99%       6/23/99
 A156.3          C         51576            98%       6/23/99
   A156          C         51576            99%       6/23/99         952,408      307,760      615,096       1.30


   B157          P       4542437           88%        4/15/99         551,586      209,058      327,981       1.31
   B158          P       3057650           95%        9/27/99         502,250      157,456      336,488       1.30
   A159          C         51632            84%       7/23/99         316,494      130,454      176,806       1.62
==================================================================================================================
                                                                                                              1.43
==================================================================================================================

                                                                      MOST
                                                          U/W        RECENT            MOST         MOST         MOST
    SE-    ORIGINATION     LOAN             U/W         RESERVES      END             RECENT       RECENT       RECENT
  QUENCE      GROUP       NUMBER          RESERVES      PER UNIT      DATE           REVENUES     EXPENSES     CASH FLOW
  ------   -----------   -------          --------      --------    --------         --------     --------     ---------
   B118          P       4537841            6,536         0.20      12/31/99         854,549      236,156       608,783
   B119          P       3054319            4,635         0.25      12/31/99         457,374      101,448       355,926
   B120          P       3032737           13,924         0.25      12/31/99         820,619      275,027       522,301
   B121          P       2021665           26,459         0.25      12/31/99       2,522,112    1,034,911     1,275,377
   A122          C         51618            6,024         0.20
   A123          C         51593            3,066         0.15      12/31/99         335,362      113,607       203,689
   A124          C         51530            5,382         0.20      12/31/99         446,163      110,991       301,944
   B125          P       1795152            3,754         0.25      12/31/99         475,118      158,697       316,421
   A126          C         51457            3,928         0.19      12/31/99         443,167      162,041       254,726


 A127.1          C         51579
 A127.2          C         51579
 A127.3          C         51579
 A127.4          C         51579
 A127.5          C         51579
 A127.6          C         51579
 A127.7          C         51579
 A127.8          C         51579
   A127          C         51579        1,681,713     1,673.35      12/31/99      35,735,579   17,494,846    16,819,745


   A128          C         51635          302,753     2,004.99      12/31/99       8,109,715    4,823,905     2,983,056
   A129          C         51153          150,519     1,223.73      12/31/99       3,171,745    2,110,176       987,084
   A130          C         51587           66,053     1,065.37      12/31/99       1,714,954    1,082,029       632,925
   B131          P       2088714          231,074       796.81      12/31/99       4,981,121    3,690,869     1,290,252
   A132          C         51824           53,341       846.68
   B133          P       3041985           55,905     1,471.18      12/31/99       1,110,894      628,550       482,344


   A134          C         51637           30,000       250.00       6/30/99       6,368,652    4,258,242     2,110,410
   A135          C         51638           30,000       250.00       6/30/99       5,724,603    3,985,029     1,739,574



   B136          P       3032166           43,200       300.00      12/31/99       1,569,265                  1,569,265
   A137          C         51051           27,000       241.07      12/31/99       1,936,032      950,992       958,904
   A138          C         51067           28,250       250.00      12/31/99       1,948,135    1,097,409       825,076
   A139          C         51560           14,200       284.00      12/31/99       1,211,813      848,163       363,650
   A140          C         50832            5,913         0.05      12/31/99       1,830,847      291,737     1,443,110
   B141          P       3022381           13,242         0.20      12/31/99       1,231,079      182,612     1,048,466
   B142          P       1202613           38,540         0.20      12/31/99       1,078,052      207,970       811,170
   B143          P       4548590           13,776         0.20      12/31/99         515,918       53,350       458,648
   B144          P       3032893           12,723         0.15      12/31/99         486,019                    486,019
   A145          C         51424            2,681         0.08      12/31/99         386,584      120,314       244,010
   B146          P       4548707            8,260         0.20      12/31/99         258,751       12,396       246,355
   B147          P       2006963           13,974         0.15      12/31/99         816,701      258,994       557,707
   A148          C         51414            1,650         0.20      12/31/99         117,653       39,653        73,520
   A149          C         51607           18,350        50.00      12/31/98       2,164,287    1,038,618     1,125,669
   A150          C         51567           22,500        75.00      12/31/98         953,606      453,999       480,607
   B151          P       3059565           21,577       137.43      12/31/99         770,091      366,049       404,042
   B152          P       3102464            3,850        50.00      12/31/98         410,007      144,992       234,314
   A153          C         51604           13,800        50.00      12/31/99         945,692      387,248       558,031
   B154          P       3021391           17,750         0.15      12/31/99       1,935,002      592,600     1,342,402
   B155          P       3056355           18,731         0.25


 A156.1          C         51576
 A156.2          C         51576
 A156.3          C         51576           29,552         0.15
   A156          C         51576


   B157          P       4542437           14,547         0.15      12/31/99         587,008      159,168       427,840
   B158          P       3057650            8,306         0.15      12/31/99         565,382      131,733       433,649
   A159          C         51632            9,234         0.15      12/31/99         377,591      145,090       225,728
=======================================================================================================================

=======================================================================================================================

                                                                                                       2ND
                                      MOST       2ND                                                   MOST
                                     RECENT      MOST           2ND           2ND          2ND        RECENT
                                      CASH      RECENT          MOST          MOST         MOST        CASH
    SE-    ORIGINATION     LOAN       FLOW       END           RECENT        RECENT       RECENT       FLOW
  QUENCE      GROUP       NUMBER      DSCR       DATE         REVENUES      EXPENSES    CASH FLOW      DSCR
  ------   -----------    -------    ------    --------       --------      --------    ---------     ------
   B118          P        4537841     1.95     12/31/98        698,765       207,291      419,219      1.34
   B119          P        3054319     1.34     12/31/98        245,794        43,973      201,821      0.76
   B120          P        3032737     1.99     12/31/98        761,677       222,308       98,457      0.38
   B121          P        2021665     1.74     12/31/98      2,248,292       988,736    1,151,094      1.57
   A122          C          51618
   A123          C          51593     1.14
   A124          C          51530     1.99     12/31/98        425,697        91,276      299,421      1.97
   B125          P        1795152     1.56     12/31/98        468,622       130,653      310,846      1.54
   A126          C          51457     1.84     12/31/98        455,054       164,890      228,118      1.65


 A127.1          C         51579
 A127.2          C         51579
 A127.3          C         51579
 A127.4          C         51579
 A127.5          C         51579
 A127.6          C         51579
 A127.7          C         51579
 A127.8          C         51579
   A127          C         51579      3.21     12/31/98     35,494,380    17,829,853   17,496,542      3.34


   A128          C         51635      2.21     12/31/98      7,724,530     5,202,806    2,398,620      1.78
   A129          C         51153      1.61     12/31/98      2,928,343     1,702,262    1,226,081      2.01
   A130          C         51587      1.50     12/31/98      1,579,710       901,828      613,922      1.45
   B131          P       2088714      3.86     12/31/98      4,621,478     3,626,007      995,471      2.98
   A132          C         51824
   B133          P       3041985      2.30     12/31/98      1,162,747       681,855      480,892      2.29


   A134          C         51637      2.05      6/30/98      5,820,466     4,188,620    1,631,846      1.59
   A135          C         51638      1.99      6/30/98      5,724,603     3,985,029    1,739,574      1.99


                                      1.66     12/31/98      1,470,401                  1,470,401      1.55
   B136          P       3032166      1.48
   A137          C         51051      1.40
   A138          C         51067      1.85     12/31/98      1,062,902       783,700      279,202      1.42
   A139          C         51560      1.23     12/31/98      1,556,380       426,076    1,130,304      0.96
   A140          C         50832      2.91      4/30/98        743,878       208,652      535,226      1.49
   B141          P       3022381      1.60     12/31/98        970,855       163,977      775,053      1.52
   B142          P       1202613      1.46     12/31/98        504,581        37,906      466,675      1.48
   B143          P       4548590      1.71
   B144          P       3032893      1.57     12/31/98        238,103       124,934       94,316      0.61
   A145          C         51424      1.55     12/31/98        177,659        14,151      145,745      0.92
   B146          P       4548707      2.36     12/31/98        749,381       190,675      556,369      2.35
   B147          P       2006963      1.68     12/31/98         90,702        38,711       51,991      1.19
   A148          C         51414      2.04     12/31/97      2,175,166       991,555    1,183,611      2.14
   A149          C         51607      1.50     12/31/97        787,800       384,225      403,575      1.26
   A150          C         51567      2.14     12/31/98        719,247       332,270      386,977      2.05
   B151          P       3059565      1.29
   B152          P       3102464      2.72     12/31/98        885,378       382,198      491,580      3.18
   A153          C         51604      3.61     12/31/98      1,690,281       531,920    1,154,682      1.52
   B154          P       3021391
   B155          P       3056355


 A156.1          C         51576
 A156.2          C         51576
 A156.3          C         51576
   A156          C         51576


   B157          P       4542437      1.71     12/31/98        561,948       214,208      347,740      1.39
   B158          P       3057650      1.68     12/31/98        507,430       127,321      380,109      1.47
   A159          C         51632      2.07     12/31/98        313,626       108,931      197,495      1.81
===========================================================================================================

===========================================================================================================

                                                                                                LARGEST        LARGEST
                                                                                    LARGEST      TENANT        TENANT
                                                                                    TENANT        % OF         LEASE
   SE-    ORIGINATION      LOAN                                                     LEASED        TOTAL        EXPIRA
 QUENCE      GROUP        NUMBER                LARGEST TENANT                        SF           SF          TION
 ------   -----------     -------            --------------------                   -------     -------        -------
   B118         P         4537841            Belltown Corporation                     3,426        10%         1/31/04
   B119         P         3054319            Silver Lake Family Medical                NAV                     9/30/07
   B120         P         3032737            Zimmer Gunsul Frasca                    24,845        45%         9/30/07
   B121         P         2021665            Sizzler International                   35,975        34%        10/31/01
   A122         C           51618            County of San Diego                     21,930        73%         6/30/04
   A123         C           51593            REMax                                    8,896        44%        12/31/04
   A124         C           51530            ENH Faculty Associates                  12,367        46%        12/31/04
   B125         P         1795152            Stevens/M.C. Family Practice             7,127        47%        12/31/06
   A126         C           51457            Monolith                                10,003        48%          NAV


 A127.1         C           51579
 A127.2         C           51579
 A127.3         C           51579
 A127.4         C           51579
 A127.5         C           51579
 A127.6         C           51579
 A127.7         C           51579
 A127.8         C           51579
   A127         C           51579


   A128         C           51635
   A129         C           51153
   A130         C           51587
   B131         P         2088714
   A132         C           51824
   B133         P         3041985


   A134         C           51637
   A135         C           51638



   B136         P         3032166
   A137         C           51051
   A138         C           51067
   A139         C           51560
   A140         C           50832                Cox Communications                 118,264       100%        10/26/07
   B141         P         3022381                Metricom, Incorporated              66,210       100%         1/31/02
   B142         P         1202613                The Roman Catholic Archbishop       20,470        11%         7/14/01
   B143         P         4548590                Baugh Construction                  22,634        33%         7/31/07
   B144         P         3032893                SRC Vision, Inc.                    84,820       100%           NAP
   A145         C           51424                AHCCCS                              18,533        56%        10/31/06
   B146         P         4548707                Emerald City Gymnastics             12,816        31%           NAV
   B147         P         2006963                New Song Community Church           13,704        15%         2/28/01
   A148         C           51414                Career Guidance Foundation           8,250       100%          8/1/08
   A149         C           51607
   A150         C           51567
   B151         P         3059565
   B152         P         3102464
   A153         C           51604
   B154         P         3021391                Federal Express                     45,422        38%       11/30/10
   B155         P         3056355                Worthington Ford of Alaska Inc      74,923       100%        7/31/07


 A156.1         C           51576
 A156.2         C           51576
 A156.3         C           51576
   A156         C           51576


   B157         P         4542437
   B158         P         3057650
   A159         C           51632
=====================================================================================================================

=====================================================================================================================

                                                                                            SECOND       SECOND
                                                                                SECOND      LARGEST      LARGEST
                                                                                LARGEST     TENANT       TENANT
                                                                                TENANT       % OF        LEASE
   SE-    ORIGINATION      LOAN         SECOND LARGEST                          LEASED       TOTAL       EXPIRA-
 QUENCE      GROUP        NUMBER            TENANT                                 SF          SF         TION
 ------   -----------     ------       ---------------                          -------     -------      -------
   B118       P           4537841      Univ of WA                               2,970          9%        10/31/01
   B119       P           3054319      Chris Vance                               NAV                      4/30/01
   B120       P           3032737      USWeb Corporation                        8,442         15%          7/1/02
   B121       P           2021665      Compaq Computer Corporation             17,485         17%        10/31/01
   A122       C             51618      Scripps Health                           8,192         27%        12/31/03
   A123       C             51593      Maracay Homes                            8,155         40%        12/31/03
   A124       C             51530      Manpower, Inc.                           5,730         21%         7/31/04
   B125       P           1795152      Mill Creek Physical Therapy              2,704         18%         6/30/03
   A126       C             51457      Gregory Bragg & Assoc.                   5,377         26%        12/31/01


 A127.1       C             51579
 A127.2       C             51579
 A127.3       C             51579
 A127.4       C             51579
 A127.5       C             51579
 A127.6       C             51579
 A127.7       C             51579
 A127.8       C             51579
   A127       C             51579


   A128       C             51635
   A129       C             51153
   A130       C             51587
   B131       P           2088714
   A132       C             51824
   B133       P           3041985


   A134       C             51637
   A135       C             51638



   B136       P           3032166
   A137       C             51051
   A138       C             51067
   A139       C             51560
   A140       C             50832
   B141       P           3022381
   B142       P           1202613      Hoon Sung Kim, dba Hi! Sports           20,192         10%         8/31/02
   B143       P           4548590      Newman-Burrows                          13,822         20%          1/4/03
   B144       P           3032893
   A145       C             51424      City of Phoenix Print Shop              14,681         44%         8/31/02
   B146       P           4548707      Puget Sound Envelope, Inc.              12,201         30%           NAV
   B147       P           2006963      Ambassador Family                       11,687         13%         3/31/01
   A148       C             51414
   A149       C             51607
   A150       C             51567
   B151       P           3059565
   B152       P           3102464
   A153       C             51604
   B154       P           3021391      U.S. Postal Service                     40,446         34%        11/19/05
   B155       P           3056355


 A156.1       C             51576
 A156.2       C             51576
 A156.3       C             51576
   A156       C             51576


   B157       P           4542437
   B158       P           3057650
   A159       C             51632
=================================================================================================================

=================================================================================================================

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                                        SEP-2000   SEP-2001   SEP-2002   SEP-2003   SEP-2004   SEP-2005   SEP-2006
                                                        --------   --------   --------   --------   --------   --------   --------
Locked Out............................................    80.49%     82.19%     82.94%     81.89%     84.15%     85.31%     88.05%
Yield Maintenance.....................................    19.51%     17.81%     17.06%     18.11%     15.85%     14.37%     11.63%
3%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.32%      0.00%
2%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.33%
1%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty............................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                                        -------    -------    -------    -------    -------    -------    -------
Total.................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                        =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)                $771.18    $739.67    $720.95    $699.93    $671.78    $652.40    $621.44
Percent of Initial Balance(2).........................   100.00%     95.91%     93.49%     90.76%     87.11%     84.60%     80.58%

                                                        SEP-2007   SEP-2008   SEP-2009   SEP-2010   SEP-2011   SEP-2012   SEP-2013
                                                        --------   --------   --------   --------   --------   --------   --------
Locked Out............................................    91.39%     90.35%     12.48%     86.01%     87.99%     78.82%     45.88%
Yield Maintenance.....................................     6.76%      5.04%      4.17%     13.99%     12.01%     21.18%     20.41%
3%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%....................................................     0.34%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty............................................     1.51%      4.61%     83.35%      0.00%      0.00%      0.00%     33.70%
                                                        -------    -------    -------    -------    -------    -------    -------
Total.................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                        =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)                $587.58    $523.62    $236.71    $ 33.24    $ 31.32    $ 15.34    $ 14.12
Percent of Initial Balance(2).........................    76.19%     67.90%     30.69%      4.31%      4.06%      1.99%      1.83%

                                                        SEP-2014   SEP-2015
                                                        --------   --------
Locked Out............................................     0.00%      0.00%
Yield Maintenance.....................................    50.48%    100.00%
3%....................................................     0.00%      0.00%
2%....................................................     0.00%      0.00%
1%....................................................     0.00%      0.00%
No Penalty............................................    49.52%      0.00%
                                                        -------    -------
Total.................................................   100.00%    100.00%
                                                        =======    =======
Total Beginning Balance (in millions)(2)                $  5.33    $  2.48
Percent of Initial Balance(2).........................     0.69%      0.32%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments, or in the case of the Group B, 6% CPR after the expiration of the applicable Lock-Out Period, if any.
(2) As of the Commencement Date.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                             GROUP A MORTGAGE LOANS

                                                        SEP-2000   SEP-2001   SEP-2002   SEP-2003   SEP-2004   SEP-2005   SEP-2006
                                                        --------   --------   --------   --------   --------   --------   --------
Locked Out............................................    94.44%     94.75%     94.19%     91.48%     91.96%     91.97%     93.21%
Yield Maintenance.....................................     5.56%      5.25%      5.81%      8.52%      8.04%      7.69%      6.44%
3%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.34%      0.00%
2%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.35%
1%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty............................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                                        -------    -------    -------    -------    -------    -------    -------
Total.................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                        =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)..............  $657.23    $641.62    $634.87    $626.60    $614.73    $605.17    $587.00
Percent of Initial Balance(2).........................   100.00%     97.62%     96.60%     95.34%     93.53%     92.08%     89.31%

                                                        SEP-2007   SEP-2008   SEP-2009   SEP-2010   SEP-2011   SEP-2012   SEP-2013
                                                        --------   --------   --------   --------   --------   --------   --------
Locked Out............................................    94.93%     91.12%     12.60%     89.44%     89.53%     79.81%     45.88%
Yield Maintenance.....................................     4.08%      4.24%      3.29%     10.56%     10.47%     20.19%     20.41%
3%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%....................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%....................................................     0.35%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty............................................     0.63%      4.65%     84.11%      0.00%      0.00%      0.00%     33.70%
                                                        -------    -------    -------    -------    -------    -------    -------
Total.................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                        =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)..............  $565.65    $519.21    $234.55    $ 31.97    $ 30.78    $ 15.15    $ 14.12
Percent of Initial Balance(2).........................    86.07%     79.00%     35.69%      4.86%      4.68%      2.31%      2.15%

                                                        SEP-2014   SEP-2015
                                                        --------   --------
Locked Out............................................     0.00%      0.00%
Yield Maintenance.....................................    50.48%    100.00%
3%....................................................     0.00%      0.00%
2%....................................................     0.00%      0.00%
1%....................................................     0.00%      0.00%
No Penalty............................................    49.52%      0.00%
                                                        -------    -------
Total.................................................   100.00%    100.00%
                                                        =======    =======
Total Beginning Balance (in millions)(2)..............  $  5.33    $  2.48
Percent of Initial Balance(2).........................     0.81%      0.38%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments, or in the case of the Group B, 6% CPR after the expiration of the applicable Lock-Out Period, if any.
(2) As of the Commencement Date.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                             GROUP B MORTGAGE LOANS

                                                              SEP-2000   SEP-2001   SEP-2002   SEP-2003   SEP-2004   SEP-2005
                                                              --------   --------   --------   --------   --------   --------
Locked Out..................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Yield Maintenance...........................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
3%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty..................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                                              -------    -------    -------    -------    -------    -------
Total.......................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                              =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)....................  $113.95    $ 98.05    $ 86.08    $ 73.33    $ 57.05    $ 47.23
Percent of Initial Balance(2)...............................   100.00%     86.05%     75.54%     64.35%     50.06%     41.45%

                                                              SEP-2006   SEP-2007   SEP-2008   SEP-2009   SEP-2010   SEP-2011
                                                              --------   --------   --------   --------   --------   --------
Locked Out..................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Yield Maintenance...........................................   100.00%     75.90%    100.00%    100.00%    100.00%    100.00%
3%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%..........................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty..................................................     0.00%     24.10%      0.00%      0.00%      0.00%      0.00%
                                                              -------    -------    -------    -------    -------    -------
Total.......................................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                              =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)....................  $ 34.44    $ 21.93    $  4.41    $  2.15    $  1.28    $  0.54
Percent of Initial Balance(2)...............................    30.22%     19.24%      3.87%      1.89%      1.12%      0.47%

                                                              SEP-2012   SEP-2013
                                                              --------   --------
Locked Out..................................................     0.00%      0.00%
Yield Maintenance...........................................   100.00%      0.00%
3%..........................................................     0.00%      0.00%
2%..........................................................     0.00%      0.00%
1%..........................................................     0.00%      0.00%
No Penalty..................................................     0.00%      0.00%
                                                              -------    -------
Total.......................................................   100.00%      0.00%
                                                              =======    =======
Total Beginning Balance (in millions)(2)....................  $  0.19    $  0.00
Percent of Initial Balance(2)...............................     0.17%      0.00%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments, or in the case of the Group B, 6% CPR after the expiration of the applicable Lock-Out Period, if any.
(2) As of the Commencement Date.

                           PROPERTY TYPE -- ALL LOANS

                                                                    % OF         WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF       AGGREGATE       INITIAL        AVERAGE        MIN/MAX        AVERAGE
                        MORTGAGE     MORTGAGE    CUT-OFF DATE       POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES     BALANCE        BALANCE          DSCR           DSCR        LTV RATIO
    -------------      ----------   ----------   ------------   ------------   ------------   ------------   ------------
Retail...............      57          32.0%     $265,632,751       34.4%         1.36x       1.10/2.13x        66.0%
Multifamily..........      59          33.1%      205,168,694       26.6%         1.28x       1.11/1.65x        73.0%
Office...............      20          11.2%       96,778,240       12.5%         1.31x       1.11/1.60x        66.9%
Hotel................      14           7.9%       89,735,004       11.6%         2.15x       1.30/2.49x        49.9%
Health Care..........       6           3.4%       45,049,342        5.8%         1.46x       1.33/1.65x        71.9%
Industrial...........       9           5.1%       30,028,451        3.9%         1.21x       1.10/2.11x        69.6%
Mobile Home..........       5           2.8%       15,492,168        2.0%         1.65x       1.20/2.69x        51.9%
Special Purpose......       2           1.1%       13,545,370        1.8%         1.38x       1.38/1.38x        64.6%
Mini Storage.........       6           3.4%       10,492,425        1.4%         1.34x       1.30/1.62x        60.7%
                          ---         -----      ------------      -----          ----        ---------         ----
Total/Wtd Avg........     178         100.0%     $771,922,444      100.0%         1.43x       1.10/2.69x        66.2%
                          ===         =====      ============      =====          ====        =========         ====

                                      WEIGHTED
                         MIN/MAX      AVERAGE
                       CUT-OFF DATE   MORTGAGE
    PROPERTY TYPE       LTV RATIO       RATE
    -------------      ------------   --------
Retail...............  32.1/79.5%     8.013%
Multifamily..........  49.7/86.3%     7.723%
Office...............  27.0/78.7%     7.928%
Hotel................  35.9/69.4%     7.615%
Health Care..........  62.3/74.4%     8.053%
Industrial...........  42.5/79.1%     8.371%
Mobile Home..........  28.0/68.7%     7.882%
Special Purpose......  62.7/67.1%     7.696%
Mini Storage.........  46.3/67.7%     8.358%
                       ---------      -----
Total/Wtd Avg........  27.0/86.3%     7.892%
                       =========      =====

                       CUT-OFF DATE BALANCES -- ALL LOANS

                                                                           % OF         WEIGHTED       WEIGHTED     WEIGHTED
           RANGE OF             NUMBER OF     % OF       AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
         CUT-OFF DATE           MORTGAGE    MORTGAGE    CUT-OFF DATE       POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
           BALANCES               LOANS      LOANS        BALANCE        BALANCE          DSCR        LTV RATIO       RATE
         ------------           ---------   --------    ------------   ------------   ------------   ------------   --------
   $456,316 --   $999,999.....       8         5.0%     $  6,613,501        0.9%          1.28x          68.3%       8.146%
 $1,000,000 --  $1,999,999....      33        20.8%       51,357,116        6.7%          1.42x          61.7%       8.096%
 $2,000,000 --  $2,999,999....      45        28.3%      111,340,142       14.4%          1.38x          64.7%       7.909%
 $3,000,000 --  $3,999,999....      20        12.6%       69,653,188        9.0%          1.33x          63.1%       8.121%
 $4,000,000 --  $4,999,999....      10         6.3%       44,548,854        5.8%          1.40x          66.4%       7.821%
 $5,000,000 --  $7,499,999....      17        10.7%      100,753,434       13.1%          1.30x          68.6%       7.623%
 $7,500,000 --  $9,999,999....       8         5.0%       66,666,978        8.6%          1.38x          66.6%       7.900%
$10,000,000 -- $14,999,999....       9         5.7%      103,232,868       13.4%          1.36x          71.8%       8.170%
$15,000,000 -- $19,999,999....       5         3.1%       88,034,231       11.4%          1.27x          73.5%       7.677%
$20,000,000 -- $29,999,999....       3         1.9%       71,722,131        9.3%          1.32x          71.2%       8.340%
$30,000,000 -- $58,000,000....       1         0.6%       58,000,000        7.5%          2.49x          44.2%       7.160%
                                   ---       -----      ------------      -----           ----           ----        -----
Total/Wtd Avg.................     159       100.0%     $771,922,444      100.0%          1.43x          66.2%       7.892%
                                   ===       =====      ============      =====           ====           ====        =====

                    GEOGRAPHIC DISTRIBUTION(1) -- ALL LOANS

                                                                  % OF       WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                        MORTGAGED    MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION     PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------     ----------   ----------   ------------   -------   ------------   ------------   --------
AK....................       2           1.1%     $  7,617,960      1.0%       1.36x          64.8%       7.462%
AL....................       1           0.6%        1,725,206      0.2%       1.84x          50.7%       7.990%
AZ....................      11           6.2%       48,345,756      6.3%       1.32x          74.4%       7.979%
CA....................      46          25.8%      184,857,856     23.9%       1.45x          62.1%       7.843%
  Los Angeles.........      13           7.3%       46,925,182      6.1%       1.49x          61.3%       7.633%
  San Bernardino......       1           0.6%       21,895,906      2.8%       1.30x          74.9%       8.430%
  San Diego...........       6           3.4%       19,279,060      2.5%       1.24x          74.1%       8.068%
  San Mateo...........       2           1.1%       19,249,419      2.5%       2.02x          50.4%       7.420%
  Merced..............       2           1.1%        9,865,066      1.3%       1.26x          66.4%       7.028%
  Marin...............       2           1.1%        9,426,242      1.2%       1.21x          75.2%       7.467%
  Orange..............       4           2.2%        9,417,281      1.2%       1.56x          47.6%       8.072%
  Contra Costa........       2           1.1%        7,837,121      1.0%       1.58x          48.1%       7.829%
  Alameda.............       3           1.7%        7,043,570      0.9%       1.43x          55.5%       8.599%
  Sonoma..............       2           1.1%        6,625,699      0.9%       1.51x          63.4%       7.620%
  Other Counties......       9           5.1%       27,293,310      3.5%       1.34x          57.1%       8.079%
DE....................       1           0.6%        3,966,443      0.5%       1.21x          79.3%       7.553%
FL....................       4           2.2%       41,702,241      5.4%       1.33x          71.5%       7.943%
GA....................       8           4.5%       20,619,799      2.7%       1.32x          70.3%       8.201%
IA....................       2           1.1%        4,079,136      0.5%       1.51x          56.6%       7.344%
ID....................       1           0.6%        2,096,962      0.3%       1.92x          46.2%       7.375%
IL....................       5           2.8%       27,589,480      3.6%       1.49x          71.7%       8.674%
IN....................       2           1.1%        6,070,800      0.8%       1.26x          72.3%       8.181%
LA....................       3           1.7%        7,257,928      0.9%       1.91x          46.0%       7.987%
MA....................       1           0.6%        4,290,570      0.6%       1.65x          51.7%       7.090%
MD....................       3           1.7%       14,897,516      1.9%       1.28x          73.3%       7.661%
MI....................       1           0.6%       10,594,358      1.4%       1.25x          74.1%       8.080%
MN....................       1           0.6%          795,656      0.1%       1.25x          72.3%       8.420%
MO....................       1           0.6%        2,369,494      0.3%       1.20x          71.8%       8.030%
MS....................       1           0.6%        2,080,395      0.3%       1.84x          50.7%       7.990%
NC....................       6           3.4%       32,020,565      4.1%       1.34x          74.4%       7.586%
NJ....................       3           1.7%       30,278,306      3.9%       1.43x          60.1%       8.129%
NV....................       7           3.9%       55,067,535      7.1%       1.33x          72.3%       7.753%
NY....................       7           3.9%       14,954,554      1.9%       1.29x          66.9%       7.371%
OR....................       8           4.5%       29,600,408      3.8%       1.50x          65.6%       8.207%
PA....................       1           0.6%        7,570,819      1.0%       1.33x          71.4%       6.770%
SC....................       7           3.9%       34,677,882      4.5%       1.25x          71.1%       7.928%
TX....................      23          12.9%       90,120,768     11.7%       1.50x          63.0%       8.166%
UT....................       1           0.6%        1,109,663      0.1%       1.30x          68.1%       7.930%
VA....................       5           2.8%       25,223,557      3.3%       1.24x          77.6%       7.588%
WA....................      16           9.0%       60,340,829      7.8%       1.77x          55.6%       7.606%
                           ---         -----      ------------    -----        ----           ----        -----
Total/Weighted
  Average.............     178         100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                           ===         =====      ============    =====        ====           ====        =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

             UNDERWRITING DEBT SERVICE COVERAGE RATIO -- ALL LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
1.10x -- 1.19x.......      14         8.8%     $ 52,081,133      6.7%       1.13x          69.7%       8.055%
1.20x -- 1.24x.......      18        11.3%       86,476,834     11.2%       1.21x          76.0%       8.061%
1.25x -- 1.29x.......      41        25.8%      200,625,234     26.0%       1.26x          70.7%       7.804%
1.30x -- 1.34x.......      27        17.0%      129,943,821     16.8%       1.31x          70.8%       7.763%
1.35x -- 1.39x.......      17        10.7%       59,638,496      7.7%       1.37x          65.8%       7.745%
1.40x -- 1.49x.......      15         9.4%       94,242,357     12.2%       1.43x          64.2%       8.374%
1.50x -- 1.59x.......       7         4.4%       18,719,801      2.4%       1.56x          56.5%       8.271%
1.60x -- 1.69x.......       9         5.7%       34,124,256      4.4%       1.64x          60.1%       8.137%
1.70x -- 1.79x.......       1         0.6%        6,059,309      0.8%       1.70x          56.9%       7.550%
1.80x -- 1.89x.......       2         1.3%       15,491,967      2.0%       1.84x          50.0%       8.103%
1.90x -- 1.99x.......       3         1.9%        7,196,804      0.9%       1.93x          49.5%       7.730%
2.00x -- 2.69x.......       5         3.1%       67,322,433      8.7%       2.45x          43.9%       7.281%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

              ASSUMED DEBT SERVICE COVERAGE RATIO(1) -- ALL LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      RANGE OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL       ASSUMED      CUT-OFF DATE   MORTGAGE
    ASSUMED DSCRS        LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    ------------   -------   ------------   ------------   --------
1.15x -- 1.19x.......       2         1.3%     $ 11,476,093      1.5%       1.17x          78.7%       7.307%
1.20x -- 1.24x.......      15         9.4%       92,346,315     12.0%       1.22x          75.9%       7.384%
1.25x -- 1.29x.......      17        10.7%       88,511,327     11.5%       1.26x          76.7%       7.671%
1.30x -- 1.34x.......      21        13.2%      114,432,660     14.8%       1.32x          72.1%       7.817%
1.35x -- 1.39x.......      23        14.5%       90,713,882     11.8%       1.37x          68.9%       8.014%
1.40x -- 1.49x.......      23        14.5%       90,240,185     11.7%       1.44x          67.0%       8.096%
1.50x -- 1.59x.......       7         4.4%       19,779,274      2.6%       1.53x          60.6%       7.857%
1.60x -- 1.69x.......      14         8.8%       84,507,113     10.9%       1.64x          63.9%       8.428%
1.70x -- 1.79x.......       5         3.1%       18,668,468      2.4%       1.76x          67.3%       8.454%
1.80x -- 1.89x.......       7         4.4%       19,450,997      2.5%       1.83x          51.9%       8.272%
1.90x -- 1.99x.......       6         3.8%       31,920,890      4.1%       1.93x          58.5%       8.191%
2.00x -- 2.99x.......      17        10.7%      106,227,916     13.8%       2.46x          47.0%       7.708%
3.00x -- 5.13x.......       2         1.3%        3,647,325      0.5%       4.73x          33.1%       7.760%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.58x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

---------------

(1) Assumed DSCR is the ratio of the Underwriting Cash Flow to a Debt Service payment based on an 8.5% constant.

                 CUT-OFF DATE LOAN-TO-VALUE RATIO -- ALL LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    CUT-OFF DATE       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
    LTV RATIO(S)         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
26.99% -- 29.9%......       2         1.3%     $  3,895,890      0.5%       1.91x          27.4%       7.505%
30.0 % -- 49.9%......      17        10.7%      103,514,433     13.4%       2.09x          44.8%       7.560%
50.0 % -- 59.9%......      29        18.2%      111,954,815     14.5%       1.49x          54.9%       8.111%
60.0 % -- 64.9%......      14         8.8%       60,998,451      7.9%       1.33x          62.6%       8.095%
65.0 % -- 69.9%......      24        15.1%       98,999,136     12.8%       1.35x          68.2%       8.249%
70.0 % -- 74.9%......      44        27.7%      197,931,083     25.6%       1.30x          72.5%       7.931%
75.0 % -- 79.9%......      26        16.4%      178,607,337     23.1%       1.24x          78.1%       7.659%
80.0 % -- 86.29%.....       3         1.9%       16,021,300      2.1%       1.22x          82.9%       7.731%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                 MATURITY DATE LOAN-TO-VALUE RATIO -- ALL LOANS

                                                                                         WEIGHTED
                                                               % OF       WEIGHTED       AVERAGE      WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
    MATURITY DATE      MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
    LTV RATIO(S)         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    ------------   -------   ------------   ------------   --------
 0.0% -- 24.9%.......      10         6.3%     $ 25,886,504      3.4%       1.59x           7.4%       8.149%
25.0% -- 49.9%.......      35        22.0%      179,788,815     23.3%       1.81x          41.2%       7.716%
50.0% -- 59.9%.......      38        23.9%      174,264,882     22.6%       1.36x          56.8%       8.141%
60.0% -- 64.9%.......      31        19.5%      132,122,710     17.1%       1.31x          62.8%       7.907%
65.0% -- 69.9%.......      32        20.1%      172,406,354     22.3%       1.27x          67.8%       7.924%
70.0% -- 74.9%.......      12         7.5%       84,821,459     11.0%       1.25x          71.0%       7.601%
75.0% -- 76.65%......       1         0.6%        2,631,720      0.3%       1.22x          76.7%       7.310%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          56.6%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                          MORTGAGE RATES -- ALL LOANS

                                                                                             WEIGHTED
                                                                              WEIGHTED       AVERAGE      WEIGHTED
      RANGE OF         NUMBER OF     % OF      AGGREGATE         % OF         AVERAGE        CUT-OFF      AVERAGE
      MORTGAGE         MORTGAGE    MORTGAGE   CUT-OFF DATE   INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
        RATES            LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
      --------         ---------   --------   ------------   ------------   ------------   ------------   --------
 6.770% -- 6.999%....       5         3.1%    $ 28,524,513        3.7%          1.30x          69.8%        6.856%
 7.000% -- 7.249%....      16        10.1%     139,577,718       18.1%          1.80x          62.0%        7.141%
 7.250% -- 7.499%....      14         8.8%      43,220,843        5.6%          1.32x          69.9%        7.331%
 7.500% -- 7.749%....      17        10.7%      65,351,309        8.5%          1.37x          67.4%        7.626%
 7.750% -- 7.999%....      31        19.5%     154,313,241       20.0%          1.39x          66.2%        7.886%
 8.000% -- 8.499%....      49        30.8%     226,753,679       29.4%          1.29x          67.5%        8.192%
 8.500% -- 8.999%....      18        11.3%      93,234,055       12.1%          1.43x          67.1%        8.722%
 9.000% -- 9.499%....       6         3.8%      14,065,633        1.8%          1.41x          57.8%        9.240%
 9.500% -- 9.750%....       3         1.9%       6,881,454        0.9%          1.24x          62.0%        9.650%
                          ---       -----     ------------      -----           ----           ----        ------
Total/Wtg Avg........     159       100.0%    $771,922,444      100.0%          1.43x          66.2%        7.892%
                          ===       =====     ============      =====           ====           ====        ======

                     ORIGINAL TERM TO MATURITY -- ALL LOANS

                                                                                             WEIGHTED
                                                                              WEIGHTED       AVERAGE      WEIGHTED
    ORIGINAL TERM      NUMBER OF     % OF      AGGREGATE         % OF         AVERAGE        CUT-OFF      AVERAGE
     TO MATURITY       MORTGAGE    MORTGAGE   CUT-OFF DATE   INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
      (MONTHS)           LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
    -------------      ---------   --------   ------------   ------------   ------------   ------------   --------
 60 --  83...........       6         3.8%    $ 17,768,189        2.3%          1.53x          58.5%       8.214%
 84 --  99...........       3         1.9%      15,758,385        2.0%          1.37x          59.3%       7.638%
100 -- 119...........       4         2.5%      20,366,498        2.6%          1.33x          66.7%       7.775%
120..................     125        78.6%     635,258,869       82.3%          1.43x          67.4%       7.883%
121 -- 179...........       7         4.4%      35,393,219        4.6%          1.55x          63.0%       8.020%
180..................      11         6.9%      35,280,915        4.6%          1.41x          59.1%       8.019%
181 -- 239...........       3         1.9%      12,096,368        1.6%          1.51x          52.8%       7.637%
                          ---       -----     ------------      -----           ----           ----        -----
Total/Wtd Avg........     159       100.0%    $771,922,444      100.0%          1.43x          66.2%       7.892%
                          ===       =====     ============      =====           ====           ====        =====

                  ORIGINAL AMORTIZATION TERM (1) -- ALL LOANS

      ORIGINAL                                                   % OF         WEIGHTED       WEIGHTED     WEIGHTED
    AMORTIZATION       NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        TERM           MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
    ------------       ---------   --------   ------------   ------------   ------------   ------------   --------
 96 -- 179...........       1         0.6%    $  2,213,015        0.3%          1.32x          27.0%        7.280%
180..................       9         5.7%      22,448,225        2.9%          1.45x          48.3%        8.667%
181 -- 239...........       3         1.9%       8,166,628        1.1%          1.35x          47.2%        8.088%
240..................      12         7.5%      32,280,927        4.2%          1.41x          56.7%        8.049%
241 -- 299...........       3         1.9%      66,068,925        8.6%          2.37x          46.4%        7.309%
300..................      51        32.1%     222,868,397       28.9%          1.39x          66.8%        8.122%
301 -- 359...........       2         1.3%       7,943,536        1.0%          1.26x          64.7%        7.320%
360..................      78        49.1%     409,932,793       53.1%          1.31x          71.4%        7.816%
                          ---       -----     ------------      -----           ----           ----        ------
Total/Wtd Avg........     159       100.0%    $771,922,444      100.0%          1.43x          66.2%        7.892%
                          ===       =====     ============      =====           ====           ====        ======

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    REMAINING TERM TO MATURITY -- ALL LOANS

      RANGE OF
      REMAINING         NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  2 -- 19............       7         4.4%     $ 19,981,204      2.6%       1.51x          55.0%       8.111%
 20 -- 39............       3         1.9%        9,405,411      1.2%       1.36x          50.3%       7.988%
 40 -- 59............       6         3.8%       20,780,282      2.7%       1.36x          59.5%       8.559%
 60 -- 79............      13         8.2%       40,446,055      5.2%       1.25x          63.9%       7.872%
 80 -- 99............      28        17.6%      105,036,011     13.6%       1.31x          69.1%       7.584%
100 -- 109...........      64        40.3%      290,293,079     37.6%       1.31x          70.0%       7.832%
110 -- 119...........      25        15.7%      229,649,188     29.8%       1.65x          64.8%       8.049%
120 -- 139...........       4         2.5%       27,024,477      3.5%       1.65x          53.6%       8.060%
140 -- 159...........       5         3.1%       14,874,282      1.9%       1.53x          55.4%       7.756%
160 -- 212...........       4         2.5%       14,432,455      1.9%       1.40x          66.9%       7.383%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                REMAINING STATED AMORTIZATION TERMS -- ALL LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
REMAINING AMORT          LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
---------------        ---------   --------    ------------   -------   ------------   ------------   --------
 41 -- 149...........       8         5.0%     $ 23,370,039      3.0%       1.37x          45.9%       8.544%
150 -- 174...........       8         5.0%       16,854,411      2.2%       1.43x          49.7%       8.151%
175 -- 199...........       5         3.1%       11,618,852      1.5%       1.29x          60.4%       8.384%
200 -- 224...........       3         1.9%       14,343,785      1.9%       1.63x          52.8%       7.607%
225 -- 249...........      11         6.9%       28,873,357      3.7%       1.46x          62.0%       8.197%
250 -- 274...........      13         8.2%      109,227,458     14.2%       1.95x          53.7%       7.607%
275 -- 299...........      31        19.5%      149,758,213     19.4%       1.39x          68.7%       8.136%
300 -- 324...........       5         3.1%       22,615,633      2.9%       1.19x          73.7%       8.208%
325 -- 349...........      58        36.5%      266,307,042     34.5%       1.30x          70.8%       7.661%
350 -- 351...........      17        10.7%      128,953,653     16.7%       1.36x          71.8%       8.037%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                             SEASONING -- ALL LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  9 -- 12............      58        36.5%     $441,881,546     57.2%       1.50x          66.7%       7.948%
 13 -- 24............      50        31.4%      168,826,476     21.9%       1.35x          69.0%       7.462%
 25 -- 36............      15         9.4%       51,272,095      6.6%       1.31x          70.7%       8.105%
 37 -- 48............      11         6.9%       40,321,533      5.2%       1.30x          60.3%       8.176%
 49 -- 60............      10         6.3%       27,520,538      3.6%       1.32x          63.6%       7.972%
 61 -- 72............       6         3.8%       18,895,814      2.4%       1.43x          59.0%       8.072%
 73 -- 85............       9         5.7%       23,204,442      3.0%       1.40x          46.5%       8.086%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                   YEAR OF MORTGAGE ORIGINATION -- ALL LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF-DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    ------------   -------   ------------   ------------   --------
1993.................       7         4.4%     $ 20,343,366      2.6%       1.36x          45.8%       8.035%
1994.................       5         3.1%       12,363,364      1.6%       1.62x          55.2%       8.846%
1995.................       8         5.0%       25,922,416      3.4%       1.33x          63.1%       8.169%
1996.................      13         8.2%       39,849,023      5.2%       1.27x          60.7%       8.107%
1997.................      12         7.5%       50,270,585      6.5%       1.32x          68.6%       8.262%
1998.................      30        18.9%      109,838,736     14.2%       1.35x          68.2%       7.365%
1999.................      84        52.8%      513,334,954     66.5%       1.48x          67.2%       7.909%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                     YEAR OF MORTGAGE MATURITY -- ALL LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
2000.................       1         0.6%     $  2,769,936      0.4%       1.56x          52.8%       7.755%
2001.................       5         3.1%       14,998,253      1.9%       1.52x          59.6%       8.299%
2002.................       1         0.6%        2,213,015      0.3%       1.32x          27.0%       7.280%
2003.................       4         2.5%       13,112,051      1.7%       1.33x          51.2%       8.034%
2004.................       4         2.5%       14,415,334      1.9%       1.42x          59.6%       8.482%
2005.................       2         1.3%        8,496,537      1.1%       1.33x          67.3%       7.887%
2006.................       9         5.7%       21,198,605      2.7%       1.22x          63.3%       8.107%
2007.................      12         7.5%       43,922,816      5.7%       1.29x          67.4%       8.015%
2008.................      23        14.5%       81,392,904     10.5%       1.33x          68.7%       7.391%
2009.................      85        53.5%      513,071,779     66.5%       1.46x          67.7%       7.932%
2010.................       1         0.6%        5,043,966      0.7%       1.14x          72.1%       8.000%
2011.................       1         0.6%        5,070,756      0.7%       1.35x          44.4%       8.355%
2012.................       3         1.9%       18,671,344      2.4%       1.86x          51.1%       8.085%
2013.................       4         2.5%       13,112,694      1.7%       1.53x          55.5%       7.589%
2014.................       3         1.9%       10,039,875      1.3%       1.44x          66.9%       7.247%
2018.................       1         0.6%        4,392,581      0.6%       1.30x          67.1%       7.694%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     159       100.0%     $771,922,444    100.0%       1.43x          66.2%       7.892%
                          ===       =====      ============    =====        ====           ====        =====

                         PROPERTY TYPE -- GROUP A LOANS

                                                                 % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                        MORTGAGE     MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   ----------   ------------   -------   ------------   ------------   ------------   ------------
Retail...............      42          29.6%     $223,802,343     34.0%       1.35x       1.20/2.13x        68.1%       32.1/79.5%
Multifamily..........      59          41.5%      205,168,694     31.2%       1.28x       1.11/1.65x        73.0%       49.7/86.3%
Hotel................      12           8.5%       84,542,055     12.9%       2.19x       1.40/2.49x        50.3%       44.2/69.4%
Office...............      14           9.9%       76,338,879     11.6%       1.32x       1.12/1.60x        68.7%       45.8/78.7%
Health Care..........       5           3.5%       35,434,521      5.4%       1.47x       1.33/1.65x        72.6%       62.3/74.4%
Industrial...........       3           2.1%       14,613,422      2.2%       1.13x       1.10/1.30x        78.3%       73.6/79.1%
Mobile Home..........       3           2.1%       11,523,774      1.8%       1.68x       1.30/2.69x        50.2%       28.0/63.8%
Mini Storage.........       4           2.8%        6,247,666      0.9%       1.36x       1.30/1.62x        65.8%       57.5/67.7%
                          ---         -----      ------------    -----        ----        ---------         ----        ---------
                          142         100.0%     $657,671,353    100.0%       1.44x       1.10/2.69x        67.6%       28.0/86.3%
                          ===         =====      ============    =====        ====        =========         ====        =========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Retail...............   7.909%
Multifamily..........   7.723%
Hotel................   7.570%
Office...............   7.993%
Health Care..........   7.999%
Industrial...........   8.103%
Mobile Home..........   7.996%
Mini Storage.........   8.427%
                        -----
                        7.833%
                        =====

                     CUT-OFF DATE BALANCES -- GROUP A LOANS

                                                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          CUT-OFF DATE            MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            BALANCES                LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ------------            ---------   --------    ------------   -------   ------------   ------------   --------
$   456,316 -- $   999,999......       8         6.5%     $  6,613,501      1.0%       1.28x          68.3%       8.146%
$ 1,000,000 -- $ 1,999,999......      25        20.3%       37,948,522      5.8%       1.44x          63.3%       7.915%
$ 2,000,000 -- $ 2,999,999......      30        24.4%       73,668,190     11.2%       1.35x          68.5%       7.817%
$ 3,000,000 -- $ 3,999,999......      12         9.8%       42,296,725      6.4%       1.30x          68.1%       7.817%
$ 4,000,000 -- $ 4,999,999......      10         8.1%       44,548,854      6.8%       1.40x          66.4%       7.821%
$ 5,000,000 -- $ 7,499,999......      15        12.2%       89,844,450     13.7%       1.29x          70.1%       7.614%
$ 7,500,000 -- $ 9,999,999......       5         4.1%       41,761,882      6.3%       1.39x          67.9%       7.792%
$10,000,000 -- $14,999,999......       9         7.3%      103,232,868     15.7%       1.36x          71.8%       8.170%
$15,000,000 -- $19,999,999......       5         4.1%       88,034,231     13.4%       1.27x          73.5%       7.677%
$20,000,000 -- $29,999,999......       3         2.4%       71,722,131     10.9%       1.32x          71.2%       8.340%
$30,000,000 -- $58,000,000......       1         0.8%       58,000,000      8.8%       2.49x          44.2%       7.160%
                                     ---       -----      ------------    -----        ----           ----        -----
                                     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                                     ===       =====      ============    =====        ====           ====        =====

                  GEOGRAPHIC DISTRIBUTION(1) -- GROUP A LOANS

                                                                  % OF       WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                        MORTGAGED    MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION     PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------     ----------   ----------   ------------   -------   ------------   ------------   --------
AL....................       1           0.7%     $  1,725,206      0.3%       1.84x          50.7%       7.990%
AZ....................       9           6.3%       43,866,520      6.7%       1.28x          76.1%       7.952%
CA....................      29          20.4%      132,762,643     20.2%       1.48x          66.1%       7.649%
  Los Angeles.........       9           6.3%       35,770,869      5.4%       1.56x          65.6%       7.275%
  San Bernardino......       1           0.7%       21,895,906      3.3%       1.30x          74.9%       8.430%
  San Diego...........       5           3.5%       17,844,749      2.7%       1.17x          76.6%       8.034%
  San Mateo...........       1           0.7%       11,666,286      1.8%       2.49x          44.2%       7.160%
  Marin...............       2           1.4%        9,426,242      1.4%       1.21x          75.2%       7.467%
  Contra Costa........       2           1.4%        7,837,121      1.2%       1.58x          48.1%       7.829%
  Merced..............       1           0.7%        6,891,386      1.0%       1.33x          71.8%       6.770%
  Sonoma..............       2           1.4%        6,625,699      1.0%       1.51x          63.4%       7.620%
  Santa Barbara.......       2           1.4%        4,532,703      0.7%       1.37x          68.2%       7.053%
  Stanislaus..........       2           1.4%        4,402,854      0.7%       1.22x          66.4%       8.216%
  Other...............       2           1.4%        5,868,826      0.9%       1.40x          52.1%       7.968%
DE....................       1           0.7%        3,966,443      0.6%       1.21x          79.3%       7.553%
FL....................       4           2.8%       41,702,241      6.3%       1.33x          71.5%       7.943%
GA....................       8           5.6%       20,619,799      3.1%       1.32x          70.3%       8.201%
IA....................       2           1.4%        4,079.136      0.6%       1.51x          56.6%       7.344%
IL....................       5           3.5%       27,589,480      4.2%       1.49x          71.7%       8.674%
IN....................       2           1.4%        6,070,800      0.9%       1.26x          72.3%       8.181%
LA....................       3           2.1%        7,257,928      1.1%       1.91x          46.0%       7.987%
MA....................       1           0.7%        4,290,570      0.7%       1.65x          51.7%       7.090%
MD....................       3           2.1%       14,897,516      2.3%       1.28x          73.3%       7.661%
MI....................       1           0.7%       10,594,358      1.6%       1.25x          74.1%       8.080%
MN....................       1           0.7%          795,656      0.1%       1.25x          72.3%       8.420%
MO....................       1           0.7%        2,369,494      0.4%       1.20x          71.8%       8.030%
MS....................       1           0.7%        2,080,395      0.3%       1.84x          50.7%       7.990%
NC....................       6           4.2%       32,020,565      4.9%       1.34x          74.4%       7.586%
NJ....................       3           2.1%       30,278,306      4.6%       1.43x          60.1%       8.129%
NV....................       6           4.2%       47,360,393      7.2%       1.32x          73.8%       7.693%
NY....................       7           4.9%       14,954,554      2.3%       1.29x          66.9%       7.371%
OR....................       2           1.4%        6,034,604      0.9%       1.97x          55.9%       7.456%
PA....................       1           0.7%        7,570,819      1.2%       1.33x          71.4%       6.770%
SC....................       7           4.9%       34,677,882      5.3%       1.25x          71.1%       7.928%
TX....................      23          16.2%       90,120,768     13.7%       1.50x          63.0%       8.166%
UT....................       1           0.7%        1,109,663      0.2%       1.30x          68.1%       7.930%
VA....................       5           3.5%       25,223,557      3.8%       1.24x          77.6%       7.588%
WA....................       9           6.3%       43,652,056      6.6%       1.98x          53.2%       7.390%
                           ---         -----      ------------    -----        ----           ----        -----
Total/Weighted
  Average.............     142         100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                           ===         =====      ============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

           UNDERWRITING DEBT SERVICE COVERAGE RATIO -- GROUP A LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
1.10x -- 1.19x.......       5         4.1%     $ 29,196,868      4.4%       1.12x          76.5%       7.791%
1.20x -- 1.24x.......      15        12.2%       78,838,798     12.0%       1.21x          77.3%       7.951%
1.25x -- 1.29x.......      40        32.5%      197,789,018     30.1%       1.26x          70.6%       7.811%
1.30x -- 1.34x.......      22        17.9%      114,123,182     17.4%       1.31x          73.2%       7.738%
1.35x -- 1.39x.......      11         8.9%       33,346,879      5.1%       1.36x          69.6%       7.620%
1.40x -- 1.49x.......      11         8.9%       76,434,216     11.6%       1.43x          65.1%       8.393%
1.50x -- 1.59x.......       4         3.3%       10,631,742      1.6%       1.55x          63.3%       8.132%
1.60x -- 1.69x.......       8         6.5%       30,447,912      4.6%       1.64x          60.4%       8.008%
1.70x -- 1.79x.......       1         0.8%        6,059,309      0.9%       1.70x          56.9%       7.550%
1.80x -- 1.89x.......       1         0.8%       12,533,113      1.9%       1.84x          50.7%       7.990%
1.90x -- 1.99x.......       1         0.8%        2,382,193      0.4%       1.97x          41.4%       8.020%
2.00x -- 2.69x.......       4         3.3%       65,888,122     10.0%       2.46x          43.9%       7.254%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

               CUT-OFF DATE LOAN-TO-VALUE RATIO -- GROUP A LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    ------------   -------   ------------   ------------   --------
28.05% -- 29.9%......       1         0.8%     $  1,682,876      0.3%       2.69x          28.0%       7.800%
30.0 % -- 49.9%......       8         6.5%       78,422,141     11.9%       2.27x          44.8%       7.345%
50.0 % -- 59.9%......      18        14.6%       84,906,488     12.9%       1.51x          54.6%       7.906%
60.0 % -- 64.9%......       7         5.7%       32,793,314      5.0%       1.36x          63.1%       8.151%
65.0 % -- 69.9%......      19        15.4%       75,913,586     11.5%       1.35x          68.2%       8.286%
70.0 % -- 74.9%......      41        33.3%      189,324,311     28.8%       1.31x          72.5%       7.938%
75.0 % -- 79.9%......      26        21.1%      178,607,337     27.2%       1.24x          78.1%       7.659%
80.0 % -- 86.29%.....       3         2.4%       16,021,300      2.4%       1.22x          82.9%       7.731%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

               MATURITY DATE LOAN-TO-VALUE RATIO -- GROUP A LOANS

                                                                                         WEIGHTED
      RANGE OF                                                 % OF       WEIGHTED       AVERAGE      WEIGHTED
      MATURITY         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
      DATE LTV         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
      RATIO(S)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
16.81% -- 24.9%......       3         2.4%     $  7,802,050      1.2%       1.99x          19.6%       7.452%
25.0 % -- 49.9%......      23        18.7%      149,523,400     22.7%       1.89x          40.9%       7.630%
50.0 % -- 59.9%......      24        19.5%      119,696,414     18.2%       1.35x          57.2%       8.065%
60.0 % -- 64.9%......      28        22.8%      120,789,957     18.4%       1.31x          63.0%       7.922%
65.0 % -- 69.9%......      32        26.0%      172,406,354     26.2%       1.27x          67.8%       7.924%
70.0 % -- 74.9%......      12         9.8%       84,821,459     12.9%       1.25x          71.0%       7.601%
75.0 % -- 76.65%.....       1         0.8%        2,631,720      0.4%       1.22x          76.7%       7.310%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          58.8%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

                        MORTGAGE RATES -- GROUP A LOANS

                                                                                          WEIGHTED
                                                                % OF       WEIGHTED       AVERAGE      WEIGHTED
       RANGE OF          NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
       MORTGAGE          MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
         RATES             LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
       --------          ---------   --------   ------------   -------   ------------   ------------   --------
6.770% -- 6.999%.......       5         4.1%    $ 28,524,513      4.3%       1.30x          69.8%       6.856%
7.000% -- 7.249%.......      15        12.2%     133,739,490     20.3%       1.82x          61.8%       7.142%
7.250% -- 7.499%.......      11         8.9%      36,074,650      5.5%       1.29x          73.5%       7.332%
7.500% -- 7.749%.......      14        11.4%      56,175,716      8.5%       1.40x          68.0%       7.631%
7.750% -- 7.999%.......      27        22.0%     138,814,306     21.1%       1.39x          66.7%       7.896%
8.000% -- 8.499%.......      38        30.9%     183,594,784     27.9%       1.27x          70.0%       8.190%
8.500% -- 8.999%.......      11         8.9%      78,655,679     12.0%       1.43x          69.2%       8.744%
9.000% -- 9.499%.......       1         0.8%         977,367      0.1%       1.25x          69.3%       9.370%
9.500% -- 9.610%.......       1         0.8%       1,114,849      0.2%       1.29x          74.3%       9.610%
                            ---       -----     ------------    -----        ----           ----        -----
Total/Wtg Avg..........     123       100.0%    $657,671,353    100.0%       1.44x          67.6%       7.833%
                            ===       =====     ============    =====        ====           ====        =====

                   ORIGINAL TERM TO MATURITY -- GROUP A LOANS

                                                                                          WEIGHTED
                                                                % OF       WEIGHTED       AVERAGE      WEIGHTED
     ORIGINAL TERM       NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
      TO MATURITY        MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
       (MONTHS)            LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -------------       ---------   --------   ------------   -------   ------------   ------------   --------
 60 --  83.............       3         2.4%    $  9,395,635      1.4%       1.53x          60.3%       7.660%
100 -- 119.............       4         3.3%      20,366,498      3.1%       1.33x          66.7%       7.775%
120....................     104        84.6%     570,625,289     86.8%       1.43x          68.1%       7.840%
121 -- 179.............       5         4.1%      29,191,305      4.4%       1.61x          61.9%       8.112%
180....................       5         4.1%      19,409,475      3.0%       1.38x          67.6%       7.534%
181 -- 223.............       2         1.6%       8,683,150      1.3%       1.47x          59.5%       7.396%
                            ---       -----     ------------    -----        ----           ----        -----
Total/Wtd Avg..........     123       100.0%    $657,671,353    100.0%       1.44x          67.6%       7.833%
                            ===       =====     ============    =====        ====           ====        =====

                ORIGINAL AMORTIZATION TERM (1) -- GROUP A LOANS

       ORIGINAL                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
     AMORTIZATION        NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         TERM            MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       (MONTHS)            LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     ------------        ---------   --------   ------------   -------   ------------   ------------   --------
180....................       2         1.6%    $  3,181,608      0.5%       1.81x          39.4%       8.129%
240....................       5         4.1%      16,972,132      2.6%       1.51x          55.8%       7.795%
241 -- 299.............       2         1.6%      62,392,581      9.5%       2.41x          45.8%       7.198%
300....................      34        27.6%     157,248,703     23.9%       1.38x          68.2%       8.152%
301 -- 359.............       2         1.6%       7,943,536      1.2%       1.26x          64.7%       7.320%
360....................      78        63.4%     409,932,793     62.3%       1.31x          71.4%       7.816%
                            ---       -----     ------------    -----        ----           ----        -----
Total/Wtd Avg..........     123       100.0%    $657,671,353    100.0%       1.44x          67.6%       7.833%
                            ===       =====     ============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  REMAINING TERM TO MATURITY -- GROUP A LOANS

      RANGE OF
      REMAINING         NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  2 --  19...........       3         2.4%     $  9,395,635      1.4%      1.53x           60.3%       7.660%
 40 --  59...........       1         0.8%        3,706,640      0.6%      1.25x           53.6%       8.150%
 60 --  79...........       6         4.9%       15,794,138      2.4%      1.21x           65.6%       8.007%
 80 --  99...........      18        14.6%       70,469,861     10.7%      1.28x           71.9%       7.282%
100 -- 109...........      62        50.4%      286,761,806     43.6%      1.30x           70.3%       7.832%
110 -- 119...........      24        19.5%      226,540,891     34.4%      1.65x           65.0%       8.025%
120 -- 139...........       3         2.4%       21,953,722      3.3%      1.72x           55.7%       7.992%
140 -- 159...........       2         1.6%        8,616,205      1.3%      1.58x           57.9%       7.375%
160 -- 212...........       4         3.3%       14,432,455      2.2%      1.40x           66.9%       7.383%
                          ---       -----      ------------    -----       ----            ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%      1.44x           67.6%       7.833%
                          ===       =====      ============    =====       ====            ====        =====

              REMAINING STATED AMORTIZATION TERMS -- GROUP A LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      REMAINING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        AMORT            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
160 -- 174...........       3         2.4%     $  6,888,249      1.0%      1.51x           47.0%       8.140%
200 -- 224...........       2         1.6%       10,349,879      1.6%      1.68x           54.7%       7.359%
225 -- 249...........       6         4.9%       14,609,584      2.2%      1.43x           61.3%       7.998%
250 -- 274...........       4         3.3%       68,986,164     10.5%      2.29x           47.4%       7.258%
275 -- 299...........      28        22.8%      138,961,150     21.1%      1.39x           69.0%       8.199%
300 -- 324...........       5         4.1%       22,615,633      3.4%      1.19x           73.7%       8.208%
325 -- 349...........      58        47.2%      266,307,042     40.5%      1.30x           70.8%       7.661%
350 -- 351...........      17        13.8%      128,953,653     19.6%      1.36x           71.8%       8.037%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%      1.44x           67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

                           SEASONING -- GROUP A LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  9 -- 12............      58        47.2%     $441,881,546     67.2%       1.50x          66.7%       7.948%
 13 -- 24............      47        38.2%      158,809,907     24.1%       1.34x          69.6%       7.469%
 25 -- 36............       7         5.7%       23,039,521      3.5%       1.24x          76.3%       7.997%
 37 -- 48............       4         3.3%       10,617,035      1.6%       1.20x          66.3%       7.956%
 49 -- 60............       6         4.9%       19,616,705      3.0%       1.35x          64.3%       7.866%
 73 -- 80............       1         0.8%        3,706,640      0.6%       1.25x          53.6%       8.150%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

                 YEAR OF MORTGAGE ORIGINATION -- GROUP A LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    ------------   -------   ------------   ------------   --------
1993.................       1         0.8%     $  3,706,640      0.6%       1.25x          53.6%       8.150%
1995.................       4         3.3%       14,439,601      2.2%       1.39x          64.4%       7.779%
1996.................       6         4.9%       15,794,138      2.4%       1.21x          65.6%       8.007%
1997.................       4         3.3%       18,759,519      2.9%       1.23x          75.9%       8.146%
1998.................      24        19.5%       91,636,501     13.9%       1.33x          69.4%       7.309%
1999.................      84        68.3%      513,334,954     78.1%       1.48x          67.2%       7.909%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

                   YEAR OF MORTGAGE MATURITY -- GROUP A LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
2000.................       1         0.8%     $  2,769,936      0.4%       1.56x          52.8%       7.755%
2001.................       2         1.6%        6,625,699      1.0%       1.51x          63.4%       7.620%
2003.................       1         0.8%        3,706,640      0.6%       1.25x          53.6%       8.150%
2006.................       5         4.1%       13,294,772      2.0%       1.21x          64.3%       8.032%
2007.................       4         3.3%       10,589,437      1.6%       1.28x          73.1%       7.847%
2008.................      18        14.6%       67,153,314     10.2%       1.29x          71.8%       7.243%
2009.................      83        67.5%      508,529,173     77.3%       1.46x          67.9%       7.920%
2010.................       1         0.8%        5,043,966      0.8%       1.14x          72.1%       8.000%
2012.................       2         1.6%       16,909,756      2.6%       1.89x          50.8%       7.990%
2013.................       2         1.6%        8,616,205      1.3%       1.58x          57.9%       7.375%
2014.................       3         2.4%       10,039,875      1.5%       1.44x          66.9%       7.247%
2018.................       1         0.8%        4,392,581      0.7%       1.30x          67.1%       7.694%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     123       100.0%     $657,671,353    100.0%       1.44x          67.6%       7.833%
                          ===       =====      ============    =====        ====           ====        =====

                         PROPERTY TYPE -- GROUP B LOANS

                                                                 % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                        MORTGAGE     MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   ----------   ------------   -------   ------------   ------------   ------------   ------------
Retail...............      15          41.7%     $ 41,830,408     36.6%       1.44x       1.10/1.91x        54.2%       44.4/67.7%
Office...............       6          16.7%       20,439,361     17.9%       1.27x       1.11/1.39x        60.1%       27.0/74.9%
Industrial...........       6          16.7%       15,415,029     13.5%       1.29x       1.11/2.11x        61.4%       42.5/70.9%
Special Purpose......       2           5.6%       13,545,370     11.9%       1.38x       1.38/1.38x        64.6%       62.7/67.1%
Health Care..........       1           2.8%        9,614,821      8.4%       1.41x       1.41/1.41x        69.2%       69.2/69.2%
Hotel................       2           5.6%        5,192,949      4.5%       1.49x       1.30/1.59x        43.3%       35.9/57.4%
Mini Storage.........       2           5.6%        4,244,759      3.7%       1.31x       1.30/1.31x        53.3%       46.3/60.1%
Mobile Home..........       2           5.6%        3,968,394      3.5%       1.58x       1.20/1.92x        56.8%       46.2/68.7%
                           --         -----      ------------    -----        ----        ---------         ----        ---------
Total/ Wtd Avg.......      36         100.0%     $114,251,091    100.0%       1.38x       1.10/2.11x        58.3%       27.0/74.9%
                           ==         =====      ============    =====        ====        =========         ====        =========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Retail...............   8.568%
Office...............   7.685%
Industrial...........   8.625%
Special Purpose......   7.696%
Health Care..........   8.250%
Hotel................   8.353%
Mini Storage.........   8.255%
Mobile Home..........   7.552%
                        -----
Total/ Wtd Avg.......   8.231%
                        =====

                     CUT-OFF DATE BALANCES -- GROUP B LOANS

                                                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          CUT-OFF DATE            MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            BALANCES                LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ------------            ---------   --------    ------------   -------   ------------   ------------   --------
$1,426,765 -- $1,999,999........      8         22.2%     $ 13,408,595     11.7%       1.35x          57.2%       8.608%
$2,000,000 -- $2,999,999........     15         41.7%       37,671,952     33.0%       1.42x          57.3%       8.089%
$3,000,000 -- $3,999,999........      8         22.2%       27,356,464     23.9%       1.36x          55.3%       8.590%
$5,000,000 -- $7,499,999........      2          5.6%       10,908,984      9.5%       1.37x          56.5%       7.699%
$7,500,000 -- $9,614,821........      3          8.3%       24,905,096     21.8%       1.37x          64.4%       8.080%
                                     --        -----      ------------    -----        ----           ----        -----
Total/Wtd Avg...................     36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                                     ==        =====      ============    =====        ====           ====        =====

                  GEOGRAPHIC DISTRIBUTION(1) -- GROUP B LOANS

                                                                  % OF       WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                         MORTGAGE    MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION     PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------     ----------   ----------   ------------   -------   ------------   ------------   --------
AK....................       2           5.6%     $  7,617,960      6.7%       1.36x          64.8%       7.462%
AZ....................       2           5.6%        4,479,236      3.9%       1.74x          57.3%       8.242%
CA....................      17          47.2%       52,095,213     45.6%       1.38x          51.7%       8.336%
  Los Angeles.........       4          11.1%       11,154,313      9.8%       1.29x          47.4%       8.780%
  San Mateo...........       1           2.8%        7,583,134      6.6%       1.30x          60.0%       7.820%
  Orange..............       3           8.3%        7,255,095      6.4%       1.53x          47.0%       8.196%
  Alameda.............       3           8.3%        7,043,570      6.2%       1.43x          55.5%       8.599%
  San Francisco.......       1           2.8%        5,070,756      4.4%       1.35x          44.4%       8.355%
  Sacramento..........       1           2.8%        3,993,906      3.5%       1.49x          47.8%       8.250%
  Santa Clara.........       1           2.8%        3,326,721      2.9%       1.18x          64.0%       7.795%
  Merced..............       1           2.8%        2,973,679      2.6%       1.11x          54.1%       7.625%
  San Joaquin.........       1           2.8%        2,259,730      2.0%       1.59x          57.4%       9.250%
  San Diego...........       1           2.8%        1,434,310      1.3%       2.11x          42.5%       8.500%
ID....................       1           2.8%        2,096,962      1.8%       1.92x          46.2%       7.375%
NV....................       1           2.8%        7,707,142      6.7%       1.38x          62.7%       8.125%
OR....................       6          16.7%       23,565,805     20.6%       1.38x          68.1%       8.399%
WA....................       7          19.4%       16,688,773     14.6%       1.22x          61.7%       8.168%
                            --         -----      ------------    -----        ----           ----        -----
Total/Weighted
  Average.............      36         100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                            ==         =====      ============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

           UNDERWRITING DEBT SERVICE COVERAGE RATIO -- GROUP B LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
1.10x -- 1.19x.......      9         25.0%     $ 22,884,265     20.0%       1.14x          61.0%       8.392%
1.20x -- 1.24x.......      3          8.3%        7,638,036      6.7%       1.23x          61.8%       9.190%
1.25x -- 1.29x.......      1          2.8%        2,836,216      2.5%       1.25x          74.9%       7.320%
1.30x -- 1.34x.......      5         13.9%       15,820,639     13.8%       1.30x          53.3%       7.943%
1.35x -- 1.39x.......      6         16.7%       26,291,617     23.0%       1.37x          61.2%       7.903%
1.40x -- 1.49x.......      4         11.1%       17,808,141     15.6%       1.44x          60.3%       8.290%
1.50x -- 1.59x.......      3          8.3%        8,088,059      7.1%       1.58x          47.6%       8.455%
1.60x -- 1.69x.......      1          2.8%        3,676,344      3.2%       1.64x          57.4%       9.200%
1.80x -- 1.89x.......      1          2.8%        2,958,854      2.6%       1.83x          47.0%       8.580%
1.90x -- 1.99x.......      2          5.6%        4,814,610      4.2%       1.91x          53.5%       7.587%
2.00x -- 2.11x.......      1          2.8%        1,434,310      1.3%       2.11x          42.5%       8.500%
                          --        -----      ------------    -----        ----           ----        -----
                          36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

            ASSUMED DEBT SERVICE COVERAGE RATIO(1) -- GROUP B LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      RANGE OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL       ASSUMED      CUT-OFF DATE   MORTGAGE
    ASSUMED DSCRS        LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    ------------   -------   ------------   ------------   --------
1.25x -- 1.29x.......      1          2.8%     $  2,861,872      2.5%       1.25x          72.5%       7.690%
1.30x -- 1.34x.......      1          2.8%        3,102,760      2.7%       1.33x          68.2%       8.625%
1.35x -- 1.39x.......      3          8.3%        6,241,906      5.5%       1.37x          69.1%       7.831%
1.40x -- 1.49x.......      4         11.1%       17,506,078     15.3%       1.46x          62.8%       7.775%
1.50x -- 1.59x.......      3          8.3%        9,575,447      8.4%       1.52x          66.3%       7.846%
1.60x -- 1.69x.......      5         13.9%       24,559,032     21.5%       1.62x          63.8%       8.300%
1.70x -- 1.79x.......      1          2.8%        2,163,381      1.9%       1.78x          60.1%       8.500%
1.80x -- 1.89x.......      3          8.3%        9,186,855      8.0%       1.84x          45.3%       8.308%
1.90x -- 1.99x.......      2          5.6%        3,508,143      3.1%       1.94x          51.8%       8.163%
2.00x -- 2.99x.......     11         30.6%       31,898,291     27.9%       2.20x          52.0%       8.653%
3.00x -- 5.13x.......      2          5.6%        3,647,325      3.2%       4.73x          33.1%       7.760%
                          --        -----      ------------    -----        ----           ----        -----
Total/WAV............     36        100.0%     $114,251,091    100.0%       1.85x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

---------------

(1) Assumed DSCR is the ratio of the Underwriting Cash Flow to a Debt Service payment based on an 8.5% constant.

               CUT-OFF DATE LOAN-TO-VALUE RATIO -- GROUP B LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    ------------   -------   ------------   ------------   --------
26.99% -- 29.9%......      1          2.8%     $  2,213,015      1.9%       1.32x          27.0%       7.280%
30.0 % -- 49.9%......      9         25.0%       25,092,292     22.0%       1.54x          45.1%       8.230%
50.0 % -- 59.9%......     11         30.6%       27,048,327     23.7%       1.42x          56.1%       8.754%
60.0 % -- 64.9%......      7         19.4%       28,205,136     24.7%       1.30x          62.0%       8.030%
65.0 % -- 69.9%......      5         13.9%       23,085,550     20.2%       1.32x          68.3%       8.126%
70.0 % -- 74.93%.....      3          8.3%        8,606,772      7.5%       1.25x          72.8%       7.774%
                          --        -----      ------------    -----        ----           ----        -----
                          36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

               MATURITY DATE LOAN-TO-VALUE RATIO -- GROUP B LOANS

                                                                                         WEIGHTED
      RANGE OF                                                 % OF       WEIGHTED       AVERAGE      WEIGHTED
      MATURITY         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
      DATE LTV         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
      RATIO(S)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
 0.0% -- 24.9%.......      7         19.4%     $ 18,084,455     15.8%       1.42x           2.1%       8.449%
25.0% -- 49.9%.......     12         33.3%       30,265,415     26.5%       1.41x          42.6%       8.144%
50.0% -- 59.9%.......     14         38.9%       54,568,468     47.8%       1.37x          56.0%       8.308%
60.0% -- 61.28%......      3          8.3%       11,332,753      9.9%       1.31x          60.6%       7.745%
                          --        -----      ------------    -----        ----           ----        -----
                          36        100.0%     $114,251,091    100.0%       1.38x          44.4%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

                        MORTGAGE RATES -- GROUP B LOANS

                                                                                          WEIGHTED
                                                                % OF       WEIGHTED       AVERAGE      WEIGHTED
       RANGE OF          NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
       MORTGAGE          MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
         RATES             LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
       --------          ---------   --------   ------------   -------   ------------   ------------   --------
7.130% -- 7.249%.......      1          2.8%    $  5,838,229      5.1%       1.38x          67.1%       7.130%
7.250% -- 7.499%.......      3          8.3%       7,146,193      6.3%       1.47x          51.7%       7.324%
7.500% -- 7.749%.......      3          8.3%       9,175,593      8.0%       1.22x          63.6%       7.600%
7.750% -- 7.999%.......      4         11.1%      15,498,935     13.6%       1.37x          61.8%       7.794%
8.000% -- 8.499%.......     11         30.6%      43,158,895     37.8%       1.40x          56.9%       8.202%
8.500% -- 8.999%.......      7         19.4%      14,578,376     12.8%       1.41x          55.8%       8.602%
9.000% -- 9.499%.......      5         13.9%      13,088,266     11.5%       1.43x          56.9%       9.230%
9.500% -- 9.750%.......      2          5.6%       5,766,604      5.0%       1.24x          59.6%       9.658%
                            --        -----     ------------    -----        ----           ----        -----
Total/Wtg Avg..........     36        100.0%    $114,251,091    100.0%       1.38x          58.3%       8.231%
                            ==        =====     ============    =====        ====           ====        =====

                   ORIGINAL TERM TO MATURITY -- GROUP B LOANS

                                                                                          WEIGHTED
                                                                % OF       WEIGHTED       AVERAGE      WEIGHTED
     ORIGINAL TERM       NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        CUT-OFF      AVERAGE
      TO MATURITY        MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
       (MONTHS)            LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -------------       ---------   --------   ------------   -------   ------------   ------------   --------
 60 --  83.............      3          8.3%    $  8,372,554      7.3%       1.53x          56.6%       8.836%
 84 --  99.............      3          8.3%      15,758,385     13.8%       1.37x          59.3%       7.638%
120....................     21         58.3%      64,633,580     56.6%       1.35x          60.8%       8.264%
121 -- 179.............      2          5.6%       6,201,914      5.4%       1.27x          68.2%       7.588%
180....................      6         16.7%      15,871,440     13.9%       1.44x          48.8%       8.612%
181....................      1          2.8%       3,413,218      3.0%       1.59x          35.9%       8.250%
                            --        -----     ------------    -----        ----           ----        -----
Total/Wtd Avg..........     36        100.0%    $114,251,091    100.0%       1.38x          58.3%       8.231%
                            ==        =====     ============    =====        ====           ====        =====

                ORIGINAL AMORTIZATION TERM (1) -- GROUP B LOANS

       ORIGINAL                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
     AMORTIZATION        NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
         TERM            MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       (MONTHS)            LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     ------------        ---------   --------   ------------   -------   ------------   ------------   --------
 96 -- 179.............      1          2.8%    $  2,213,015      1.9%       1.32x          27.0%       7.280%
180....................      7         19.4%      19,266,617     16.9%       1.39x          49.7%       8.756%
181 -- 239.............      3          8.3%       8,166,628      7.1%       1.35x          47.2%       8.088%
240....................      7         19.4%      15,308,794     13.4%       1.30x          57.8%       8.330%
241 -- 299.............      1          2.8%       3,676,344      3.2%       1.64x          57.4%       9.200%
300....................     17         47.2%      65,619,693     57.4%       1.39x          63.4%       8.049%
                            --        -----     ------------    -----        ----           ----        -----
Total/Wtd Avg..........     36        100.0%    $114,251,091    100.0%       1.38x          58.3%       8.231%
                            ==        =====     ============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  REMAINING TERM TO MATURITY -- GROUP B LOANS

      RANGE OF
      REMAINING         NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
 11 --  19...........      4         11.1%     $ 10,585,568      9.3%       1.49x          50.4%       8.511%
 20 --  39...........      3          8.3%        9,405,411      8.2%       1.36x          50.3%       7.988%
 40 --  59...........      5         13.9%       17,073,642     14.9%       1.39x          60.8%       8.648%
 60 --  79...........      7         19.4%       24,651,917     21.6%       1.28x          62.8%       7.786%
 80 --  99...........     10         27.8%       34,566,150     30.3%       1.37x          63.5%       8.199%
100 -- 109...........      2          5.6%        3,531,273      3.1%       2.00x          44.7%       7.832%
110 -- 119...........      1          2.8%        3,108,296      2.7%       1.24x          52.7%       9.750%
120 -- 139...........      1          2.8%        5,070,756      4.4%       1.35x          44.4%       8.355%
140 -- 156...........      3          8.3%        6,258,078      5.5%       1.45x          51.9%       8.281%
                          --        -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

              REMAINING STATED AMORTIZATION TERMS -- GROUP B LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      REMAINING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        AMORT            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
 41 -- 149...........      8         22.2%     $ 23,370,039     20.5%       1.37x          45.9%       8.544%
150 -- 174...........      5         13.9%        9,966,163      8.7%       1.38x          51.6%       8.158%
175 -- 199...........      5         13.9%       11,618,852     10.2%       1.29x          60.4%       8.384%
200 -- 224...........      1          2.8%        3,993,906      3.5%       1.49x          47.8%       8.250%
225 -- 249...........      5         13.9%       14,263,774     12.5%       1.50x          62.8%       8.401%
250 -- 274...........      9         25.0%       40,241,294     35.2%       1.35x          64.3%       8.203%
275 -- 280...........      3          8.3%       10,797,063      9.5%       1.42x          64.5%       7.326%
                          --        -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

                           SEASONING -- GROUP B LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
20 -- 24.............      3          8.3%       10,016,569      8.8%       1.48x          58.4%       7.362%
25 -- 36.............      8         22.2%       28,232,575     24.7%       1.37x          66.1%       8.193%
37 -- 48.............      7         19.4%       29,704,498     26.0%       1.34x          58.1%       8.254%
49 -- 60.............      4         11.1%        7,903,833      6.9%       1.23x          61.7%       8.235%
61 -- 72.............      6         16.7%       18,895,814     16.5%       1.43x          59.0%       8.872%
73 -- 85.............      8         22.2%       19,497,802     17.1%       1.43x          45.2%       8.074%
                          --        -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

                 YEAR OF MORTGAGE ORIGINATION -- GROUP B LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    ------------   -------   ------------   ------------   --------
1993.................      6         16.7%     $ 16,636,726     14.6%       1.38x          44.1%       8.009%
1994.................      5         13.9%       12,363,364     10.8%       1.62x          55.2%       8.846%
1995.................      4         11.1%       11,482,815     10.1%       1.24x          61.5%       8.659%
1996.................      7         19.4%       24,054,885     21.1%       1.31x          57.5%       8.173%
1997.................      8         22.2%       31,511,066     27.6%       1.38x          64.2%       8.331%
1998.................      6         16.7%       18,202,236     15.9%       1.41x          62.1%       7.648%
                          --        -----      ------------    -----        ----           ----        -----
                          36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

                   YEAR OF MORTGAGE MATURITY -- GROUP B LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
2001.................      3          8.3%        8,372,554      7.3%       1.53x          56.6%       8.836%
2002.................      1          2.8%        2,213,015      1.9%       1.32x          27.0%       7.280%
2003.................      3          8.3%        9,405,411      8.2%       1.36x          50.3%       7.988%
2004.................      4         11.1%       14,415,334     12.6%       1.42x          59.6%       8.482%
2005.................      2          5.6%        8,496,537      7.4%       1.33x          67.3%       7.887%
2006.................      4         11.1%        7,903,833      6.9%       1.23x          61.7%       8.235%
2007.................      8         22.2%       33,333,379     29.2%       1.29x          65.6%       8.069%
2008.................      5         13.9%       14,239,589     12.5%       1.55x          54.2%       8.087%
2009.................      2          5.6%        4,542,607      4.0%       1.51x          49.5%       9.355%
2011.................      1          2.8%        5,070,756      4.4%       1.35x          44.4%       8.355%
2012.................      1          2.8%        1,761,588      1.5%       1.49x          54.6%       9.000%
2013.................      2          5.6%        4,496,489      3.9%       1.43x          50.9%       8.000%
                          --        -----      ------------    -----        ----           ----        -----
                          36        100.0%     $114,251,091    100.0%       1.38x          58.3%       8.231%
                          ==        =====      ============    =====        ====           ====        =====

            PRE-MERGER BANK OF AMERICA COMMERCIAL MORTGAGE PORTFOLIO
                             PREPAYMENT RATE (CPR)

     The historical prepayment information shown in the following table was derived from data available on the performance, since January 31, 1998, of all mortgage loans in the Bank of America NT&SA commercial and multifamily term real estate loan portfolio prior to the Merger (the "Pre-Merger Bank of America Portfolio"). In deriving such information, a sample of the Pre-Merger Bank of America Portfolio was created to analyze fixed rate loans with characteristics similar to those of the Portfolio Mortgage Loans. The sample excluded loans with balances below $1.5 million dollars as of December 31, 1997, loans sold, loans where no prepayment penalties were collected, and amongst other items floating rate notes. Any prepayments received during the last 6 pay periods including the maturity date of the mortgage loan were considered to be scheduled principal.

     As of January 31, 1998 the sample consisted of approximately 475 mortgage loans. In general the Portfolio Mortgage Loans that were outstanding on January 31, 1998 would compose a subset of the sample set. We cannot assure you that the Portfolio Mortgage Loans will exhibit similar prepayment characteristics, nor can we make any other representation regarding what the actual performance of the Portfolio Mortgage Loans will be.

January 1998.............................................   9.7%
February 1998............................................   4.0%
March 1998...............................................  17.0%
April 1998...............................................  10.7%
May 1998.................................................   7.8%
June 1998................................................   3.6%
July 1998................................................  15.4%
August 1998..............................................   1.4%
September 1998...........................................  10.8%
October 1998.............................................   5.4%
November 1998............................................   7.6%
December 1998............................................   4.0%
January 1999.............................................   1.2%
February 1999............................................   0.0%
March 1999...............................................  11.7%
April 1999...............................................   2.8%
May 1999.................................................  10.5%
June 1999................................................   0.0%
July 1999................................................   1.8%
August 1999..............................................   7.0%
September 1999...........................................   6.2%
October 1999.............................................   0.0%
November 1999............................................   6.8%
December 1999............................................  23.6%
January 2000.............................................   0.0%
February 2000............................................   0.0%
March 2000...............................................   5.0%
April 2000...............................................   7.7%
May 2000.................................................   6.1%
June 2000................................................   1.4%
July 2000................................................   2.0%

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                           (CONDUIT MORTGAGE LOANS*)


                                                                                INITIAL DEPOSIT  CURRENT BALANCE
                                                                                   TO CAPITAL      IN CAPITAL     INITIAL DEPOSIT TO
             LOAN                                                                  IMPROVEMENT     IMPROVEMENT        REPLACEMENT
SEQUENCE    NUMBER                 PROPERTY NAME                 PROPERTY TYPE       RESERVES        RESERVES           RESERVES
------------------------------------------------------------------------------------------------------------------------------------
 A1        51545    224-246 Worth Avenue (Palm V)                    Retail
 A2        51546    256 Worth Avenue (Power-Love Associates)         Retail
 A3        51447    Dutch Square Center                              Retail
 A4        51828    Edwards Megaplex Theater                         Retail
 A5        51022    Huffman Mill Plaza                               Retail
 A6        51671    Wal-Mart Stores Portfolio 2                      Retail
 A7        51670    Wal-Mart Stores Portfolio 1                      Retail
 A8        51573    Golden Triangle Mall                             Retail
 A9        51521    Mansfield Plaza                                  Retail          $ 6,375
 A10       51524    Raintree Towne Shopping Center                   Retail           22,838
 A11       51547    175 Worth Avenue (Hals Realty Associates)        Retail
 A12       51605    Tinseltown Theater Complex                       Retail
 A13       51606    Lucky Center                                     Retail
 A15       50592    Huntersville Square S/C                          Retail            2,125          2,239
 A16       51625    Orange Village Shopping Center                   Retail            2,125          2,147             $66,359
 A17       50889    Barnes & Noble/Chili's Land Lease                Retail
 A18       50998    Southside Shopping Center                        Retail
 A20       50740    Laurel Square Shopping Center                    Retail           16,250
 A22       51223    Wayman Court Shopping Center                     Retail
 A23       51126    New Lake Hill Shopping Center                    Retail            1,375
 A25       51062    Bainbridge Market Place                          Retail            8,650          8,977
 A26       51611    Franconia Center                                 Retail
 A29       51561    Southside Commons                                Retail
 A32       51578    Mt. Paran Shopping Center                        Retail           23,625          1,267
 A33       51562    White Horse Commons                              Retail
 A36       51572    Town Center Mall Shoppes                         Retail
 A37       51551    Pecos Wigwam Commercial                          Retail
 A38       50814    Town Center                                      Retail
 A40       50874    Cinco Village Shopping Center                    Retail
 A42       50917    Cantrell Shopping Center                         Retail
 A44       51564    Huffines Plaza                                   Retail           13,750         14,338
 A45       51522    Town East Center                                 Retail           64,738         67,831
 A47       51518    Centre Stage at Jonestown Shopping Center        Retail
 A49       51588    Windy Hill Crossing                              Retail
 A50       51534    Harrison Ridge                                   Retail           12,769         13,395              52,000
 A51       51589    Zaragosa Retail Center                           Retail            8,625          1,772              10,500
 A52       51842    Tiburon Apartments                            Multifamily
 A53       51841    Farmstead Apartments                          Multifamily
 A54       51840    Cimarron Apartments                           Multifamily

                                                                                         ANNUAL
                                                                                       DEPOSIT TO     CURRENT BALANCE     TAX AND
             LOAN                                                                      REPLACEMENT      IN REPLACEMENT   INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME                    PROPERTY TYPE        RESERVES          RESERVES        ESCROW
--------------------------------------------------------------------------------------------------------------------------------
 A1        51545    224-246 Worth Avenue (Palm V)                       Retail        $ 8,942             $ 8,360           Yes
 A2        51546    256 Worth Avenue (Power-Love Associates)            Retail          2,613               2,443           Yes
 A3        51447    Dutch Square Center                                 Retail         83,189              99,811           Yes
 A4        51828    Edwards Megaplex Theater                            Retail         33,646              22,758         Tax Only
 A5        51022    Huffman Mill Plaza                                  Retail         43,944              37,313           Yes
 A6        51671    Wal-Mart Stores Portfolio 2                         Retail                                              No
 A7        51670    Wal-Mart Stores Portfolio 1                         Retail                                              No
 A8        51573    Golden Triangle Mall                                Retail                                              Yes
 A9        51521    Mansfield Plaza                                     Retail         27,792              25,751           Yes
 A10       51524    Raintree Towne Shopping Center                      Retail         25,000              23,164           Yes
 A11       51547    175 Worth Avenue (Hals Realty Associates)           Retail          1,777               1,661           Yes
 A12       51605    Tinseltown Theater Complex                          Retail                                              No
 A13       51606    Lucky Center                                        Retail         13,508              12,630           Yes
 A15       50592    Huntersville Square S/C                             Retail         10,272              24,084           Yes
 A16       51625    Orange Village Shopping Center                      Retail         16,140               6,894           Yes
 A17       50889    Barnes & Noble/Chili's Land Lease                   Retail                                              Yes
 A18       50998    Southside Shopping Center                           Retail          6,884               5,249           Yes
 A20       50740    Laurel Square Shopping Center                       Retail                                              No
 A22       51223    Wayman Court Shopping Center                        Retail         10,296              20,501           Yes
 A23       51126    New Lake Hill Shopping Center                       Retail          4,686               8,077           Yes
 A25       51062    Bainbridge Market Place                             Retail          4,644               3,541           Yes
 A26       51611    Franconia Center                                    Retail          7,306               6,203           Yes
 A29       51561    Southside Commons                                   Retail          4,115               3,850           Yes
 A32       51578    Mt. Paran Shopping Center                           Retail          8,398               7,858           Yes
 A33       51562    White Horse Commons                                 Retail          3,698               3,460           Yes
 A36       51572    Town Center Mall Shoppes                            Retail          2,916               2,727           Yes
 A37       51551    Pecos Wigwam Commercial                             Retail          7,128               7,288           Yes
 A38       50814    Town Center                                         Retail          5,977               8,200           Yes
 A40       50874    Cinco Village Shopping Center                       Retail          3,000               5,500           Yes
 A42       50917    Cantrell Shopping Center                            Retail                                              Yes
 A44       51564    Huffines Plaza                                      Retail         15,629               2,632           Yes
 A45       51522    Town East Center                                    Retail         24,402              12,836           Yes
 A47       51518    Centre Stage at Jonestown Shopping Center           Retail          7,651               9,163           Yes
 A49       51588    Windy Hill Crossing                                 Retail          7,360               6,883           Yes
 A50       51534    Harrison Ridge                                      Retail          7,071              61,777           Yes
 A51       51589    Zaragosa Retail Center                              Retail          4,164              14,475           Yes
 A52       51842    Tiburon Apartments                               Multifamily       92,538              32,664           Yes
 A53       51841    Farmstead Apartments                             Multifamily       65,148              24,920           Yes
 A54       51840    Cimarron Apartments                              Multifamily       35,700              11,682           Yes


                                                                                                 ANNUAL       CURRENT
                                                                              INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
             LOAN                                                                TO TI/LC         TI/LC        TI/LC
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE      ESCROW         ESCROW        ESCROW   REPORT DATE
-----------------------------------------------------------------------------------------------------------------------------------
 A1        51545     224-246 Worth Avenue (Palm V)                  Retail                                               7/13/00
 A2        51546     256 Worth Avenue (Power-Love Associates)       Retail                                               7/13/00
 A3        51447     Dutch Square Center                            Retail       $121,144        229,895                 7/13/00
 A4        51828     Edwards Megaplex Theater                       Retail                                               7/13/00
 A5        51022     Huffman Mill Plaza                             Retail                                               7/13/00
 A6        51671     Wal-Mart Stores Portfolio 2                    Retail                                               7/13/00
 A7        51670     Wal-Mart Stores Portfolio 1                    Retail                                               7/13/00
 A8        51573     Golden Triangle Mall                           Retail                                               7/13/00
 A9        51521     Mansfield Plaza                                Retail                                               7/13/00
 A10       51524     Raintree Towne Shopping Center                 Retail                                               7/13/00
 A11       51547     175 Worth Avenue (Hals Realty Associates)      Retail                                               7/13/00
 A12       51605     Tinseltown Theater Complex                     Retail                                               7/13/00
 A13       51606     Lucky Center                                   Retail                                               7/13/00
 A15       50592     Huntersville Square S/C                        Retail                                               7/13/00
 A16       51625     Orange Village Shopping Center                 Retail                                               7/26/00
 A17       50889     Barnes & Noble/Chili's Land Lease              Retail                                               7/14/00
 A18       50998     Southside Shopping Center                      Retail                                               7/13/00
 A20       50740     Laurel Square Shopping Center                  Retail                                               7/13/00
 A22       51223     Wayman Court Shopping Center                   Retail         13,000       $ 26,484      45,711     7/13/00
 A23       51126     New Lake Hill Shopping Center                  Retail                                               7/13/00
 A25       51062     Bainbridge Market Place                        Retail                                               7/13/00
 A26       51611     Franconia Center                               Retail                                               7/13/00
 A29       51561     Southside Commons                              Retail                                               7/13/00
 A32       51578     Mt. Paran Shopping Center                      Retail         50,000                     52,320     7/13/00
 A33       51562     White Horse Commons                            Retail                                               7/13/00
 A36       51572     Town Center Mall Shoppes                       Retail                                               7/13/00
 A37       51551     Pecos Wigwam Commercial                        Retail                                               7/13/00
 A38       50814     Town Center                                    Retail                                               7/13/00
 A40       50874     Cinco Village Shopping Center                  Retail                                               7/12/00
 A42       50917     Cantrell Shopping Center                       Retail                        7,500       12,298     7/13/00
 A44       51564     Huffines Plaza                                 Retail                       17,004                  7/13/00
 A45       51522     Town East Center                               Retail                                               7/13/00
 A47       51518     Centre Stage at Jonestown Shopping Center      Retail                                               7/13/00
 A49       51588     Windy Hill Crossing                            Retail                                               7/13/00
 A50       51534     Harrison Ridge                                 Retail         18,000                     18,765     7/13/00
 A51       51589     Zaragosa Retail Center                         Retail                                               7/13/00
 A52       51842     Tiburon Apartments                          Multifamily                                             7/13/00
 A53       51841     Farmstead Apartments                        Multifamily                                             7/13/00
 A54       51840     Cimarron Apartments                         Multifamily                                             7/13/00

* This schedule relates to the Conduit Mortage Loans.

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                           (CONDUIT MORTGAGE LOANS*)

                                                                                 INITIAL DEPOSIT  CURRENT BALANCE
                                                                                   TO CAPITAL      IN CAPITAL     INITIAL DEPOSIT TO
SEQU-   LOAN                                                    PROPERTY           IMPROVEMENT     IMPROVEMENT        REPLACEMENT
ENCE    NUMBER     PROPERTY NAME                                  TYPE              RESERVES        RESERVES           RESERVES
------------------------------------------------------------------------------------------------------------------------------------
 A55    50927  Wellington Meadows Apartments                    Multifamily
 A56    50156  Mariner Shores Apartments                        Multifamily
 A57    51520  The Mark at Salem Station                        Multifamily            53,000           37,187
 A58    51816  Oasis Vista Apartments                           Multifamily                                            165,000
 A59    51519  Hickory Hills Townhouses                         Multifamily
 A60    50787  1121 Morrison Ave                                Multifamily                                            115,900
 A61    51669  North Decatur Manor Apartments                   Multifamily            69,063           17,796          55,000
 A63    50130  Grassy Creek Apartments                          Multifamily
 A64    50295  Oakridge Apartments                              Multifamily            62,500                           80,000
 A69    51663  Seasons Apartments                               Multifamily
 A70    51460  Bath Street Apartments                           Multifamily           146,000
 A74    51533  Clearbrook Apartments                            Multifamily
 A76    51568  Sunchase Square Apartments                       Multifamily
 A77    51511  Casa Verde Apartments                            Multifamily
 A78    51078  Venbury Trail Apartments                         Multifamily
 A80    51630  Summit Crossing Apartments                       Multifamily            11,300                           38,700
 A81    51614  Timber Ridge Apartments                          Multifamily
 A82    51526  Shadowbrook Apartments                           Multifamily                                              1,193
 A84    50550  Embassy Square Apartments                        Multifamily            47,563
 A85    51525  Seashore Apartments                              Multifamily             4,875            5,122          30,000
 A86    50395  2304 Sedgwick Ave                                Multifamily            34,500                           30,000
 A87    51624  Imperial Courtyard Apartments                    Multifamily            48,688
 A88    51164  Power Properties 3                               Multifamily            39,756            6,232          15,000
 A89    51532  West Oaks Club Apartments                        Multifamily            15,691
 A90    51515  5400 Live Oak Apartments                         Multifamily            14,681           15,461          45,000
 A91    51550  Buffalo Avenue Apartments                        Multifamily          $ 29,356
 A92    51465  Ladera Apartments                                Multifamily             1,875            1,974
 A93    51629  Anderson Park Apartments                         Multifamily            54,150           35,439          15,850
 A95    51195  Pelican Cove Apartments                          Multifamily
 A96    51512  Oakley Lofts                                     Multifamily             1,313            1,379
 A97    51234  Del Nido Apartments                              Multifamily
 A98    51513  Balcones Apartments                              Multifamily
 A99    51595  Bonnie Brae                                      Multifamily             2,500            2,609
A100    51535  Westwood Apts.                                   Multifamily            43,050           45,273
A101    50374  1065 Jerome Ave                                  Multifamily            81,875                            7,000
A102    51379  Bethany Biltmore Apartments                      Multifamily
A103    51596  Casa Manana Apartments                           Multifamily            66,563                            8,500
A104    51473  Bayshore Apartments                              Multifamily             2,563
A105    50599  610 West 143rd St.                               Multifamily            67,313                           18,000

                                                                                 ANNUAL
                                                                               DEPOSIT TO     CURRENT BALANCE     TAX AND
SEQU-   LOAN                                                    PROPERTY       REPLACEMENT     IN REPLACEMENT    INSURANCE
ENCE    NUMBER     PROPERTY NAME                                  TYPE           RESERVES        RESERVES          ESCROW
-----------------------------------------------------------------------------------------------------------------------------
 A55    50927  Wellington Meadows Apartments                    Multifamily        66,400         66,400           Yes
 A56    50156  Mariner Shores Apartments                        Multifamily        28,800         65,906           Yes
 A57    51520  The Mark at Salem Station                        Multifamily        44,800         30,442           Yes
 A58    51816  Oasis Vista Apartments                           Multifamily       122,400        238,850           Yes
 A59    51519  Hickory Hills Townhouses                         Multifamily        36,960         40,896           Yes
 A60    50787  1121 Morrison Ave                                Multifamily        76,000         89,234           Yes
 A61    51669  North Decatur Manor Apartments                   Multifamily        49,200         91,900           Yes
 A63    50130  Grassy Creek Apartments                          Multifamily        32,868         60,057           Yes
 A64    50295  Oakridge Apartments                              Multifamily        45,600         30,232           Yes
 A69    51663  Seasons Apartments                               Multifamily        28,800         21,945           Yes
 A70    51460  Bath Street Apartments                           Multifamily         8,898         10,786           Yes
 A74    51533  Clearbrook Apartments                            Multifamily        48,950         16,835           Yes
 A76    51568  Sunchase Square Apartments                       Multifamily        28,800         15,415           Yes
 A77    51511  Casa Verde Apartments                            Multifamily        20,718          4,547           Yes
 A78    51078  Venbury Trail Apartments                         Multifamily        19,200         33,151           Yes
 A80    51630  Summit Crossing Apartments                       Multifamily        39,600         31,875           Yes
 A81    51614  Timber Ridge Apartments                          Multifamily        30,240          7,242           Yes
 A82    51526  Shadowbrook Apartments                           Multifamily        14,310         15,871           Yes
 A84    50550  Embassy Square Apartments                        Multifamily         6,750          3,319           Yes
 A85    51525  Seashore Apartments                              Multifamily        22,400         54,413           Yes
 A86    50395  2304 Sedgwick Ave                                Multifamily        14,250         19,608           Yes
 A87    51624  Imperial Courtyard Apartments                    Multifamily        22,750         13,328           Yes
 A88    51164  Power Properties 3                               Multifamily        15,606         41,498           Yes
 A89    51532  West Oaks Club Apartments                        Multifamily        15,635          5,248           Yes
 A90    51515  5400 Live Oak Apartments                         Multifamily        11,925         61,665           Yes
 A91    51550  Buffalo Avenue Apartments                        Multifamily        14,300         14,610           Yes
 A92    51465  Ladera Apartments                                Multifamily         5,332          6,011           Yes
 A93    51629  Anderson Park Apartments                         Multifamily        37,824         16,850           Yes
 A95    51195  Pelican Cove Apartments                          Multifamily         6,851          7,585           Yes
 A96    51512  Oakley Lofts                                     Multifamily         3,270          3,629           Yes
 A97    51234  Del Nido Apartments                              Multifamily        24,480          6,180           Yes
 A98    51513  Balcones Apartments                              Multifamily        13,894          3,304           Yes
 A99    51595  Bonnie Brae                                      Multifamily        13,000         11,029           Yes
A100    51535  Westwood Apts.                                   Multifamily         7,680          8,524           Yes
A101    50374  1065 Jerome Ave                                  Multifamily        14,500         16,064           Yes
A102    51379  Bethany Biltmore Apartments                      Multifamily         8,000          2,019           Yes
A103    51596  Casa Manana Apartments                           Multifamily         9,300          6,330           Yes
A104    51473  Bayshore Apartments                              Multifamily        15,000          5,663           Yes
A105    50599  610 West 143rd St.                               Multifamily        12,250         16,625           Yes

                                                                                                 ANNUAL       CURRENT
                                                                              INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
SEQU-   LOAN                                                    PROPERTY         TO TI/LC         TI/LC        TI/LC
ENCE    NUMBER     PROPERTY NAME                                  TYPE            ESCROW         ESCROW        ESCROW   REPORT DATE
-----------------------------------------------------------------------------------------------------------------------------------
 A55    50927  Wellington Meadows Apartments                    Multifamily                                              7/25/00
 A56    50156  Mariner Shores Apartments                        Multifamily                                              7/14/00
 A57    51520  The Mark at Salem Station                        Multifamily                                              7/13/00
 A58    51816  Oasis Vista Apartments                           Multifamily                                              7/13/00
 A59    51519  Hickory Hills Townhouses                         Multifamily                                              7/13/00
 A60    50787  1121 Morrison Ave                                Multifamily                                              7/14/00
 A61    51669  North Decatur Manor Apartments                   Multifamily                                              7/26/00
 A63    50130  Grassy Creek Apartments                          Multifamily                                              7/14/00
 A64    50295  Oakridge Apartments                              Multifamily                                              7/14/00
 A69    51663  Seasons Apartments                               Multifamily                                              7/13/00
 A70    51460  Bath Street Apartments                           Multifamily                                              7/13/00
 A74    51533  Clearbrook Apartments                            Multifamily                                              7/13/00
 A76    51568  Sunchase Square Apartments                       Multifamily                                              7/13/00
 A77    51511  Casa Verde Apartments                            Multifamily                                              7/13/00
 A78    51078  Venbury Trail Apartments                         Multifamily                                              7/13/00
 A80    51630  Summit Crossing Apartments                       Multifamily                                              7/13/00
 A81    51614  Timber Ridge Apartments                          Multifamily                                              7/13/00
 A82    51526  Shadowbrook Apartments                           Multifamily                                              7/13/00
 A84    50550  Embassy Square Apartments                        Multifamily                                              7/12/00
 A85    51525  Seashore Apartments                              Multifamily                                              7/13/00
 A86    50395  2304 Sedgwick Ave                                Multifamily                                              7/14/00
 A87    51624  Imperial Courtyard Apartments                    Multifamily                                              7/13/00
 A88    51164  Power Properties 3                               Multifamily                                              7/13/00
 A89    51532  West Oaks Club Apartments                        Multifamily                                              7/13/00
 A90    51515  5400 Live Oak Apartments                         Multifamily                                              7/13/00
 A91    51550  Buffalo Avenue Apartments                        Multifamily                                              7/13/00
 A92    51465  Ladera Apartments                                Multifamily                                              7/13/00
 A93    51629  Anderson Park Apartments                         Multifamily                                              7/13/00
 A95    51195  Pelican Cove Apartments                          Multifamily                                              7/13/00
 A96    51512  Oakley Lofts                                     Multifamily                                              7/13/00
 A97    51234  Del Nido Apartments                              Multifamily                                              7/13/00
 A98    51513  Balcones Apartments                              Multifamily                                              7/13/00
 A99    51595  Bonnie Brae                                      Multifamily                                              7/13/00
A100    51535  Westwood Apts.                                   Multifamily                                              7/13/00
A101    50374  1065 Jerome Ave                                  Multifamily                                              7/14/00
A102    51379  Bethany Biltmore Apartments                      Multifamily                                              7/13/00
A103    51596  Casa Manana Apartments                           Multifamily                                              7/13/00
A104    51473  Bayshore Apartments                              Multifamily                                              7/13/00
A105    50599  610 West 143rd St.                               Multifamily                                              7/14/00

* This schedule relates to the Conduit Mortage Loans.

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                           (CONDUIT MORTGAGE LOANS*)

                                                                                 INITIAL DEPOSIT  CURRENT BALANCE
                                                                                   TO CAPITAL      IN CAPITAL     INITIAL DEPOSIT TO
SEQU-   LOAN                                                    PROPERTY           IMPROVEMENT     IMPROVEMENT        REPLACEMENT
ENCE    NUMBER     PROPERTY NAME                                  TYPE              RESERVES        RESERVES           RESERVES
------------------------------------------------------------------------------------------------------------------------------------
A106    51539  Central Manor Apartments                         Multifamily          9,250
A107    50600  213-217 West 238th St                            Multifamily         31,875                                3,500
A108    50789  511 West 147th St.                               Multifamily         20,000                               23,500
A109    51667  SCI Portfolio-411 N. Akard St                       Office
A110    51626  Lahser Medical Complex Buildings II, III & IV       Office           76,438
A112    51088  Kaiser Foundation Health Plan Building              Office
A113    51114  Corporate Pointe II                                 Office
A114    50943  Brand Village                                       Office           35,740
A115    51549  Harold Poll Building                                Office
A116    51594  Dorsey Hall Medical Center                          Office            2,313               2,414
A117    51627  Plantation Business Park & Sheridan Park            Office
A122    51618  1750 Fifth Avenue Building                          Office                                                 5,000
A123    51593  Maracay Building                                    Office
A124    51530  West End Court                                      Office
A126    51457  Century Plaza                                       Office                                                 7,000
A127    51579  Innkeepers Portfolio                                Hotel         1,753,475           1,401,498
A128    51635  Radisson Suites - Secaucus, NJ                      Hotel
A129    51153  Hilton Garden Inn                                   Hotel
A130    51587  Biltmore Suites Hotel                               Hotel
A132    51824  Hawthorn Suites                                     Hotel                                                  3,556
A134    51637  Rosewood Care Center - Moline                    Health Care
A135    51638  Rosewood Care Center - Peoria                    Health Care
A137    51051  Walnut Woods of Boyertown                        Health Care
A138    51067  Hampshire Retirement                             Health Care
A139    51560  Creekwood Care Center                            Health Care         28,250               6,613
A140    50832  Cox Communications Building                       Industrial
A145    51424  C-2 Civic Center Business Park                    Industrial         33,750
A148    51414  Career Guidance Foundation Center                 Industrial
A149    51607  Meadows Mobile Home Park                         Mobile Home        255,375               9,293
A150    51567  Lord Calvert Mobile Home Park                    Mobile Home         22,500              23,404
A153    51604  Desert Classic Mobile Home Park                  Mobile Home
A156    51576  I-40 Bell                                        Mini Storage
A159    51632  American Store & Lock #1                         Mini Storage                                             70,125
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS                                                         $3,350,382          $1,723,659         $866,682

                                                                                 ANNUAL
                                                                               DEPOSIT TO     CURRENT BALANCE     TAX AND
SEQU-   LOAN                                                    PROPERTY       REPLACEMENT     IN REPLACEMENT    INSURANCE
ENCE    NUMBER     PROPERTY NAME                                  TYPE           RESERVES        RESERVES          ESCROW
-----------------------------------------------------------------------------------------------------------------------------
A106    51539  Central Manor Apartments                         Multifamily           10,250          6,259         Yes
A107    50600  213-217 West 238th St                            Multifamily           14,750         21,957         Yes
A108    50789  511 West 147th St.                               Multifamily           15,000         22,491         Yes
A109    51667  SCI Portfolio-411 N. Akard St                       Office            356,806        241,272         Yes
A110    51626  Lahser Medical Complex Buildings II, III & IV       Office             15,553         15,553         Yes
A112    51088  Kaiser Foundation Health Plan Building              Office              5,104          5,529         Yes
A113    51114  Corporate Pointe II                                 Office                                           Yes
A114    50943  Brand Village                                       Office             10,367            964         Yes
A115    51549  Harold Poll Building                                Office              7,347          6,866         Yes
A116    51594  Dorsey Hall Medical Center                          Office              7,620          7,131         Yes
A117    51627  Plantation Business Park & Sheridan Park            Office              4,781          3,642         Yes
A122    51618  1750 Fifth Avenue Building                          Office              6,024         10,858         Yes
A123    51593  Maracay Building                                    Office              3,066          2,339         Yes
A124    51530  West End Court                                      Office              4,032          4,475         Yes
A126    51457  Century Plaza                                       Office                                           Yes
A127    51579  Innkeepers Portfolio                                Hotel           1,420,988        817,299         Yes
A128    51635  Radisson Suites - Secaucus, NJ                      Hotel             302,754        230,664         Yes
A129    51153  Hilton Garden Inn                                   Hotel              74,485        128,478         Yes
A130    51587  Biltmore Suites Hotel                               Hotel              83,076         69,895         Yes
A132    51824  Hawthorn Suites                                     Hotel              42,672         32,521         Yes
A134    51637  Rosewood Care Center - Moline                    Health Care                                         Yes
A135    51638  Rosewood Care Center - Peoria                    Health Care                                         Yes
A137    51051  Walnut Woods of Boyertown                        Health Care           26,136         49,726         Yes
A138    51067  Hampshire Retirement                             Health Care           25,651         48,807         Yes
A139    51560  Creekwood Care Center                            Health Care           14,200         12,526         Yes
A140    50832  Cox Communications Building                       Industrial                                         Yes
A145    51424  C-2 Civic Center Business Park                    Industrial            2,676          4,377         Yes
A148    51414  Career Guidance Foundation Center                 Industrial            1,650          2,555         Yes
A149    51607  Meadows Mobile Home Park                         Mobile Home            7,846          5,979         Yes
A150    51567  Lord Calvert Mobile Home Park                    Mobile Home           20,400         17,297         Yes
A153    51604  Desert Classic Mobile Home Park                  Mobile Home              414            316         Yes
A156    51576  I-40 Bell                                        Mini Storage          29,556          2,736         Yes
A159    51632  American Store & Lock #1                         Mini Storage           6,772         77,771         Yes
-----------------------------------------------------------------------------------------------------------------------------
                 TOTALS                                                           $4,153,051     $3,569,722

                                                                                                 ANNUAL       CURRENT
                                                                              INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
SEQU-   LOAN                                                    PROPERTY         TO TI/LC         TI/LC        TI/LC
ENCE    NUMBER     PROPERTY NAME                                  TYPE            ESCROW         ESCROW        ESCROW   REPORT DATE
-----------------------------------------------------------------------------------------------------------------------------------
A106    51539  Central Manor Apartments                         Multifamily                                              7/13/00
A107    50600  213-217 West 238th St                            Multifamily                                              7/14/00
A108    50789  511 West 147th St.                               Multifamily                                              7/14/00
A109    51667  SCI Portfolio-411 N. Akard St                       Office        1,715,230                    1,715,230  7/13/00
A110    51626  Lahser Medical Complex Buildings II, III & IV       Office                                                7/17/00
A112    51088  Kaiser Foundation Health Plan Building              Office           95,600        19,794        122,551  7/12/00
A113    51114  Corporate Pointe II                                 Office                                                7/13/00
A114    50943  Brand Village                                       Office                         67,655         88,671  7/12/00
A115    51549  Harold Poll Building                                Office                                                7/13/00
A116    51594  Dorsey Hall Medical Center                          Office                         42,228         39,518  7/13/00
A117    51627  Plantation Business Park & Sheridan Park            Office                                                7/13/00
A122    51618  1750 Fifth Avenue Building                          Office          214,203                      223,660  7/13/00
A123    51593  Maracay Building                                    Office                         15,000         12,738  7/13/00
A124    51530  West End Court                                      Office                                                7/13/00
A126    51457  Century Plaza                                       Office          130,000        26,400         14,458  7/13/00
A127    51579  Innkeepers Portfolio                                Hotel                                                 7/13/00
A128    51635  Radisson Suites - Secaucus, NJ                      Hotel                                                 7/13/00
A129    51153  Hilton Garden Inn                                   Hotel                                                 7/13/00
A130    51587  Biltmore Suites Hotel                               Hotel                                                 7/13/00
A132    51824  Hawthorn Suites                                     Hotel                                                 7/13/00
A134    51637  Rosewood Care Center - Moline                    Health Care                                              7/13/00
A135    51638  Rosewood Care Center - Peoria                    Health Care                                              7/13/00
A137    51051  Walnut Woods of Boyertown                        Health Care                                              7/13/00
A138    51067  Hampshire Retirement                             Health Care                                              7/13/00
A139    51560  Creekwood Care Center                            Health Care                                              7/14/00
A140    50832  Cox Communications Building                       Industrial                       96,000         89,763  7/13/00
A145    51424  C-2 Civic Center Business Park                    Industrial                       19,584         32,060  7/13/00
A148    51414  Career Guidance Foundation Center                 Industrial                        2,830          4,381  7/13/00
A149    51607  Meadows Mobile Home Park                         Mobile Home                                              7/13/00
A150    51567  Lord Calvert Mobile Home Park                    Mobile Home                                              7/13/00
A153    51604  Desert Classic Mobile Home Park                  Mobile Home                                              7/13/00
A156    51576  I-40 Bell                                        Mini Storage                                             7/14/00
A159    51632  American Store & Lock #1                         Mini Storage                                             7/13/00
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTALS                                                         $2,357,177      $340,479     $2,702,020

* This schedule relates to the Conduit Mortage Loans.

                                     ANNEX B

                              MULTIFAMILY SCHEDULE


           Loan
Sequence   Number        Property Name                Cut-Off Balance  Utilities Tenant Pays/Payment of Util.
-------------------------------------------------------------------------------------------------------------
  A54      51840   Cimarron Apartments                   6,124,148                   Electric
  A53      51841   Farmstead Apartments                 11,140,240                   Electric
  A52      51842   Tiburon Apartments                   16,435,833                   Electric
                   SUB-TOTAL CROSSED LOANS             $33,700,222

  A55      50927   Wellington Meadows Apartments        18,873,500           Electric, Gas, Cable TV
  A56      50156   Mariner Shores Apartments            10,669,448              Cable TV, Electric
  A57      51520   The Mark at Salem Station            10,111,037         Electric, Gas, Sewer, Water
  A58      51816   Oasis Vista Apartments                8,884,640            Electric, Cable TV, AC
  A59      51519   Hickory Hills Townhouses              7,221,407           Electric, Gas, Cable TV
  A60      50787   1121 Morrison Ave                     5,871,356              Electric, Gas, AC
  A61      51669   North Decatur Manor Apartments        5,195,184                   Electric
  A62    3102092   Alder Creek Apartments                5,043,966             Unable to Determine
  A63      50130   Grassy Creek Apartments               4,955,950            Electric, Sewer, Water
  A64      50295   Oakridge Apartments                   4,869,188                   Electric
  A65    3018413   Apple Apartments                      3,780,675             Partial Paid by Each
  A66    2006617   Kingswood Gardens Apartments          3,706,640             Partial Paid by Each
  A67    3012945   Golf Course Square Apartments         3,428,683             Partial Paid by Each
  A68    3012952   Woodgate Oaks Apartments              3,197,016             Partial Paid by Each
  A69      51663   Seasons Apartments                    3,193,104              Cable TV, Electric
  A70      51460   Bath Street Apartments                2,955,729                     None
  A71    3016946   Park Brighton Apartments              2,878,769             Partial Paid by Each
  A72    4542254   Sunrise Village Apartments            2,812,908             Partial Paid by Each
  A73    3009552   Ashton Park Apartments                2,769,936             Partial Paid by Each
  A74      51533   Clearbrook Apartments                 2,713,273           Electric, Gas, Cable TV
  A75    3032679   First Place Apartments                2,631,720             Partial Paid by Each
  A76      51568   Sunchase Square Apartments            2,571,815              Cable TV, Electric
  A77      51511   Casa Verde Apartments                 2,575,249                Electric, Gas
  A78      51078   Venbury Trail Apartments              2,556,896                   Electric
  A79    3103140   Gallery Park Apartment                2,499,366             Unable to Determine
  A80      51630   Summit Crossing Apartments            2,461,101         Electric, Gas, Sewer, Water
  A81      51614   Timber Ridge Apartments               2,369,494                Electric, Gas
  A82      51526   Shadowbrook Apartments                2,338,378        Electric, Gas, Water, Cable TV
  A83    4541876   Glennbrook Apartments                 2,298,335             Partial Paid by Each
  A84      50550   Embassy Square Apartments             2,249,339              Electric, Cable TV
  A85      51525   Seashore Apartments                   2,162,186                Electric, Gas
  A86      50395   2304 Sedgwick Ave                     2,085,721              Electric, Gas, AC
  A87      51624   Imperial Courtyard Apartments         2,085,357                     None

 A88.1     51164   Power Properties 3-5908 Gaston                     Electric, Gas, Sewer, Water, Cable TV
 A88.2     51164   Power Properties 3-5808 Gaston                     Electric, Gas, Sewer, Water, Cable TV
 A88.3     51164   Power Properties 3-4935 Junius                     Electric, Gas, Sewer, Water, Cable TV
  A88      51164   Power Properties 3 (Roll-Up)          2,020,003    Electric, Gas, Sewer, Water, Cable TV



                                                       Studio     1 Bedroom     2 Bedroom    3 Bedroom    4 Bedroom
                                                     ----------------------------------------------------------------
           Loan                                      # of   Avg  # of    Avg   # of    Avg   # of  Avg   # of   Avg
Sequence   Number        Property Name               Units  Rent Units   Rent  Units   Rent  Units Rent  Units  Rent
---------------------------------------------------------------------------------------------------------------------
  A54      51840   Cimarron Apartments                            195     492    15     632
  A53      51841   Farmstead Apartments                           312     483    36     620
  A52      51842   Tiburon Apartments                 120   433   402     476    60     595
                   SUB-TOTAL CROSSED LOANS

  A55      50927   Wellington Meadows Apartments                  140     708   172     931   20  $1,195
  A56      50156   Mariner Shores Apartments                       48     655   112     785   32     895
  A57      51520   The Mark at Salem Station                       99     648   100     720   24     835
  A58      51816   Oasis Vista Apartments                          96     438   232     541   80     593
  A59      51519   Hickory Hills Townhouses            48   468    48     634    64     753    8     814
  A60      50787   1121 Morrison Ave                   25   517   216     542    59     614    5     736
  A61      51669   North Decatur Manor Apartments       4   431    40     492    80     552   40     647
  A62    3102092   Alder Creek Apartments                          62     474    56     655   34     803
  A63      50130   Grassy Creek Apartments                         26     442    90     535   62     670   20     751
  A64      50295   Oakridge Apartments                            148     373    80     517
  A65    3018413   Apple Apartments                               160     537    48     625
  A66    2006617   Kingswood Gardens Apartments                                 390     385
  A67    3012945   Golf Course Square Apartments                   10     595    86     692
  A68    3012952   Woodgate Oaks Apartments                        28     570    68     665
  A69      51663   Seasons Apartments                                            96     523
  A70      51460   Bath Street Apartments              22   749    27     881     2   1,025
  A71    3016946   Park Brighton Apartments            24   385    49     456    60     550
  A72    4542254   Sunrise Village Apartments                      20     481    49     573   16     729
  A73    3009552   Ashton Park Apartments                          15     495   109     585
  A74      51533   Clearbrook Apartments                                        107     468   66     563    4     620
  A75    3032679   First Place Apartments                          28     568    32     675
  A76      51568   Sunchase Square Apartments          28   308   104     383    60     566
  A77      51511   Casa Verde Apartments                                         84     609
  A78      51078   Venbury Trail Apartments                        24     455    48     540   24     675
  A79    3103140   Gallery Park Apartment                           7            24
  A80      51630   Summit Crossing Apartments                                   120     500
  A81      51614   Timber Ridge Apartments                                      144     390
  A82      51526   Shadowbrook Apartments                          26     581    22     705    6     762
  A83    4541876   Glennbrook Apartments                           24     575    56     685
  A84      50550   Embassy Square Apartments                       36     681    14     839
  A85      51525   Seashore Apartments                             38     759    26     914
  A86      50395   2304 Sedgwick Ave                    4   510    27     566    15     571   11     602
  A87      51624   Imperial Courtyard Apartments                   32     493    55     614    4     727

 A88.1     51164   Power Properties 3-5908 Gaston                   4     775    18     756
 A88.2     51164   Power Properties 3-5808 Gaston                  12     575     6     692
 A88.3     51164   Power Properties 3-4935 Junius                  10     705     4     900
  A88      51164   Power Properties 3 (Roll-Up)                    26     656    28     762

                                     ANNEX B

                              MULTIFAMILY SCHEDULE


           Loan
Sequence   Number        Property Name                Cut-Off Balance       Utilities Tenant Pays/Payment of Util.
------------------------------------------------------------------------------------------------------------------------
  A89      51532   West Oaks Club Apartments             1,930,506                Electric, Gas, Cable TV
  A90      51515   5400 Live Oak Apartments              1,782,818                        Cable TV
  A91      51550   Buffalo Avenue Apartments             1,732,371                        Electric
  A92      51465   Ladera Apartments                     1,576,974   Each tenant pays the Landlord $50, mo.for utilities
  A93      51629   Anderson Park Apartments              1,530,537              Electric, Gas, Sewer, Water
  A94    3020062   Villeurbanne Apartments               1,524,085                  Partial Paid by Each
  A95      51195   Pelican Cove Apartments               1,472,954                        Electric
  A96      51512   Oakley Lofts                          1,436,934                     Gas, Electric
  A97      51234   Del Nido Apartments                   1,414,721                   Electric, Cable TV
  A98      51513   Balcones Apartments                   1,387,161                     Electric, Gas
  A99      51595   Bonnie Brae                           1,291,778                   Electric, Cable TV
  A100     51535   Westwood Apts.                        1,109,663                          None
  A101     50374   1065 Jerome Ave                       1,048,400                   Electric, Gas, AC
  A102     51379   Bethany Biltmore Apartments           1,012,382                     Electric, Gas
  A103     51596   Casa Manana Apartments                  993,967                   Electric, Cable TV
  A104     51473   Bayshore Apartments                     981,974                        Electric
  A105     50599   610 West 143rd St.                      852,162                   Electric, Gas, AC
  A106     51539   Central Manor Apartments                795,656                        Electric
  A107     50600   213-217 West 238th St                   796,120                   Electric, Gas, AC
  A108     50789   511 West 147th St.                      759,940                   Electric, Gas, AC
------------------------------------------------------------------------------------------------------------------------
                   TOTAL MULTIFAMILY LOANS            $205,168,694



                                                       Studio     1 Bedroom     2 Bedroom    3 Bedroom    4 Bedroom
                                                     ----------------------------------------------------------------
           Loan                                      # of   Avg  # of    Avg   # of    Avg   # of  Avg   # of   Avg
Sequence   Number        Property Name               Units  Rent Units   Rent  Units   Rent  Units Rent  Units  Rent
---------------------------------------------------------------------------------------------------------------------
  A89      51532   West Oaks Club Apartments                                     72     608
  A90      51515   5400 Live Oak Apartments             4   413    26     653    14     968    1   1,000
  A91      51550   Buffalo Avenue Apartments                        3     517    30     647   11     771
  A92      51465   Ladera Apartments                    2   750    26     821
  A93      51629   Anderson Park Apartments                         4     415    88     449    4     513
  A94    3020062   Villeurbanne Apartments                                       42     667
  A95      51195   Pelican Cove Apartments                          3     833    20     850    1   1,600
  A96      51512   Oakley Lofts                                     5   1,537     5   1,625
  A97      51234   Del Nido Apartments                 30   382    64     420     1     500
  A98      51513   Balcones Apartments                             44     395    20     505    2     695
  A99      51595   Bonnie Brae                                     47     510    18     659
  A100     51535   Westwood Apts.                                                             24     919
  A101     50374   1065 Jerome Ave                      8   494    15     503    35     540
  A102     51379   Bethany Biltmore Apartments                      4     499    24     571    4     575
  A103     51596   Casa Manana Apartments                                        31     598
  A104     51473   Bayshore Apartments                             15     491    45     519
  A105     50599   610 West 143rd St.                   7   391    24     526    14     589    3     576
  A106     51539   Central Manor Apartments             7   353    34     450
  A107     50600   213-217 West 238th St               16   439    39     497     4     605
  A108     50789   511 West 147th St.                               1     808    32     555   27     586
---------------------------------------------------------------------------------------------------------------------

                               (WELLS FARGO LOGO)




                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                  PAYMENT DATE:  09/15/2000
                  RECORD DATE:   08/31/2000


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


                STATEMENT SECTIONS                                             PAGE(S)
                Certificate Distribution Detail                                  2
                Certificate Factor Detail                                        3
                Reconciliation Detail                                            4
                Other Required Information                                       5
                Ratings Detail                                                   6
                Current Mortgage Loan and Property Stratification Tables       7-15
                Mortgage Loan Detail                                            16
                Principal Prepayment Detail                                     17
                Historical Detail                                               18
                Delinquency Loan Detail                                         19
                Specially Serviced Loan Detail                                 20-21
                Modified Loan Detail                                            22
                Liquidated Loan Detail                                          23

        PLACEMENT AGENT                                   MASTER SERVICER                              SPECIAL SERVICER
Banc of America Securities LLC                     Midland Loan Services, Inc.                GMAC Commercial Mortgage Corp.
100 North Tryon Street                             210 West 10th Street                       650 Dresher Road
Charlotte, NC 28255                                Kansas City, MO 64105                      Horsham, PA 10944-8015

Contact:      David Gertner                        Contact:      Brad Hauger                  Contact:      Coral I. Horstmeyer
Phone Number: (704) 388-3621                       Phone Number: (816) 292-8629               Phone Number: (215) 328-1790

This report has been compiled from information provided to Norwest by various third parties, which may include the Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000

                        CERTIFICATE DISTRIBUTION DETAIL

Class     CUSIP     Pass-Through    Original    Beginning      Principal        Interest        Prepayment       Realized Loss/
                       Rate         Balance      Balance      Distribution    Distribution      Penalties       Additional Trust
                                                                                                                  Fund Expenses
A-1A                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2A                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-1B                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2B                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-3B                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 B                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 C                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 D                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 E                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 F                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 G                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 H                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 K                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 L                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 M                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 N                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-I                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-II                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-III                0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-IIIU               0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-IV                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
Totals                                0.00        0.00            0.00            0.00             0.00                0.00

Class             Total       Ending         Current
              Distribution   Balance      Subordination
                                             Level(1)
A-1A              0.00         0.00          0.00%
A-2A              0.00         0.00          0.00%
A-1B              0.00         0.00          0.00%
A-2B              0.00         0.00          0.00%
A-3B              0.00         0.00          0.00%
 B                0.00         0.00          0.00%
 C                0.00         0.00          0.00%
 D                0.00         0.00          0.00%
 E                0.00         0.00          0.00%
 F                0.00         0.00          0.00%
 G                0.00         0.00          0.00%
 H                0.00         0.00          0.00%
 K                0.00         0.00          0.00%
 L                0.00         0.00          0.00%
 M                0.00         0.00          0.00%
 N                0.00         0.00          0.00%
R-I               0.00         0.00          0.00%
R-II              0.00         0.00          0.00%
R-III             0.00         0.00          0.00%
R-IIIU            0.00         0.00          0.00%
R-IV              0.00         0.00          0.00%
Totals            0.00         0.00


Class     CUSIP     Pass-Through  Original       Beginning     Interest        Prepayment        Total          Ending
                       Rate       Notional       Notional    Distribution       Penalties     Distribution     Notional
                                   Amount         Amount                                                        Amount
X                   0.000000%      0.00            0.00          0.00            0.00             0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                           PAYMENT DATE:  09/15/2000
                           RECORD DATE:   08/31/2000

                           CERTIFICATE FACTOR DETAIL


Class     CUSIP     Beginning      Principal      Interest       Prepayment      Realized Loss/        Ending
                     Balance     Distribution   Distribution     Penalties      Additional Trust      Balance
                                                                                 Fund Expenses
A-1A                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2A                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-1B                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2B                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-3B                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 B                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 C                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 D                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 E                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 F                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 G                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 H                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 K                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 L                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 M                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 N                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-I                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-II                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-III               0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-IIIU              0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-IV                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000


Class          CUSIP          Beginning                                           Ending
                              Notional           Interest      Prepayment        Notional
                               Amount          Distribution    Penalties          Amount
 X                            0.00000000       0.00000000      0.00000000       0.00000000

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                            PAYMENT DATE: 09/15/2000
                            RECORD DATE:  08/31/2000



                             RECONCILIATION DETAIL


       ADVANCE SUMMARY                                                   SERVICING FEE BREAKDOWNS

P & I Advances Outstanding                     0.00      Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                 0.00      Less Delinquent Servicing Fees                                   0.00
                                                         Less Reductions to Servicing Fees                                0.00
Reimbursement for Interest on Advances         0.00      Plus Servicing Fees for Delinquent Payments Received             0.00
paid from general collections                            Plus Adjustments for Prior Servicing Calculation                 0.00
                                                         Total Servicing Fees Collected                                   0.00



CERTIFICATE INTEREST RECONCILIATION

          Accrued      Net Aggregate      Distributable       Distributable       Additional      Interest       Remaining Unpaid
        Certificate     Prepayment         Certificate     Certificate Interest   Trust Fund    Distribution       Distributable
Class    Interest    Interest Shortfall     Interest           Adjustment          Expenses                    Certificate Interest
 A-1A       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-2A       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-1B       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-2B       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-3B       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  X         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  B         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  C         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  D         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  E         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  F         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  G         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  H         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  K         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  L         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  M         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  N         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
Total       0.00            0.00              0.00                 0.00              0.00           0.00               0.00

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                            PAYMENT DATE: 09/15/2000
                            RECORD DATE:  08/31/2000


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                                                        0.00


Principal Distribution Amount                                                                        0.00
     (a) Principal portion of Monthly Payments                                        0.00
         and any Assumed Monthly Payments
     (b) Principal Prepayments                                                        0.00
     (c) Collection of Principal on a Balloon                                         0.00
         Loan after its Stated Maturity Date
     (d) Liquidation Proceeds and Insurance                                           0.00
         Proceeds received on a Mortgage Loan
     (e) Liquidation Proceeds, Insurance Proceeds,                                    0.00
         or REO Revenues received on an REO

     Plus the excess of the prior Principal Distribution                              0.00
     Amount over the principal paid to the Sequential
     Pay Certificates


Aggregate Number of Outstanding Loans                                                                   0

Aggregate Stated Principal Balance of the Mortgage Pool before distribution                          0.00

Aggregate Stated Principal Balance of the Mortgage Pool after distribution                           0.00

Cumulative Prepayments                                                                               0.00

Total Servicing and Special Servicing Fee paid                                                       0.00
     Servicing Fee paid                                                               0.00
     Special Servicing Fee paid                                                       0.00

Trustee Fee paid                                                                                     0.00


Additional Trust Fund Expenses                                                                       0.00
     (i)   Fees paid to Special Servicer                                              0.00
     (ii)  Interest on Advances                                                       0.00
     (iii) Other Expenses of the Trust                                                0.00

Appraisal Reduction Amount

                  Appraisal         Date Appraisal
      Loan        Reduction           Reduction
     Number        Amount             Effected


                    NONE










      TOTAL

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000



                                 RATINGS DETAIL



                        Original Ratings                     Current Ratings(1)
                 -------------------------------       -------------------------------
Class   CUSIP    Fitch         Moody's       S&P       Fitch         Moody's       S&P
 A-1A
 A-2A
 A-1B
 A-2B
 A-3B
  X
  B
  C
  D
  E
  F
  G
  H
  K
  L
  M
  N

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch IBCA, Inc.             Moody's Investors Service         Standard & Poor's Rating Services
One State Street Plaza       99 Church Street                  26 Broadway
New York, New York 10004     New York, New York 10007          New York, New York 10004
(212) 908-0500               (212) 553-0300                    (212) 208-8000

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                            PAYMENT DATE:  09/15/2000
                            RECORD DATE:   08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL


DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                           PAYMENT DATE:  09/15/2000
                           RECORD DATE:   08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                         Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  LOAN GROUP 1

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  LOAN GROUP 1


DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals

See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  Loan Group 1

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                        Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled         % of       WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  LOAN GROUP 2

                            SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals

                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled         % of       WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled         % of       WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                  LOAN GROUP 2

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                        Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled         % of       WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


                              MORTGAGE LOAN DETAIL

                                                                                  Anticipated               Neg.
 Loan              Property                   Interest    Principal      Gross     Repayment   Maturity    Amort.
Number     ODCR     Type(1)    City   State    Payment     Payment      Coupon       Date        Date      (Y/N)



 Totals
Beginning     Ending     Paid       Appraisal    Appraisal    Res.    Mod.
Scheduled   Scheduled    Thru       Reduction    Reduction   Strat.   Code
 Balance     Balance     Date         Date        Amount      (2)     (3)




Totals



         (1) Property Type Code                                    (2) Resolution Strategy Code
     MF - Multi-Family     OF - Office            1 - Modification        7 - REO                     10 - Deed in Lieu of
     RT - Retail           MU - Mixed Use         2 - Foreclosure         8 - Resolved                     Foreclosure
     HC - Health Care      LO - Lodging           3 - Bankruptcy          9 - Pending Return          11 - Full Payoff
     IN - Industrial       SS - Self Storage      4 - Extension               to Master Servicer      12 - Reps and Warranties
     WH - Warehouse        OT - Other             5 - Note Sale                                       13 - Other or TBD
     MH - Mobile Home Park                        6 - DPO

       (3) Modification Code
    1 - Maturity Date Extension
    2 - Amortization Change
    3 - Principal Write-Off
    4 - Combination



                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


                          PRINCIPAL PREPAYMENT DETAIL


                                               Principal Prepayment Amount                     Prepayment Penalties
                     Offering Document     ----------------------------------     ----------------------------------------------
  Loan Number         Cross-Reference      Payoff Amount   Curtailment Amount     Prepayment Premium   Yield Maintenance Premium

















   Totals

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


                               HISTORICAL DETAIL



                                           Delinquencies                                                         Prepayments
-------------------------------------------------------------------------------------------------------  ------------------------
Distribution    30-59 Days     60-89 Days   90 Days or More    Foreclosure      REO       Modifications  Curtailments     Payoff
   Date         #  Balance     #  Balance     #  Balance        #  Balance   #  Balance    #  Balance     #  Amount     #  Amount






   Rate and Maturities
-----------------------------
Next Weighted Avg.
Coupon      Remit         WAM







Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                            PAYMENT DATE: 09/15/2000
                            RECORD DATE:  08/31/2000


                            DELINQUENCY LOAN DETAIL

                Offering        # of                      Current     Outstanding   Status of   Resolution
Loan Number     Document       Months     Paid Through      P&I          P&I        Mortgage     Strategy     Servicing
             Cross-Reference   Delinq.        Date        Advances     Advances**    Loan(1)     Code(2)    Transfer Date



Totals

               Current   Outstanding                    REO
Foreclosure   Servicing   Servicing   Bankruptcy Date   Date
   Date        Advances    Advances


Totals


              (1) Status of Mortgage Loan                                                  (2) Resolution Strategy Code

1 - Modification     6 - DPO                   10 - Deed In Lieu of                  1 - Modification         7 - REO
2 - Foreclosure      7 - REO                        Foreclosure                      2 - Foreclosure          8 - Resolved
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      3 - Bankruptcy           9 - Pending Return
4 - Extension        9 - Pending Return        12 - Reps and Warranties              4 - Extension                to Master Servicer
5 - Note Sale            to Master Servicer    13 - Other or TBD                     5 - Note Sale            10- Deed in Lieu Of
                                                                                     6 - DPO                      Foreclosure

** Outstanding P&I Advances include the current period advance

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                             PAYMENT DATE: 09/15/2000
                             RECORD DATE:  08/31/2000


                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                             Offering       Servicing     Resolution
Distribution     Loan        Document       Transfer       Strategy      Scheduled      Property     State    Interest    Actual
    Date        Number    Cross-Reference     Date         Code(1)        Balance       Type(2)                 Rate      Balance



   Net                                                       Remaining
Operating      NOI       DSCR      Note      Maturity       Amortization
 Income       Date                 Date        Date            Term






                    (1) Resolution Strategy Code                             (2) Property Type Code

               1 - Modification         7 - REO                       MF - Multi-Family        OF - Office
               2 - Foreclosure          8 - Resolved                  RT - Retail              MU - Mixed Use
               3 - Bankruptcy           9 - Pending Return            HC - Health Care         LO - Lodging
               4 - Extension                to Master Servicer        IN - Industrial          SS - Self Storage
               5 - Note Sale           10 - Deed in Lieu Of           WH - Warehouse           OT - Other
               6 - DPO                      Foreclosure               MH - Mobile Home Park

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                            PAYMENT DATE: 09/15/2000
                            RECORD DATE:  08/31/2000


                    SPECIALLY SERVICED LOAN DETAIL - PART 2


                          Offering       Resolution      Site
Distribution   Loan       Document        Strategy    Inspection   Phase 1 Date   Appraisal   Appraisal    Other REO       Comment
    Date      Number   Cross-Reference    Code(1)        Date                        Date       Value    Property Revenue





                                       (1) Resolution Strategy Code

                 1 - Modification         6 - DPO                   10 - Deed in Lieu Of
                 2 - Foreclosure          7 - REO                        Foreclosure
                 3 - Bankruptcy           8 - Resolved              11 - Full Payoff
                 4 - Extension            9 - Pending Return        12 - Reps and Warranties
                 5 - Note Sale                to Master Servicer    13 - Other or TBD

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1


                       PAYMENT DATE: 09/15/2000
                       RECORD DATE:  08/31/2000

                         MODIFIED LOAN DETAIL

               Offering
  Loan         Document        Pre-Modification
 Number     Cross-Reference        Balance         Modification Date                        Modification Description











 Total

                               (WELLS FARGO LOGO)



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1


                       PAYMENT DATE: 09/15/2000
                       RECORD DATE:  08/31/2000

                        LIQUIDATED LOAN DETAIL


             Final Recovery       Offering                                                            Gross Proceeds
 Loan        Determination        Document       Appraisal    Appraisal     Actual        Gross         as a % of
Number           Date          Cross-Reference      Date        Value       Balance      Proceeds     Actual Balance












Current Total
Cumulative Total

 Aggregate            Net             Net Proceeds                             Repurchased
Liquidation        Liquidation         as a % of              Realized          by Seller
 Expenses*           Proceeds        Actual Balance             Loss              (Y/N)














Current Total
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
              (FORMERLY KNOWN AS NATIONSLINK FUNDING CORPORATION)
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
  PROSPECTUS.                                certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured      - will own --
  by any governmental agency.              - multifamily and commercial mortgage loans;
The certificates will represent            - mortgage-backed securities; and
  interests only in the related trust      - other property described and in the accompanying
  only and will not represent interests      prospectus supplement.
  in or obligations of Banc of America     THE CERTIFICATES --
  Commercial Mortgage Inc. or any of       - will represent interests in the trust and will be
  its affiliates, including Bank of          paid only from the trust assets;
  America Corporation.                     - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer         variable or adjustable interest rate;
  and sell any series of certificates      - may be offered through underwriters, which may
  only if accompanied by the prospectus      include Banc of America Securities LLC, an affiliate of
  supplement for that series.                Banc of America Commercial Mortgage Inc.; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                             the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 14, 2000

 FOR MORE INFORMATION

Banc of America Commercial
Mortgage Inc. (formerly known
as NationsLink Funding
 Corporation) has filed with
 the SEC additional
 registration materials
 relating to the certificates.
 You may read and copy any of
 these materials at the SEC's
 Public Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

You may also contact Banc of
 America Commercial Mortgage
 Inc. in writing at Bank of
 America
 Corporate Center, 100 North
Tryon Street, Charlotte, North
 Carolina 28255, or by
 telephone at
 (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
                                                SUMMARY OF PROSPECTUS..........................     5
                                                RISK FACTORS...................................    10
                                                  Limited Liquidity of Certificates............    10
                                                  Limited Assets...............................    10
                                                  Credit Support Limitations...................    11
                                                  Effect of Prepayments on Average Life of
                                                     Certificates..............................    11
                                                  Effect of Prepayments on Yield of
                                                     Certificates..............................    12
                                                  Limited Nature of Ratings....................    12
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans.....................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool.......................    16
                                                PROSPECTUS SUPPLEMENT..........................    16
                                                DESCRIPTION OF THE TRUST FUNDS.................    18
                                                  General......................................    18
                                                  Mortgage Loans...............................    18
                                                  MBS..........................................    22
                                                  Certificate Accounts.........................    23
                                                  Credit Support...............................    23
                                                  Cash Flow Agreements.........................    23
                                                YIELD AND MATURITY CONSIDERATIONS..............    23
                                                  General......................................    23
                                                  Pass-Through Rate............................    24
                                                  Payment Delays...............................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest..................................    24
                                                  Yield and Prepayment Considerations..........    24
                                                  Weighted Average Life and Maturity...........    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average Life and Maturity.................    27
                                                THE DEPOSITOR..................................    28
                                                DESCRIPTION OF THE CERTIFICATES................    29
                                                  General......................................    29
                                                  Distributions................................    30
                                                  Distributions of Interest on the
                                                     Certificates..............................    30
                                                  Distributions of Principal of the
                                                     Certificates..............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations............................    32
                                                  Allocation of Losses and Shortfalls..........    32
                                                  Advances in Respect of Delinquencies.........    32
                                                  Reports to Certificateholders................    33
                                                  Voting Rights................................    34
                                                  Termination..................................    35
                                                  Book-Entry Registration and Definitive
                                                     Certificates..............................    35
                                                THE POOLING AND SERVICING AGREEMENTS...........    36
                                                  General......................................    36
                                                  Assignment of Mortgage Loans; Repurchases....    37
                                                  Representations and Warranties;
                                                     Repurchases...............................    39
                                                  Collection and Other Servicing Procedures....    39
                                                  Sub-Servicers................................    41
                                                  Certificate Account..........................    42
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans............................    44

                                                                                                 PAGE
                                                                                                 ----
                                                  Realization upon Defaulted Mortgage Loans....    44
                                                  Hazard Insurance Policies....................    46
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    47
                                                  Servicing Compensation and Payment of
                                                     Expenses..................................    47
                                                  Evidence as to Compliance....................    47
                                                  Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC
                                                     Administrator and the Depositor...........    48
                                                  Events of Default............................    49
                                                  Rights Upon Event of Default.................    50
                                                  Amendment....................................    51
                                                  List of Certificateholders...................    52
                                                  The Trustee..................................    52
                                                  Duties of the Trustee........................    52
                                                  Certain Matters Regarding the Trustee........    52
                                                  Resignation and Removal of the Trustee.......    53
                                                DESCRIPTION OF CREDIT SUPPORT..................    53
                                                  General......................................    53
                                                  Subordinate Certificates.....................    53
                                                  Insurance or Guarantees Concerning to
                                                     Mortgage Loans............................    54
                                                  Letter of Credit.............................    54
                                                  Certificate Insurance and Surety Bonds.......    54
                                                  Reserve Funds................................    54
                                                  Cash Collateral Account......................    55
                                                  Credit Support with respect to MBS...........    55
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........    55
                                                  General......................................    55
                                                  Types of Mortgage Instruments................    56
                                                  Leases and Rents.............................    56
                                                  Personalty...................................    57
                                                  Foreclosure..................................    57
                                                  Bankruptcy Laws..............................    60
                                                  Environmental Considerations.................    61
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    63
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens.....................................    63
                                                  Subordinate Financing........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments...............................    65
                                                  Applicability of Usury Laws..................    65
                                                  Certain Laws and Regulations.................    65
                                                  Americans with Disabilities Act..............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940......................................    66
                                                  Forfeitures in Drug and RICO Proceedings.....    66
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    66
                                                  General......................................    66
                                                  REMICs.......................................    67
                                                  Grantor Trust Funds..........................    84
                                                STATE AND OTHER TAX CONSEQUENCES...............    92
                                                CERTAIN ERISA CONSIDERATIONS...................    93
                                                  General......................................    93
                                                  Plan Asset Regulations.......................    93
                                                  Insurance Company General Accounts...........    94
                                                  Consultation With Counsel....................    95
                                                  Tax Exempt Investors.........................    95

                                                                                                 PAGE
                                                                                                 ----
                                                LEGAL INVESTMENT...............................    95
                                                USE OF PROCEEDS................................    97
                                                METHOD OF DISTRIBUTION.........................    97
                                                LEGAL MATTERS..................................    98
                                                FINANCIAL INFORMATION..........................    99
                                                RATING.........................................    99
                                                AVAILABLE INFORMATION..........................    99
                                                INCORPORATION OF CERTAIN INFORMATION BY
                                                  REFERENCE....................................   100
                                                INDEX OF PRINCIPAL DEFINITIONS.................   101

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, Banc of America Commercial Mortgage Inc. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., formerly known as NationsLink Funding Corporation. Banc of America Commercial Mortgage Inc. has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates")to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

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

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments

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

due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

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

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

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

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

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

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the

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

likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or

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threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

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

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by Banc of America Commercial Mortgage Inc. (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related

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

Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus

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

Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit

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

negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

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

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

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

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a

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

Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon

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

payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

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

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to

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

various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of

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

a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     Banc of America Commercial Mortgage Inc., a Delaware corporation (the "Depositor"), formerly known as NationsLink Funding Corporation, was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of Bank of America, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates of such series being offered for sale (the "Offered Certificates"), may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

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

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate

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

Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at

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which payments or other collections of principal are received on the Mortgage
Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

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

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on

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

       the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The

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Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of
Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

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

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee,

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

the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling

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and Servicing Agreement. Such assignments may be blanket assignments covering
Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

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REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage

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

Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop

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

additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer
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or Special Servicer would be reimbursed under a Pooling and Servicing Agreement.
See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon

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       Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under

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       "-- Certain Matters Regarding the Master Servicer, the Special Servicer,
       the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has

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previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or

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the Master Servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     Except as otherwise provided in the Prospectus Supplement, if any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement

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cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a
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firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful
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misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

          - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

          - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

          - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; provided, however,
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

            that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, only once, for an additional 30 days;

          - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, only once, for an additional 30 days;

          - certain events involving a determination by a Rating Agency that the Master Servicer or the Special Servicer is no longer approved by such Rating Agency to serve in such capacity; and

          - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

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     No Certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing

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Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.
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RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.
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     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

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     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be

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subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured
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claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or
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have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption

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provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a
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recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with

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respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal

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balance of a loan or to the value of the property securing a loan. Excluded from
CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with
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those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure

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litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest

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of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as

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"capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors
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generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a

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cash method of accounting will be required to report income with respect to
REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first

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Distribution Date should be included in the stated redemption price of such
REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

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     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming

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that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a
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REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some

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other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any

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Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the
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REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations

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provide that a REMIC Residual Certificate is noneconomic unless, based on the
Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. In addition to these conditions for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently proposed Treasury regulations (the "Proposed Regulations") would add a third condition for the transferor to be presumed to lack such knowledge. This third condition would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. If adopted, the Proposed Regulations may apply to the transfer of a noneconomic residual interest made as early as February 4, 2000 and thereafter.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the applicability and effect of the Proposed Regulations and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent

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that the dealer has specifically identified a security as held for investment.
The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate
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based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over
(2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC

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may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

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     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant

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information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia (including any entity treated as a corporation or partnership for federal income tax purposes) or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.
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     The IRS has issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.
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     Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of
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Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a
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prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

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     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage
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Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or
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published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

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     Possible Application of Contingent Payment Rules.  The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net
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investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

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     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such MBS included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing Certificates if such MBS are included in the Trust Fund.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any such exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

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     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the

Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of Bank of America Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              96
401(c) Regulations............              95
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              30
Act...........................              62
ADA...........................              65
ARM Loans.....................              21
Available Distribution
  Amount......................              30
Book-Entry Certificates.......              29
Call Risk.....................              12
Cash Flow Agreement...........              23
CERCLA........................              61
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              35
Certificateholder.............              36
Closing Date..................              69
Code..........................              66
Commercial Properties.........              18
Commission....................              99
Committee Report..............              69
Companion Class...............              32
Contingent Payment
  Regulations.................              91
Contributions Tax.............              80
Controlled Amortization
  Class.......................              32
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              66
Cut-off Date..................              31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................          18, 28
Determination Date............          24, 30
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              93
DTC...........................             100
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              93
Events of Default.............              49
Excess Funds..................              28
Exchange Act..................             100
Exemptions....................              94
extension risk................              12
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              63
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              84
Grantor Trust Fund............              67
Grantor Trust Strip
  Certificate.................              84
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 67
Issue Premium.................              76
Letter of Credit Bank.........              54
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              21
Lock-out Period...............              21
Mark-to-Market Regulations....              78
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NCUA..........................              96
Net Leases....................          13, 20
Net Operating Income..........              19
New Regulations...............              84
Non-SMMEA Certificates........              95
Nonrecoverable Advance........              32
Notional Amount...............              31
OCC...........................              96
OID Regulations...............              67
Offered Certificates..........              29
Originator....................              18
OTS...........................              96
Participants..................              35
Parties in Interest...........              93
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              42

Plan Asset Regulations........              93
Plans.........................              93
Pooling and Servicing
  Agreement...................              36
Prepayment Assumption.........              69
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              33
Prepayment Premium............              21
Prohibited Transactions Tax...              80
Proposed Regulations..........              78
Prospectus Supplement.........           cover
PTCE..........................              94
PTCE 95-60....................              94
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              62
Record Date...................              30
Related Proceeds..............              32
Relief Act....................              66
REMIC.........................              67
REMIC Administrator...........              16
REMIC Certificates............              67
REMIC Provisions..............              67
REMIC Regular Certificates....               9
REMIC Regulations.............              67
REMIC Residual
  Certificateholder...........              74
REMIC Residual Certificates...            7, 9
REO Property..................              40
RICO..........................              66
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              26
Special Servicer..............               5
stripped interest
  certificates................               6
stripped principal
  certificates................               6
Subordinate Certificates......           6, 53
Sub-Servicer..................              41
Sub-Servicing Agreement.......              41
Tax Exempt Investor...........              95
Tiered REMICs.................              68
Title V.......................              65
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              95
UCC...........................              56
U.S. Person...................              83
Value.........................              20
Voting Rights.................              34
Warranting Party..............              39

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

                                   [DISKETTE]

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2000_1.xls" The file "BACM2000_1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL DECEMBER 20, 2000.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
              PROSPECTUS SUPPLEMENT
Table of Contents.........................    S-1
Important Notice About Information
  Presented in this Prospectus Supplement
  and the Accompanying Prospectus.........    S-5
Executive Summary.........................    S-6
Summary of Prospectus Supplement..........    S-8
Risk Factors..............................   S-18
Description of the Mortgage Pool..........   S-35
Servicing of the Mortgage Loans...........   S-59
Description of the Certificates...........   S-72
Yield and Maturity Considerations.........   S-91
Use of Proceeds...........................  S-101
Certain Federal Income Tax Consequences...  S-101
Certain ERISA Considerations..............  S-103
Legal Investment..........................  S-106
Method of Distribution....................  S-106
Legal Matters.............................  S-107
Ratings...................................  S-107
Index of Principal Definitions............  S-109
Annex A...................................    A-1
Annex B...................................    B-1
Annex C...................................    C-1
                   PROSPECTUS
Summary of Prospectus.....................      5
Risk Factors..............................     10
Description of the Trust Funds............     18
Yield and Maturity Considerations.........     23
The Depositor.............................     28
Description of the Certificates...........     29
The Pooling and Servicing Agreements......     36
Description of Credit Support.............     53
Certain Legal Aspects of Mortgage Loans...     55
Certain Federal Income Tax Consequences...     66
State and Other Tax Consequences..........     92
Certain ERISA Considerations..............     93
Legal Investment..........................     95
Use of Proceeds...........................     97
Method of Distribution....................     97
Legal Matters.............................     98
Financial Information.....................     99
Rating....................................     99
Available Information.....................     99
Incorporation of Certain Information by
  Reference...............................    100
Index of Principal Definitions............    101

             ------------------------------------------------------
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                                  $693,084,792
                                 (APPROXIMATE)

                                BANC OF AMERICA
                                   COMMERCIAL
                                 MORTGAGE INC.
                               (FORMERLY KNOWN AS
                        NATIONSLINK FUNDING CORPORATION)

                                   DEPOSITOR
                            CLASS A-1A, CLASS A-2A,
                            CLASS A-1B, CLASS A-2B,
                                  CLASS A-3B,
                               CLASS X, CLASS B,
                               CLASS C, CLASS D,
                              CLASS E AND CLASS F

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT

                  -------------------------------------------
                                BANC OF AMERICA
                                 SECURITIES LLC
                               September 14, 2000
             ------------------------------------------------------
             ------------------------------------------------------